AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 19, 1996
                                                      REGISTRATION NO. 333-06195

================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                            ------------------------

                                AMENDMENT NO. 3
                                       TO

                                    FORM S-1

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                            ------------------------

                      AMERICAN RESIDENTIAL SERVICES, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

           DELAWARE                                   1711
(STATE OR OTHER JURISDICTION OF          (PRIMARY STANDARD INDUSTRIAL
         INCORPORATION                    CLASSIFICATION CODE NUMBER)
       OR ORGANIZATION)

                                   76-0484996
                     (I.R.S. EMPLOYER IDENTIFICATION NUMBER)

                          5850 SAN FELIPE -- SUITE 500
                           HOUSTON, TEXAS 77057-8003
                                 (713) 706-6177

              (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
       INCLUDING AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                            ------------------------

                               JOHN D. HELD, ESQ.
              SENIOR VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
                      AMERICAN RESIDENTIAL SERVICES, INC.
                          5850 SAN FELIPE -- SUITE 500
                           HOUSTON, TEXAS 77057-8003
                                 (713) 706-6177
               (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE
               NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)
                            ------------------------

                                   COPIES TO:

   JAMES L. LEADER, ESQ.                           STEPHEN P. FARRELL, ESQ.
   BAKER & BOTTS, L.L.P.                          MORGAN, LEWIS & BOCKIUS LLP
   3000 ONE SHELL PLAZA                                 101 PARK AVENUE
 HOUSTON, TEXAS 77002-4995                         NEW YORK, NEW YORK 10178
      (713) 229-1234                                    (212) 309-6000

                            ------------------------

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the Registration Statement becomes effective.

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [ ]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
================================================================================

******************************************************************************
*                                                                            *
*   INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A    *
*   REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED       *
*   WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT    *
*   BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE          *
*   REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT      *
*   CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR   *
*   SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH   *
*   OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR   *
*   QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.               *
*                                                                            *
******************************************************************************


                 SUBJECT TO COMPLETION, DATED SEPTEMBER 19, 1996
PROSPECTUS

                                4,200,000 Shares

                                  Common Stock
                               ------------------

     All the shares of common stock, $.001 par value per share (the "Common Stock"), offered hereby are being sold by American Residential Services, Inc. ("ARS"). Prior to this offering, there has not been a public market for the Common Stock of ARS. It is currently estimated that the initial public offering price will be between $14.00 and $16.00 per share. See "Underwriting" for information relating to the factors to be considered in determining the initial public offering price. The Common Stock has been approved for listing on the New York Stock Exchange under the symbol "ARS," subject to official notice of issuance.

     SEE "RISK FACTORS" ON PAGE 9 OF THIS PROSPECTUS FOR A DISCUSSION OF CERTAIN RISK FACTORS THAT SHOULD BE CONSIDERED BY PROSPECTIVE PURCHASERS OF THE COMMON STOCK OFFERED HEREBY.
                               ------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
   EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
     SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
       PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
             REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

==================================================================================================================
                                                                       UNDERWRITING
                                               PRICE TO               DISCOUNTS AND              PROCEEDS TO
                                                PUBLIC                COMMISSIONS(1)              COMPANY(2)
- ------------------------------------------------------------------------------------------------------------------
Per Share                                         $                         $                         $
- ------------------------------------------------------------------------------------------------------------------
Total(3)                                          $                         $                         $
==================================================================================================================

  (1) For information regarding indemnification of the several Underwriters, see "Underwriting."

  (2) Before deducting expenses estimated at $      payable by ARS.

  (3) ARS has granted the several Underwriters a 30-day option to purchase up to 630,000 additional shares of Common Stock solely to cover over-allotments, if any. See "Underwriting." If such option is exercised in full, the total Price to Public, Underwriting Discounts and Commissions and Proceeds
      to Company will be $       , $       and $       , respectively.
                               ------------------

     The shares of Common Stock are being offered by the several Underwriters named herein, subject to prior sale, when, as and if accepted by them and subject to certain conditions. It is expected that certificates for the shares of Common Stock offered hereby will be available for delivery on or about
September   , 1996 at the office of Smith Barney Inc., 333 West 34th Street, New
York, New York 10001.

Smith Barney Inc.                                          Montgomery Securities

September   , 1996

[graphics -- gatefold, showing map of the United States with Company locations, service vehicles, facilities and personnel of the Founding Companies]

        ARS WAS FOUNDED TO CREATE THE LEADING NATIONAL PROVIDER OF RESIDENTIAL SERVICES CONSISTING PRIMARILY OF MAINTENANCE, REPAIR AND REPLACEMENT OF HEATING, AIR CONDITIONING, PLUMBING AND ELECTRICAL SYSTEMS IN EXISTING HOMES AND THE INSTALLATION OF THESE SYSTEMS IN NEW HOMES.

ARS COMPANIES:

        o IN 1995, MADE 263,000 SERVICE CALLS

        o IN 1995, INSTALLED 15,100 HVAC SYSTEMS

        o HAD 1,000 SERVICE AND INSTALLATION TECHNICIANS*

        o OPERATED 825 SERVICE VEHICLES*

        o HAD 1,400 EMPLOYEES*

        o OPERATED OUT OF 16 LOCATIONS*

        * At June 30, 1996

                            ------------------------

     IN CONNECTION WITH THIS OFFERING, THE UNDERWRITERS MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE COMMON STOCK AT A LEVEL ABOVE THAT WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH TRANSACTIONS MAY BE EFFECTED ON THE NEW YORK STOCK EXCHANGE OR OTHERWISE. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

                                       2

                               PROSPECTUS SUMMARY

     CONCURRENTLY WITH THE CLOSING OF THE OFFERING MADE HEREBY (THE
"OFFERING"), ARS PLANS TO ACQUIRE, IN SEPARATE TRANSACTIONS (COLLECTIVELY, THE "ACQUISITIONS"), IN EXCHANGE FOR CONSIDERATION INCLUDING SHARES OF ITS COMMON STOCK, SEVEN RESIDENTIAL SERVICES BUSINESSES (COLLECTIVELY, THE "FOUNDING COMPANIES"), TWO OF WHICH ALREADY HAVE BEEN ACQUIRED BY AN AFFILIATE OF ARS.
SEE "THE COMPANY." THE NUMBER OF SHARES OF COMMON STOCK TO BE ISSUED IN EACH ACQUISITION AND THE NUMBER OF SHARES ISSUED TO THE FOUNDERS OF ARS WILL DEPEND ON THE INITIAL PUBLIC OFFERING PRICE OF THE COMMON STOCK. ACCORDINGLY, THE DISCLOSURES HEREIN RELATING TO THE SHARES OF COMMON STOCK ISSUED TO THE FOUNDERS OF ARS AND TO BE ISSUED IN CONNECTION WITH THE ACQUISITIONS ARE ESTIMATED, BASED ON AN ASSUMED INITIAL PUBLIC OFFERING PRICE OF $15.00 PER SHARE (THE MIDPOINT OF THE ESTIMATED INITIAL PUBLIC OFFERING PRICE RANGE). UNLESS OTHERWISE INDICATED BY THE CONTEXT, REFERENCES HEREIN TO (I) "ARS" MEAN AMERICAN RESIDENTIAL SERVICES, INC., (II) THE "COMPANY" MEAN ARS AND THE FOUNDING COMPANIES AND
(III) "FISCAL 1993," "FISCAL 1994" AND "FISCAL 1995" MEAN, RESPECTIVELY,
THE YEAR ENDED DECEMBER 31, 1993, 1994 AND 1995 WITH RESPECT TO THE COMPANY AND FIVE FOUNDING COMPANIES, JUNE 30, 1993 AND 1994 AND DECEMBER 31, 1995 WITH RESPECT TO ONE FOUNDING COMPANY AND APRIL 30, 1994, 1995 AND 1996 WITH RESPECT TO ONE OTHER FOUNDING COMPANY.

     THE FOLLOWING SUMMARY IS QUALIFIED IN ITS ENTIRETY BY THE DETAILED INFORMATION AND FINANCIAL STATEMENTS, INCLUDING THE NOTES THERETO, APPEARING ELSEWHERE IN THIS PROSPECTUS. UNLESS OTHERWISE INDICATED, THE INFORMATION AND SHARE AND PER SHARE DATA IN THIS PROSPECTUS (I) GIVE EFFECT TO THE ACQUISITIONS,
(II) ASSUME THE UNDERWRITERS' OVER-ALLOTMENT OPTION IS NOT EXERCISED AND (III) GIVE EFFECT TO CERTAIN STOCK SPLITS OF THE OUTSTANDING COMMON STOCK EFFECTED IN CONNECTION WITH THE OFFERING AND THE CONVERSION OF A CONVERTIBLE NOTE INTO COMMON STOCK.

                                  THE COMPANY

     ARS was founded in October 1995 to create the leading national provider of
(i) comprehensive maintenance, repair and replacement services for heating, ventilating and air conditioning ("HVAC") systems, including indoor air quality services, and for plumbing, electrical and other systems in homes and small commercial buildings and (ii) new installation services of those systems in homes and small commercial facilities under construction (collectively, "residential services"). To achieve this goal, the Company intends to implement an aggressive acquisition program and a national operating strategy designed to increase internal revenue growth and capitalize on cost efficiencies. During fiscal 1995, the combined revenues of the Founding Companies totaled $114.6 million, of which maintenance, repair and replacement services accounted for approximately 48% and new installation services accounted for approximately 52%. The Company believes the profitability of its maintenance, repair and replacement business benefits from its installation services operations as a result of (i) the significant volume of purchases of HVAC systems for its high-volume installation services and (ii) the addition of new customer and equipment information to the Company's marketing database. This database provides the Company with valuable information that can be used to expand the Company's future residential services revenue base. In addition, new installation services provide the Company with cooperative advertising credits from HVAC system manufacturers which it uses for promoting its maintenance, repair and replacement services for residential HVAC systems. Through leveraging these benefits, acquiring new service companies and internal development, the Company intends to emphasize the growth of its higher-margin maintenance, repair and replacement services business.

     ARS has definitive agreements to acquire the seven Founding Companies simultaneously with the closing of this Offering. The Founding Companies have been in business an average of 31 years and provide various residential services in and around the Houston and Washington-Baltimore metropolitan areas, Richmond, Virginia, throughout South Carolina, southeast Florida and central Indiana (primarily Indianapolis). The Company is a leading provider of one or more residential services in each region in which it operates. During fiscal 1995, the Company's service and installation technicians (totaling

                                       3

approximately 1,000 as of June 30, 1996) responded to approximately 263,000 maintenance, repair and replacement service calls and installed approximately 15,100 HVAC systems in newly built homes, apartments and small commercial buildings. Three of the largest Founding Companies, representing approximately 63% of the Company's fiscal 1995 combined revenues, have been members of an industry-sponsored practice-sharing group for the past six years. Through this arrangement, they have developed common marketing plans, computer systems and other operational practices in order to develop "best practices" in their respective markets. The Company believes building upon this arrangement to include all the Founding Companies will aid in the initial integration of the Founding Companies following the closing of this Offering.

     Based on information provided by the Founding Companies and available industry data, the Company believes the HVAC, plumbing and electrical industries in the United States represent an annual market in excess of $40 billion, of which maintenance, repair and replacement services account for in excess of $25 billion. It believes this market is served by over 50,000 companies, consisting predominantly of small, owner-operated businesses operating in single local geographic areas and providing a limited range of services. It also believes the majority of owners in its industry have limited access to adequate capital for modernization, training and expansion and limited opportunities for liquidity in their businesses.

     The Company believes significant opportunities are available to a well capitalized, national company employing professionally trained, customer-oriented service technicians and providing a full complement of high-quality residential services in an industry that has been characterized by inconsistent quality, reliability and pricing. It also believes the highly fragmented nature of the residential services industry will provide it with significant opportunities to consolidate the capabilities and resources of a large number of existing residential services businesses.

BUSINESS STRATEGY

     The Company plans to achieve its goal of becoming the leading national provider of professional, high-quality residential services by emphasizing growth through acquisitions and implementing a national operating strategy that enhances internal revenue growth and profitability and achieves cost efficiencies.

     GROWTH THROUGH ACQUISITION. The Company intends to implement an aggressive acquisition program targeting large metropolitan and high-growth suburban areas with attractive residential demographics. The Company's acquisition strategy involves entering new geographic markets and expanding within existing markets.

      o ENTERING NEW GEOGRAPHIC MARKETS. In each new market, the Company will initially target for acquisition one or more leading local or regional companies providing residential services and having the critical mass necessary to be a core business with which other residential service operations can be consolidated. An important criterion for these acquisition candidates will be superior operational management personnel, whom the Company generally will seek to retain.

      o EXPANDING WITHIN EXISTING MARKETS. Once the Company has entered a market, it will seek to acquire other well-established service companies operating within that region, in order to expand its market penetration and the range of services it offers in that market. The Company also will pursue "tuck-in" acquisitions of smaller residential services companies whose operations can be incorporated into the Company's existing operations without a significant increase in infrastructure.

     IMPLEMENTATION OF A NATIONAL OPERATING STRATEGY. The Company intends to implement a national operating strategy employing "best practices" designed to increase internal growth and profitability through enhanced operations and the achievement of cost efficiencies.

      o INTERNAL GROWTH. The Company will review its operations at the local and regional operating levels (as well as examine other service industry practices) in order to identify certain "best practices" that will be implemented throughout its operations. For example, the Company intends

                                       4

          to provide 24-hour emergency service at each of its locations and to monitor service call quality by attempting to contact each of its service customers promptly following a service call. In addition, the Company intends to utilize a national training program to improve and keep current the technical, selling and customer relations skills of its service technicians and will use specialized computer technology at each of its locations to improve communications, vehicle dispatch and service quality and responsiveness. Management believes these practices will enable the Company to provide superior customer service and maximize sales opportunities. This service-oriented strategy will also allow the Company to reinforce its brand images at the local level while fostering its efforts to develop a national brand name.

      o COST EFFICIENCIES. The Company believes it should be able to reduce the total operating expenses of the Founding Companies and other acquired businesses by eliminating duplicative administrative functions in tuck-in acquisitions and consolidating certain functions performed separately by each company prior to its acquisition. In addition, the Company believes that, as a large, national residential services company, it should experience reduced costs (as a percentage of revenues) compared to those of the individual Founding Companies and other acquired companies in such areas as: the purchase of equipment for resale, service vehicles, parts and tools; vehicle and equipment maintenance; financing arrangements; employee benefits; and insurance and bonding.

                                 THIS OFFERING

Common Stock offered by the
Company..............................  4,200,000

Common Stock to be outstanding after
  this Offering(1)...................  8,449,652

Use of Proceeds......................  To pay the cash portion of the purchase price for the Founding Companies, to
                                       repay indebtedness of ARS, the Founding
                                       Companies and the parent of two Founding
                                       Companies (Enterprises Holding Company
                                       ("EHC")) and to redeem preferred stock of EHC. See "Use of Proceeds."

NYSE symbol..........................  ARS

- ------------

(1) The number of shares estimated to be outstanding on completion of this Offering consists of (i) 422,483 shares issued to the founders of ARS, (ii) 844,965 shares to be issued on conversion in part of an ARS convertible note issued in the organizational financing of ARS, (iii) 2,805,065 shares to be issued as consideration in the Acquisitions, (iv) 137,139 shares to be issued in exchange for $2.1 million of preferred stock of EHC, (v) 40,000 shares to be awarded to certain employees and consultants of the Company under the Company's 1996 Incentive Plan on the closing of the EHC acquisition and (vi) the 4,200,000 shares being offered hereby. Such share number does not include (i) an aggregate of 1,445,000 shares subject to options granted under the Company's 1996 Incentive Plan, (ii) a warrant to purchase up to 100,000 shares of Common Stock, at a purchase price equal to the initial public offering price per share, issued by the Company to Equus II Incorporated in connection with the Company's start-up funding and (iii) a warrant to purchase shares of Common Stock having a value of $125,000 on the closing date of this Offering, at a purchase price equal to $.01 per share, to be issued to NationsBank of Texas, N.A. in connection with the EHC acquisition. See "Certain Transactions -- Organization of the Company" and "Management -- Option Grants." The number of shares to be outstanding on completion of this Offering will decrease if the initial public offering price is higher, and will increase if the initial public offering price is lower, than $15.00 per share. For example, 8,230,373 shares would be outstanding if that price is $16.00, while 8,700,258 shares would be outstanding if that price is $14.00.

                            ------------------------

                                  RISK FACTORS

   The Common Stock offered hereby involves a high degree of risk. See "Risk
                                   Factors."

                            ------------------------

                                       5

                        SUMMARY PRO FORMA FINANCIAL DATA
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

     ARS will acquire the Founding Companies simultaneously with and as a condition to the consummation of this Offering. For financial statement presentation purposes, however, Atlas Services, Inc., one of the Founding Companies, has been identified as the accounting acquiror. The following summary unaudited pro forma financial data presents certain data for the Company, as adjusted for (i) the effects of the Acquisitions on an historical basis, (ii) the effects of certain pro forma adjustments to the historical financial statements and (iii) the consummation of this Offering. See "Selected Financial Data" and the Unaudited Pro Forma Combined Financial Statements and the notes thereto included elsewhere in this Prospectus.


                                                   PRO FORMA(1)
                                        -----------------------------------
                                                            SIX MONTHS
                                                          ENDED JUNE 30
                                                       --------------------
                                        FISCAL 1995      1995       1996
                                        ------------   ---------  ---------
STATEMENTS OF OPERATIONS DATA
  (UNAUDITED):
     Revenues........................     $114,636     $  52,585  $  61,536
     Gross profit....................       29,416        13,216     16,042
     Selling, general and
       administrative expenses(2)....       21,853        10,150     12,402
     Goodwill amortization(3)........        1,373           687        687
     Operating income................        6,190         2,379      2,953
     Interest income and other
       expense, net..................          613           273        245
     Interest expense(4).............         (457)         (229)      (229)
     Income from continuing
       operations....................     $  3,427     $   1,308  $   1,603
                                        ============   =========  =========
     Income per share from continuing
       operations....................     $    .41     $     .15  $     .19
                                        ============   =========  =========
     Shares used in computing pro
       forma income per share from
       continuing operations(4)......        8,450         8,450      8,450
                                        ============   =========  =========



                                               JUNE 30, 1996
                                        ---------------------------
                                          PRO
                                        FORMA(1)     AS ADJUSTED(5)
                                        --------     --------------
BALANCE SHEET DATA (UNAUDITED):
     Working capital.................   $(39,519)       $    878
     Total assets....................     91,495          91,061
     Total debt, including current
      portion........................     26,848           6,999
     Stockholders' equity............      9,691          64,406

- ------------

(1) The pro forma statements of operations data and the pro forma balance sheet data assume that the Acquisitions were closed on January 1 of each period presented and June 30, 1996, respectively, and are not necessarily indicative of the results the Company would have obtained had these events actually then occurred or of the Company's future results. The pro forma combined financial information (i) is based on preliminary estimates, available information and certain assumptions that management deems appropriate and (ii) should be read in conjunction with the other financial statements and notes thereto included elsewhere in this Prospectus.

(2) The pro forma combined statements include the effect of certain reductions in salary and benefits to the owners of six of the Founding Companies to which they have agreed prospectively, as follows: fiscal 1995, $1,808; and six months ended June 30, 1995 and 1996, $943 and $1,272, respectively. Additionally, the pro forma combined statements include the effect of assets distributed to and the costs of certain leases assumed by the owners of certain of the Founding Companies.

(3) Reflects amortization of the goodwill to be recorded as a result of the Acquisitions over a 40-year period.

(4) Computed on a basis described in Note 5 of Notes to Unaudited Pro Forma Combined Financial Statements.

(5) Reflects the closing of this Offering and the Company's application of the net proceeds therefrom and the use of borrowings under a new credit facility to repay indebtedness of the Founding Companies and ARS and redeem certain EHC preferred stock. See "Use of Proceeds."

                                       6

               SUMMARY INDIVIDUAL FOUNDING COMPANY FINANCIAL DATA
                                 (IN THOUSANDS)

     The following table presents summary data for each of the Founding Companies (see "The Company" for the complete names of each) and EHC for the three most recent fiscal years as well as the most recent interim period and comparative period of the prior year, as applicable.

                                                                          SIX MONTHS ENDED
                                                   FISCAL                     JUNE 30
                                       -------------------------------  --------------------
                                         1993       1994       1995       1995       1996
                                       ---------  ---------  ---------  ---------  ---------
                                                                            (UNAUDITED)
GENERAL HEATING:
     Revenues........................  $  34,642  $  36,334  $  35,159  $  16,214  $  17,211
     Gross profit....................      7,249      6,406      6,293      2,883      3,278
     Selling, general and
       administrative expenses(1)....      5,011      5,245      5,280      2,626      2,816
ATLAS(2):
     Revenues........................  $  10,210  $  15,625  $  22,048  $  10,354  $  14,092
     Gross profit....................      2,027      2,948      4,237      1,945      2,735
     Selling, general and
       administrative expenses(1)....      1,761      2,421      3,022      1,439      2,268
CROWN(3):
     Revenues........................  $  16,268  $  16,844  $  19,124  $   8,775  $   4,152
     Gross profit....................      5,937      6,529      7,791      3,581      1,509
     Selling, general and
       administrative expenses(1)....      5,698      5,837      6,165      2,941      1,519
FLORIDA HAC(4):
     Revenues........................  $  13,123  $  15,845  $  14,510  $   7,631  $   7,244
     Gross profit....................      3,217      3,766      3,969      1,934      1,905
     Selling, general and
       administrative expenses(1)....      2,807      3,321      3,738      1,883      1,816
MERIDIAN & HOOSIER(4):
     Revenues........................  $   5,864  $   8,066  $  10,133  $   4,420  $   6,992
     Gross profit....................      1,800      2,269      2,852      1,247      2,241
     Selling, general and
       administrative expenses(1)....      1,454      1,988      2,350      1,056      1,724
A-ABC(5):
     Revenues........................  $  10,900  $   8,676  $   8,707  $   3,983  $   3,445
     Gross profit....................      3,978      3,101      2,998      1,262      1,298
     Selling, general and
       administrative expenses(1)....      2,830      2,444      2,348      1,108        836
CLIMATIC(4)(6):
     Revenues........................  $   3,177  $   4,220  $   4,955  $   1,208  $   1,597
     Gross profit....................        765        841      1,276        364        385
     Selling, general and
       administrative
       expenses......................        739        847      1,287        265        287
EHC(7):
     Revenues........................                                              $   6,803
     Gross profit....................                                                  2,691
     Selling, general and
       administrative
       expenses......................                                                  1,784

                          (FOOTNOTES ON FOLLOWING PAGE)


                                       7

 (1) Does not reflect the effects of certain reductions in salaries and benefits to the owners of six of the Founding Companies, as follows:


                                                              SIX MONTHS ENDED
                                       FISCAL                     JUNE 30
                           -------------------------------  --------------------
                             1993       1994       1995       1995       1996
                           ---------  ---------  ---------  ---------  ---------
                                                                (UNAUDITED)
General Heating..........  $      39  $      31  $      41  $      20  $      20
Atlas....................         88        123        210        104        414
Crown....................        729        402        449        210        115
Florida HAC..............         58        712        868        494        634
Meridian & Hoosier.......          8         42        104         47         32
A-ABC....................         76        110        136         68         57

- ------------

 (2) Results for fiscal years ended June 30, 1993 and 1994 and December 31,
     1995.

 (3) 1996 interim results for Crown represent results for the three months ended March 31, 1996. Results for the three months ended June 30, 1996 are included in the EHC results.

 (4) The following summary financial data is unaudited: Florida HAC and Meridian & Hoosier for fiscal 1993; and Climatic for fiscal 1993, 1994 and 1995.

 (5) 1996 interim results for A-ABC represent results for the five months ended May 31, 1996. Results for A-ABC for the period following its acquisition by EHC are included in the EHC results.

 (6) Interim results for Climatic represent results for the three months ended July 31, 1995 and 1996.

 (7) 1996 interim results for EHC for the six months ended June 30, 1996 include results of Crown from April 1, 1996 and results of A-ABC from June 1, 1996.

                                       8
                                  RISK FACTORS

     PROSPECTIVE INVESTORS SHOULD CAREFULLY CONSIDER THE FOLLOWING FACTORS, AS WELL AS THE OTHER INFORMATION CONTAINED IN THIS PROSPECTUS. THIS PROSPECTUS CONTAINS CERTAIN FORWARD-LOOKING STATEMENTS. ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE PROJECTED IN THE FORWARD-LOOKING STATEMENTS AS A RESULT OF ANY NUMBER OF FACTORS, INCLUDING THE RISK FACTORS SET FORTH BELOW AND ELSEWHERE IN THIS PROSPECTUS.

ABSENCE OF COMBINED OPERATING HISTORY

     ARS, incorporated in Delaware in October 1995, has conducted no operations to date other than in connection with this Offering and its pending acquisitions in separate transactions (the "Acquisitions") of seven businesses (the
"Founding Companies"), two of which already have been acquired by an affiliate of ARS. See "The Company." The Founding Companies have operated, and will continue to operate prior to the closing of the Acquisitions, as separate, independent businesses, and the Company will use the purchase method of accounting to record the Acquisitions. Consequently, the pro forma financial information herein may not be indicative of the Company's future operating results and financial condition. Until the Company establishes centralized accounting and other administrative systems, it will rely on the separate systems of the Founding Companies. The success of the Company will depend, in part, on the extent to which the Company is able to centralize these functions, eliminate the unnecessary duplication of other functions and otherwise integrate the Founding Companies and such additional businesses as the Company may acquire into a cohesive, efficient enterprise. No assurance can be given the Company's management group will be able to manage effectively the combined entity or implement the Company's acquisition or national operating strategy.

DEPENDENCE ON ACQUISITIONS FOR GROWTH

     The Company intends to grow primarily by acquiring residential services businesses that maintain, repair, replace and install heating, ventilating and air conditioning ("HVAC"), plumbing, electrical and other systems and equipment in homes and small commercial buildings in its existing and in new markets. Its acquisition strategy presents risks that, singly or in any combination, could materially adversely affect the Company's business and financial performance. These risks include the possibility of the adverse effect on existing operations of the Company from the diversion of management attention and resources to acquisitions, the possible loss of acquired customer bases and key personnel, including service technicians, and the contingent and latent risks associated with the past operations of and other unanticipated problems arising in the acquired businesses. The success of the Company's acquisition strategy will depend on the extent to which it is able to acquire, successfully absorb and profitably manage additional businesses, and no assurance can be given the Company's strategy will succeed. In this connection, if competition for acquisition candidates develops, the cost of acquiring businesses could increase materially. See "Business -- Business Strategy."

NEED FOR ADDITIONAL FINANCING

     The Company currently intends to use shares of its Common Stock in making future acquisitions. The extent to which the Company will be able or willing to use the Common Stock for this purpose will depend on its market value from time to time and the willingness of potential sellers to accept it as full or partial payment. To the extent the Company is unable to use its Common Stock to make future acquisitions, its ability to grow may be limited by the extent to which it is able to raise capital for this purpose, as well as to expand existing operations, through debt or additional equity financings. The Company has obtained a new $55 million bank credit facility (the "New Credit Facility"), underwritten by NationsBank of Texas, N.A. ("NationsBank"), to be used for acquisitions, working capital and other corporate purposes. The Company plans to use a portion of this facility (currently estimated to be approximately $6.0 million) to refinance indebtedness of the Founding Companies. No assurance can be given the Company will be able to obtain the capital it would need to finance a successful acquisition program and its other cash needs. See "Management's Discussion and Analysis of Financial Condition and Results of
Operations -- Liquidity and Capital Resources."

                                       9

DEPENDENCE ON HOUSING STARTS

     The extent to which the Company is able to maintain or increase revenues from new installation services for homebuilders will depend on the levels of housing starts from time to time in the markets in which it operates and likely will reflect the cyclical nature of the homebuilding industry. That industry is affected significantly by changes in general and local economic conditions, such as employment and income levels, the availability and cost of financing for home buyers (including the continued deductibility of mortgage interest in determining federal income tax), consumer confidence and housing demand. Unless and until the Company is able through implementation of its growth strategy to reduce the relative importance of new installation services to its overall operating results, downturns in the levels of housing starts could have a material adverse effect on its results of operations.

FACTORS AFFECTING INTERNAL GROWTH

     The factors affecting the Company's ability to generate internal growth will include the extent to which it is able to expand the range of services offered to customers, increase existing customer bases through the development and implementation of cost-effective advertising and other marketing programs and reduce operating and overhead costs of acquired businesses. Factors affecting the ability of the Founding Companies to expand services will include the extent to which they are able to attract and retain qualified operational management and service and installation technicians in new areas of operation and leverage their relationships with existing customers to provide them services they currently obtain from others.

PROCEEDS OF OFFERING PAYABLE TO AFFILIATES AND ASSOCIATES

     ARS will use the net proceeds of this Offering, the New Credit Facility and cash available from the Founding Companies to meet its cash requirements relating to the closing of the Acquisitions, and no portion of the net proceeds of this Offering should be considered available to meet the Company's cash requirements following closing of the Acquisitions and this Offering. In connection with the closing of the Acquisitions, ARS will pay, subject to upward or downward working capital and other possible adjustments, approximately $30.3 million in cash for stock of the Founding Companies which is beneficially owned by individuals who will become directors of the Company and/or executive officers of subsidiaries of the Company. At the closing of the Acquisitions, the Company will make an aggregate net distribution to certain of these individuals and Equus II Incorporated ("Equus II") in respect of working capital (defined in the agreements relating to the Acquisitions generally as current assets less all liabilities ("Working Capital")) of approximately $4.0 million, which payment will be subject to a final adjustment based on the balance sheets of the Founding Companies as of September 30, 1996. The Company also will use (i) $19.7 million to pay or refinance debt of or relating to the Founding Companies, including approximately $13.8 million of debt of Enterprises Holding Company ("EHC"), an affiliate of ARS and the owner of two of the Founding Companies and (ii) $0.5 million to redeem EHC preferred stock held by Equus II. See "Use of Proceeds" and "Certain Transactions."

COMPETITION

     The markets for the residential services the Company provides are highly competitive and are served principally by small, owner-operated private companies. Certain of these smaller competitors may have lower overhead cost structures and, consequently, may be able to provide their services at lower rates than the Company. The Company believes the residential services industry is subject to rapid consolidation on both a national and a regional scale. Other companies, including unregulated affiliates of electric and gas public utilities, which have objectives the same as or similar to the Company's objectives, may enter the industry. These entrants may have greater financial resources than the Company to finance acquisition and internal growth opportunities and might be willing to pay higher prices than the Company for the same opportunities. Consequently, the Company may encounter significant competition in its efforts to achieve its growth objectives. See
"Business -- Competition."

                                       10

SEASONALITY

     The Company's installation, maintenance, repair and replacement operations are subject to seasonal variations in the different lines of service. Except in southeast Florida and South Carolina, the demand for new installations can be substantially lower during the winter months. Demand for HVAC services is generally higher in the second and third quarters. Accordingly, the Company expects its revenues and operating results generally will be lower in its first and fourth quarters. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Seasonality."

DEPENDENCE ON KEY PERSONNEL

     The Company's operations depend on the continuing efforts of its executive officers and the senior management of the Founding Companies, and the Company likely will depend on the senior management of any significant businesses it acquires in the future. The business or prospects of the Company could be affected adversely if any of these persons does not continue in his or her management role after joining the Company and the Company is unable to attract and retain qualified replacements. The success of the Company's growth strategy, as well as the Company's current operations, will depend on the extent to which the Company is able to retain, recruit and train qualified service and installation technicians who meet the Company's standards of conduct and service to its customers. See "Business -- Hiring, Training and Safety."

CONTROL BY EXISTING MANAGEMENT AND STOCKHOLDERS

     On closing of the Acquisitions and this Offering, 10 former owners of the Founding Companies, including the principal venture-capital financing source of ARS (Equus II) and three executive officers of ARS, will beneficially own in the aggregate approximately 46% of the outstanding Common Stock. If these persons were to act in concert, they would, as a practical matter, be able to exercise control over the Company's affairs, including the election of the entire Board of Directors and (subject to Section 203 of the Delaware General Corporation Law (the "DGCL")) any matter submitted to a vote of stockholders. See "Security Ownership of Certain Beneficial Owners and Management."

POTENTIAL EFFECT OF SHARES ELIGIBLE FOR FUTURE SALE ON PRICE OF COMMON STOCK

     On closing of the Acquisitions and this Offering, 8,449,652 shares of Common Stock will be outstanding. The 4,200,000 shares sold in this Offering (other than shares that may be purchased by affiliates of the Company) will be freely tradable. The remaining shares outstanding may be resold publicly only following their effective registration under the Securities Act of 1933, as amended (the "Securities Act"), or pursuant to an available exemption (such as provided by Rule 144 following a holding period for previously unregistered shares) from the registration requirements of that Act. The holders of those remaining shares have certain rights to have their shares registered in the future under the Securities Act (see "Shares Eligible for Future Sale"), but may not exercise such registration rights, and have agreed with ARS that they generally will not sell, transfer or otherwise dispose of any of their shares, for two years following the closing of this Offering (or for such shorter period as the Securities and Exchange Commission (the "SEC") may prescribe as the holding period for restricted securities under Rule 144). Sales made pursuant to Rule 144 must comply with its applicable volume limitations and other requirements.

     On closing of this Offering, the Company also will have outstanding options and warrants to purchase up to a total of 1,538,333 shares of Common Stock, of which only warrants to purchase 108,333 shares will be exercisable immediately after the Closing. The Company intends to register all the shares subject to these options and warrants under the Securities Act for public resale.

     The Company and its directors and executive officers, Equus II and all persons who acquire shares of Common Stock in connection with the Acquisitions have agreed not to offer or sell any shares for a period of 180 days following the date of this Prospectus (the "Lockup Period") without the prior written consent of Smith Barney Inc., except that the Company may issue Common Stock in connection with acquisitions,

                                       11

pursuant to the Company's 1996 Incentive Plan (see "Management -- 1996 Incentive Plan") and pursuant to the exercise of warrants outstanding as of the closing of this Offering.

     The Company intends to register 5,000,000 additional shares of Common Stock under the Securities Act during the fourth quarter of 1996 for its use in connection with future acquisitions. These shares generally will be freely tradable after their issuance by persons not affiliated with the Company unless the Company contractually restricts their resale.

     The effect, if any, the availability for sale, or sale, of the shares of Common Stock eligible for future sale will have on the market price of the Common Stock prevailing from time to time is unpredictable, and no assurance can be given that the effect will not be adverse.

NO PRIOR MARKET; POSSIBLE VOLATILITY OF STOCK PRICE

     Prior to this Offering, no public market for the Common Stock has existed, and the initial public offering price, which will be determined by negotiation between the Company and representatives of the Underwriters, may not be indicative of the price at which the Common Stock will trade after this Offering. See "Underwriting" for the factors to be considered in determining the initial public offering price. The Common Stock has been approved for listing on the New York Stock Exchange, subject to official notice of issuance, but no assurance can be given an active trading market for the Common Stock will develop or, if developed, continue after this Offering. The market price of the Common Stock after this Offering may be subject to significant fluctuations from time to time in response to numerous factors, including variations in the reported financial results of the Company and changing conditions in the economy in general or in the Company's industry in particular. In addition, the stock markets experience significant price and volume volatility from time to time which may affect the market price of the Common Stock for reasons unrelated to the Company's performance at that time.

IMMEDIATE, SUBSTANTIAL DILUTION

     Purchasers of Common Stock in this Offering (i) will experience immediate, substantial dilution in the net tangible book value of their stock of $13.88 per share (see "Dilution") and (ii) may experience further dilution in that value from issuances of Common Stock in connection with future acquisitions.

POTENTIAL ADVERSE EFFECTS OF AUTHORIZED PREFERRED STOCK

     The Company's Restated Certificate of Incorporation authorizes the Board of Directors to issue, without stockholder approval, one or more series of preferred stock having such preferences, powers and relative, participating, optional and other rights (including preferences over the Common Stock respecting dividends and distributions and voting rights) as the Board of Directors may determine. See "Description of Capital Stock -- Preferred
Stock."

POTENTIAL ANTI-TAKEOVER EFFECTS

     The Company has adopted a stockholder rights plan. This plan and provisions of the Company's Restated Certificate of Incorporation and Bylaws and the DGCL may have the effect of delaying, discouraging, inhibiting, preventing or rendering more difficult an attempt to obtain control of the Company by means of a tender offer, business combination, proxy contest or otherwise. These provisions include the charter authorization of "blank check" preferred stock and classification of the Board of Directors, a By-law restriction on the ability of stockholders to take actions by written consent and a DGCL provision imposing restrictions on business combinations with certain interested parties. See "Description of Capital Stock."

                                       12

                                  THE COMPANY

     ARS: ARS was founded in October 1995 to create the leading national provider of residential services through the implementation of both an aggressive acquisition program and a national operating strategy. Concurrently with and as a condition to the closing of this Offering, ARS will acquire the seven Founding Companies. For a description of the transactions pursuant to which these businesses will be acquired, see "Certain
Transactions -- Organization of the Company." The following are the Founding
Companies:
     GENERAL HEATING: General Heating Engineering Company, Inc., which does business as "General Heating & Air Conditioning Co." ("General Heating"), was founded in 1947 and is a leading installer of HVAC systems and equipment and pre-fabricated gas and wood-burning fireplaces for residential and light commercial construction markets in the Washington-Baltimore metropolitan area, including northern Virginia, and Richmond. It also provides comprehensive HVAC maintenance, repair and replacement services to the residential and light commercial markets and sells and installs pre-fabricated gas and wood-burning fireplaces. In recognition of its commitment to customer service, General Heating has received CONTRACTING BUSINESS magazine's 1996 Residential Contractor of the Year Award. It maintains its headquarters in Manassas, Virginia and has branch facilities in Savage, Maryland and Richmond. At its Manassas location, General Heating operates a facility that fabricates and assembles substantially all the sheet metal, duct work, fiberglass and flexible duct work items used in its installation operations. During fiscal 1995, General Heating had revenues of approximately $35.2 million.
     ATLAS: Atlas Services, Inc. ("Atlas") was founded in 1976 and is a leading provider of electric, HVAC and plumbing installation services to residential and light commercial construction markets throughout South Carolina. Atlas also provides comprehensive plumbing, HVAC and electrical maintenance, repair and replacement services and retails and installs pre-fabricated gas and wood-burning fireplaces. It maintains its headquarters in Charleston, South Carolina and has branch facilities in Columbia, Greenville, Hilton Head, Clemson and Myrtle Beach, South Carolina. During fiscal 1995, Atlas had revenues of approximately $22.0 million.

     CROWN:  Services Enterprises, Inc., which does business as "Crown
Services" ("Crown"), began operations in 1956 and is the largest single provider of residential plumbing, HVAC and electrical maintenance, repair and replacement services to the residential and light commercial markets in the Houston metropolitan area. Crown does not provide new installation services. It maintains its headquarters in Houston. In March 1996, Crown was acquired by EHC, an affiliate of ARS, which will be acquired by the Company in one of the Acquisitions. See "Certain Transactions -- EHC." During fiscal 1995, Crown had revenues of approximately $19.1 million.

     FLORIDA HAC: Florida Heating and Air Conditioning, Inc. (together with three affiliated companies having common management, "Florida HAC") began operations in 1970 and is a leading installer of HVAC systems and equipment for the residential construction market, and a leading provider of HVAC maintenance, repair and replacement services to the residential and light commercial markets, in Southeast Florida, including Broward, Dade and Palm Beach counties. It maintains its headquarters in Margate, Florida, a suburb of Ft. Lauderdale, and has a sales office in West Palm Beach. At Margate, Florida HAC operates a facility that fabricates substantially all fiberglass and flexible duct systems used in its installation operations. During fiscal 1995, Florida HAC had revenues of approximately $14.5 million.

     MERIDIAN & HOOSIER: DIAL ONE Meridian and Hoosier, Inc. ("Meridian & Hoosier") is the successor to a business founded in 1973 and is a leading provider of HVAC maintenance, repair and replacement services to the residential and light commercial markets, and also installs HVAC systems and equipment for the residential construction market, in central Indiana, including Indianapolis. Meridian & Hoosier is the only Founding Company that currently maintains, repairs and replaces commercial heating and air conditioning units in large commercial facilities. It maintains its headquarters in Indianapolis, a branch facility in Lafayette, Indiana and a sales office in Crawfordsville, Indiana. During fiscal 1995, Meridian & Hoosier had revenues of approximately $10.1 million.

                                       13

     A-ABC:  ADCOT, Inc., which does business as "A-ABC Appliance"
("A-ABC"), was founded in 1972 and is among the leading providers of home appliance, HVAC and plumbing maintenance, repair and replacement services to the residential and light commercial markets in the greater Houston and surrounding areas. A-ABC does not provide new installation services. It maintains its headquarters in Houston. In May 1996, A-ABC was acquired by EHC, which will be acquired in one of the Acquisitions. In June 1996, EHC determined to discontinue and hold for sale the retail appliance operations of A-ABC, which included eight retail stores in the greater Houston area. See "Certain Transactions -- EHC." During fiscal 1995, A-ABC had revenues of approximately $8.7 million (net of discontinued appliance store revenues of $11.9 million).

     CLIMATIC: Climatic Corporation of Vero Beach ("Climatic") is the successor to a business founded in 1956 and is a provider of HVAC maintenance, repair and replacement services (including internal air quality ("IAQ") services) to the residential and light commercial markets in the four-county area in Florida known as the Treasure Coast region (Indian River, St. Lucie, Martin and Palm Beach Counties). It also installs HVAC systems and equipment for the residential and light commercial construction markets. It maintains its headquarters in Vero Beach, Florida. During fiscal 1995, Climatic had revenues of approximately $5.0 million.

     SUMMARY OF TERMS OF THE ACQUISITIONS: The aggregate consideration that will be paid by ARS to acquire the Founding Companies consists of (i) approximately $34.8 million in cash and (ii) 2,805,065 shares of Common Stock. The Company will also assume all the indebtedness and preferred stock redemption obligations of the Founding Companies and EHC (approximately $23.3 million as of June 30, 1996, of which $2.1 million represented EHC preferred stock obligations that will be converted into 137,139 shares of Common Stock) and then repay or refinance substantially all such indebtedness and redeem, for $0.5 million, the EHC preferred stock not converted into shares of Common Stock. In addition, the purchase price of each of the Founding Companies (other than Crown and A-ABC) and EHC will be increased by an amount equal to the increase, or decreased by an amount equal to the decrease, in such company's Working Capital from the date of a specified recent balance sheet of such company through September 30, 1996. At the closing of the Acquisitions, the Company will make an aggregate net distribution in respect of Working Capital of approximately $4.0 million, which payment will be subject to a final adjustment based on the balance sheets of such companies as of September 30, 1996. Prior to that closing, General Heating, which is an S corporation, will distribute cash and other current assets to its stockholders in an amount equal to the balance of its Accumulated Adjustment Account ("AAA account") as of the closing of the General Heating Acquisition (approximately $8.0 million as of June 30, 1996). An AAA account generally represents undistributed retained earnings of an S corporation upon which taxes have been paid by the stockholders. In addition, prior to the closing of the Acquisitions, certain Founding Companies will make distributions to their stockholders of certain assets and related liabilities. As of June 30, 1996, the net amount of these distributions would have been approximately $0.5 million. See "Certain Transactions."

     The consideration being paid by ARS for each Founding Company other than Crown and A-ABC was determined by arm's-length negotiations between ARS and a representative of that Founding Company. The consideration being paid by ARS for EHC (which previously acquired Crown and A-ABC) was determined using generally the same valuation method ARS used to negotiate the consideration being paid to the stockholders of the other Founding Companies. The Company valued EHC on a basis consistent with the other Acquisitions, using the same multiple of cash flow, as adjusted for owners' compensation and other non-recurring items. In addition, the purchase price for each Acquisition was increased by the fair market value of real estate to be acquired in the Acquistion, if any, and Working Capital. See "Certain Transactions."

     The closing of each Acquisition is subject to customary conditions. These conditions include, among others: the accuracy on the closing date of the Acquisitions of the representations and warranties made by the Founding Companies, their principal stockholders and by ARS; the performance of each of their respective covenants included in the agreements relating to the Acquisitions; and the nonexistence of a

                                       14

material adverse change in the results of operations, financial condition or business of each Founding Company.

     Any Founding Company's Acquisition agreement may be terminated, under certain circumstances, prior to the closing of this Offering: (i) by the mutual consent of the boards of directors of ARS and the Founding Company; (ii) if this Offering and the acquisition of that Founding Company are not closed by December 31, 1996; (iii) by ARS if the schedules to the acquisition agreement are amended to reflect a material adverse change in that Founding Company; or (iv) if a material breach or default under the agreement by one party occurs and is not waived.

     No assurance can be given that the conditions to the closing of all the Acquisitions will be satisfied or waived or that each Acquisition will close.

     For information regarding the employment agreements to be entered into by the chief executive officer of each Founding Company other than A-ABC and Crown (which include covenants not to compete), see "Management -- Employment Agreements."

     American Residential Services, Inc. is a Delaware corporation. Its executive offices are located at 5850 San Felipe, Suite 500, Houston, Texas 77057-8003, and its telephone number at that address is
(713) 706-6177.

                                       15

                                USE OF PROCEEDS

     The net proceeds to the Company from the sale of the shares of Common Stock offered hereby after deducting underwriting discounts and commissions and estimated offering expenses payable by the Company are estimated to be approximately $54.6 million (approximately $63.4 million if the Underwriters exercise their over-allotment option in full), assuming an initial public offering price of $15.00 per share (the midpoint of the estimated initial public offering price range). Of those net proceeds, $34.8 million will be used to pay the cash portion of the purchase prices for the Acquisitions and the remaining net proceeds will be used, together with available cash balances and up to $6.0 million of borrowings under the Company's New Credit Facility, concurrently for the following purposes: (i) repayment of outstanding indebtedness of the Founding Companies, EHC and ARS (approximately $21.8 million); (ii) payment of net interim working capital adjustments as part of the purchase prices of the Acquisitions (approximately $4.0 million); and (iii) redemption of certain EHC preferred stock ($0.5 million). See "Certain Transactions -- Organization of the Company."

     The Company has entered into the New Credit Facility with NationsBank in connection with this Offering. The New Credit Facility provides for up to $55 million of unsecured revolving credit that may be used for general corporate purposes, including the refinancing of Founding Company indebtedness, post-Offering acquisitions and working capital. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Combined Founding Companies -- Liquidity and Capital Resources -- Combined."

     The indebtedness to be repaid from the proceeds of this Offering and the New Credit Facility (some of which has been guaranteed by stockholders of the Founding Companies and EHC) bears interest at rates ranging from 5.9% to 13.3%. Such indebtedness would otherwise mature at various dates through 2017.

                                       16

                                DIVIDEND POLICY

     It is the Company's current intention to retain earnings to finance the expansion of its business. Any future dividends will be at the discretion of the Board of Directors after taking into account various factors, including, among others, the Company's financial condition, results of operations, cash flows from operations, current and anticipated cash needs and expansion plans, the income tax laws then in effect, the requirements of Delaware law, the restrictions imposed by the New Credit Facility and any restrictions that may be imposed by the Company's future credit facilities. The New Credit Facility prohibits the payment of dividends (except for dividends payable in Common Stock and certain preferred stock). See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources."

                                 CAPITALIZATION

     The following table sets forth the short-term debt and current maturities of long-term obligations and capitalization as of June 30, 1996 (July 31, 1996 in the case of Climatic) of (i) the Company on a pro forma combined basis to give effect to the Acquisitions and (ii) the Company, pro forma as adjusted to give effect to the Acquisitions, this Offering and the application of the estimated net proceeds therefrom and the use of borrowings under the New Credit Facility to pay existing indebtedness. See "Use of Proceeds." This table should be read in conjunction with the Unaudited Pro Forma Financial Statements of the Company and the related notes thereto included elsewhere in this Prospectus.


                                              JUNE 30, 1996
                                        -------------------------
                                        PRO FORMA    AS ADJUSTED
                                        ---------    ------------
                                             (IN THOUSANDS)
Short-term debt and current
maturities of long-term
obligations..........................   $   5,597      $ --
                                        =========    ============
Long-term obligations, less current
  maturities.........................      21,251         6,999
Preferred stock of EHC...............         500        --
Stockholders' equity:
     Preferred Stock: $0.001 par
      value, 10,000,000 shares
      authorized; none issued or
      outstanding....................      --            --
     Common Stock: $0.001 par value,
      50,000,000 shares authorized;
      4,249,652 shares issued and
      outstanding, pro forma; and
      8,449,652 shares issued and
      outstanding, pro forma as
      adjusted(1)....................           4             8
     Additional paid-in capital......      20,478        75,789
     Retained deficit................     (10,791)      (11,391)
                                        ---------    ------------
          Total stockholders'
             equity..................       9,691        64,406
                                        ---------    ------------
               Total
                  capitalization.....   $  31,442      $ 71,405
                                        =========    ============

- ------------

(1) Excludes (i) an aggregate of 1,445,000 shares of Common Stock subject to options granted pursuant to the Company's 1996 Incentive Plan, (ii) a warrant to purchase up to 100,000 shares of Common Stock, at a purchase price equal to the initial public offering price per share, issued by the Company to Equus II in connection with the Company's start-up funding and
    (iii) a warrant to purchase shares of Common Stock having a value of $125,000 on the closing date of this Offering, at a purchase price equal to $.01 per share, to be issued to NationsBank in connection with the EHC Acquisition. See "Management -- 1996 Incentive Plan," "Certain
    Transactions -- Organization of the Company" and "-- EHC."

                                       17

                                    DILUTION

     The deficit in pro forma net tangible book value of the Company as of June 30, 1996 was approximately $(45,230,000), or approximately $(10.64) per share, after giving effect to the Acquisitions. The deficit in pro forma net tangible book value per share represents the amount by which the Company's pro forma total liabilities exceed the Company's pro forma net tangible assets as of June 30, 1996, divided by the number of shares to be outstanding after giving effect to (i) the Acquisitions and (ii) the issuance of stock awards to employees of the Company in connection with the acquisition of EHC, (iii) the conversion in part of an ARS convertible note and EHC preferred stock held by Equus II and
(iv) the assumed exercise of a warrant held by NationsBank, a bank lender of EHC. After giving effect to the sale of the 4,200,000 shares offered hereby and deducting estimated underwriting discounts and commissions and estimated offering expenses payable by the Company, the Company's pro forma net tangible book value as of June 30, 1996 would have been approximately $9,485,000, or approximately $1.12 per share, based on an assumed initial public offering price of $15.00 per share (the midpoint of the estimated initial public offering price range). This represents an immediate increase in pro forma net tangible book value of approximately $11.76 per share to existing stockholders and an immediate dilution of approximately $13.88 per share to new investors purchasing shares in this Offering. The following table illustrates this pro forma dilution:

Assumed initial public offering price per share...................................             $   15.00
Pro forma deficit in net tangible book value per share before this Offering...................................................................  $  (10.64)
Increase in pro forma net tangible value per share attributable to
  new investors...................................................................      11.76
                                                                                    ---------
Pro forma net tangible book value per share after this Offering...................                  1.12
                                                                                               ---------
Dilution per share to new investors...............................................             $   13.88
                                                                                               =========

     The dilution to new investors purchasing shares in this Offering will increase if the initial public offering price is higher, and will decrease if the initial public offering price is lower, than $15.00 per share.

     The following table sets forth, on a pro forma basis to give effect to the Acquisitions as of June 30, 1996, the number of shares of Common Stock purchased from the Company, the total consideration to the Company and the average price per share paid to the Company by existing stockholders and the new investors purchasing shares from the Company in this Offering (before deducting underwriting discounts and commissions and estimated offering expenses):

                                          SHARES PURCHASED        TOTAL CONSIDERATION(1)         AVERAGE
                                       ----------------------   --------------------------        PRICE
                                         NUMBER       PERCENT       AMOUNT         PERCENT      PER SHARE
                                       -----------    -------   ---------------    -------      ---------
Existing stockholders................    4,249,652      50.3%   $   (45,230,000)    (254.5)%     $(10.64)
New investors........................    4,200,000      49.7         63,000,000      354.5         15.00
                                       -----------    -------   ---------------    -------
          Total......................    8,449,652     100.0%   $    17,770,000      100.0%
                                       ===========    =======   ===============    =======

- ------------

(1) Total consideration paid by existing stockholders represents the combined stockholders' equity of the Founding Companies before this Offering, adjusted to reflect: (i) the payment of $34.8 million in cash as part of the consideration for the Acquisitions; (ii) the transfer of selected assets to and the assumption of certain liabilities by certain stockholders of the Founding Companies in the net amount of $0.5 million in connection with the Acquisitions; and (iii) the payment of an aggregate interim Working Capital adjustment of approximately $4.0 million in cash as part of the consideration for the Acquisitions. See "Use of Proceeds" and "Capitalization."

                                       18

                            SELECTED FINANCIAL DATA
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

     ARS will acquire the Founding Companies simultaneously with and as a condition to the consummation of this Offering. For financial statement presentation purposes, however, Atlas has been identified as the accounting acquiror. The following selected historical financial data of Atlas as of June 30, 1994 and 1995 and December 31, 1995 and for each of the three years in the periods ended June 30, 1993, 1994 and 1995 and for the year ended December 31, 1995, have been derived from the audited financial statements of Atlas included elsewhere in this Prospectus. The following selected historical financial data for Atlas as of June 30, 1991, 1992 and 1993, and for the years ended June 30, 1991 and 1992, have been derived from unaudited financial statements of Atlas, which have been prepared on the same basis as the audited financial statements and, in the opinion of Atlas, reflect all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of such data. The following summary unaudited pro forma financial data presents certain data for the Company, as adjusted for (i) the effects of the Acquisitions on an historical basis, (ii) the effects of certain pro forma adjustments to the historical financial statements and (iii) the consummation of this Offering. See the Unaudited Pro Forma Combined Financial Statements and the notes thereto included elsewhere in this Prospectus.

                                                                                                                  SIX MONTHS
                                                        YEAR ENDED JUNE 30                      YEAR ENDED       ENDED JUNE 30
                                       -----------------------------------------------------   DECEMBER 31,   --------------------
                                         1991       1992       1993       1994       1995          1995         1995       1996
                                       ---------  ---------  ---------  ---------  ---------   ------------   ---------  ---------
STATEMENT OF OPERATIONS DATA:
ATLAS:
    Revenues.........................  $   6,037  $   7,865  $  10,210  $  15,625  $  21,229     $ 22,048     $  10,354  $  14,092
    Gross profit.....................        999      1,448      2,027      2,948      3,514        4,237         1,945      2,735
    Selling, general and
      administrative expenses........      1,003      1,252      1,761      2,421      2,985        3,022         1,439      2,268
    Income (loss) from operations....         (4)       196        266        527        529        1,215           506        467
    Interest income and other
      expense, net...................         18         (3)       (16)        39        179           37            44         49
    Interest expense.................       (152)      (154)      (190)      (129)      (143)        (134)          (81)       (96)
    Net income (loss)................  $    (134) $      35  $      35  $     267  $     342     $    684     $     280  $     270
                                       =========  =========  =========  =========  =========   ============   =========  =========

PRO FORMA(1):
    Revenues.........................     $114,636     $  52,585  $  61,536
    Gross profit.....................       29,416        13,216     16,042
    Selling, general and
     administrative expenses(2)......       21,853        10,150     12,402
    Goodwill amortization(3).........        1,373           687        687
    Operating income.................        6,190         2,379      2,953
    Interest income and other
     expense, net....................          613           273        245
    Interest expense(4)..............         (457)         (229)      (229)
    Income from continuing
     operations......................     $  3,427     $   1,308  $   1,603
                                        ============   =========  =========
    Income per share from continuing
     operations......................     $    .41     $     .15  $     .19
                                        ============   =========  =========
    Shares used in computing pro
     forma income per share from
     continuing operations(4)........        8,450         8,450      8,450
                                        ============   =========  =========


                                                                                                                JUNE 30, 1996
                                                             JUNE 30,                                        -----------------
                                       -----------------------------------------------------  DECEMBER 31,              PRO
                                         1991       1992       1993       1994       1995         1995       ACTUAL   FORMA(1)
                                       ---------  ---------  ---------  ---------  ---------  ------------   ------   --------
ATLAS BALANCE SHEET DATA:
    Working capital..................  $    (397) $    (376) $    (575) $    (604) $    (564)    $ (288)     $(526 )  $(39,519)
    Total assets.....................      3,868      3,992      4,328      6,335      7,141      7,092      8,481     91,495
    Total debt, including current
      portion........................      2,688      2,423      2,486      2,846      2,530      2,371      2,646     26,848
    Stockholders' equity.............        463        500        405        681      1,058      1,503      1,772      9,691

                                       AS ADJUSTED(5)
                                       --------------
ATLAS BALANCE SHEET DATA:
    Working capital..................     $    878
    Total assets.....................       91,061
    Total debt, including current
      portion........................        6,999
    Stockholders' equity.............       64,406

                          (FOOTNOTES ON FOLLOWING PAGE)

                                       19

- ------------

(1) The pro forma statements of operations data and the pro forma balance sheet data assume that the Acquisitions were closed on January 1 of each period presented and June 30, 1996, respectively, and are not necessarily indicative of the results the Company would have obtained had these events actually then occurred or of the Company's future results. The pro forma combined financial information (i) is based on preliminary estimates, available information and certain assumptions that management deems appropriate and (ii) should be read in conjunction with the other financial statements and notes thereto included elsewhere in this Prospectus.

(2) The pro forma combined statements include the effect of certain reductions in salary and benefits to the owners of six of the Founding Companies to which they have agreed prospectively, as follows: fiscal 1995, $1,808; and six months ended June 30, 1995 and 1996, $943 and $1,272, respectively. Additionally, the pro forma combined statements include the effect of assets distributed to and the costs of certain leases assumed by the owners of certain of the Founding Companies.

(3) Reflects amortization of the goodwill to be recorded as a result of the Acquisitions over a 40-year period.

(4) Computed on a basis described in Note 5 of Notes to Unaudited Pro Forma Combined Financial Statements.

(5) Reflects the closing of this Offering and the Company's application of the net proceeds therefrom and the use of borrowings under the New Credit Facility to repay indebtedness of the Founding Companies and ARS and redeem certain EHC preferred stock. See "Use of Proceeds."

                                       20

          MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                           AND RESULTS OF OPERATIONS

     The following discussion should be read in conjunction with the Founding Companies' Financial Statements and related notes thereto and "Selected Financial Data" appearing elsewhere in this Prospectus.

INTRODUCTION

     The Company's revenues are primarily derived from (i) owners and occupants of homes and small commercial buildings and (ii) builders and developers of new homes, residential developments and small commercial buildings. Cost of services consists primarily of salaries and benefits of service and installation technicians, parts and materials, subcontracted services, depreciation, maintenance, fuel and equipment rentals. Selling, general and administrative expenses consist primarily of compensation and related benefits for owners, administrative salaries and benefits, advertising, office rent and utilities, communications and professional fees.

     The Founding Companies have been managed throughout the periods presented as independent private companies, and their results of operations reflect different tax structures (S corporations and C corporations), which have influenced, among other things, their historical levels of owners' compensation. These owners and certain key employees have agreed to certain reductions in their compensation and benefits in connection with the organization of the Company.
     ARS, which has conducted no operations to date other than in connection with this Offering and the Acquisitions, intends to integrate these businesses and their operations and administrative functions over a period of time. This integration process may present opportunities to reduce costs through the elimination of duplicative functions and through economies of scale, particularly in obtaining additional contracts through shared customer lists and greater volume discounts from material suppliers, but may necessitate additional costs and expenditures for corporate management and administration, corporate expenses related to being a public company, systems integration and facilities expansion. These various costs and possible cost-savings may make comparison of historical operating results not comparable to, or indicative of, future performance. Accordingly, neither the anticipated savings nor the anticipated costs have been included in the unaudited pro forma financial information presented herein.

     Atlas has been identified as the accounting acquiror for financial statement presentation purposes. See the "Combined Founding Companies -- Results of Operations -- Combined" elsewhere herein.

     ATLAS

     Founded in 1976, Atlas is a leading provider of electric, HVAC and plumbing installation services to the residential and light commercial construction markets throughout South Carolina. Atlas also provides comprehensive plumbing, HVAC and electrical maintenance, repair and replacement services and repairs and installs pre-fabricated gas and wood-burning fireplaces.

                                       21

RESULTS OF OPERATIONS -- ATLAS

     The following table sets forth certain selected financial data and data as a percentage of revenues for the periods indicated (dollars in thousands):

                                                                                                              SIX MONTHS
                                                                                                                ENDED
                                                   YEAR ENDED JUNE 30                   YEAR ENDED             JUNE 30
                                       ------------------------------------------      DECEMBER 31,      --------------------
                                               1993                  1994                  1995                  1995
                                       --------------------  --------------------  --------------------  --------------------
                                                                                                             (UNAUDITED)
Revenues.............................  $  10,210      100.0% $  15,625      100.0% $  22,048      100.0% $  10,354      100.0%
Cost of services.....................      8,183       80.1     12,677       81.1     17,811       80.8      8,409       81.2
                                       ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
Gross profit.........................      2,027       19.9      2,948       18.9      4,237       19.2      1,945       18.8
Selling, general and administrative
  expenses...........................      1,761       17.2      2,421       15.5      3,022       13.7      1,439       13.9
                                       ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
Income from operations...............        266        2.7        527        3.4      1,215        5.5        506        4.9
Interest income and other expense,
  net................................        (16)      (0.2)        39        0.2         37        0.2         44        0.4
Interest expense.....................       (190)      (1.9)      (129)      (0.8)      (134)      (0.6)       (81)      (0.8)
                                       ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
Pretax income........................         60        0.6        437        2.8      1,118        5.1        469        4.5
Income taxes.........................         25        0.2        170        1.1        434        2.0        189        1.8
                                       ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
Net income...........................  $      35        0.4  $     267        1.7  $     684        3.1  $     280        2.7
                                       =========  =========  =========  =========  =========  =========  =========  =========



                                               1996
                                       --------------------

Revenues.............................  $  14,092      100.0%
Cost of services.....................     11,357       80.6
                                       ---------  ---------
Gross profit.........................      2,735       19.4
Selling, general and administrative
  expenses...........................      2,268       16.1
                                       ---------  ---------
Income from operations...............        467        3.3
Interest income and other expense,
  net................................         49        0.4
Interest expense.....................        (96)      (0.7)
                                       ---------  ---------
Pretax income........................        420        3.0
Income taxes.........................        150        1.1
                                       ---------  ---------
Net income...........................  $     270        1.9
                                       =========  =========

UNAUDITED INTERIM RESULTS

     REVENUES -- Revenues increased $3.7 million, or 35.6%, from $10.4 million for the six months ended June 30, 1995 to $14.1 million for the six months ended June 30, 1996. The increase was attributable to several large new installation projects and the addition of approximately $0.9 million of revenues resulting from the acquisition of three companies in early 1996.

     COST OF SERVICES -- Cost of services increased $3.0 million, or 35.7%, from $8.4 million for the six months ended June 30, 1995 to $11.4 million for the six months ended June 30, 1996. The increase in cost of services was consistent with the percentage increase in revenue. As a percentage of revenues, cost of services declined 0.6% from 81.2% to 80.6% in 1996.

     SELLING, GENERAL AND ADMINISTRATIVE EXPENSES -- Selling, general and administrative expenses increased $0.9 million, or 64.3%, from $1.4 million for the six months ended June 30, 1995 to $2.3 million for the six months ended June 30, 1996. The increase in selling, general and administrative expenses was primarily attributable to added administrative staff at several operating locations, the added administrative staff resulting from the 1996 acquisitions and approximately $0.3 million of additional owner's compensation in 1996.

     INTEREST INCOME AND OTHER EXPENSE, NET -- Interest income and other expense, net was virtually unchanged for the six months ended June 30, 1995 and 1996.

     INTEREST EXPENSE -- Interest expense increased slightly from $0.08 million for the six months ended June 30, 1995 to $0.1 million for the six months ended June 30, 1996.

YEAR ENDED DECEMBER 31, 1995 COMPARED TO YEAR ENDED JUNE 30, 1994

     REVENUES -- Revenues increased $6.4 million, or 41.0%, from $15.6 million in 1994 to $22.0 million in 1995. Part of this increase was attributable to the new operating facility in Hilton Head, South Carolina (opened in April 1994). The addition of several large new home builder customers accounted for the majority of the remaining increase.

     COST OF SERVICES -- Cost of services increased $5.1 million, or 40.2%, from $12.7 million in 1994 to $17.8 million in 1995. The increase in cost of services was consistent with the increase in revenue, and as a percentage of revenues, cost of services declined 0.3% from 81.1% to 80.8%.

     SELLING, GENERAL AND ADMINISTRATIVE EXPENSES -- Selling, general and administrative expenses increased $0.6 million, or 25.0%, from $2.4 million in 1994 to $3.0 million in 1995. As a percentage of revenues, selling, general and administrative expenses decreased 1.8% from 15.5% in 1994 to 13.7%

                                       22

in 1995. The dollar increase in selling, general and administrative expense in 1995 was primarily attributable to the addition of an administrative infrastructure in Hilton Head and the expansion of office space at an additional location.

     INTEREST INCOME AND OTHER EXPENSE, NET -- Interest income and other expense, net was virtually unchanged at $0.04 million in both 1994 and 1995.

     INTEREST EXPENSE -- Interest expense was virtually unchanged at $0.1 million in both 1994 and 1995.

YEAR ENDED JUNE 30, 1994 COMPARED TO YEAR ENDED JUNE 30, 1993

     REVENUES -- Revenues increased $5.4 million, or 52.9%, from $10.2 million in 1993 to $15.6 million in 1994. Part of this increase ($1.8 million) was attributable to the first full year of operations of the Greenville, South Carolina location, and the addition of several large new home builder customers accounted for the majority of the remaining increase.

     COST OF SERVICES -- Cost of services increased $4.5 million, or 54.9%, from $8.2 million in 1994 to $12.7 million in 1995. As a percentage of revenues, cost of services increased from 80.1% in 1993 to 81.1% in 1994. The increase in cost of services as a percentage of revenues was attributable to increased employee turnover and under-utilization of assets at the Greenville location.

     SELLING, GENERAL AND ADMINISTRATIVE EXPENSES -- Selling, general and administrative expenses increased $0.6 million, from $1.8 million in 1994 to $2.4 million in 1995, but decreased as a percentage of revenues from 17.2% in 1993 to 15.5% in 1994. The dollar increase in selling, general and administrative expenses was primarily attributable to the addition of an administrative infrastructure in Greenville.

     INTEREST INCOME AND OTHER EXPENSE, NET -- Interest income and other expense, net changed by $0.06 million from expense of $0.02 million in 1993 to income of $0.04 million in 1994. The change resulted from a $0.05 million loss on the sale of certain real estate in 1993.

     INTEREST EXPENSE -- Interest expense decreased $0.1 million from $0.2 million in 1993 to $0.1 million in 1994.

LIQUIDITY AND CAPITAL RESOURCES -- ATLAS

     The following table sets forth historical selected information from Atlas statements of cash flows (in millions):

                                                                                    SIX MONTHS
                                            YEAR ENDED                                ENDED
                                             JUNE 30             YEAR ENDED          JUNE 30
                                       --------------------     DECEMBER 31,   --------------------
                                         1993       1994            1995         1995       1996
                                       ---------  ---------     ------------   ---------  ---------
                                                                                   (UNAUDITED)
Net cash provided by operating
  activities.........................  $     0.3  $     0.7        $  0.8      $     0.6  $     0.5
Net cash used in investing
  activities.........................       (0.3)      (1.0)         (0.3)          (0.1)      (0.8)
Net cash provided by (used in)
  financing activities...............        0.0        0.4          (0.4)          (0.2)       0.3
                                       ---------  ---------     ------------   ---------  ---------
Net increase in cash and cash
  equivalents........................  $     0.0  $     0.1        $  0.1      $     0.3  $     0.0
                                       =========  =========     ============   =========  =========

     From 1993 through the six months ended June 30, 1996, Atlas generated $2.3 million in net cash from operating activities, primarily generated from net income plus depreciation and amortization, with little change in non-cash working capital. Net cash used in investing activities was primarily attributable to purchases of property and equipment. Net cash used in financing activities was attributable to net borrowings and repayments of short- and long-term debt obligations.

     Atlas had a working capital deficit of $0.5 million and had long-term debt of $1.6 million as of June 30, 1996. Atlas has historically funded its operations with cash flows from operations and borrowings from lenders. While there can be no assurance, management of Atlas believes it has adequate cash flow and financing alternatives to fund its operations through the third quarter of 1997 on a stand-alone basis.

                                       23

  COMBINED FOUNDING COMPANIES

RESULTS OF OPERATIONS -- COMBINED

     The Combined Founding Company Statements of Operations data for fiscal 1993, 1994 and 1995 and for the six months ended June 30, 1995 and 1996 do not purport to present the combined Founding Companies in accordance with generally accepted accounting principles, but represent merely a summation of the revenues, gross profit and selling, general and administrative expenses of the individual Founding Companies on a historical basis and exclude the effects of pro forma adjustments. This data will not be comparable to and may not be indicative of the Company's post-combination results of operations because (i) the Founding Comanies were not under common control or management and had different tax structures (S corporations and C corporations) during the periods presented and (ii) the Company will use the purchase method to establish a new basis of accounting to record the Acquisitions.
     The following table sets forth certain unaudited combined data of the Founding Companies on a historical basis and excludes the effects of pro forma adjustments for the periods indicated (in thousands):

                                                                                SIX MONTHS
                                                                                  ENDED
                                                 FISCAL YEAR ENDED               JUNE 30
                                          -------------------------------  --------------------
                                            1993       1994       1995       1995       1996
                                          ---------  ---------  ---------  ---------  ---------
Combined Founding Companies
  Statements of Operations Data
  (Unaudited):
    Revenues............................  $  94,184  $ 105,610  $ 114,636  $  52,585  $  61,536
    Gross profit........................     24,973     25,860     29,416     13,216     16,042
    Selling, general and administrative
      expenses..........................     20,300     22,104     24,190     11,318     13,050

  UNAUDITED INTERIM RESULTS

     REVENUES. Revenues increased $8.9 million, or 16.9%, from $52.6 million for the six months ended June 30, 1995 to $61.5 million for the six months ended June 30, 1996. This increase was primarily due to an increase in Atlas revenues of $3.7 million, or 35.6%, from $10.4 million for the six months ended June 30, 1995 to $14.1 million for the six months ended June 30, 1996, due to several large new installation projects and the addition of $0.9 million of revenues resulting from the acquisition of three companies added during the six months ended June 30, 1996. The remaining increase in revenues was primarily attributable to an increase in Crown's residential service revenues of $1.2 million resulting from increased plumbing and renovation services, an increase in Meridian & Hoosier's revenues of $2.6 million resulting from the acquisition of Sagamore Heating and Cooling ("Sagamore"), an increase in General Heating's revenue of $1.0 million resulting from increased new installation activity and replacement services and increases in repair and replacement services and an increase in A-ABC's revenues of $0.4 million.

     COST OF SERVICES. Cost of services increased $6.1 million, or 15.5%, from $39.4 million for the six months ended June 30, 1995 to $45.5 million for the six months ended June 30, 1996, but decreased as a percentage of revenues from 74.9% for the six months ended June 30, 1995 to 74.0% for the six months ended June 30, 1996. The dollar increase in cost of services was primarily attributable to a $3.0 million increase at Atlas, from $8.4 million for the six months ended June 30, 1995 to $11.4 million for the six months ended June 30, 1996, which is consistent with its percentage increase in revenues. The remaining dollar increase was primarily attributable to a $1.0 million increase at Crown resulting primarily from an increase in volume of services provided resulting from a reduction in pricing to increase market share, a $1.6 million increase at Meridian & Hoosier resulting primarily from the Sagamore acquisition and a $0.6 million increase at General, which is consistent with its percentage increase in revenues. The increase was offset by a $0.4 million decrease at Florida HAC. The decrease in cost of services as a percentage of sales was primarily attributable to increases in volume purchase discounts and more effective employee utilization at A-ABC and changes in the mix of services and increases in volume purchase discounts at Meridian & Hoosier.

                                       24

     SELLING, GENERAL AND ADMINISTRATIVE EXPENSES. Selling, general and administrative expenses increased $1.8 million, or 15.9%, from $11.3 million for the six months ended June 30, 1995 to $13.1 million for the six months ended June 30, 1996, and remained relatively constant as a percentage of revenues between the two periods. The dollar increase in selling, general and administrative expenses was primarily attributable to slight changes at all the Founding Companies.

  FISCAL 1995 COMPARED TO FISCAL 1994

     REVENUES. Revenues increased $9.0 million, or 8.5%, from $105.6 million in fiscal 1994 to $114.6 million in fiscal 1995. This increase was largely due to:
(i) an increase in Atlas revenues of $6.4 million, or 41.0%, from $15.6 million in fiscal 1994 to $22.0 million in fiscal 1995, primarily attributable to its new operating facility in Hilton Head (opened in April 1994) and the addition of several new large home builder customers; (ii) an increase in Crown's revenues of $2.3 million, or 13.7%, from $16.8 million in fiscal 1994 to $19.1 million in fiscal 1995, primarily attributable to an increase in plumbing and HVAC services; and (iii) an increase in Meridian & Hoosier's revenue of $2.0 million, or 24.7%, from $8.1 million in fiscal 1994 to $10.1 million in fiscal 1995, primarily attributable to increased residential replacement sales. This increase was partially offset by a decrease in General Heating's revenues of $1.1 million, or 3.0%, from $36.3 million in fiscal 1994 to $35.2 million in fiscal 1995 due to a reduction in new home starts in the Washington-Baltimore metropolitan area, as well as a decrease in revenues of Florida HAC of $1.3 million, or 8.2%, from $15.8 million in fiscal 1994 to $14.5 million in fiscal 1995 due to a decrease in apartment complex installations.

     COST OF SERVICES. Cost of services increased by $5.4 million, or 6.8%, from $79.8 million in fiscal 1994 to $85.2 million in fiscal 1995, but decreased as a percentage of revenues from 75.5% in fiscal 1994 to 74.3% in fiscal 1995. The dollar increase in cost of services was primarily attributable to: (i) a $5.1 million increase in the cost of services of Atlas from $12.7 million in fiscal 1994 to $17.8 million in fiscal 1995, which was consistent with its percentage increase in revenues; (ii) a $1.0 million increase in Crown's cost of service from $10.3 million in fiscal 1994 to $11.3 million in fiscal 1995 as discussed below; and (iii) a $1.5 million increase in cost of services at Meridian & Hoosier from $5.8 million in fiscal 1994 to $7.3 million in fiscal 1995, which was consistent with its percentage increase in revenues. The increases were partially offset by a $1.0 million decrease in cost of services of General Heating from $29.9 million in fiscal 1994 to $28.9 million in fiscal 1995, which was consistent with its percentage decrease in revenues, and a $1.6 million decrease in Florida HAC's cost of service from $12.1 million in fiscal 1994 to $10.5 million in fiscal 1995. The reduction in cost of services as a percentage of revenues was primarily attributable to the decrease in apartment complex installations in fiscal 1995 and improvement in volume rebates at Florida HAC and a change in the mix of services from lower-margin services to higher-margin services and increased use of contractors at Crown.

     SELLING, GENERAL AND ADMINISTRATIVE EXPENSES. Selling, general and administrative expenses increased $2.1 million, or 9.5%, from $22.1 million in fiscal 1994 to $24.2 million in fiscal 1995 and increased slightly as a percentage of revenues from 20.9% in fiscal 1994 to 21.1% in fiscal 1995. The dollar increase was primarily attributable to: (i) a $0.6 million increase at Atlas resulting primarily from the addition of an administrative infrastructure for the Hilton Head location and other office expansions; (ii) a $0.4 million increase at Crown resulting from increased advertising; (iii) a $0.3 million increase at Meridian & Hoosier resulting from increased marketing efforts; and
(iv) a $0.4 million increase at Florida HAC resulting from a $0.2 million increase in owner compensation.

  FISCAL 1994 COMPARED TO FISCAL 1993

     REVENUES. Revenues increased $11.4 million, or 12.1%, from $94.2 million in fiscal 1993 to $105.6 million in fiscal 1994. This increase was primarily due to: (i) an increase in Atlas revenues of $5.4 million, or 52.9%, primarily attributable to the opening of a new location in Greenville, South Carolina and the addition of several new home building customers; (ii) an increase of $2.7 million, or 20.7%, at Florida HAC, as a result of an increase in the number of new home starts and the addition of several large apartment complexes; (iii) an increase at General Heating of $1.7 million, or 4.9%, resulting from an increase in new

                                       25

home installation volume and replacement services; and (iv) an increase of $2.2 million, or 37.3%, at Meridian & Hoosier primarily attributable to increased residential replacement services and the start-up of a construction division. These increases were partially offset by a decrease in revenues of $2.2 million, or 20.2%, at A-ABC resulting from a $0.7 million decrease in HVAC installations and a $0.4 million decrease in plumbing services, respectively.

     COST OF SERVICES. Cost of services increased $10.6 million, or 15.3%, from $69.2 million in fiscal 1993 to $79.8 million in fiscal 1994 and increased as a percentage of revenue for fiscal 1994 to 75.5% from 73.5% for fiscal 1993. The dollar increase in cost of services was primarily attributable to: (i) a $4.5 million increase at Atlas; (ii) a $2.2 million increase at Florida HAC, which was consistent with its percentage increase in revenues; (iii) a $2.5 million increase at General Heating; and (iv) a $1.7 million increase at Meridian & Hoosier resulting from the start-up of its construction division. The increase in cost of services as a percentage of revenues was primarily attributable to:
(i) increased turnover and underutilized assets at Atlas; and (ii) increased truck and delivery costs and payroll and related employee benefits at General Heating.

     SELLING, GENERAL AND ADMINISTRATIVE EXPENSES. Total selling, general and administrative expenses increased $1.8 million, or 8.9%, from $20.3 million in fiscal 1993 to $22.1 million in fiscal 1994. The increase was primarily attributable to: (i) a $0.6 million increase at Atlas resulting from the addition of an administrative infrastructure in Greenville; and (ii) a $0.5 million increase at Meridian & Hoosier resulting from increased sales commission and advertising costs.

LIQUIDITY AND CAPITAL RESOURCES -- COMBINED

     On a combined basis, the Founding Companies generated $6.8 million and $1.5 million of net cash from operating activities during fiscal 1995 and the six months ended June 30, 1996, respectively. Net cash used in investing activities by the Founding Companies on a combined basis was $1.9 million and $0.4 million during fiscal 1995 and the six months ended June 30, 1996, respectively. Most of the cash used in investing activities during these periods was used for purchases of property and equipment. Net cash used in financing activities by the Founding Companies on a combined basis was $1.8 million and $6.0 million during fiscal 1995 and the six months ended June 30, 1996, respectively. Most of the cash used in financing activities during these periods was used for net payments on long-term debt and distributions to stockholders. The combined cash and cash equivalents of the Founding Companies decreased by $4.9 million from $7.9 million at December 31, 1995 to $3.0 million at June 30, 1996. Atlas and A-ABC each had a working capital deficit of $0.5 million at June 30, 1996.

     On the closing of this Offering, the Company intends to repay or refinance an aggregate of approximately $22.3 million of indebtedness and other obligations of the Founding Companies, ARS and EHC and to pay approximately $4.0 million of net interim Working Capital adjustments as part of the purchase prices of the Acquisitions. See "Use of Proceeds."

     Prior to the closing of the Acquisitions, General Heating will make distributions to its stockholders in respect of its estimated S corporation Accumulated Adjustment Account as of the date of the closing. These distributions (approximately $8.0 million as of June 30, 1996) are expected to be funded primarily through working capital, cash provided by General Heating's operating activities and, to the extent necessary, a borrowing by General Heating of approximately $1.5 million.

     The Company has entered into the New Credit Facility with NationsBank. A copy of the New Credit Facility has been filed as an exhibit to the Registration Statement of which this Prospectus is a part. It provides the Company an unsecured revolving line of credit of up to $55 million, which may be used for general corporate purposes, including the refinancing of Founding Company indebtedness, post-Offering acquisitions, capital expenditures and working capital. Loans under the New Credit Facility will bear interest at a designated variable base rate plus margins ranging from 0 to 25 basis points depending on the ratio of the Company's interest-bearing debt to its trailing earnings before interest, taxes, depreciation and amortization. At the Company's option, the loans may bear interest based on a designated London interbank offering rate plus a margin ranging from 75 to 175 basis points depending on the same ratio. Commitment

                                       26


fees equal to from 25 to 50 basis points per annum will be payable on the unused portion of the line of credit. The New Credit Facility contains a sublimit for standby letters of credit of up to $5.0 million. It will terminate and all amounts outstanding, if any, thereunder will be due and payable in September 1999. The Company's subsidiaries will guarantee the repayment of all amounts due under the New Credit Facility.
     The New Credit Facility prohibits the payment of dividends by the Company (except for dividends payable in Common Stock and certain preferred stock), will not permit the Company to incur or assume other indebtedness in excess of an amount equal to 5% of its consolidated net worth and will require the Company to comply with certain financial covenants.
     The Company anticipates that its cash flow from operations will provide cash in excess of the Company's normal working capital needs, debt service requirements and planned capital expenditures for property and equipment. On a combined basis, the Founding Companies made capital expenditures of $2.6 million and $2.1 million in fiscal 1995 and the six months ended June 30, 1996, respectively.

     The Company intends to continue pursuing attractive acquisition opportunities. The timing, size or success of any acquisition effort and the associated potential capital commitments are unpredictable. The Company expects to fund future acquisitions primarily through a combination of working capital, cash flow from operations and borrowings, including the unborrowed portion of the New Credit Facility, as well as issuances of additional equity.

     Due to the relatively low levels of inflation experienced in fiscal 1993, 1994 and 1995, inflation did not have a significant effect on the results of the combined Founding Companies in those fiscal years.

SEASONALITY

     The Founding Companies have in the past experienced, and the Company expects that it will in the future experience, quarterly fluctuations in revenues, operating income and cash flows as a result of changes in weather conditions. Except in Florida and South Carolina, the demand for new installations is lower in the winter months because new construction activity is lower as a result of colder weather. Demand for HVAC services is generally higher in the second and third quarters.

  INDIVIDUAL FOUNDING COMPANIES

     The selected historical financial information presented in the tables below for the fiscal years of the individual Founding Companies (excluding Atlas, which is presented above) is derived from the respective audited financial statements of the individual Founding Companies included elsewhere herein. The selected historical financial information presented in the tables below for the quarterly periods of the Founding Companies is derived from the respective unaudited interim financial statements of the Founding Companies, which include all adjustments the Company considers necessary for a fair presentation of the results of operations and cash flows of those companies for those periods. The following discussion should be read in conjunction with the "Summary Individual Founding Company Financial Data" and the separate company financial statements and related notes thereto appearing elsewhere in this Prospectus.

    GENERAL HEATING

     Founded in 1947, General Heating is a leading installer of HVAC systems and equipment and pre-fabricated gas and wood-burning fireplaces for residential and light commercial construction markets in the Washington-Baltimore metropolitan area, including northern Virginia, and Richmond.

                                       27

RESULTS OF OPERATIONS -- GENERAL HEATING

     The following table sets forth certain historical selected financial data and data as a percentage of revenues for the periods indicated (dollars in thousands):

                                                                                                              SIX MONTHS
                                                                                                                ENDED
                                                            YEAR ENDED DECEMBER 31                             JUNE 30
                                       ----------------------------------------------------------------  --------------------
                                               1993                  1994                  1995                  1995
                                       --------------------  --------------------  --------------------  --------------------
                                                                                                             (UNAUDITED)
Revenues.............................  $  34,642      100.0% $  36,334      100.0% $  35,159      100.0% $  16,214      100.0%
Cost of services.....................     27,393       79.1     29,928       82.4     28,866       82.1     13,331       82.2
                                       ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
Gross profit.........................      7,249       20.9      6,406       17.6      6,293       17.9      2,883       17.8
Selling, general and administrative
  expenses...........................      5,011       14.5      5,245       14.4      5,280       15.0      2,626       16.2
                                       ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
Income (loss) from operations........  $   2,238        6.4  $   1,161        3.2  $   1,013        2.9  $     257        1.6
                                       =========  =========  =========  =========  =========  =========  =========  =========

                                               1996
                                       --------------------

Revenues.............................  $  17,211      100.0%
Cost of services.....................     13,933       81.0
                                       ---------  ---------
Gross profit.........................      3,278       19.0
Selling, general and administrative
  expenses...........................      2,816       16.4
                                       ---------  ---------
Income (loss) from operations........  $     462        2.6
                                       =========  =========

UNAUDITED INTERIM RESULTS

     REVENUES -- Revenues increased $1.0 million, or 6.2%, from $16.2 million for the six months ended June 30, 1995, to $17.2 million for the six months ended June 30, 1996. This increase was attributable to a $0.5 million increase in new installation activity primarily in the Maryland area and a $0.5 million increase in replacement revenues.

     COST OF SERVICES -- Cost of services increased $0.6 million, or 4.5%, from $13.3 million for the six months ended June 30, 1995 to $13.9 million for the six months ended June 30, 1996. This increase was consistent with General Heating's percentage increase in revenues.

     SELLING, GENERAL AND ADMINISTRATIVE EXPENSES -- Selling, general and administrative expenses increased $0.2 million, or 7.7%, from $2.6 million for the six months ended June 30, 1995 to $2.8 million for the six months ended June 30, 1996. This increase was primarily attributable to increases in selling commissions corresponding to the increased revenues.

1995 COMPARED TO 1994

     REVENUES -- Revenues decreased $1.1 million, or 3.0%, from $36.3 million in 1994 to $35.2 million in 1995. This decrease was attributable to a reduction in the number of new home starts in the Washington-Baltimore metropolitan area.

     COST OF SERVICES -- Cost of services decreased $1.0 million, or 3.3%, from $29.9 million in 1994 to $28.9 million in 1995. This decrease was consistent with the percentage decrease in revenues.

     SELLING, GENERAL AND ADMINISTRATIVE EXPENSES -- Selling, general and administrative expenses were unchanged at $5.3 million for 1994 and 1995.

1994 COMPARED TO 1993

     REVENUES -- Revenues increased $1.7 million, or 4.9%, from $34.6 million in 1993 to $36.3 million in 1994. This increase was attributable to a $1.0 million increase in new installation volume and a $0.7 million increase in HVAC system replacement services.

     COST OF SERVICES -- Cost of services increased $2.5 million, or 9.1%, from $27.4 million in 1993 to $29.9 million in 1994. As a percentage of revenues, cost of services increased to 82.4% in 1994 from 79.1% in 1993. This increase was primarily attributable to: (i) an $0.5 million adjustment to write off certain obsolete inventory; (ii) increased depreciation on replacement of fully depreciated trucks; (iii) an increase in payroll and related employee benefits; and (iv) an increase in the cost of delivery of parts and materials, as the Company's operations were spread over a larger geographic region.

     SELLING, GENERAL AND ADMINISTRATIVE EXPENSES -- Selling, general and administrative expenses increased $0.2 million, or 4.0%, from $5.0 million in 1993 to $5.2 million in 1994. This increase was

                                       28

consistent with the percentage increase in revenues and was attributable to increases in payroll and related employee benefits.

LIQUIDITY AND CAPITAL RESOURCES -- GENERAL HEATING

     The following table sets forth selected information from General Heating statements of cash flows (dollars in millions):


                                                                             SIX MONTHS
                                                 YEAR ENDED                    ENDED
                                                 DECEMBER 31                  JUNE 30
                                       -------------------------------  --------------------
                                         1993       1994       1995       1995       1996
                                       ---------  ---------  ---------  ---------  ---------
                                                                            (UNAUDITED)
Net cash provided by (used in)
  operating activities...............  $     0.9  $     2.1  $     2.9  $     1.2  $    (0.3)
Net cash provided by (used in)
  investing activities...............       (1.0)      (3.1)      (0.3)       1.2        0.8
Net cash used in financing
  activities.........................       (1.7)      (0.2)      (1.5)      (0.5)      (2.7)
                                       ---------  ---------  ---------  ---------  ---------
Net increase (decrease) in cash and
  cash equivalents...................  $    (1.8) $    (1.2) $     1.1  $     1.9  $    (2.2)
                                       =========  =========  =========  =========  =========

     From 1993 through the six months ended June 30, 1996, General Heating generated $7.7 million in cash from operating activities and used $2.1 million of this cash to fund increases in working capital, resulting in a net cash generation of $5.6 million.

     Cash used in investment activities was primarily attributable to the purchase and replacement of trucks in General Heating's fleet. In addition, in 1994, General Heating invested approximately $2.5 million in short-term investment securities.

     Cash used in financing activities consists primarily of S corporation distributions to General Heating's stockholders.

     Prior to the closing of the Acquisitions, General Heating will make distributions to its stockholders in respect of its estimated S corporation Accumulated Adjustment Account as of the date of the closing. These distributions (approximately $8.0 million as of June 30, 1996) are expected to be funded primarily through working capital, cash provided by General Heating's operating activities and, to the extent necessary, additional debt. See "Certain Transactions -- Organization of the Company."

     General Heating had working capital of $5.6 million as of June 30, 1996. General Heating has historically funded its operations with cash flows from operations. While there can be no assurance, management of General Heating believes it has adequate cash flow to fund its operations through the third quarter of 1997.

     CROWN

     Founded in 1956, Crown is the largest single provider of residential plumbing, HVAC, electrical maintenance, repair and replacement services to the residential and light commercial markets in the Houston metropolitan area.

RESULTS OF OPERATIONS -- CROWN

     The following table sets forth certain historical selected financial data and data as a percentage of revenues for the periods indicated (dollars in thousands):

                                                                                                              SIX MONTHS
                                                                                                                ENDED
                                                            YEAR ENDED DECEMBER 31                             JUNE 30
                                       ----------------------------------------------------------------  --------------------
                                               1993                  1994                  1995                  1995
                                       --------------------  --------------------  --------------------  --------------------
                                                                                                             (UNAUDITED)
Revenues.............................  $  16,268      100.0% $  16,844      100.0% $  19,124      100.0% $   8,775      100.0%
Cost of services.....................     10,332       63.5     10,314       61.2     11,333       59.3      5,194       59.2
                                       ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
Gross profit.........................      5,936       36.5      6,530       38.8      7,791       40.7      3,581       40.8
Selling, general and administrative
  expenses...........................      5,698       35.0      5,837       34.7      6,165       32.2      2,941       33.5
                                       ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
Income from operations...............  $     238        1.5  $     693        4.1  $   1,626        8.5  $     640        7.3
                                       =========  =========  =========  =========  =========  =========  =========  =========

                                               1996
                                       --------------------
Revenues.............................  $  10,019      100.0%
Cost of services.....................      6,244       62.3
                                       ---------  ---------
Gross profit.........................      3,775       37.7
Selling, general and administrative
  expenses...........................      2,980       29.7
                                       ---------  ---------
Income from operations...............  $     795        8.0
                                       =========  =========

                                       29

UNAUDITED INTERIM RESULTS

     REVENUES -- Revenues increased $1.2 million, or 13.6%, from $8.8 million for the six months ended June 30, 1995 to $10.0 million for the six months ended June 30, 1996. This increase was attributable to increases of $0.6 million each in plumbing and HVAC revenues.

     COST OF SERVICES -- Cost of services increased $1.0 million, or 19.2%, from $5.2 million for the six months ended June 30, 1995 to $6.2 million for the six months ended June 30, 1996, and increased as a percentage of revenues from 59.2% in the six months ended June 30, 1995 to 62.3% in the six months ended June 30, 1996. The increase in cost of services as a percentage of revenue was primarily attributable to a reduction in the pricing of services in order to increase market share.

     SELLING, GENERAL AND ADMINISTRATIVE EXPENSES -- Selling, general and administrative expenses increased $0.1 million, or 3.4%, from $2.9 million for the six months ended June 30, 1995 to $3.0 million for the six months ended June 30, 1996, but declined as a percentage of revenues from 33.5% in the six months ended June 30, 1995 to 29.7% in the six months ended June 30, 1996. This percentage reduction was primarily attributable to a $0.1 million reduction in owner compensation.

1995 COMPARED TO 1994

     REVENUES -- Revenues increased $2.3 million, or 13.7%, from $16.8 million in 1994 to $19.1 million in 1995. The increase in revenues was primarily attributable to increases of $1.3 million and $0.9 million in HVAC and plumbing revenues, respectively.

     COST OF SERVICES -- Cost of services increased $1.0 million, or 9.7%, from $10.3 million in 1994 to $11.3 million in 1995, but decreased as a percentage of revenues from 61.2% in 1994 to 59.3% in 1995. The percentage decrease was attributable to a change in the mix of services provided from lower-margin services to higher-margin services and an increase in the use of contractors.

     SELLING, GENERAL AND ADMINISTRATIVE EXPENSES -- Selling, general and administrative expenses increased $0.4 million, or 6.9%, from $5.8 million in 1994 to $6.2 million in 1995, but decreased as a percentage of revenues from 34.7% in 1994 to 32.2% in 1995. The dollar increase was primarily attributable to increased advertising.

1994 COMPARED TO 1993

     REVENUES -- Revenues increased $0.5 million, or 3.1%, from $16.3 million in 1993 to $16.8 million in 1994. The increase in revenues was attributable to a $0.5 million increase in HVAC revenues.

     COST OF SERVICES -- Cost of services was unchanged at $10.3 million for 1993 and 1994, but decreased 2.3% as a percentage of sales from 63.5% in 1993 to 61.2% in 1994.

     SELLING, GENERAL AND ADMINISTRATIVE EXPENSES -- Selling, general and administrative expenses increased $0.1 million, or 1.8%, from $5.7 million in 1993 to $5.8 million in 1994.

LIQUIDITY AND CAPITAL RESOURCES -- CROWN

     The following table sets forth selected information from Crown statements of cash flows (in millions):

                                                                             SIX MONTHS
                                                 YEAR ENDED                    ENDED
                                                 DECEMBER 31                  JUNE 30
                                       -------------------------------  --------------------
                                         1993       1994       1995       1995       1996
                                       ---------  ---------  ---------  ---------  ---------
                                                                            (UNAUDITED)
Net cash provided by operating
  activities.........................  $     0.5  $     0.7  $     1.3  $     0.7  $     0.8
Net cash provided by (used in)
  investing activities...............       (0.7)       0.1       (0.6)      (0.5)       1.1
Net cash provided by (used in)
  financing activities...............        0.2        0.2        0.3       (0.5)      (3.7)
                                       ---------  ---------  ---------  ---------  ---------
Net increase (decrease) in cash and
  cash equivalents...................  $  --      $     1.0  $     1.0  $    (0.3) $    (1.8)
                                       =========  =========  =========  =========  =========

                                       30

     From 1993 through the six months ended June 30, 1996, Crown generated $3.3 million in net cash from operating activities, primarily generated from net income plus depreciation and amortization. For the year ended December 31, 1993, Crown recorded a loss on the sale of certain assets of $0.5 million.

     The change in net cash provided by (used in) investing activities was primarily attributable to purchases/sales of investments and marketable securities and proceeds from the sale of property and equipment.

     The change in net cash provided by (used in) financing activities was attributable to net borrowings and repayments of debt obligations and advances/payments to/from the sole shareholder of Crown.

     Crown had working capital of $3.7 million as of June 30, 1996. It historically has funded its operations with cash flows from operations and borrowings from lenders and its sole shareholder. While there can be no assurance, management of Crown believes it has adequate cash flows and financing alternatives to fund its operations through the third quarter of 1997.

     FLORIDA HAC

     Founded in 1970, Florida HAC is a leading installer of HVAC systems and equipment for the residential construction market and a leading provider of HVAC maintenance, repair and replacement services to the residential and light commercial markets in southeast Florida, including Broward, Dade and Palm Beach counties.

RESULTS OF OPERATIONS -- FLORIDA HAC

     The following table sets forth certain historical selected financial data and data as a percentage of revenues for the periods indicated (dollars in thousands):

                                                 YEAR ENDED DECEMBER 31
                                       ------------------------------------------
                                                                                                   SIX MONTHS
                                                                                                     ENDED
                                                                                                    JUNE 30
                                                                                   ------------------------------------------
                                               1994                  1995                  1995                  1996
                                       --------------------  --------------------  --------------------  --------------------
                                                                                                  (UNAUDITED)
Revenues.............................  $  15,845      100.0% $  14,510      100.0% $   7,631      100.0% $   7,244      100.0%
Cost of services.....................     12,079       76.2     10,541       72.6      5,697       74.7      5,339       73.7
                                       ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
Gross profit.........................      3,766       23.8      3,969       27.4      1,934       25.3      1,905       26.3
Selling, general and administrative
  expenses...........................      3,321       21.0      3,738       25.8      1,883       24.7      1,816       25.1
                                       ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
Income from operations...............  $     445        2.8  $     231        1.6  $      51        0.6  $      89        1.2
                                       =========  =========  =========  =========  =========  =========  =========  =========

UNAUDITED INTERIM RESULTS

     REVENUES -- Revenues decreased $0.4 million, or 5.3%, from $7.6 million for the six months ended June 30, 1995, to $7.2 million for the six months ended June 30, 1996. The decrease in revenue was attributable to a decrease in apartment complex installations.

     COST OF SERVICES -- Cost of services decreased $0.4 million, or 7.0%, from $5.7 million for the six months ended June 30, 1995 to $5.3 million for the six months ended June 30, 1996 and decreased 1.0% as a percentage of revenues from 74.7% for the six months ended June 30, 1995 to 73.7% for the six months ended June 30, 1996. These decreases were primarily attributable to a decrease in apartment complex installations and improvements in vendor pricing.

     SELLING, GENERAL AND ADMINISTRATIVE EXPENSES -- Selling, general and administrative expenses decreased $0.1 million, or 5.3%, from $1.9 million for the six months ended June 30, 1995 to $1.8 million for the six months ended June 30, 1996.

1995 COMPARED TO 1994

     REVENUES -- Revenues decreased $1.3 million, or 8.2%, from $15.8 million in 1994 to $14.5 million in 1995. The decrease in revenues was primarily attributable to a decrease in apartment complex installations.

                                       31

     COST OF SERVICES -- Cost of services decreased $1.6 million, or 13.2%, from $12.1 million in 1994 to $10.5 million in 1995 and decreased 3.6% as a percentage of revenues from 76.2% for 1994 to 72.6% for 1995. These decreases were primarily attributable to a change in the mix of services from lower margin apartment complexes to higher margin residential homes and improvements in vendor pricing.

     SELLING, GENERAL AND ADMINISTRATIVE EXPENSES -- Selling, general and administrative expenses increased $0.4 million, or 12.1%, from $3.3 million in 1994 to $3.7 million in 1995. This increase resulted primarily from increases in compensation paid to shareholders.

LIQUIDITY AND CAPITAL RESOURCES -- FLORIDA HAC

     The following table sets forth selected information from Florida HAC's statements of cash flows (dollars in millions):

                                                                  SIX MONTHS
                                            YEAR ENDED              ENDED
                                           DECEMBER 31             JUNE 30
                                       --------------------  --------------------
                                         1994       1995       1995       1996
                                       ---------  ---------  ---------  ---------
                                                                 (UNAUDITED)
Net cash provided by operating
  activities.........................  $     0.6  $     0.5  $     0.2  $     0.0
Net cash used in investing
  activities.........................       (0.2)      (0.2)      (0.2)      (0.2)
Net cash provided by (used in)
  financing activities...............       (0.1)       0.0       (0.5)      (0.6)
                                       ---------  ---------  ---------  ---------
Net increase (decrease) in cash and
  cash equivalents...................  $     0.3  $     0.3  $    (0.5) $    (0.8)
                                       =========  =========  =========  =========

     Net cash provided by operating activities consisted primarily of net income plus depreciation and amortization. Net cash used in investing activities consisted of capital expenditures for property and equipment. Net cash provided by (used in) financing activities resulted from borrowing and repayments of long-term obligations and capital lease obligations and advances to/from the shareholders of the Company.

     Florida HAC had working capital of $0.3 million as of June 30, 1996. Florida HAC has historically funded its operations with cash flows from operations and borrowings from lenders and its stockholders. While there can be no assurance, management of Florida HAC believes it has adequate cash flows and financing alternatives to fund its operations through the third quarter of 1997.

     MERIDIAN & HOOSIER

     Founded in 1973, Meridian & Hoosier is a leading provider of HVAC maintenance, repair and replacement services to the residential and commercial markets (including large commercial facilities) in central Indiana, including Indianapolis, and also installs HVAC systems and equipment for the residential construction market in those areas. On January 1, 1996, Meridian & Hoosier acquired Sagamore Heating and Cooling ("Sagamore"), which provides HVAC repair and replacement services.

RESULTS OF OPERATIONS -- MERIDIAN & HOOSIER

     The following table sets forth certain historical selected financial data and data as a percentage of revenues for the periods indicated (dollars in thousands):

                                                                                                   SIX MONTHS
                                                                                                     ENDED
                                                 YEAR ENDED DECEMBER 31                             JUNE 30
                                       ------------------------------------------  ------------------------------------------
                                               1994                  1995                  1995                  1996
                                       --------------------  --------------------  --------------------  --------------------
                                                                                                  (UNAUDITED)
Revenues.............................  $   8,066      100.0% $  10,133      100.0% $   4,420      100.0% $   6,992      100.0%
Cost of services.....................      5,797       71.9      7,281       71.9      3,173       71.8      4,751       67.9
                                       ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
Gross profit.........................      2,269       28.1      2,852       28.1      1,247       28.2      2,241       32.1
Selling, general and administrative
  expenses...........................      1,988       24.6      2,350       23.2      1,056       23.9      1,724       24.7
                                       ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
Income from operations...............  $     281        3.5  $     502        4.9  $     191        4.3  $     517        7.4
                                       =========  =========  =========  =========  =========  =========  =========  =========

                                       32

UNAUDITED INTERIM RESULTS

     REVENUES -- Revenues increased $2.6 million, or 59.1%, from $4.4 million for the six months ended June 30, 1995, to $7.0 million for the six months ended June 30, 1996. Approximately $1.0 million of this increase was attributable to the acquisition of Sagamore and a majority of the remaining increase was due to increased sales of residential replacement services.

     COST OF SERVICES -- Cost of services increased $1.5 million, or 46.9%, from $3.2 million for the six months ended June 30, 1995 to $4.7 million for the six months ended June 30, 1996, but declined 3.9% as a percentage of revenues from 71.8% for the six months ended June 30, 1995 to 67.9% for the six months ended June 30, 1996. The increase in cost of services was primarily attributable to the increased sales for the six months ended June 30, 1996. The decrease as a percentage of revenues was primarily attributable to improvements in equipment purchasing resulting from the Sagamore acquisition and changes in the mix of services provided.

     SELLING, GENERAL AND ADMINISTRATIVE EXPENSES -- Selling, general and administrative expenses increased $0.6 million, or 54.5%, from $1.1 million for the six months ended June 30, 1995 to $1.7 million for the six months ended June 30, 1996. This increase was primarily attributable to added administrative staff resulting from the acquisition of Sagamore and increased marketing and selling expenses.

1995 COMPARED TO 1994

     REVENUES -- Revenues increased $2.0 million, or 24.7%, from $8.1 million in 1994 to $10.1 million in 1995. The increase in revenues was primarily attributable to increased residential equipment replacement sales of approximately $1.2 million and the start-up of a new construction division.

     COST OF SERVICES -- Cost of services increased $1.5 million, or 25.9%, from $5.8 million in 1994 to $7.3 million in 1995 and was consistent with the increase in sales.

     SELLING, GENERAL AND ADMINISTRATIVE EXPENSES -- Selling, general and administrative expenses increased $0.3 million, or 15.0%, from $2.0 million in 1994 to $2.3 million in 1995. This increase resulted from increased marketing efforts to improve market share.

LIQUIDITY AND CAPITAL RESOURCES -- MERIDIAN & HOOSIER

     The following table sets forth selected information from Meridian & Hoosier's statements of cash flows (dollars in millions):

                                                                  SIX MONTHS
                                            YEAR ENDED              ENDED
                                           DECEMBER 31             JUNE 30
                                       --------------------  --------------------
                                         1994       1995       1995       1996
                                       ---------  ---------  ---------  ---------
                                                                 (UNAUDITED)
Net cash provided by operating
  activities.........................  $     0.4  $     0.7  $     0.2  $     0.2
Net cash used in investing
activities...........................       (0.5)      (0.2)       0.0       (0.9)
Net cash provided by (used in)
financing activities.................        0.3       (0.1)      (0.1)       0.8
                                       ---------  ---------  ---------  ---------
Net increase (decrease) in cash and
  cash equivalents...................  $     0.2  $     0.4  $     0.1  $     0.1
                                       =========  =========  =========  =========

     Net cash provided by operating activities consisted primarily of net income plus depreciation and amortization. Net cash used in investing activities consisted of capital expenditures for property and equipment and the acquisition in 1996 of Sagamore. Net cash provided by (used in) financing activities resulted from borrowing and repayments of long-term obligations and capital lease obligations.

     Meridian & Hoosier had working capital of $1.1 million as of June 30, 1996. It historically has funded its operations with cash flows from operations and borrowings from lenders and its sole stockholder. While there can be no assurance, management of Meridian & Hoosier believes it has adequate cash flows and financing alternatives to fund its operations through the third quarter of 1997.

                                       33

     A-ABC

     Founded in 1972, A-ABC is among the leading providers of home appliances, HVAC and plumbing maintenance, repair and replacement services to the residential and light commercial markets in the Houston metropolitan area.

RESULTS OF OPERATIONS -- A-ABC

     The following table sets forth certain historical selected financial data and data as a percentage of revenues for the periods indicated (dollars in thousands):

                                                                                                              SIX MONTHS
                                                                                                                ENDED
                                                            YEAR ENDED DECEMBER 31                             JUNE 30
                                       ----------------------------------------------------------------  --------------------
                                               1993                  1994                  1995                  1995
                                       --------------------  --------------------  --------------------  --------------------
                                                                                                             (UNAUDITED)
Revenues.............................  $  10,900      100.0% $   8,676      100.0% $   8,707      100.0% $   3,983      100.0%
Cost of services.....................      6,921       63.5      5,574       64.2      5,709       65.6      2,721       68.3
                                       ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
Gross profit.........................      3,979       36.5      3,102       35.8      2,998       34.4      1,262       31.7
Selling, general and administrative
  expenses...........................      2,830       26.0      2,444       28.2      2,348       27.0      1,108       27.8
                                       ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
Income from continuing operations....  $   1,149       10.5  $     658        7.6  $     650        7.4  $     154        3.9
                                       =========  =========  =========  =========  =========  =========  =========  =========
Loss from discontinued operations....  $  (1,452)            $    (142)            $    (115)            $     (92)
                                       =========             =========             =========             =========

                                               1996
                                       --------------------

Revenues.............................  $   4,380      100.0%
Cost of services.....................      2,658       60.7
                                       ---------  ---------
Gross profit.........................      1,722       39.3
Selling, general and administrative
  expenses...........................      1,094       25.0
                                       ---------  ---------
Income from continuing operations....  $     628       14.3
                                       =========  =========
Loss from discontinued operations....  $    (244)
                                       =========

UNAUDITED INTERIM RESULTS

     REVENUES -- Revenues increased $0.3 million, or 7.5%, from $4.0 million for the six months ended June 30, 1995 to $4.4 million for the six months ended June 30, 1996. The increase in revenue was attributable to a $0.3 increase in HVAC installations and a $0.1 million increase in appliance service.

     COST OF SERVICES -- Cost of services was $2.7 million for the six months ended June 30, 1995 and 1996, but decreased as a percentage of revenues from 68.3% to 60.7%. The percentage decrease in cost of services was primarily due to an increase in volume purchase discounts and better utilization of employees resulting in reduced labor costs as a percentage of sales.

     SELLING, GENERAL AND ADMINISTRATIVE EXPENSES -- Selling, general and administrative expenses were $1.1 million for the six months ended June 30, 1995 and 1996.

1995 COMPARED TO 1994

     REVENUES -- Revenues remained constant at $8.7 million for 1994 and 1995.

     COST OF SERVICES -- Cost of services increased $0.1 million, or 1.8%, from $5.6 million in 1994 to $5.7 million in 1995.

     SELLING, GENERAL AND ADMINISTRATIVE EXPENSES -- Selling, general and administrative expenses decreased $0.1 million, or 4.2%, from $2.4 million in 1994 to $2.3 million in 1995.

1994 COMPARED TO 1993

     REVENUES -- Revenues decreased $2.2 million, or 20.2%, from $10.9 million for 1993 to $8.7 million for 1994. The decrease in revenue was primarily attributable to a $0.9 million decrease in appliance service, a $0.7 million decrease in HVAC installations and a $0.4 million decrease in plumbing service, respectively.

     COST OF SERVICES -- Cost of services decreased $1.3 million, or 18.8%, from $6.9 million to $5.6 million in 1994 and was consistent as a percentage of revenue with the reduction in revenue.

     SELLING, GENERAL AND ADMINISTRATIVE EXPENSES -- Selling, general and administrative expenses decreased $0.4 million, or 14.3%, from $2.8 million in 1993 to $2.4 million in 1994. This decrease resulted from a $0.4 million reduction in advertising expense.

                                       34

     INCOME (LOSS) FROM DISCOUNTED OPERATIONS -- Loss from discontinued operations decreased $1.4 million, or 93.3%, from a $1.5 million loss for 1993 to a $0.1 million loss for 1994. The decrease in the loss was primarily attributable to a $0.6 million reduction in salary and benefit cost, a $0.1 million reduction in rent and property tax expense related to certain store closings and a $0.3 million reduction in advertising expense.

LIQUIDITY AND CAPITAL RESOURCES -- A-ABC

     The following table sets forth selected information from A-ABC's statements of cash flows (in millions):

                                                                             SIX MONTHS
                                                 YEAR ENDED                    ENDED
                                                 DECEMBER 31                  JUNE 30
                                       -------------------------------  --------------------
                                         1993       1994       1995       1995       1996
                                       ---------  ---------  ---------  ---------  ---------
                                                                            (UNAUDITED)
Net cash provided by (used in) by
  operating activities...............  $     0.8  $     0.3  $     0.6  $     0.1  $     0.3
Net cash provided by (used in)
  investing activities...............       (1.2)       0.2       (0.4)       0.1       (0.4)
Net cash used in financing
  activities.........................        0.4       (0.4)      (0.1)      (0.3)      (0.1)
                                       ---------  ---------  ---------  ---------  ---------
Net increase (decrease) in cash and
  cash equivalents...................  $     0.0  $     0.1  $     0.1  $    (0.1) $    (0.2)
                                       =========  =========  =========  =========  =========

     From 1993 through the six months ended June 30, 1996, A-ABC generated $2.0 million in net cash from operating activities.

     Cash used in investment activities was primarily attributable to purchasing additional trucks and the net change in the cash provided by (used in) discontinued operations.

     Cash used in financing activities consists primarily of S corporation distributions to the Company's sole shareholder and net borrowings and repayments of long-term obligations.

     A-ABC had a working capital deficit of $0.5 million at June 30, 1996. It historically has funded its operations with cash flows from operations and borrowings from lenders and its shareholder. While there can be no assurance, management of A-ABC believes it has adequate cash flows and financing alternatives to fund its operations through the third quarter of 1997.

                                       35

                                    BUSINESS

GENERAL

     ARS was founded in October 1995 to create the leading national provider of
(i) comprehensive maintenance, repair and replacement services for HVAC systems, including IAQ, and for plumbing, electrical and other systems in homes and small commercial buildings and (ii) new installation services of those systems in homes and small commercial facilities under construction (collectively, "residential services"). To achieve this goal, the Company intends to implement an aggressive acquisition program and a national operating strategy designed to increase internal revenue growth, improve profitability and capitalize on cost efficiencies. During fiscal 1995, the combined revenues of the Founding Companies totaled $114.6 million, of which maintenance, repair and replacement services accounted for approximately 48% and new installation services accounted for approximately 52%. The Company believes the profitability of its maintenance, repair and replacement business benefits from its installation services operations as a result of (i) the significant volume of purchases of HVAC systems for its high-volume installation services and (ii) the addition of new customer and equipment information in the Company's marketing database. This database provides the Company with valuable information that can be used to expand the Company's future residential services revenue base. In addition, new installation services provide the Company with cooperative advertising credits from the HVAC system manufacturers which it uses for promoting its maintenance, repair and replacement services for residential HVAC systems. Through leveraging these benefits, acquiring new service companies and internal development, the Company intends to emphasize the growth of its higher-margin maintenance, repair and replacement services business.

     ARS has definitive agreements to acquire the seven Founding Companies simultaneously with the closing of this Offering. The Founding Companies have been in business an average of 31 years and provide various residential services in and around the Houston and Washington-Baltimore metropolitan areas, Richmond, Virginia, throughout South Carolina, southeast Florida and central Indiana (primarily Indianapolis). The Company is a leading provider of one or more residential services in each region in which it operates. During fiscal 1995, the Company's service and installation technicians (totaling approximately 1,000 as of June 30, 1996) responded to approximately 263,000 maintenance, repair and replacement service calls and installed approximately 15,100 HVAC systems in newly built homes, apartments and commercial buildings. Three of the largest Founding Companies, representing approximately 63% of the Company's fiscal 1995 combined revenues, have been members of an industry-sponsored practice-sharing group for the past six years. Through this arrangement, they have developed common marketing plans, computer systems and other operational practices in order to develop "best practices" in their respective markets. The Company believes building upon this arrangement to include all of the Founding Companies will aid in the initial integration of the Founding Companies following the closing of this Offering.

INDUSTRY OVERVIEW

     Based on information provided by the Founding Companies and available industry data, the Company believes the HVAC, plumbing and electrical industries in the United States represent an annual market in excess of $40 billion, of which maintenance, repair and replacement services account for in excess of $25 billion. It also believes this market is served by over 50,000 companies, consisting predominantly of small, owner-operated businesses operating in single local geographic areas and providing a limited range of services. It believes the majority of owners in its industry have limited access to adequate capital for modernization, training and expansion and limited opportunities for liquidity in their businesses.

     The Company believes significant opportunities are available to a well capitalized, national company employing professionally trained, customer-oriented service technicians and providing a full complement of high-quality residential services in an industry that has been characterized by inconsistent quality, reliability and pricing. It also believes the highly fragmented nature of the residential services industry will provide it with significant opportunities to consolidate the capabilities and resources of a large number of existing residential services businesses.

                                       36

BUSINESS STRATEGY

     The Company plans to achieve its goal of becoming the leading national provider of professional, high-quality residential services by emphasizing growth through acquisitions and implementing a national operating strategy that enhances internal revenue growth and profitability and achieves cost efficiencies.

     GROWTH THROUGH ACQUISITION. The Company intends to implement an aggressive acquisition program targeting large metropolitan and high-growth suburban areas with attractive residential demographics. The Company's acquisition strategy involves entering new geographic markets and expanding within existing markets.

      o ENTERING NEW GEOGRAPHIC MARKETS. In each new market, the Company will initially target for acquisition one or more leading local or regional companies providing residential services and having the critical mass necessary to be a core business with which other residential service operations can be consolidated. An important criterion for these acquisition candidates will be superior operational management personnel, whom the Company generally will seek to retain.

      o EXPANDING WITHIN EXISTING MARKETS. Once the Company has entered a market, it will seek to acquire other well-established service companies operating within that region, in order to expand its market penetration and range of services it offers in that market. The Company also will pursue "tuck-in" acquisitions of smaller residential services companies whose operations can be incorporated into the Company's existing operations without any significant increase in infrastructure.

     IMPLEMENTATION OF A NATIONAL OPERATING STRATEGY. The Company intends to implement a national operating strategy employing "best practices" designed to increase internal growth and profitability through enhanced operations and the achievement of cost efficiencies.

      o INTERNAL GROWTH. The Company will review its operations at the local and regional operating levels (as well as examining practices in other service industries) in order to identify certain "best practices" that will be implemented throughout its operations. For example, the Company intends to provide 24-hour emergency service at each of its locations and to monitor service call quality by attempting to contact each of its service customers promptly following a service call. In addition, the Company intends to utilize a national training program to improve and keep current the technical, selling and customer relations skills of its service technicians and will use specialized computer technology at each of its locations to improve communications, vehicle dispatch and service quality and responsiveness. Management believes these practices will enable the Company to provide superior customer service and maximize sales opportunities. This service-oriented strategy will also allow the Company to reinforce its brand image at the local level while fostering its efforts to develop a national brand name.

      o COST EFFICIENCIES. The Company believes it should be able to reduce the total operating expenses of the Founding Companies and other acquired businesses by eliminating duplicative administrative functions in tuck-in acquisitions and consolidating certain functions performed separately by each company prior to its acquisition. In addition, the Company believes that, as a large, national residential services company, it should experience reduced costs (as a percentage of revenues) compared to those of the individual Founding Companies and other acquired companies in such areas as: the purchase of equipment for resale, service vehicles, parts and tools; vehicle and equipment maintenance; financing arrangements; employee benefits; and insurance and bonding.

ACQUISITION STRATEGY

     Given the large size and fragmentation of the residential services industry, the Company believes there are numerous potential acquisition candidates both within the markets currently served by the Company and in other large metropolitan and high-growth suburban markets. The Company intends to implement an aggressive acquisition program to expand into these new markets and to enhance its position in existing markets.

                                       37

     In new markets, the Company will target for acquisition one or more leading local or regional residential services companies. Generally, these companies will be run by successful entrepreneurs whom the Company will endeavor to retain and will be of sufficient size to provide the basis for future Company expansion within a given market. Through implementation of its national operating strategy, the Company will aid the acquired companies (operating on a decentralized basis) in increasing their revenues and improving their profitability. Once the Company has entered a market, it will seek to acquire other residential services providers in order to expand its share of that market and increase the range of services offered in that market. Some of the acquisitions within existing markets will be large enough to warrant their own operating and management structure while other acquisitions will be small enough to be folded into an existing operation without significantly increasing the Company's infrastructure. If an acquisition is large enough to warrant its own operating structure, the Company will develop a regional operating plan whereby these companies can benefit from regional operating efficiencies such as shared marketing efforts, centralized maintenance, local purchasing power, expanded service line management expertise and other economies of scale.

     Each of the Company's acquisition candidates will be expected to demonstrate potential for revenue growth and profitability. The Company will also evaluate certain qualitative characteristics of acquisition candidates, including their reputations in their respective geographic regions, the size and other characteristics of customer bases, the quality and experience levels of operational management and service technicians, the amount, type and condition of their equipment and facilities and their operating histories. The Company believes there are numerous acquisition candidates that meet the Company's acquisition criteria.

     The Company believes it will be regarded by many owners of residential services businesses as an attractive acquirer because of: (i) the Company's strategy for creating a large, professionally managed company with national name recognition and a reputation for quality service and customer satisfaction; (ii) management's experience in consolidations; (iii) the Company's decentralized operating strategy; (iv) the Company's increased visibility and access to financial resources as a public company; (v) the potential for increased profitability due to centralized administrative functions, enhanced systems capabilities and access to increased marketing resources; and (vi) depending on the size of the acquisition, the ability of the business being acquired to participate in the Company's growth and expansion, while realizing liquidity.

     The Company has analyzed various data on the residential services industry and individual businesses within the industry and believes it is well positioned to implement its acquisition program promptly following this Offering. Based on the Company's experience in connection with the acquisitions of the Founding Companies, the Company believes the senior executives of the Founding Companies will be instrumental in identifying and completing future acquisitions. Several of these executives have had leadership roles in both national and regional residential services trade associations, which have allowed these principals to become personally acquainted with other owners of residential services businesses across the country. The Company believes that the visibility of these individuals within these associations will increase the industry's awareness of the Company and its acquisition program, thereby attracting interest from owners of other residential services companies. In addition, several members of the Company's executive management team have worked together for a number of years and have significant experience in negotiating, closing and integrating acquisitions in various industries. Within the past several months, the Company has contacted the owners of a number of residential services businesses, several of whom have expressed interest in having their businesses acquired by the Company. The Company currently has no binding agreements to effect any acquisition other than in connection with the Founding Companies. The timing, size and success of the Company's acquisition efforts and the associated potential capital commitments cannot be readily predicted.

     As consideration for future acquisitions, the Company intends to use various combinations of its Common Stock, cash and notes. The consideration for each future acquisition will vary on a case-by-case basis, with the major factors being historical operating results, the future prospects of the business to be acquired and the ability of that business to complement the services offered by the Company. The Company

                                       38

intends to register 5,000,000 additional shares of Common Stock under the Securities Act during the fourth quarter of 1996 for its use in connection with future acquisitions. See "Risk Factors -- Dependence on Acquisitions for Growth," "-- Need for Additional Financing" and "-- Potential Effect of Shares Eligible for Future Sale on Price of Common Stock."

SERVICES PROVIDED

     The Company provides a variety of maintenance, repair and replacement services for HVAC, plumbing, electrical and other systems in homes and small commercial buildings. It also installs such operating systems in new homes and small commercial buildings under construction. The Company's maintenance, repair and replacement services include: checkups, cleaning, repair and replacement of HVAC systems and associated parts; maintenance, repair and replacement of electrical switches, outlets, lines, panels and fixtures; repair and replacement of bathroom fixtures, water filters and water heaters; cleaning, repair and replacement of pipes, sewer lines and residential sanitary systems; and maintenance, repair and replacement of other residential systems, including home appliances and fireplaces. In connection with its repair and replacement services, the Company sells on a retail basis a wide range of HVAC, plumbing, electrical and other equipment, including complete heating and air conditioning systems and a variety of HVAC, plumbing and electrical parts and system components. As a subcontractor to builders, it installs complete central heating and air conditioning systems, electrical systems, plumbing systems and other systems, including fireplaces, in newly constructed homes and small commercial buildings.

     The following table shows, by region, the approximate percentages of the combined Founding Companies' revenue for fiscal 1995 represented by maintenance, repair and replacement services and new installation services, respectively.

                                                                              OTHER
                                        HVAC     PLUMBING     ELECTRICAL     SERVICES
                                        ----     --------     ----------     --------
MAINTENANCE, REPAIR AND
  REPLACEMENT SERVICES:
     Houston Metropolitan Area.......    8%         10%            1%            6%
     Washington-Baltimore
       Metropolitan Area and
       Richmond, Virginia............     6           -             -             -
     South Carolina..................     3           -             -             -
     Southeast Florida...............     6           -             -             -
     Indianapolis and Central
       Indiana.......................     8           -             -             -
                                        ----     --------     ----------     --------
                                        31%         10%            1%            6%
                                        ====     ========     ==========     ========

NEW INSTALLATION SERVICES:
     Houston Metropolitan Area.......    -%          -%            -%            -%
     Washington-Baltimore
       Metropolitan Area and
       Richmond, Virginia............    20           -             -             5
     South Carolina..................     6           4             5             -
     Southeast Florida...............    11           -             -             -
     Indianapolis and Central
       Indiana.......................     1           -             -             -
                                        ----     --------     ----------     --------
                                        38%          4%            5%            5%
                                        ====     ========     ==========     ========

     An important element of the Company's growth strategy is to increase the range of residential services, particularly the maintenance, repair and replacement services it provides, in each of its regions through acquisitions and internally generated growth. Accordingly, the percentages in the foregoing table are expected to change over time as the Company implements its growth strategy. In addition, the Company intends to provide a full range of these services in new geographic areas into which it will expand, principally by acquisitions. See "-- Business Strategy."

                                       39

     One strategy by which the Company will attempt to increase the reach of its residential services is through the utilization of its ARS Energy Services Company ("ARS Energy") subsidiary. This subsidiary has been organized for the purpose of formulating and implementing strategic alliances with major national and regional companies that may be able to integrate the Company's residential services with their own products or services and thereby make the Company's services available to their customers. These participants may include utilities, equipment manufacturers, home remodeling companies, home supply distributors, realtors, insurance companies, restaurant chains and other multi-location retailers.

     Meridian & Hoosier is the only Founding Company that currently maintains, repairs and replaces commercial heating and air conditioning units in large commercial facilities. As a result of acquisitions or otherwise, the Company's provision of these and other services to such facilities may be expanded.

OPERATIONS

     The Company intends to operate on a decentralized basis, with the management of each operating location responsible for its day-to-day operations, profitability and growth. Local management will be supported by the Company's marketing and advertising strategies and programs and will be provided appropriate support in developing optimal pricing strategies. Financial resources for improved systems and expansion of services, training programs, financial controls, purchasing information and operating expertise will be shared among locations to improve productivity, lower operating costs and improve customer satisfaction to stimulate internal growth. While the local management will operate with a high degree of autonomy and be empowered to make the necessary operating decisions, adherence to Company training, safety, customer satisfaction, accounting and internal control policies will be required. Frequent communication with the Company's executive management team will be integral to the Company's achieving the benefits that are anticipated by the consolidation of these businesses into a single company.

     The Company's residential service operations are coordinated by local operations centers, which are staffed by order entry and customer service personnel, operations or service coordinators, and inventory, vehicle maintenance and office personnel. These centers use specialized computer and communications technology to process orders, arrange service calls, ensure timely delivery of required repair parts or new equipment, communicate with customers and service technicians and invoice customers. A typical maintenance, repair or replacement service call begins with either the customer telephoning a local operations center and requesting an estimate or placing an order for repair service or the Company calling the customer to make an appointment for periodic service agreement maintenance. Coordination and deployment of service technicians are managed by the operations center through communications systems linked to the center's computer system, cellular telephone, pager or radio.

     Service personnel work out of service vehicles, which are equipped with an inventory of equipment and commonly required tools, parts and supplies needed to complete a variety of jobs. The service technician assigned to a service call is generally responsible for driving to the service location, initiating the customer contact, analyzing the problem and job requirements, providing the price quotation, overseeing the work and collecting payment for the service. Payment for maintenance, repair and replacement services not covered by a service contract is generally made in cash or by check or credit card at the job site, except for certain well-established customers.

     During fiscal 1995, the Company's service technicians responded to approximately 263,000 maintenance, repair and replacement service calls, of which approximately 54,000 were requests for services under the Company's monitoring service contracts, approximately 22,000 were requests for service under the Company's warranty service contracts and approximately 187,000 were requests for emergency or other services not under contract. These calls covered a wide variety of services, including the replacement of approximately 9,000 HVAC systems. Service histories on past customers are generally available to the customer service representatives in a continuously updated computer database matched to addresses in the local service area.

                                       40

     The Company's new installation services are generally provided to builders of new homes and small commercial facilities. During 1995, the Company was involved in the installation of approximately 15,100 HVAC systems in new homes and commercial facilities.

     Typically, new installation service begins with the customer providing the architectural plans or mechanical drawings for the particular home or an entire tract of homes or other facility to be constructed and either requesting a bid or entering into direct negotiation for the work required. The Company's new installation personnel analyze the plans to determine the labor, materials and equipment type and size required for the installation of the system specified, price the job and either bid for or negotiate the written contract for the job. In HVAC installations, most of the required air ducts are fabricated and, together with the other equipment to be installed, partially pre-assembled in the Company's facilities and readied for delivery to the job site. The equipment and supplies necessary for the particular job are ordered from the suppliers or manufacturers, and delivery generally is timed according to the builder's schedule. The installation work is coordinated with the builder's construction supervisors. Scheduled draw payments for these services generally are obtained within 30 days of completing the installation, at which time any mechanics' and materialmen's liens securing the rights to such payments are released. Interim payments are often obtained to cover the Company's labor and materials costs on large installation projects.

     Except for the air ducts fabricated by the Company for use in its installation services operations, substantially all the equipment and component parts the Company sells or installs are purchased from manufacturers and other outside suppliers. The Company is not materially dependent on any of these outside sources. See " -- Sources of Supply."

SALES AND MARKETING

     In the Founding Companies, the Company believes it has acquired well known and established businesses that are leading providers of one or more residential services in their geographic markets. The Company intends to build on this foundation through the use of advertising to expand name recognition and the adoption of best practices to increase the quality of services provided. For example, the Company intends to implement the uniform practice whereby the Company's customers each receive prompt follow-up inquiries to determine customer-satisfaction levels and to arrange for follow-up service calls if necessary. The Company believes this practice can be uniformly implemented at each of its service locations without material cost to the Company.

     In each of the market areas in which the Company provides residential maintenance, repair and replacement services, vigorous advertising campaigns have traditionally been emphasized by the Founding Companies. These campaigns have used mailouts, yellow pages, newspapers, radio and television to promote the services offered under their particular trade names or service marks. These advertising campaigns have been effective in creating name recognition and customer identification with the Founding Companies for the quality of the services they offer in their local areas. The Company expects for the foreseeable future to retain the trade names and service marks of the Founding Companies in its advertising and promotional materials in their local areas, but intends over time to promote and establish the Company's name and service marks nationally. See "-- Intellectual Property."

     The Company also views its existing service contracts as an important way of retaining its customer base. The Company has several general types of service contracts: "maintenance and repair" contracts whereby the Company maintains and repairs selected residential HVAC, plumbing, electrical and other systems for a period of time for a fixed fee and "maintenance only" or "repair only" contracts whereby the Company makes periodic inspections of a residential system and provides certain preventative maintenance for a period of time for a fixed fee. The Company had approximately 31,000 service contracts in effect as of June 30, 1996, which generally have one-year terms. The Company believes that such service contracts provide the Company with flexibility in determining the timing for delivery of its services, thereby generating greater stability in the level of demand for services throughout different seasons of the year. See " -- Seasonality." Certain states regulate the provision of service under residential services warranty contracts. See "-- Governmental Regulation and Environmental Matters."

                                       41

     With respect to its new installation business, the Company's marketing strategy focuses on cultivating long-term relationships with its national, regional and local home builder and general contractor customers. The Company's marketing efforts with these customers primarily involve direct sales contacts emphasizing the Company's quality of services and reliability. In addition, labels with the Company's name and phone number are applied to newly installed equipment, and direct telemarketing sales efforts for service contracts are timed to closely coincide with the expiration of manufacturer warranties on Company installed equipment. Therefore, the Company believes new installation business generally leads to maintenance, repair and replacement business.

     The Company has numerous customers. No single customer accounted for more than 10% of the Company's revenues during fiscal 1995.

HIRING, TRAINING AND SAFETY

     The Company will seek to ensure through its hiring procedures and continuous training programs that all service technicians it uses meet safety standards established by the Company, its insurance carriers and federal, state and local laws and regulations. The Company reviews prospective permanent service technicians to ensure they are trained thoroughly in their trades, the Company's procedures and customer satisfaction standards, possess the required trade licenses and have acceptable driving records. In addition, the Company intends to require certain employees to take a physical exam and pass periodic drug tests.

     The Company intends to have continuous training programs in place to provide initial, refresher and upgrade training programs to trainees, apprentices and service and installation technicians. These programs typically are presented by the Company's senior master plumbers, electricians, heating and air conditioning service technicians and safety supervisors. For example, in Houston, the Company operates a 150-seat classroom and training facility incorporating "hands on" training stations where service personnel, apprentices and new trainees can work on functioning HVAC, plumbing, electrical and other systems under the supervision of skilled tradesmen. A safety supervisor at this facility conducts both initial and continuous comprehensive training classes for all personnel and works with operating management to observe and evaluate safety procedures in an effort to constantly improve the effectiveness of the Company's safety programs.

VEHICLES AND FACILITIES

     The Company operates a fleet of approximately 825 owned or leased service trucks, vans and support vehicles in its operations. It believes these vehicles generally are well-maintained, ordinary wear and tear excepted, and adequate for the Company's current operations.

     The Company has 25 facilities at its 16 service locations, six of which it owns and 19 of which are leased under leases with remaining terms ranging from 18 months to 10 years from the date hereof on terms the Company believes to be commercially reasonable. Some of these leases are with affiliates of the Founding Companies. See "Certain Transactions -- Real Estate and Other Transactions." Total rental expense for the Company's facilities leases in fiscal 1995 (excluding certain discontinued retail appliance operations) was approximately $1.6 million. The Company currently plans to consolidate a small number of its leased facilities in the Houston and southeast Florida markets. The Company does not expect to incur any material costs in connection with these consolidations.

     The Company's facilities consist principally of offices, garages and maintenance and warehouse facilities. The Company's principal operating facilities include (i) a 60,000 square foot facility owned by the Company and located in Houston, Texas, which is the operational base for Crown, (ii) a 36,000 square foot leased facility in Manassas, Virginia, which serves as the principal fabrication and production facility for General Heating, (iii) a 36,000 square foot leased facility in Savage, Maryland, which serves as a distribution, fabrication, production and administrative facility for General Heating, (iv) a 62,500 square foot leased facility in Charleston, South Carolina, which is the headquarters for Atlas and (v) a 29,000 square foot leased facility in Margate, Florida, which serves as the principal office and fabrication facility

                                       42

for Florida HAC. The Company believes its facilities are well-maintained and adequate for the Company's existing and planned operations at each operating location.

     After completion of this Offering, the Company will lease its principal executive and administrative offices in Houston, Texas, and is currently in the process of obtaining office space for this purpose.

INTELLECTUAL PROPERTY

     The Company owns various trademarks, service marks and trade names, which it uses in its local operations, advertising and promotions. Initially, the Founding Companies and subsequently acquired businesses will continue to use their respective trade names and service marks in their local areas. Meridian & Hoosier currently is using the "DIAL ONE" name and related logos and marks under a franchise agreement. See "Certain Transactions -- Real Estate and Other Transactions." The Company intends to adopt and implement throughout its operations uniform service names and markings for use on its vehicles and in its advertising and promotional materials. See "Business -- Sales and Marketing."

EMPLOYEES

     As of June 30, 1996, the Company had approximately 1,400 employees (excluding sales personnel from A-ABC's discontinued retail appliance operations), of which approximately 1,000 were service and installation technicians, approximately 270 were clerical and administrative personnel, approximately 46 were sales personnel and approximately 75 were management personnel. The Company does not anticipate any significant reductions in staff as a result of consolidation of the operations of the Founding Companies. Rather, as it implements its internal growth and acquisition strategies, the Company expects that the number of employees will increase. The Company is not a party to any collective bargaining agreements. The Company has not experienced any strikes or work stoppages and believes its relationship with its employees is good.

     The residential services business is characterized by, among other things, high turnover rates among service technicians. A substantial majority of the service technician turnover experienced by the Founding Companies in recent years has been during the extended screening period in the first year of employment. The Company's future success will depend, in part, on its ability to continue to attract, retain and motivate qualified service technicians and operational management personnel. One way by which the Company hopes to attract, retain and motivate such personnel is by offering them a more comprehensive benefits package at less cost to the employee than is typical in the industry. The Company expects to be able to offer such a package in a cost effective manner because of the large number of persons it will employ on closing of this Offering.

SOURCES OF SUPPLY

     The raw materials used in the Company's operations, such as HVAC system components, sheet metal, electrical components and copper and PVC tubing, are generally available from domestic suppliers at competitive prices. The Company believes that the combined entity will be able to obtain a price savings on raw materials through volume purchases. The Company does not currently have any significant company-wide contracts relating to the supply of equipment or materials. The Company has not experienced any significant difficulty in obtaining adequate supplies to conduct its operations.

SEASONALITY

     The Company's installation, maintenance, repair and replacement operations are subject to seasonal variations in the different lines of service. Except in southeast Florida and South Carolina, the demand for new installations is lower during the winter months because new construction activity is lower as a result of colder weather. Demand for HVAC services is generally higher in the second and third quarters. Accordingly, the Company expects its revenues and operating results generally will be correspondingly lower in its first and fourth quarters.

                                       43

COMPETITION

     The market for residential services is highly competitive. The Company believes that the principal competitive factors in the residential services industry are (i) timeliness, reliability and quality of services provided, (ii) range of services provided, (iii) market share and visibility and (iv) price. The Company believes its strategy of creating a leading national provider of comprehensive residential services directly addresses these factors. The ability of the Company to recruit, train and retain highly motivated service technicians to provide quality services should be enhanced by its ability to utilize professionally managed recruiting and training programs. In addition, the Company expects to offer compensation, health and savings benefits that are more comprehensive than most offered in the industry. See "Business -- Hiring, Training and Safety." Quality of service should be enhanced by the implementation and continuous reinforcement of customer satisfaction policies, retraining and follow-up with the customer. Competitive pricing is possible through the implementation of the cost saving opportunities that exist across each of the service lines offered and from productivity improvements.

     Most of the Company's competitors are small, owner-operated companies that typically operate in a single local geographic area. Certain of these smaller competitors may have lower overhead cost structures and, consequently, may be able to provide their services at lower rates. Moreover, many homeowners have traditionally relied on individual persons or small repair service firms with whom they have long-established relationships for a variety of home repairs. The Company believes there are currently only three public companies, Roto-Rooter, Inc., Service Experts, Inc. and Baltimore Gas & Electric Company (through a subsidiary), focused on providing residential services in some of the same services lines provided by the Company. There are a number of national chains, such as Home Depot, Sears and Builders Square, that sell a variety of plumbing fixtures and equipment, and heating and air conditioning equipment for residential use and offer, either directly or through various subcontractors, installation, warranty and repair services. Other companies or trade groups engage in franchising their names and marketing programs in some residential services lines. In the future, competition may be encountered from, among others, the unregulated business segments of regulated gas and electric utilities or from newly deregulated utilities in those industries entering into various residential service areas. Certain of the Company's competitors and potential competitors have greater financial resources than the Company to finance residential services acquisition and development opportunities, to pay higher prices for the same opportunities or to develop and support their own residential services operations if they decide to enter the field.

GOVERNMENTAL REGULATION AND ENVIRONMENTAL MATTERS

     Many aspects of the Company's operations are subject to various federal, state and local laws and regulations, including, among others, (i) permitting and licensing requirements applicable to service technicians in their respective trades, (ii) building, HVAC, plumbing and electrical codes and zoning ordinances, (iii) laws and regulations relating to consumer protection, including laws and regulations governing service contracts for residential services, and (iv) laws and regulations relating to worker safety and protection of the environment.

     The Company believes it has all required permits and licenses to conduct its operations and is in substantial compliance with applicable regulatory requirements relating to its operations. Failure of the Company to comply with the applicable regulations could result in substantial fines or revocation of the Company's operating permits.

     A large number of state and local regulations governing the residential services trades require various permits and licenses to be held by individuals. In some cases, a required permit or license held by a single individual may be sufficient to authorize specified activities for all the Company's service technicians who work in the geographic area covered by the permit or licenses. The Company intends to implement a policy to ensure that, where allowed, any such permits or licenses that may be material to the Company's operations in a particular geographic region are held by at least two persons within that region.

     The Company's operations are affected by numerous federal, state and local environmental laws and regulations, including those governing vehicle emissions and the use and handling of refrigerants. The

                                       44

technical requirements of these laws and regulations are becoming increasingly expensive, complex and stringent. Federal and state environmental laws include statutes intended to allocate the cost of remedying contamination among specifically identified parties. The Comprehensive Environmental Response, Compensation, and Liability Act ("CERCLA" or "Superfund") imposes strict, joint and several liability on owners or operators of facilities at, from, or to which a release of hazardous substances has occurred, on parties who generated hazardous substances that were released at such facilities, and on parties who arranged for the transportation of hazardous substances to such facilities. A majority of states have adopted "Superfund" statutes comparable to and, in some cases, more stringent than CERCLA. If the Company were to be found to be a responsible party under CERCLA or a similar state statute, the Company could be held liable for all investigative and remedial costs associated with addressing such contamination. In addition, claims alleging personal injury or property damage may be brought against the Company as a result of alleged exposure to hazardous substances resulting from the Company's operations. None of the Founding Companies has been notified that it is a potentially responsible party under CERCLA or any similar state statute.

     The Company's operations are subject to the federal Clean Air Act, as amended (the "Clean Air Act"), which governs air emissions and imposes specific requirements on the use and handling of chlorofluorocarbons and certain other refrigerants ("CFCs"). Clean Air Act regulations require the certification of service technicians involved in the service or repair of systems, equipment and appliances containing these refrigerants and also regulate the containment and recycling of these refrigerants. These requirements have increased the Company's training expenses and expenditures for containment and recycling equipment. The Clean Air Act is intended to ultimately eliminate the use of CFCs in the United States and require alternative refrigerants to be used in replacement HVAC systems. The implementation of the Clean Air Act restrictions has also increased the cost of CFCs in recent years and is expected to continue to increase such costs in the future. As a result, the number of conversions of existing HVAC systems which use CFCs to systems using alternative refrigerants is expected to increase.

     The Company's operations in certain geographic regions are subject to laws that will, over the next few years, require specified percentages of vehicles in large vehicle fleets to use "alternative fuels," such as compressed natural gas ("CNG") or propane, and to meet reduced emissions standards. A significant proportion of the vehicles in the Crown fleet that are currently in service have been converted to use either CNG or gasoline. The Company does not anticipate that the cost of additional fleet conversion that may be required under current laws will be material. Future costs of compliance with these laws will be dependent upon the number of vehicles purchased in the future for use in the covered geographic regions, as well as the number and size of future business acquisitions by the Company in these regions. The Company cannot determine to what extent its future operations and earnings may be affected by new regulations or changes in existing regulations relating to vehicle emissions.

     Prior to entering into the agreements relating to the Acquisitions, the Company evaluated the properties to be acquired and property leases to be assumed in the Acquisitions, and engaged an independent environmental consulting firm to conduct or review assessments of environmental conditions at certain properties owned or operated by the Founding Companies. No material environmental problems were discovered in these reviews, and the Company is not otherwise aware of any actual or potential environmental liabilities of the Founding Companies that would be material to the Company. The Company intends to implement various programs to promote compliance with applicable health and worker safety regulations and to increase employee safety awareness.

     Capital expenditures for property, plant and equipment for environmental control facilities during fiscal 1995 were not material. The Company does not currently anticipate any material adverse effect on its business or consolidated financial position as a result of future compliance with existing environmental laws and regulations controlling the discharge of materials into the environment. Future events, however, such as changes in existing laws and regulations or their interpretation, more vigorous enforcement policies of regulatory agencies or stricter or different interpretations of existing laws and regulations may require additional expenditures by the Company which may be material.

                                       45

LITIGATION AND INSURANCE

     The Company is, from time to time, a party to litigation arising in the normal course of its business, most of which involves claims for personal injury and property damage incurred in connection with its operations. The Company is not currently involved in any litigation the Company believes will have a material adverse effect on its financial condition or results of operations.

     The Company maintains various worker safety and quality control programs in an attempt to reduce the risk of potential damage to persons and property. In addition, the Company maintains insurance in such amounts and against such risks as it deems prudent. No assurance can be given such insurance will be sufficient under all circumstances to protect the Company against significant claims for damages. The occurrence of a significant event not fully insured against could materially and adversely affect the Company's financial condition and results of operations. Moreover, no assurance can be given the Company will be able to maintain adequate insurance in the future at commercially reasonable rates or on acceptable terms.

                                       46

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

     The following table sets forth certain information concerning each of the Company's current directors, the eight persons nominated to become directors on closing of this Offering and the executive officers of the Company (ages are as of June 30, 1996):

                 NAME                    AGE                                 POSITION
- -------------------------------------   ---   ---------------------------------------------------------------------
C. Clifford Wright, Jr...............   43    Director, President and Chief Executive Officer
Howard S. Hoover, Jr.................   57    Director, Chairman of the Board
Gorden H. Timmons....................   47    Director* and Chief Operating Officer*; President of Atlas
William P. McCaughey.................   38    Director, Executive Vice President - Planning and Development
John D. Held.........................   34    Senior Vice President, General Counsel and Secretary
Frank N. Menditch....................   44    Director*; President of General Heating
Elliot Sokolow.......................   53    Director*; President of Florida HAC
A. Jefferson Walker III..............   34    Treasurer
Michael Mamaux.......................   30    Controller
Thomas N. Amonett....................   53    Director*
Robert J. Cruikshank.................   65    Director*
Randall B. Hale......................   33    Director*
Nolan Lehmann........................   52    Director*
Don D. Sykora........................   65    Director*

- ------------

* Appointment will become effective on closing of this Offering.

     C. CLIFFORD WRIGHT, JR. has been President and Chief Executive Officer and a director of the Company since November 1995. Since February 1996, Mr. Wright has also served as President and Chief Executive Officer of EHC. From 1991 to 1995, Mr. Wright was Vice President and Chief Financial Officer of American Ecology Corporation. From 1990 to 1991, Mr. Wright was a Director of Corporate Finance with KPMG Peat Marwick. Prior thereto, he was a divisional vice president in finance and planning of Browning-Ferris Industries, Inc. ("BFI"). Mr. Wright is a Certified Public Accountant.

     HOWARD S. HOOVER, JR. has been Chairman of the Board of the Company since November 1995. Since February 1996, Mr. Hoover has also served as Chairman of EHC. From 1970 until 1991, Mr. Hoover was employed by BFI and served during his tenure as a director and in various management capacities as a member of the Senior Management Committee, Senior Vice President, General Counsel and Secretary. From 1992 until 1995, Mr. Hoover was engaged in various business development and consulting activities.

     GORDEN H. TIMMONS founded Atlas in 1976 and has served as its President since that time. Mr. Timmons was a founder of the Charleston Chapter of the Air Conditioning Contractors of America ("ACCA") and is a past President of that Chapter. Mr. Timmons has been active in computer systems development for HVAC companies and is a frequent speaker at national industry conventions.

     WILLIAM P. MCCAUGHEY has been Executive Vice President - Planning and Development and a director of the Company since November 1995. Since February 1996, Mr. McCaughey has also served as Executive Vice President of EHC. From 1992 to 1995, Mr. McCaughey was Treasurer of American Ecology Corporation. From 1991 to 1992, he was President of Environmental Financial Services, Inc., a research and consulting firm. He served as Vice President and Corporate Treasurer of Republic Waste Industries, Inc. from 1990 to 1991 and, prior thereto, was employed by BFI in several financial positions from 1982 to 1990. Mr. McCaughey is a Chartered Financial Analyst.

     JOHN D. HELD has been Senior Vice President, General Counsel and Secretary of the Company since March 1996. Mr. Held also has served as Vice President and Secretary of EHC since March 1996. From October 1995 to March 1996, he was an associate at the law firm of Liddell, Sapp, Zivley, Hill and LaBoon, LLP. Mr. Held was Associate General Counsel of American Ecology Corporation from 1994 to 1995 and was an associate at the law firm of Baker & Botts, L.L.P. prior thereto.

                                       47

     FRANK N. MENDITCH has been President of General Heating for more than the past five years. Mr. Menditch is a past president of the National Capital Chapter of ACCA and of the Metro Washington Heat Pump Association. Mr. Menditch holds Master Air Conditioning licenses in various jurisdictions.

     ELLIOT SOKOLOW was a founder of Florida HAC in 1970 and has served as its president since 1977. Mr. Sokolow served as national President of ACCA in 1992 and 1993, and is the President-Elect of the Florida Air Conditioning Contractors Association.

     A. JEFFERSON WALKER III joined the Company in April 1996 as Treasurer and was a consultant to the Company from January 1996 to March 1996. Mr. Walker has also served as Treasurer of EHC since March 1996. From 1993 to January 1996, he was employed by American Ecology Corporation as a Manager-Financial Analysis and Assistant Treasurer. From 1990 to 1993, Mr. Walker served as a Senior Financial Analyst and Assistant Banking Officer of Mellon Bank Corporation in Houston, Texas. Mr. Walker was a financial analyst at BFI from 1988 to 1989.

     MICHAEL MAMAUX joined the Company and EHC in April 1996 as Controller. From 1995 until April 1996, Mr. Mamaux was an assistant corporate controller at U.S. Delivery Systems, Inc. Prior thereto, he was a Senior Auditor at Arthur Andersen LLP. Mr. Mamaux is a Certified Public Accountant.

     THOMAS N. AMONETT has served as President and a director of Reunion Resources Company (previously known as Buttes Gas and Oil Company), a Houston-based company primarily engaged in manufacturing high volume, precision plastic products; providing engineered plastic services; oil and gas exploration, development and production; and wine grape vineyard development, since 1992 and as acting Chief Executive Officer of Weatherford Enterra, Inc. since July 1996. Previously, he was Of Counsel with the law firm of Fulbright & Jaworski L.L.P. from 1986 to 1992. Prior thereto, he was President and a director of Houston Oil Fields Company, an oil and gas exploration and production company, from 1982 to 1986. Mr. Amonett also currently serves as a director of Air-Cure Technologies, Inc., PetroCorp Incorporated and Weatherford Enterra, Inc.

     ROBERT J. CRUIKSHANK is primarily engaged in managing his personal investments in Houston. Prior to his retirement in 1993, he was a Senior Partner in the accounting firm of Deloitte & Touche. Mr. Cruikshank serves as a director of Houston Industries Incorporated, MAXXAM Inc., Kaiser Aluminum Corporation, Compass Bank-Houston and Texas Biotechnology Corporation.

     RANDALL B. HALE has been a Vice President of Equus Capital Management Corporation ("ECMC") and Equus II (see "Certain Transactions" and "Security Ownership of Certain Beneficial Owners and Management") since 1992 and a director of ECMC since February 1996. Mr. Hale currently serves as an officer or director of several private businesses. From 1985 to 1992, he was employed by Arthur Andersen LLP, where he served in an accounting and financial advisory capacity to a number of publicly traded and private companies. Mr. Hale is a Certified Public Accountant. Mr. Hale is being appointed to the Company's Board of Directors pursuant to the provisions of a funding agreement between ARS and Equus II, which will terminate pursuant to its terms upon completion of this Offering. See "Certain Transactions -- Organization of the Company."

     NOLAN LEHMANN has been the President of ECMC since its formation in 1983 and of Equus II since its formation in 1991 (see "Certain Transactions" and "Security Ownership of Certain Beneficial Owners and Management"). Prior thereto, Mr. Lehmann was employed by Service Corporation International, where he held various positions, including vice president - regional manager and vice president - corporate development. Mr. Lehmann currently serves as a director of a number of public and private companies, including Allied Waste Industries, Inc., Champion Healthcare Corporation, Drypers Corporation and Garden Ridge Corporation. Mr. Lehmann is a Certified Public Accountant. Mr. Lehmann is being appointed to the Company's Board of Directors pursuant to the provisions of a funding agreement between ARS and Equus II, which will terminate pursuant to its terms upon completion of this Offering. See "Certain
Transactions -- Organization of the Company."

     DON D. SYKORA is currently a consultant to Houston Industries Incorporated. Prior to his retirement in 1995, he served as President and Chief Operating Officer of Houston Industries Incorporated since 1993.

                                       48

From 1990 to 1993, Mr. Sykora was President and Chief Operating Officer of Houston Industries Incorporated's principal operating subsidiary, Houston Lighting & Power Company. Mr. Sykora is currently serving as a director of each of Powell Industries, Inc., Pool Oilfield Services, Inc. and TransTexas Gas Corp.

     On closing of this Offering, the Board of Directors will be divided into three classes with staggered terms of office. The term of the Class I directors, consisting of Messrs. Wright, Sokolow and Amonett, will expire at the annual stockholders' meeting in 1997. The term of the Class II directors, consisting of Messrs. Hoover, Menditch, Cruikshank and Hale, will expire at the annual stockholders' meeting in 1998. The term of the Class III directors, consisting of Messrs. Timmons, McCaughey, Lehmann and Sykora, will expire at the annual stockholders' meeting in 1999. After 1997 for the Class I directors, after 1998 for the Class II directors and after 1999 for the Class III directors, each class will hold office until the third annual stockholders' meeting following the most recent election of such class. Classification of the Board could have the effect of increasing the length of time necessary to change the composition of a majority of the Board. In general, at least two annual meetings of stockholders will be necessary for stockholders to effect a change in a majority of the members of the Board. Executive officers serve at the discretion of the Board.

     On closing of this Offering, there will be five committees of the Board:
Audit, Compensation, Executive, Nominating and Industry Relations. The initial members of the Audit Committee will be Messrs. Cruikshank (chairman), Amonett and Hale. The initial members of the Compensation Committee will be Messrs. Amonett (chairman), Sykora and Lehmann. The initial members of the Executive Committee will be Messrs. Wright (chairman), Hoover, Sykora and Timmons. The initial members of the Nominating Committee will be Messrs. Hoover (chairman), Wright, Cruikshank and McCaughey. The initial members of the Industry Relations Committee will be Messrs. Sokolow (chairman), Hoover and Menditch. The members of the Audit and Compensation Committees will not be employees of the Company.

DIRECTOR COMPENSATION

     Directors who are employees of the Company do not receive additional compensation for serving as directors. Each director who is not an employee of the Company (a "Nonemployee Director") initially will receive a fee of $1,500 for each Board meeting attended and $1,000 for each Board committee meeting attended (unless held on the same day as a Board meeting) and will periodically be granted options to purchase Common Stock pursuant to the Company's 1996 Incentive Plan (the "Incentive Plan"). See "-- 1996 Incentive
Plan -- Nonemployee Director Awards." All directors will be reimbursed for out-of-pocket expenses incurred in attending meetings of the Board or Board committees and for other expenses incurred in their capacity as directors.

EXECUTIVE COMPENSATION

     The Company was incorporated in October 1995 and, prior to this Offering, has not conducted any operations other than activities related to the Acquisitions and this Offering. The Company did not pay any compensation to its senior executive officers in 1995. In 1996, the Company paid Mr. Wright 75% of his annual base salary accrued from November 1, 1995 to August 1, 1996 at an annual rate of $175,000. The Company anticipates that during 1996 its most highly compensated executive officers and their annualized base salaries will be: Mr. Wright -- $175,000; Mr. Hoover -- $160,000; Mr. Timmons -- $150,000; Mr.
Menditch -- $150,000; and Mr. Sokolow -- $150,000. On the closing of this Offering, Mr. Wright will be paid the balance of his accrued 1995 and 1996 compensation, while Mr. Hoover will be paid his accrued 1995 and 1996 compensation through a series of payments beginning on October 1, 1996. Pursuant to the terms of their employment agreements with ARS, the annual base salaries of each of the executive officers named above are subject to upward adjustment effective one year from the effective date of his employment agreement. The effective date of the employment agreements of Messrs. Wright and Hoover is November 1, 1995 and of Messrs. Timmons, Menditch and Sokolow is the date this Offering closes. See "-- Employment Agreements." Each of the executive officers named above is eligible to earn additional performance-based incentive compensation for 1996. See "-- 1996 Incentive Plan."

                                       49

EMPLOYMENT AGREEMENTS

     The Company has entered into employment agreements with Messrs. Wright, Hoover, McCaughey, Held and the current chief executive officer of each of the Founding Companies other than Crown and A-ABC, which generally will continue their existing employment arrangements with operational management. The following summary of these agreements, which will be effective on the closing of the Acquisitions and this Offering, does not purport to be complete and is qualified by reference to them, copies of which have been filed as exhibits to the Registration Statement of which this Prospectus is a part. Each of these agreements provides for an annual base salary in an amount not less than the initial specified amount and entitles the employee to participate in all the Company's compensation plans (as defined) in which other executive officers of the Company participate. Each of these agreements also has a continuous three-year term subject to the right of the Company and the employee to terminate the employee's employment at any time. If the employee's employment is terminated by the Company without cause (as defined) or by the employee with good reason (as defined), the employee will be entitled, during each of the years in the three-year period beginning on the termination date, to (i) periodic payments equal to his average annual cash compensation (as defined) from the Company, including bonuses, if any, during the two years (or such shorter period of employment) preceding the termination date, and (ii) continued participation in all the Company's compensation plans (other than the granting of new awards under the Incentive Plan or any other performance-based plan). Except in the case of a termination for cause, any stock options previously granted to the employee under the Incentive Plan that have not been exercised and are outstanding as of the time immediately prior to the date of his termination will remain outstanding (and continue to become exercisable pursuant to their respective terms) until exercised or the expiration of their term, whichever is earlier. If a change of control (as defined) of the Company occurs, the employee will be entitled to terminate his employment at any time during the 365-day period following that change of control and receive a lump sum payment equal to three times his highest annual base salary under the agreement (plus such amounts as may be necessary to hold the employee harmless from the consequences of any resulting excise or other similar purpose tax relating to "parachute payments" under the Internal Revenue Code of 1986, as amended (the "Code"). Each employment agreement contains or will contain a covenant limiting competition with the Company for a period of one year following termination of employment.

     The Company also has entered into employment agreements with Messrs. Walker and Mamaux.

                                       50

OPTION GRANTS

     Pursuant to the Company's 1996 Stock Option Plan (the "Option Plan") and the Incentive Plan, the Company has granted to its directors, officers and certain employees (including officers of the Founding Companies) 10-year options to purchase 1,445,000 shares of Common Stock. The Incentive Plan amended and restated the Option Plan and all options granted under the Option Plan will be governed by the Incentive Plan. The following table sets forth certain information concerning the options granted under the Option Plan and the Incentive Plan:

                                                                  NUMBER OF       PERCENT OF TOTAL
                                                              SHARES UNDERLYING       OPTIONS
                                                               OPTIONS GRANTED     OUTSTANDING OR
                NAME                      DATE OF GRANT       OR TO BE GRANTED     TO BE GRANTED         EXERCISE PRICE
- -------------------------------------  --------------------   -----------------   ----------------   -----------------------
C. Clifford Wright, Jr...............  January 31, 1996            200,000              13.8%                 $8.00
Howard S. Hoover, Jr.................  January 31, 1996            150,000              10.4%                 $8.00
William P. McCaughey.................  January 31, 1996            120,000               8.3%                 $8.00
A. Jefferson Walker III..............  January 31, 1996             25,000               1.7%                 $8.00
Certain other officers and
  employees..........................  March-April 1996            150,000              10.4%             $9.60-$10.80
All other employees, outside
  directors and officers of Founding
  Companies, as a group*.............  June-September 1996         800,000              55.4%        Initial public offering
                                                                                                         price per share

- ------------

* Conditioned on the closing of the Acquisitions and this Offering.

     The options granted to Messrs. Wright, Hoover, McCaughey, Walker and one other executive officer are exercisable in 50% increments six and 18 months, respectively after the closing of this Offering. Other than the options for outside directors which are exercisable as set forth in "-- Director Compensation," the other outstanding options generally are exercisable in 20% increments six months after the date this Offering closes and thereafter on each of the first four anniversaries of that date.

BONUS AWARDS

     In June 1996, the Board of Directors granted Messrs. Wright, Hoover, McCaughey and Held incentive cash bonus awards for 1996 which are based, subject to the overall performance of the Company, on the performance of the Common Stock after the Offering as compared to the performance of each of the stocks included in the Standard & Poor's 500 Stock Index (the "S&P 500"). The amount of each award will be determined by multiplying the officer's salary earned between the closing of this Offering and December 31, 1996 by a percentage determined by ranking the Common Stock's price performance including reinvested dividends, if any ("Total Stockholder Return"), among Total Stockholder
Returns of all the stocks in the S&P 500, as follows:


        PERCENTILE RANKING OF           PERCENTAGE OF BASE
           COMPANY'S TOTAL                  SALARY AS
         STOCKHOLDER RETURN                BONUS AWARD
- -------------------------------------   ------------------
50% or less..........................            0%
51% -  65%...........................           50%
66% -  74%...........................          100%
75% -  89%...........................          150%
90% -  95%...........................          200%
96% - 100%...........................          250%

     For 1996, the incentive bonus award calculation will be made from the closing of this Offering through December 31. The officers granted these will not be eligible to participate in any other Company cash bonus award program in 1996. The 1996 bonus for Mr. Timmons, if any, will be determined in accordance with 50% of the above formula and paid in January 1997 and the balance of such officer's 1996 bonus award, if

                                       51

any, will be based upon performance standards established by the Compensation Committee of the Board of Directors. The 1996 bonuses for other officers and key employees of the Company will be based upon the performance standards established by the Compensation Committee. The Company expects the Compensation Committee to establish such performance standards for the remainder of the 1996 year following the closing of this Offering.

1996 INCENTIVE PLAN

     The description set forth below summarizes the principal terms and conditions of the Incentive Plan, does not purport to be complete and is qualified in its entirety by reference to the Incentive Plan, a copy of which has been filed as an exhibit to the Registration Statement of which this Prospectus is a part.

     GENERAL. The objectives of the Incentive Plan, which was approved by the Company's Board of Directors and stockholders, are to (i) attract and retain the services of key employees, qualified independent directors and qualified consultants and other independent contractors and (ii) encourage the sense of proprietorship in and stimulate the active interest of those persons in the development and financial success of the Company by making awards ("Awards") designed to provide participants in the Incentive Plan with a proprietary interest in the growth and performance of the Company.

     The Company has reserved 1,550,000 shares of Common Stock for use in connection with the Plan (which includes 1,445,000 shares subject to options previously granted and 40,000 shares to be awarded to certain employees of the Company on the closing of the EHC Acquisition). Beginning with the Company's first fiscal quarter after the closing of this Offering and continuing each fiscal quarter thereafter, the number of shares available for use in connection with the Incentive Plan will be the greater of 1,550,000 or 15% of the number of shares of Common Stock outstanding on the last day of the preceding calendar quarter. Shares subject to Awards that are forfeited or terminated, exchanged for Awards that do not involve Common Stock or expire unexercised, or are settled in cash in lieu of Common Stock, or otherwise such that the shares covered thereby are not issued, again become available for Awards.

     Persons eligible for Awards are (i) employees holding positions of responsibility with the Company or any of its subsidiaries and whose performance can have a significant effect on the success of the Company as well as individuals who have agreed to become employees within six months of the date of grant ("Employees"), (ii) Nonemployee Directors and (iii) nonemployee consultants and other independent contractors providing, or who will provide, services to the Company or any of its subsidiaries ("Independent
Contractors"). Awards to Employees ("Employee Awards") and Awards to
Independent Contractors ("Independent Contractor Awards") generally are treated alike under the Incentive Plan, and the following discussion of Employee Awards applies, except as noted, equally to Independent Contractor Awards. For purposes of Section 16(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), which could impose so-called short-swing trading liabilities on the directors and executive officers of the Company in connection with their purchases and sales of Common Stock within any six-month period, the Incentive Plan is intended to qualify for the exemptions from that Section which are provided by Rule 16b-3 under the Exchange Act ("Rule 16b-3").

     The Compensation Committee of the Company's Board of Directors (the "Committee") will administer the Incentive Plan, except as it applies to Nonemployee Directors, and, to the extent required for the Rule 16b-3 exemptions, the Committee will at all times consist of at least two Nonemployee Directors. The Committee has the exclusive power to administer the Incentive Plan and take all actions specifically contemplated thereby or necessary or appropriate in connection with the administration thereof. Except insofar as the Incentive Plan relates to Nonemployee Directors, the Committee also has the exclusive power to interpret the Incentive Plan and to adopt such rules, regulations and guidelines for carrying out its purposes as the Committee may deem necessary or proper in keeping with the objectives thereof. The Committee may, in its discretion, extend or accelerate the exercisability of, accelerate the vesting of or eliminate or make less restrictive any restrictions contained in any Employee Award, waive any restriction or other provision of the Incentive Plan or in any Employee Award or otherwise amend or modify any Employee Award in any manner that is either (i) not adverse to that Employee holding the Employee Award or (ii) consented to by that Employee. The Committee also may delegate to the chief executive officer and

                                       52

other senior officers of the Company its duties under the Incentive Plan, except that no such delegation may be made in the case of actions respecting participants subject to Section 16 of the Exchange Act.

     EMPLOYEE AWARDS. Employee Awards may be in the form of (i) rights to purchase a specified number of shares of Common Stock at a specified price ("Options") which may be denominated in one or both of Common Stock or units denominated in Common Stock, (ii) rights to receive a payment, in cash or Common Stock, equal to the fair market value or other specified value of a number of shares of Common Stock on the rights exercise date over a specified strike price ("SARs"), (iii) restricted or unrestricted grants of Common Stock or units denominated in Common Stock ("Stock Awards"), (iv) grants denominated in cash ("Cash Awards") and (v) grants denominated in cash, Common Stock, units denominated in Common Stock or any other property which are made subject to the attainment of one or more performance goals ("Performance Awards"). Subject to the limitations described below, the Committee will determine the recipients of Employee Awards and the terms, conditions and limitations applicable to each Employee Award, which conditions may, but need not, include continuous service with the Company, achievement of specific business objectives or goals, increases in specified indices or other comparable measures of performance. The Committee may grant Employee Awards (i) singly, (ii) in combination or tandem with other Employee Awards, (iii) in replacement of or as alternatives to prior Employee Awards or (iv) in combination or tandem with, in replacement of or as alternatives to rights under any other employee plan of the Company or any acquired entity. The exercise price of an Option may be paid with cash or, according to methods determined by the Committee, with Common Stock or any other Employee Award the exerciser has owned for at least six months. Performance Awards may include more than one performance goal, and a performance goal may be based on one or more business criteria applicable to the grantee, the Company as a whole or one or more of the Company's business units and may include any of the following: increased revenue, net income, stock price, market share, earnings per share, return on equity or assets or decreased costs or other liabilities.

     The Incentive Plan contains limitations respecting Employee Awards, including the following:

          (i) an Option may be either an incentive stock option ("ISO") that qualifies, or a nonqualified stock option ("NSO") that does not qualify, with the requirements of Section 422 of the Code, and must have an exercise price of not less than the fair market value of a Common Stock share on the date of grant;

          (ii) the Committee must establish the performance goal or goals for each Performance Award prior to the earlier to occur of (a) 90 days after the commencement of the performance measurement period for that Award and
     (b) the lapse of 25% of that period, and in any event while it is substantially uncertain whether the goal or goals will be met;

          (iii) no employee may be granted, during any one-year period, (a) Options or SARs covering more than 150,000 shares of Common Stock or (b) Stock Awards covering or relating to more than 10,000 shares of Common Stock (the limitations referred to in this clause (iii) being the "Stock-based Awards Limitations"); and

          (iv) no Employee may be granted Cash Awards (including Performance Awards denominated in cash) having a value determined on the date of grant in excess of $1 million.

Only the limitations described in clause (i) above apply to Independent Contractor Awards.

     NONEMPLOYEE DIRECTOR AWARDS. Nonemployee Director Awards will be granted either automatically or at the option of Nonemployee Directors in lieu of director's fees, as described below.

     On the date this Offering closes, each Nonemployee Director automatically will be granted NSOs to purchase 10,000 shares of Common Stock. In addition, on the first business day of the month following the date on which each annual meeting of the Company's stockholders is held (each an "Annual Director Award Date"), each Nonemployee Director automatically will be granted NSOs to purchase 5,000 shares of Common Stock. The Board may increase subsequent annual Director Awards to not more than 15,000 shares. Any person who first becomes a Nonemployee Director after the date this Offering closes otherwise than by election at an annual meeting of stockholders automatically will be granted, on the date of his or her election, NSOs to purchase the number of shares of Common Stock equal to the product of (i) 10,000 and

                                       53

(ii) a fraction, the numerator of which is the number of days between the election of that Nonemployee Director and the next scheduled Annual Director Award Date (or, if that date then has not been scheduled, the date that is the first anniversary of the then immediately preceding Annual Director Award Date, if any) and the denominator of which is 365. For purposes of any Director Awards granted prior to the scheduling of the 1997 annual meeting of stockholders, June 1, 1997 will be deemed the initial Annual Director Award Date. Each NSO granted to Nonemployee Directors will (i) have a 10-year term, (ii) have an exercise price per share equal to the fair market value of a Common Stock share on the date of grant (the initial public offering price in the case of NSOs granted on the closing of this Offering) which must be paid in full in cash at the time of exercise to the extent exercised and (iii) become exercisable in increments of one-third of the total number of shares of Common Stock subject thereto on the first, second and third anniversaries of the date of grant. If a Nonemployee Director resigns from the Board without the consent of a majority of the other directors, his or her NSOs may be exercised only to the extent they were exercisable on the resignation date.

     A Nonemployee Director may make an annual election to receive, in lieu of all or any portion of the director's fees he or she would otherwise receive in the next year (including both annual retainer fees, if any, and meeting fees), a restricted Stock Award covering a number of shares of Common Stock having a fair market value equal to the quotient obtained by dividing (i) the dollar amount of fees the Nonemployee Director elects to forego in the next year in exchange for restricted Stock Awards by (ii) the fair market value of a Common Stock share on the date of the election.

     OTHER PROVISIONS. With the approval of the Committee, payments in respect of Employee Awards may be deferred, either in the form of installments or a future lump sum payment, by any Employee. At the discretion of the Committee, an Employee may be offered an election to substitute an Award for another Award or Awards of the same or different type.

     The Company will have the right to deduct applicable taxes from any Employee Award payment and withhold, at the time of delivery or vesting of cash or shares of Common Stock under the Incentive Plan, an appropriate amount of cash or number of shares of Common Stock, or combination thereof, for the payment of taxes. The Committee may (i) permit withholding to be satisfied by the transfer to the Company of shares of Common Stock previously owned by the holder of the Employee Award for which withholding is required and (ii) cause the Company to make a short-term or demand loan to any Employee or Independent Contractor to permit the payment of taxes required by law.

     The Board of Directors may amend, modify, suspend or terminate the Incentive Plan for the purpose of addressing any changes in legal requirements or for any other lawful purpose, except that (i) no change that would impair the rights of any holder of an Award with respect to that Award may be made without the consent of that holder and (ii) no change requiring stockholder approval to maintain the Rule l6b-3 exemptions will be effective until that approval has been obtained.

     If any subdivision, split or consolidation of outstanding shares of Common Stock, or any declaration of a stock dividend payable in shares of Common Stock, occurs, the Board will make appropriate adjustments to (i) the number of shares of Common Stock reserved under the Incentive Plan, (ii) the number of shares of Common Stock covered by outstanding Awards in the form of Common Stock or units denominated in Common Stock, (iii) the exercise or other price in respect of such Awards, (iv) the appropriate fair market value and other price determinations for Awards in order to reflect such transactions, (v) the number of shares of Common Stock covered by Options automatically granted to Nonemployee Directors, (vi) the number of shares covered by restricted Stock Awards automatically granted to Nonemployee Directors and (vii) the Stock Based Awards Limitations. If any recapitalization or capital reorganization of the Company, any consolidation or merger of the Company with another corporation or entity, any adoption by the Company of any plan of exchange affecting the Common Stock or any distribution to holders of Common Stock of securities or property (other than normal cash dividends) occurs, the Board will make appropriate adjustments to the amounts or other items referred to in clauses (ii), (iii),
(iv), (v), (vi) and (vii) above to give effect to such transactions, but only to the extent necessary to maintain the proportionate interest of the holders of the Awards and to preserve, without exceeding, the value thereof.

                                       54

     TAX IMPLICATIONS OF AWARDS. The following summarizes the United States federal income tax consequences to Employees, Nonemployee Directors and the Company as a result of the grant and exercise of Awards under the Incentive Plan. It does not address the consequences of the Incentive Plan under any other tax laws.

     No grant of any Option or SAR will constitute realized taxable income to the grantee. Each exerciser of an SAR or NSO will (i) recognize ordinary income in an amount equal to the excess of (a) the amount of cash and the fair market value of the Common Stock received over (b) the exercise price (if any) paid therefor and (ii) generally have a tax basis in any shares of Common Stock received pursuant to the exercise of an SAR or the cash exercise of an NSO which equals the fair market value of those shares on the date of exercise.

     An Employee will not have taxable income as a result of exercising an ISO, but the excess of the fair market value of the shares of Common Stock received on that exercise ("ISO Stock") over the exercise price may cause the Employee to incur alternative minimum tax ("AMT"). The payment of AMT by an Employee attributable to an ISO exercise would be allowed as a credit against his regular tax liability in a later year to the extent his regular tax liability exceeds his AMT for that year.

     On the disposition of ISO Stock that has been held for the requisite holding period (generally, at least two years from the date of grant and one year from the date of exercise of the ISO), the Employee generally will recognize capital gain (or loss) equal to the difference between the amount received in the disposition and the exercise price paid by the Employee for the ISO Stock. If an Employee disposes of ISO Stock he has not held for the requisite holding period (a "disqualifying disposition"), he will (i) recognize ordinary income to the extent that the fair market value of the ISO Stock at the time of exercise of the ISO (or, if less, the amount realized in the case of an arm's-length disqualifying disposition to an unrelated party) exceeds the exercise price paid by the Employee for such ISO Stock and (ii) recognize capital gain to the extent the amount realized in the disqualifying disposition exceeds the fair market value of the ISO Stock on the exercise date. If the exercise price paid for the ISO Stock exceeds the amount realized in the disqualifying disposition (in the case of an arm's-length disposition to an unrelated party), that excess generally would constitute a capital loss.

     Under current rulings, if a holder of an Option uses shares of Common Stock he already owns (other than ISO Stock that has not been held for the requisite holding period) to pay all or any part of the exercise price of that Option, (i) he will recognize income respecting the Common Stock received in the manner described above, (ii) no additional gain will be recognized as a result of the transfer of shares used as payment and (iii) shares so received, up to the number of shares so used, will have a tax basis that equals, and a holding period that includes, the tax basis and holding period of the shares of Common Stock surrendered in satisfaction of that exercise price. Any additional shares of Common Stock received on exercise will have a tax basis that equals the amount of cash (if any) paid by the exerciser.

     When cash is paid or first made available to the recipient of a Cash Award or Performance Award, that cash will constitute ordinary compensation income to the recipient which is taxable at that time. When Common Stock is delivered pursuant to a Stock Award or a Performance Award, or when Common Stock or cash is delivered pursuant to a Stock Award denominated in units of Common Stock, the recipient generally will recognize ordinary compensation income at that time which is equal to the amount received (that amount being, in the case of Common Stock, its fair market value when received), except that: if an Incentive Plan participant receives Common Stock pursuant to a Stock Award or Performance Award and that stock then is both nontransferable and subject to a substantial risk of forfeiture, the participant may elect to recognize ordinary compensation income equal to the then fair market value of the stock received or to defer such recognition until such time, if ever, as the stock received first becomes both transferable and no longer subject to a substantial risk of forfeiture, at which time the participant would recognize ordinary compensation income equal to the fair market value at that time of the stock previously received. If dividends are paid or accrued on Common Stock included in a Stock Award or Performance Award prior to the time the recipient of that Award recognizes ordinary compensation income in respect of that stock, those dividends will be taxable as compensation income rather than as dividend income. The tax basis of Common Stock received by an Incentive Plan participant pursuant to a Stock Award or Performance Award

                                       55

will be the amount the participant recognizes as compensation income in respect of that stock, and the holding period of that stock will begin on the date of that recognition.

     When an Employee recognizes compensation income from the exercise of an SAR or NSO or in respect of Common Stock, cash or other property received pursuant to a Cash Award, Performance Award or Stock Award, he will be subject to withholding by the Company for federal (and generally for state and local) income tax at that time.

     Subject to the Code limitations described below, the Company (or a subsidiary) generally will be entitled to a deduction for federal income tax purposes which corresponds as to amount and timing with the compensation income realized by Incentive Plan participants in respect of Awards made to them. The Code limits deductions to amounts constituting both reasonable compensation for services rendered or to be rendered and ordinary, necessary business expenses. Code Sections 280G, which disallows deductions of amounts constituting excess parachute payments made or deemed made in connection with a change in control of an employer, and 162(m), which generally limits to $1 million the deductibility of compensation paid to certain employees of the Company in any one taxable year, could limit the ability of the Company (or a subsidiary) to deduct amounts taxable as compensation income to Incentive Plan participants. In the case of performance-based compensation, exceptions to Code Section 162(m) currently apply if certain requirements are met. The Company intends generally to satisfy these requirements in connection with the grant and payment of performance-based Awards (including certain Options and SARs), but no assurance can be given the Company will be able to satisfy these requirements in all cases and the Company may, in its sole discretion, determine in one or more cases that it is in its best interests not to satisfy these requirements even if it is able to do so.

OTHER PLANS

     The Company has adopted or intends to adopt deferred compensation, supplemental disability, supplemental life and retirement or other benefit or welfare plans in which executive officers of the Company will be eligible to participate. Copies of the plans that have been adopted as of the date of this Prospectus are filed as exhibits to the Registration Statement of which this Prospectus is a part.

                              CERTAIN TRANSACTIONS

ORGANIZATION OF THE COMPANY

     START-UP FUNDING. ARS was initially capitalized in October 1995 with $1,000 provided by Messrs. Wright, Hoover and McCaughey. As a result of stock splits, the 1,000 shares initially issued by ARS to its founders will total 422,483 shares on the closing of this Offering. Since early 1996, Equus II has advanced funds to ARS pursuant to a $2.6 million commitment to enable ARS to pay various expenses incurred in connection with its efforts to create the Company and effect this Offering. The Equus II advances are evidenced by an ARS convertible note for $1.6 million and an ARS note for $1.0 million. As of September 15, 1996, $2.4 million was outstanding under such notes. Depending on the amount of further ARS advances, the entire $2.6 million may be outstanding prior to the closing of this Offering. On the closing of this Offering, $0.5 million of this note will be converted into 844,965 shares of Common Stock, and ARS will pay the balance of the note with proceeds from this Offering. As a part of its funding arrangements with Equus II, ARS issued a warrant to Equus II in March 1996 that will become exercisable in whole on the closing of this Offering to purchase up to 100,000 shares of Common Stock at the initial public offering price per share. This warrant will expire in 2001 to the extent not exercised.
     Simultaneously with the closing of this Offering, ARS will acquire by merger all the issued and outstanding capital stock of the Founding Companies, at which time each Founding Company will become a wholly owned subsidiary of the Company. The aggregate consideration that will be paid by ARS to acquire the Founding Companies consists of (i) approximately $34.8 million in cash and (ii) 2,805,065 shares of Common Stock. In addition, the purchase price of certain of the Founding Companies and EHC will be increased by an amount equal to the increase, or decreased by an amount equal to the decrease, in such company's Working Capital from the date of a specified recent balance sheet of such company through September 30, 1996. Subject to adjustment based on the balance sheets as of that date, the Company will

                                       56

make an aggregate net distribution estimated to be approximately $4.0 million at that closing in respect of Working Capital. The Company will also assume all the indebtedness of the Founding Companies and EHC (approximately $20.7 million as of June 30, 1996) and then repay substantially all such indebtedness. A portion of the foregoing indebtedness has been guaranteed by the following stockholders of the Founding Companies and EHC: Equus II (EHC), Gorden Timmons (Atlas), Elliot Sokolow and Robert Rogoff (Florida HAC), Gary Daymon (Meridian & Hoosier) and Howard and Patricia Hauser (Climatic). The Company has agreed to have such guarantees released within 60 days after the closing of the Offering. In addition, the Company consented to the distribution of cash and certain receivables to stockholders of General Heating, which is an S corporation, in an amount equal to the balance of its AAA account as of the closing of the General Heating Acquisition (approximately $8.0 million as of June 30, 1996). An AAA account generally represents undistributed retained earnings of an S corporation, upon which taxes have been paid by the stockholders. In addition, prior to the closing of the Acquisitions, certain Founding Companies will make distributions to their stockholders of certain assets and related liabilities. As of June 30, 1996, the aggregate amount of these distributions would have been approximately $0.5 million.

     The following table sets forth for each Founding Company the consideration to be paid the holders of its common stock (and, in the case of EHC, the holder of its preferred stock) (i) in cash and (ii) in shares of Common Stock.


                                                     SHARES OF
                                        CASH(1)     COMMON STOCK
                                        -------     ------------
                                         (DOLLARS IN THOUSANDS)
General Heating(2)...................   $15,000         666,666
Atlas(3).............................     5,000       1,066,666
EHC (including Crown and A-ABC)(4)...     --            378,400
Florida HAC(5).......................    11,000         333,333
Meridian & Hoosier(6)................     3,250         250,000
Climatic(7)..........................       550         110,000
                                        -------     ------------
     Total...........................   $34,800       2,805,065
                                        =======     ============

- ------------

(1) Excluding possible increases or decreases for changes in Working Capital.

(2) Bruce L. Menditch, Frank N. Menditch and Howard C. Menditch, the sole stockholders of General Heating, each will receive 33 1/3% of the cash and Common Stock being paid for General Heating.

(3) Gorden H. Timmons and a trust established for the benefit of his family, respectively, will receive 80% and 19.6% of the cash and 39.8% and 37.1% of the Common Stock being paid for Atlas. Nineteen other Atlas stockholders will receive in the aggregate 0.4% and 23.1%, respectively, of the cash and Common Stock being paid for Atlas.

(4) Howard S. Hoover, Jr., two trusts established for the benefit of Mr. Hoover's family members, William P. McCaughey and C. Clifford Wright, Jr. are the owners of EHC's common stock and will receive, respectively, 25,104, 9,763, 52,300 and 52,300 of the shares of Common Stock being paid for EHC, representing 139,467 of the shares shown above in the table. The remaining 238,933 shares shown above in the table are being paid as partial consideration for the outstanding EHC preferred stock, all of which is owned by Equus II. The Company's additional payments for the EHC preferred stock will consist of 137,139 shares of Common Stock, $0.5 million in cash and cash in an amount equal to cash dividends accrued on the preferred stock since July 1, 1996 at the rate of $50,000 per calendar quarter.

(5) Florida HAC consists of four separate companies, two of which are wholly owned by Elliot Sokolow and two of which are owned 50% by Mr. Sokolow and 50% by Robert Rogoff. Messrs. Sokolow and Rogoff, respectively, will receive 59.1% and 40.9% of the cash and 80% and 20% of the Common Stock being paid for Florida HAC.

(6) Gary Daymon is the sole stockholder of and will receive the entire consideration being paid for Meridian & Hoosier.

(7) Howard Hauser and his wife, Patricia Hauser, each owns 50% of the outstanding stock of and will receive 50% of the consideration being paid for Climatic.

                                       57


     The consummation of each Acquisition is subject to customary conditions. These conditions include, among others: the accuracy on the closing date of the Acquisitions of the representations and warranties by the Founding Companies, their principal stockholders and by ARS; the performance of each of their respective covenants included in the agreements relating to the Acquisitions; and the nonexistence of a material adverse change in the results of operations, financial condition or business of each Founding Company.

     The agreements relating to the Acquisitions may be terminated, under certain circumstances, prior to the consummation of this Offering. Specifically, the agreements may be terminated (i) by the mutual consent of the board of directors of the Company and each Founding Company; (ii) if this Offering and the Acquisitions are not consummated by December 31, 1996; (iii) if the schedules to any acquisition agreement are amended to reflect a material adverse change in a Founding Company; or (iv) if a material breach or default under the agreements shall exist and is not waived.

     There can be no assurance that the conditions to the closing of the Acquisitions will be satisfied or waived or that the agreements relating to the Acquisitions will not be terminated prior to closing.

     Pursuant to the agreements relating to the Acquisitions, all stockholders of each of the Founding Companies (other than Equus II and the minority interest owners in Atlas) have agreed not to compete with the Company for a period of three years commencing on the date of closing of the Acquisitions.

ACQUISITIONS INVOLVING CERTAIN OFFICERS, DIRECTORS AND STOCKHOLDERS

     Individuals who are or will become directors of the Company will receive the following consideration in the Acquisitions for their interests in the Founding Companies, subject to upward or downward adjustment for changes in Working Capital.


                                                        SHARES OF
                                            CASH       COMMON STOCK
                                          ---------    ------------
                                           (DOLLARS IN THOUSANDS)
General Heating:
  Frank N. Menditch.....................  $   5,000         222,222
Atlas:
  Gorden H. Timmons(1)..................      4,000         424,605
EHC:
  C. Clifford Wright, Jr................     --              52,300
  Howard S. Hoover, Jr.(2)..............     --              25,104
  William P. McCaughey..................     --              52,300
Florida HAC:
  Elliot Sokolow........................      6,500         266,666

- ------------

(1) In addition, a Timmons family trust will receive approximately $981,000 in cash and 395,422 shares of Common Stock.

(2) In addition, two trusts established for the benefit of certain members of Mr. Hoover's family will receive an aggregate of 9,763 shares of Common Stock.

     Equus will receive 376,072 shares of Common Stock, $500,000 in cash and accrued cash dividends in exchange for its EHC preferred stock.

EHC

     EHC was organized in February 1996 to acquire, for a total purchase price of $17.5 million, all the capital stock of Crown and certain real estate used in its business. The purchase price was funded by a loan from NationsBank secured by the capital stock and certain assets of Crown, by a loan from Equus II, credit enhancements provided to NationsBank by Equus II secured by all of the capital stock of ARS and through the purchase by Equus II of $2.5 million of EHC 8% preferred stock. In May 1996, EHC acquired all the capital stock of A-ABC for a total purchase price of $2.0 million, which was provided by borrowings from

                                       58


NationsBank, which are secured by the capital stock of A-ABC and credit enhancements provided by Equus II, and the assumption of certain liabilities. See "The Company." EHC is being acquired by the Company for consideration of 378,400 shares of Common Stock and the assumption and/or repayment of approximately $17.3 million of indebtedness and other obligations (including $2.6 million of EHC preferred stock being converted into 137,139 shares of Common Stock and $0.5 million in cash), approximately $14.3 million of which will be repaid either out of a portion of the net proceeds of this Offering or through bank borrowings under the New Credit Facility. In addition, the Company will issue to NationsBank a warrant to purchase shares of Common Stock having a value of $125,000 on the closing of this Offering at a purchase price equal to $.01 per share in exchange for a warrant previously issued by EHC to NationsBank. The Company valued EHC on a basis consistent with the other Acquisitions, using the same multiple of cash flow, as adjusted for owners' compensation and other non-recurring items. In addition, the purchase price for each Acquisition was increased by the fair market value of real estate to be acquired in the Acquisition, if any, and Working Capital. Messrs. Wright, Hoover and McCaughey, who, prior to the completion of this Offering are the sole stockholders of ARS, and Equus II are the sole stockholders of EHC.
     Simultaneously with the closing of the Acquisitions, the Company will issue 40,000 shares of Common Stock pursuant to the Company's Incentive Plan to employees, three officers (other than Messrs. Wright, Hoover and McCaughey) and consultants of ARS and its affiliates and will recognize $600,000 of compensation expense.

REAL ESTATE AND OTHER TRANSACTIONS

     Atlas leases office and warehouse space in Hilton Head and Greenville, South Carolina from a company in which Gorden H. Timmons has a 50% ownership interest. One lease extends to May 2005 and currently provides for total annual rentals of $105,000. The other lease has a 10-year term and provides for initial total annual rentals of $73,800. Rentals under both leases will increase if a specified prime interest rate increases to 11% or above. Atlas also leases office and warehouse space in Clemson, South Carolina from a partnership in which members of Mr. Timmons' immediate family have a 50% ownership interest. This lease extends to February 2006 and provides for total annual rentals of $42,000. A realtor of which Mr. Timmons is a 75% owner and the broker-in-charge acts as leasing agent of a portion of Atlas's office and warehouse space in North Charleston, South Carolina. During the five years ended December 31, 1995, Atlas paid this company an average annual amount of approximately $2,000.

     In November 1995, Mr. Timmons purchased the capital stock of Golden Triangle Mechanical, Inc. from a third party for approximately $85,000. In January 1996, Mr. Timmons conveyed that stock to Atlas for the same purchase price.

     Atlas has a receivable from Mr. Timmons, its majority shareholder, in the amount of approximately $195,000 as of December 31, 1995. See Note 9 to "Notes to Consolidated Financial Statements" of Atlas.

     General Heating leases office and warehouse space in Manassas, Virginia and Laurel, Maryland under four leases from a limited partnership owned by Frank N. Menditch, his brothers and trusts for the benefit of their children. Annual rentals under the leases, which expire at the end of 2005, currently total $491,373 and will increase a minimum of 4% each year.

     General Heating has receivables from Frank Menditch in the aggregate amount of approximately $308,139 as of December 31, 1995. See Note 7 to "Notes to Financial Statements" of General Heating.

     Florida HAC leases its principal office and warehouse space in Margate, Florida from a limited partnership 80% owned by Elliot Sokolow. ARS and Mr. Sokolow have agreed to extend the lease term by five years to May 31, 2005. The annual rental currently is $224,856 and will increase 5% each year.

     Florida HAC has borrowings outstanding from Mr. Sokolow in the aggregate amount of approximately $641,804 as of December 31, 1995. See Note 8 to "Notes to Combined Financial Statements" of Florida HAC.

     Meridian & Hoosier leases its principal office and warehouse space in Indianapolis from Gary Daymon and his wife. The annual rental currently is $90,000 and will increase 5% annually. The lease expires in

                                       59

2001, and the Company has obtained an option to purchase the building at its appraised fair market value. Meridian & Hoosier leases office space in Indianapolis to DIAL ONE of Central Indiana, Inc., a corporation wholly owned by Mr. Daymon ("DOCI"). This lease extends to June 30, 1997 and provides for total annual rentals of $24,000.

     In October 1993, Meridian & Hoosier renewed a four-year franchise agreement with DOCI under which Meridian & Hoosier uses the "DIAL ONE" name, logo and various materials in its business within a designated franchise territory it shares with other DOCI franchisees that also provide various residential services under the "DIAL ONE" name. DOCI provides its franchisees a common telephone number for customer calls, as well as promotional and training materials and training seminars. Meridian & Hoosier's current annual payment obligation under its franchise agreement is $60,000, and Meridian & Hoosier may terminate the agreement at any time. If it does so, it will owe DOCI the balance of the payments due to the end of the agreement's stated term and must cease using the "DIAL ONE" name and materials.

     Meridian & Hoosier shares certain costs with DOCI for personnel and overhead, for which it bills DOCI monthly based on DOCI's pro rata share of those expenses.

     The Company believes the rentals provided under the leases described above are fair market rentals. It also believes the other agreements described above are fair to the Company.

COMPANY POLICY

     In the future, any transactions with directors, officers, employees or affiliates of the Company are anticipated to be minimal and will, in any case, be approved in advance by a majority of the Board of Directors, including a majority of disinterested members of the Board of Directors.

                                       60

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                                 AND MANAGEMENT

     The following table shows, as of June 30, 1996, information respecting the then "beneficial owners" (as defined by the SEC) of more than 5% of the Common
Stock:


                                        SHARES BENEFICIALLY
                                               OWNED
                                       ----------------------
                NAME                    NUMBER       PERCENT
- -------------------------------------  ---------     --------
C. Clifford Wright, Jr...............    158,431     37.5%
Howard S. Hoover, Jr.................    105,621     25.0%
William P. McCaughey.................    158,431     37.5%

     The following table shows, immediately after giving effect to the closing of the Acquisitions and this Offering, the then "beneficial ownership" of the Common Stock of (i) Equus II, (ii) each director and person nominated to become a director on closing of this Offering; (iii) each executive officer; (iv) certain executive officers of each of the Founding Companies; and (v) all executive officers and directors of the Company as a group. The table assumes no other person intends to acquire shares directly from the Underwriters in connection with this Offering, other than as set forth in the footnotes to the table.

                                         SHARES BENEFICIALLY
                                                OWNED
                                          AFTER OFFERING(1)
                                        ----------------------
                NAME                     NUMBER        PERCENT
- -------------------------------------   ---------      -------
Equus II Incorporated(2).............   1,321,037        15.6%
  2929 Allen Parkway, 25th Floor
  Houston, Texas 77019
Gorden H. Timmons(3).................     820,027         9.7%
Gorden H. Timmons, as Trustee under
  Gorden H. Timmons
  Retained Annuity Trust.............     395,422         4.7%
Elliot Sokolow.......................     266,666         3.2%
Gary Daymon..........................     250,000         3.0%
Frank N. Menditch....................     222,222         2.6%
Howard C. Menditch...................     222,222         2.6%
Bruce L. Menditch....................     222,222         2.6%
C. Clifford Wright, Jr...............     210,731         2.5%
William P. McCaughey.................     210,731         2.5%
Howard S. Hoover, Jr.(4).............     140,725         1.7%
 Howard W. Hauser....................     110,000         1.3%
John D. Held.........................       5,333        *
A. Jefferson Walker III(5)...........       3,666        *
Michael Mamaux(6)....................       3,000        *
Nolan Lehmann(7).....................       2,000        *
Robert J. Cruikshank(8)..............       2,000        *
Randall B. Hale(9)...................       1,000        *
Thomas N. Amonett(10)................       1,000        *
Don D. Sykora(11)....................       1,000        *
All executive officers and
  directors as a group(3) (14
  persons)...........................   1,890,101        22.3%

- ------------

 * Less than 1%.

 (1) Shares shown do not include shares that could be acquired upon exercise of currently outstanding stock options which do not vest within 60 days hereof.

                                       61

 (2) Shares shown include 100,000 shares obtainable on exercise of a warrant exercisable at the IPO price per share. See "Certain
     Transactions -- Organization of the Company." Nolan Lehmann, who will become a director of the Company on closing of this Offering, is the President of Equus II and thus may be deemed to be the beneficial owner of shares held by Equus II. Mr. Lehmann disclaims beneficial ownership of all those shares.

 (3) Includes shares held by the Gorden H. Timmons Retained Annuity Trust, of which Mr. Timmons is the trustee. Mr. Timmons may be deemed the beneficial owner of the shares held by that trust.

 (4) Shares shown include 10,000 shares that Mr. Hoover intends to acquire directly from the Underwriters in connection with this Offering.
_(5) Shares shown include 500 shares that Mr. Walker intends to acquire directly from the Underwriters in connection with this Offering.
_(6) Shares shown include 500 shares that Mr. Mamaux intends to acquire directly from the Underwriters in connection with this Offering.
_(7) Shares shown include 2,000 shares that Mr. Lehmann intends to acquire directly from the Underwriters in connection with this Offering.
_(8) Shares shown include 2,000 shares that Mr. Cruikshank intends to acquire directly from the Underwriters in connection with this Offering.
_(9) Shares shown include 1,000 shares that Mr. Hale intends to acquire directly from the Underwriters in connection with this Offering.
(10) Shares shown include 1,000 shares that Mr. Amonett intends to acquire directly from the Underwriters in connection with this Offering.
(11) Shares shown include 1,000 shares that Mr. Sykora intends to acquire directly from the Underwriters in connection with this Offering.

     Except as otherwise indicated, the address of each person listed in the above tables is c/o American Residential Services, Inc., 5850 San Felipe, Suite 500, Houston, Texas 77057. All persons listed have sole voting and investment power with respect to their shares unless otherwise indicated.

                        SHARES ELIGIBLE FOR FUTURE SALE

     On closing of the Acquisitions and this Offering, 8,449,652 shares of Common Stock will be outstanding. The shares sold in this Offering (other than to affiliates of the Company) will be freely tradable by the public. The remaining outstanding shares of Common Stock (collectively, the "Restricted Shares") have not been registered under the Securities Act and may be resold publicly only following their effective registration under that act or pursuant to an available exemption from the registration requirements of that act (such as Rule 144 thereunder).

     The Company intends to file a registration statement on Form S-8 under the Securities Act to register the shares of Common Stock reserved or to be available for issuance pursuant to the Incentive Plan. Shares of Common Stock issued pursuant to the Incentive Plan after the effective date of that registration statement generally will be available for sale in the open market by holders who are not affiliates of the Company and, subject to the volume and other limitations of Rule 144, by holders who are affiliates of the Company.

     In general, under Rule 144 as currently in effect, if a minimum of two years has elapsed since the later of the date of acquisition of the restricted securities from the issuer or from an affiliate of the issuer, a person (or persons whose shares of Common Stock are aggregated), including persons who may be deemed "affiliates" of the Company, would be entitled to sell within any three-month period a number of shares of Common Stock that does not exceed the greater of (i) 1% of the then outstanding shares of Common Stock (I.E., 84,496 shares immediately on closing of this Offering) and (ii) the average weekly trading volume during a preceding period of four calendar weeks. Sales under Rule 144 are also subject to certain provisions as to the manner of sale, notice requirements and the availability of current public information about the Company. In addition, under Rule 144(k), if a period of at least three years has elapsed since the later of the date restricted securities were acquired from the Company or the date they were acquired from an affiliate of the Company, a stockholder who is not an affiliate of the Company at the time of sale and has

                                       62

not been an affiliate for at least three months prior to the sale would be entitled to sell shares of Common Stock in the public market immediately without compliance with the foregoing requirements under Rule 144. Rule 144 does not require the same person to have held the securities for the applicable periods. The foregoing summary of Rule 144 is not intended to be a complete description thereof. The SEC has proposed an amendment to Rule 144 that would shorten the three- and two-year holding periods described above to two years and one year, respectively.

     The Company has agreed not to offer or sell any shares of Common Stock for a period of 180 days (the "Lockup Period") following the date of this Prospectus without the prior written consent of Smith Barney Inc., except that the Company may issue Common Stock in connection with acquisitions or on the exercise of options or warrants outstanding as of the closing of this Offering. Further, all the current stockholders of ARS, including the former owners of the Founding Companies and Equus II, will be contractually prohibited from selling the shares they own for a period of 180 days following the consummation of the Acquisitions. The Company has agreed that it will not waive such prohibition during the Lock-up Period without the prior written consent of Smith Barney Inc. of the Underwriters. In addition, the holders of the shares of Common Stock acquired in connection with the Acquisitions have agreed with the Company that they generally will not sell, transfer or otherwise dispose of any of their shares for two years following the closing of this Offering (or for such shorter period as the SEC may prescribe as the holding period for restricted securities under Rule 144).

     In connection with the Acquisitions, the Company will enter into a registration rights agreement with former stockholders of the Founding Companies (the "Registration Rights Agreement"), which will provide certain registration rights with respect to the Common Stock issued to such stockholders in the Acquisitions. The Registration Rights Agreement will provide for a single demand registration right, exercisable by the holders of a majority of the shares of Common Stock subject to the agreement, pursuant to which the Company will file a registration statement under the Securities Act to register the sale of shares by those requesting stockholders and any other holders of Common Stock subject to the agreement who desire to sell pursuant to such registration statement. The demand request may not be made until the expiration of two years after the date of this Prospectus (subject to a corresponding reduction if the two-year holding period for restricted securities under Rule 144 is reduced by the Commission). In addition, subject to certain conditions and limitations, the Registration Rights Agreement will provide the holders of Common Stock subject to the agreement with the right to participate in registrations by the Company of its equity securities in underwritten offerings. The registration rights conferred by the Registration Rights Agreement will terminate on December 31, 2000. In addition, pursuant to separate registration rights agreements with Equus II and NationsBank, both Equus II and NationsBank have the right, in the event the Company proposes to register under the Securities Act any Common Stock for its own account or for the account of others, subject to certain exceptions, to require the Company to include shares owned by them (or, in the case of NationsBank, issuable to it pursuant to a warrant that was originally issued by
EHC) in the registration.

     In the case of each registration rights agreement described above, the Company is generally required to pay the costs associated with such an offering other than underwriting discounts and commissions and transfer taxes attritubable to the shares sold on behalf of the selling stockholders. In addition, in the case of the separate registration rights agreements with Equus II and NationsBank, the Company is obligated to pay the fees and expenses of legal counsel for the selling stockholders thereunder. Each registration rights agreement provides that the number of shares of Common Stock that must be registered on behalf of the selling stockholders is subject to limitation if the managing underwriter determines that market conditions require such a limitation. Under each agreement, the Company will indemnify the selling stockholders thereunder, and such stockholders will indemnify the Company, against certain liabilities in respect of any registration statement or offering covered by the registration rights agreement.

     The Company intends to register 5,000,000 shares of Common Stock under the Securities Act during the fourth quarter of 1996 for its use in connection with future acquisitions. These shares generally will be freely tradable after their issuance by persons not affiliated with the Company unless the Company

                                       63

contractually restricts their sale, and sales of these shares during the Lockup Period would require the prior written consent of Smith Barney Inc.

                          DESCRIPTION OF CAPITAL STOCK

     The Company's authorized capital stock consists of 50,000,000 shares of Common Stock, par value $.001 per share, and 10,000,000 shares of preferred stock, par value $.001 per share (the "Preferred Stock"). At June 30, 1996, 422,483 shares of Common Stock were issued and outstanding. On closing of the Acquisitions and this Offering, the Company will have outstanding 8,449,652 shares of Common Stock (9,079,652 if the Underwriters' over-allotment option is exercised in full) and no shares of Preferred Stock. The following summary is qualified in its entirety by reference to the Company's Restated Certificate of Incorporation (the "Certificate of Incorporation"), which is filed as an exhibit to the Registration Statement of which this Prospectus is a part.

COMMON STOCK

     The Common Stock possesses ordinary voting rights for the election of directors and in respect of other corporate matters, and each share has one vote. The Common Stock affords no cumulative voting rights, and the holders of a majority of the shares voting for the election of directors can elect all the directors if they choose to do so. The Common Stock carries no preemptive rights, is not convertible, redeemable, assessable or entitled to the benefits of any sinking fund. The holders of Common Stock are entitled to dividends in such amounts and at such times as may be declared by the Board of Directors out of funds legally available therefor. See "Dividend Policy" for information regarding dividend policy.

PREFERRED STOCK

     The Preferred Stock may be issued from time to time by the Board of Directors as shares of one or more classes or series. Subject to the provisions of the Certificate of Incorporation and limitations prescribed by law, the Board of Directors is expressly authorized to adopt resolutions to issue the shares, to fix the number of shares and to change the number of shares constituting any series and to provide for or change the voting powers, designations, preferences and relative, participating, optional or other special rights, qualifications, limitations or restrictions thereof, including dividend rights (including whether dividends are cumulative), dividend rates, terms of redemption (including sinking fund provisions), redemption prices, conversion rights and liquidation preferences of the shares constituting any class or series of the Preferred Stock, in each case without any further action or vote by the holders of Common Stock.

     Although the Company has no present intention to issue shares of Preferred Stock, the issuance of shares of Preferred Stock, or the issuance of rights to purchase such shares, could be used to discourage an unsolicited acquisition proposal. For example, the issuance of a series of Preferred Stock might impede a business combination by including class voting rights that would enable the holders to block such a transaction; or such issuance might facilitate a business combination by including voting rights that would provide a required percentage vote of the stockholders. In addition, under certain circumstances, the issuance of Preferred Stock could adversely affect the voting power of the holders of the Common Stock. Although the Board of Directors is required to make any determination to issue such stock based on its judgment as to the best interests of the stockholders of the Company, the Board of Directors could act in a manner that would discourage an acquisition attempt or other transaction that some or a majority of the stockholders might believe to be in their best interests or in which stockholders might receive a premium for their stock over the then-market price of such stock. The Board of Directors does not at present intend to seek stockholder approval prior to any issuance of currently authorized stock, unless otherwise required by law or the rules of any market on which the Company's securities are traded.

STOCKHOLDER RIGHTS PLAN

     Each share of Common Stock offered hereby includes one right ("Right") to purchase from the Company a unit consisting of one one-hundredth of a share (a "Fractional Share") of Series A Junior

                                       64

Participating Preferred Stock, par value $.001 per share (the "Series A Preferred Stock"), at a purchase price of $40.00 per Fractional Share, subject to adjustment in certain events (the "Purchase Price"). The following summary description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement between the Company and a Rights Agent (the "Rights Agreement"), the form of which is filed as an exhibit to the Registration Statement of which this Prospectus is a part and is incorporated herein by reference.

     Initially, the Rights will attach to all certificates representing outstanding shares of Common Stock, including the shares of Common Stock offered hereby, and no separate certificates for the Rights ("Rights Certificates") will be distributed. The Rights will separate from the Common Stock and a "Distribution Date" will, with certain exceptions, occur upon the earlier of
(i) 10 days following a public announcement that a person or group of affiliated or associated persons (an "Acquiring Person") has acquired, or obtained the right to acquire, beneficial ownership of 15% or more of the outstanding shares of Common Stock (the date of the announcement being the "Stock Acquisition Date") or (ii) 10 business days following the commencement of a tender offer or exchange offer that would result in a person's becoming an Acquiring Person. Notwithstanding the foregoing, so long as Equus II, together with all affiliates and associates thereof, remains the beneficial owner of 15% or more of the outstanding shares of Common Stock, Equus II shall not be or become an Acquiring Person unless and until it, together with all affiliates and associates thereof, becomes the beneficial owner of additional shares of Common Stock constituting 1% or more of the then-outstanding shares of Common Stock or any other person who is the beneficial owner of at least 1% of the then outstanding shares of Common Stock shall become an affiliate or associate of Equus II. In certain circumstances the Distribution Date may be deferred by the Board of Directors. Certain inadvertent acquisitions will not result in a person's becoming an Acquiring Person if the person promptly divests itself of sufficient Common Stock. Until the Distribution Date, (a) the Rights will be evidenced by the Common Stock certificates and will be transferred with and only with those certificates, (b) Common Stock certificates will contain a notation incorporating the Rights Agreement by reference and (c) the surrender for transfer of any certificate for Common Stock also will constitute the transfer of the Rights associated with the stock represented by such certificate.

     The Rights are not exercisable until the Distribution Date and will expire at the close of business on June 30, 2006, unless earlier redeemed or exchanged by the Company as described below.

     As soon as practicable after the Distribution Date, Rights Certificates will be mailed to holders of record of Common Stock as of the close of business on the Distribution Date and, from and after the Distribution Date, the separate Rights Certificates alone will represent the Rights. All shares of Common Stock issued prior to the Distribution Date will be issued with Rights. Shares of Common Stock issued after the Distribution Date in connection with certain employee benefit plans or upon conversion of certain securities will be issued with Rights. Except as otherwise determined by the Board of Directors, no other shares of Common Stock issued after the Distribution Date will be issued with Rights.

     In the event (a "Flip-In Event") that a person becomes an Acquiring
Person (except pursuant to a tender or exchange offer for all outstanding shares of Common Stock at a price and on terms that a majority of the independent members of the Board of Directors determines to be fair to and otherwise in the best interests of the Company and its stockholders (a "Permitted Offer")), each holder of a Right will thereafter have the right to receive, on exercise of that Right, a number of shares of Common Stock (or, in certain circumstances, cash, property or other securities of the Company) having a Current Market Price (as defined in the Rights Agreement) equal to two times the exercise price of the Right. Notwithstanding the foregoing, following the occurrence of any Triggering Event, all Rights that are, or (under certain circumstances specified in the Rights Agreement) were, beneficially owned by any Acquiring Person (or by certain related parties) will be null and void in the circumstances set forth in the Rights Agreement. Rights are not exercisable following the occurrence of any Flip-In Event until such time as the Rights are no longer redeemable by the Company as set forth below.

     In the event (a "Flip-Over Event") that, at any time from and after the time an Acquiring Person becomes such, (i) the Company is acquired in a merger or other business combination transaction (other

                                       65

than certain mergers that follow a Permitted Offer) or (ii) 50% or more of the Company's assets or earning power is sold or transferred, each holder of a Right (except Rights that previously have been voided as set forth above) shall thereafter have the right to receive, on exercise of such Right, a number of shares of common stock of the acquiring company having a Current Market Price equal to two times the exercise price of the Right. Flip-In Events and Flip-Over Events are collectively referred to as "Triggering Events."

     The Purchase Price payable, and the number of Fractional Shares of Series A Preferred Stock or other securities or property issuable, on exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Series A Preferred Stock, (ii) if holders of the Series A Preferred Stock are granted certain rights or warrants to subscribe for Series A Preferred Stock or certain convertible securities at less than the current market price of the Series A Preferred Stock or (iii) on the distribution to holders of the Series A Preferred Stock of evidences of indebtedness or assets (excluding regular quarterly cash dividends) or of subscription rights or warrants (other than those referred to above).

     With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments amount to at least 1% of the Purchase Price. No fractional shares of Series A Preferred Stock that are not integral multiples of a Fractional Share are required to be issued and, in lieu thereof, an adjustment in cash will be made based on the market price of the Series A Preferred Stock on the last trading date prior to the date of exercise. Pursuant to the Rights Agreement, the Company reserves the right to require prior to the occurrence of a Triggering Event that, on any exercise of Rights, a number of Rights be exercised so that only whole shares of Series A Preferred Stock will be issued.

     At any time until 10 days following the first date of public announcement of the occurrence of a Flip-In Event, the Company may redeem the Rights in whole, but not in part, at a price of $.01 per Right, payable, at the option of the Company, in cash, shares of the Common Stock or such other consideration as the Board of Directors of the Company may determine. Immediately upon the effectiveness of the action of the Board of Directors ordering redemption of the Rights, the Rights will terminate and the only right of the holders of Rights will be to receive the $.01 redemption price.

     At any time after the occurrence of a Flip-In Event and prior to a person's becoming the beneficial owner of 50% or more of the shares of Common Stock then outstanding, the Company may, at its option, exchange the Rights (other than Rights owned by an Acquiring Person or an affiliate or an associate of an Acquiring Person, which will have become void), in whole or in part, at an exchange ratio of one share of Common Stock, and/or other equity securities deemed to have the same value as one share of Common Stock, per Right, subject to adjustment.

     Other than the redemption price, any of the provisions of the Rights Agreement may be amended by the Board of Directors as long as the Rights are redeemable. Thereafter, the provisions of the Rights Agreement other than the redemption price may be amended by the Board of Directors only in order to cure any ambiguity, defect or inconsistency, to make changes that do not materially adversely affect the interests of holders of Rights (excluding the interests of any Acquiring Person), or to shorten or lengthen any time period under the Rights Agreement; provided, however, that no amendment to lengthen the time period governing redemption shall be made at such time as the Rights are not redeemable. Until a Right is exercised, the holder thereof, as such, will have no rights to vote or to receive dividends or any other rights as a stockholder of the Company.

     The Rights will have certain antitakeover effects. They will cause substantial dilution to any person or group that attempts to acquire the Company without the approval of the Company's Board of Directors. As a result, the overall effect of the Rights may be to render more difficult or discourage any attempt to acquire the Company, even if such acquisition may be favorable to the interests of the Company's stockholders. Because the Board of Directors can redeem the Rights or approve a Permitted Offer, the Rights should not interfere with a merger or other business combination approved by the Board. The Rights are being issued to protect the Company's stockholders from coercive or abusive takeover tactics and to afford the Company's Board of Directors more negotiating leverage in dealing with prospective acquirers.

                                       66

STATUTORY BUSINESS COMBINATION PROVISION

     The Company is a Delaware corporation and is subject to Section 203 of the DGCL. In general, Section 203 prevents an "interested stockholder" (defined generally as a person owning 15% or more of a corporation's outstanding voting stock) from engaging in a "business combination" (as defined) with a Delaware corporation for three years following the date such person became an interested stockholder unless: (i) before such person became an interested stockholder, the board of directors of the corporation approved the transaction in which the interested stockholder became an interested stockholder or approved the business combination; (ii) upon consummation of the transaction that resulted in the interested stockholder's becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced (excluding stock held by directors who are also officers of the corporation and by employee stock plans that do not provide employees with the rights to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer); or (iii) following the transaction in which such person became an interested stockholder, the business combination was approved by the board of directors of the corporation and authorized at a meeting of stockholders by the affirmative vote of the holders of 66 2/3% of the outstanding voting stock of the corporation not owned by the interested stockholder. Under Section 203, the restrictions described above also do not apply to certain business combinations proposed by an interested stockholder following the announcement or notification of one of certain extraordinary transactions involving the corporation and a person who had not been an interested stockholder during the previous three years or who became an interested stockholder with the approval of a majority of the corporation's directors, if such extraordinary transaction is approved or not opposed by a majority of the directors who were directors prior to any person becoming an interested stockholder during the previous three years or were recommended for election or elected to succeed such directors by a majority of such directors.

OTHER MATTERS

     Delaware law authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breach of a director's fiduciary duty of care. The duty of care requires that, when acting on behalf of the corporation, directors' must exercise an informed business judgment based on all material information reasonably available to them. Absent the limitations authorized by Delaware law, directors are accountable to corporations and their stockholders for monetary damages for conduct constituting gross negligence in the exercise of their duty of care. Delaware law enables corporations to limit available relief to equitable remedies such as injunction or rescission. The Certificate of Incorporation limits the liability of directors of the Company to the Company or its stockholders to the fullest extent permitted by Delaware law. Specifically, directors of the Company will not be personally liable for monetary damages for breach of a director's fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the DGCL or (iv) for any transaction from which the director derived an improper personal benefit.

     The inclusion of this provision in the Certificate of Incorporation may have the effect of reducing the likelihood of derivative litigation against directors and may discourage or deter stockholders or management from bringing a lawsuit against directors for breach of their duty of care, even though such an action, if successful, might otherwise have benefited the Company and its stockholders. The Company's Bylaws provide indemnification to the Company's officers and directors and certain other persons with respect to certain matters, and the Company has entered into agreements with each of its directors and executive officers providing for indemnification with respect to certain matters.

     The Certificate of Incorporation provides that stockholders may act only at an annual or special meeting of stockholders and may not act by written consent. The Bylaws provide that special meetings of the stockholders can be called only by the Chairman of the Board, the President or a majority of the Board of Directors.

     The Certificate of Incorporation provides that the Board of Directors shall consist of three classes of directors serving for staggered terms. As a result, it is currently contemplated that approximately one-third

                                       67

of the Company's Board of Directors will be elected each year. The classified board provision could prevent a party who acquires control of a majority of the outstanding voting stock of the Company from obtaining control of the Board of Directors until the second annual stockholders meeting following the date the acquirer obtains the controlling interest. See "Management -- Directors and Executive Officers."

     The Certificate of Incorporation provides that the number of directors shall be as determined by the Board of Directors from time to time, but shall not be less than three. It also provides that directors may be removed only for cause, and then only by the affirmative vote of the holders of at least a majority of all outstanding voting stock entitled to vote. This provision, in conjunction with the provisions of the Certificate of Incorporation authorizing the Board of Directors to fill vacant directorships, will prevent stockholders from removing incumbent directors without cause and filling the resulting vacancies with their own nominees.

STOCKHOLDER PROPOSALS

     The Company's Bylaws contain provisions (i) requiring that advance notice be delivered to the Company of any business to be brought by a stockholder before an annual meeting of stockholders and (ii) establishing certain procedures to be followed by stockholders in nominating persons for election to the Board of Directors. Generally, such advance notice provisions provide that written notice must be given to the Secretary of the Company by a stockholder
(i) in the event of business to be brought by a stockholder before an annual meeting, not less than 90 days prior to the anniversary date of the immediately preceding annual meeting of stockholders (with certain exceptions if the date of the annual meeting is different by more than specified amounts from the anniversary date), and (ii) in the event of nominations of persons for election to the Board of Directors by any stockholder, (a) with respect to an election to be held at the annual meeting of stockholders, not less than 90 days prior to the anniversary date of the immediately preceding annual meeting of stockholders (with certain exceptions if the date of the annual meeting is different by more than specified amounts from the anniversary date), and (b) with respect to an election to be held at a special meeting of stockholders for the election of directors, not later than the close of business on the 10th day following the day on which notice of the date of the special meeting was mailed to stockholders or public disclosure of the date of the special meeting was made, whichever first occurs. Such notice must set forth specific information regarding such stockholder and such business or director nominee, as described in the Company's Bylaws. The foregoing summary is qualified in its entirety by reference to the Company's Bylaws, which are filed as an exhibit to the Registration Statement of which this Prospectus is a part.

TRANSFER AGENT AND REGISTRAR

     The transfer agent and registrar for the Common Stock is ChaseMellon Shareholder Services, L.L.C.

                                       68

                                  UNDERWRITING

     Subject to the terms and conditions of the Underwriting Agreement, each of the Underwriters named below has severally agreed to purchase from the Company, and the Company has agreed to sell to such Underwriter, the respective number of shares of Common Stock set forth opposite the name of such Underwriter.
                                          NUMBER OF
  UNDERWRITER                              SHARES
- -------------------------------------  -------------
Smith Barney Inc.....................
Montgomery Securities................

                                       -------------
          Total......................      4,200,000
                                       =============

     The Underwriting Agreement provides that the obligations of the several Underwriters to pay for and accept delivery of the shares of Common Stock are subject to approval of certain legal matters by their counsel and to certain other conditions. The Underwriters are obligated to take and pay for all shares of Common Stock offered hereby (other than those covered by the over-allotment option described below) if any such shares are taken.

     The Underwriters, for whom Smith Barney Inc. and Montgomery Securities are acting as representatives (the "Representatives"), propose to offer part of the shares of Common Stock directly to the public at the offering price set forth on the cover page of this Prospectus and part of the shares to certain
dealers at a price which represents a concession not in excess of $   per share
under the public offering price. The Underwriters may allow, and such dealers
may reallow, a concession not in excess of $   per share to certain other
dealers. The Representatives of the Underwriters have advised the Company that the Underwriters do not intend to confirm any shares to any accounts over which they exercise discretionary authority. After the initial public offering, the offering price and other selling terms may be changed by the Representatives.

     The Company has granted to the Underwriters an option, exercisable for 30 days from the date of this Prospectus, to purchase up to an additional 630,000 shares of Common Stock at the price to the public set forth on the cover page of this Prospectus, minus the underwriting discounts and commissions. The Underwriters may exercise such option solely for the purpose of covering over-allotments, if any, in connection with this Offering. To the extent such option is exercised, each Underwriter will be obligated, subject to certain conditions, to purchase approximately the same percentage of such additional shares as the number of shares set forth opposite each Underwriter's name in the preceding table bears to the total number of shares listed in such table.

     The Company, its officers and directors, and certain stockholders of the Company designated by the Representatives have agreed that, for a period of 180 days from the date of this Prospectus, they will not, without the prior written consent of Smith Barney Inc., offer, sell, contract to sell or otherwise dispose of any shares of Common Stock of the Company or any securities convertible into, or exercisable or exchangeable for, Common Stock of the Company, except that the Company may issue shares of Common Stock (i) in connection with acquisitions,
(ii) pursuant to exercise of options granted under the Incentive Plan and (iii) pursuant to the exercise of warrants outstanding as of the closing of this Offering.

                                       69

     Prior to this Offering, there has not been any public market for the Common Stock of the Company. Consequently, the initial public offering price for the shares of Common Stock included in this Offering will be determined by negotiations between the Company and the Representatives. Among the factors to be considered in determining such price are the history of and prospects for the Company's business and the industry in which it competes, an assessment of the Company's management and the present state of the Company's development, the past and present revenues and earnings of the Company, the prospects for the growth of the Company's revenues and earnings, the current state of the economy in the United States and the current level of economic activity in the industry in which the Company competes and in related or comparable industries, and currently prevailing conditions in the securities markets, including current market valuations of publicly traded companies that are comparable to the Company.

     The Company has agreed to indemnify the Underwriters and certain related persons against certain liabilities, including liabilities under the Securities Act, or to contribute to payments that the Underwriters may be required to make in respect thereof.

                                 LEGAL MATTERS

     Certain legal matters in connection with the sale of the Common Stock offered hereby are being passed upon for the Company by Baker & Botts, L.L.P., 3000 One Shell Plaza, Houston, Texas 77002, and for the Underwriters by Morgan, Lewis & Bockius LLP, 101 Park Avenue, New York, New York 10178.

                                    EXPERTS

     The audited financial statements included in this Prospectus and elsewhere in the Registration Statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said reports.

                             ADDITIONAL INFORMATION

     The Company has not previously been subject to the reporting requirements of the Securities Exchange Act of 1934, as amended. The Company has filed a Registration Statement on Form S-1 (the "Registration Statement") under the Securities Act with the SEC with respect to this Offering. This Prospectus, filed as a part of the Registration Statement, does not contain all of the information set forth in the Registration Statement, or the exhibits and schedules thereto, in accordance with the rules and regulations of the SEC, and reference is hereby made to such omitted information. The statements made in this Prospectus concerning documents filed as exhibits to the Registration Statement accurately describe the material provisions of such documents and are qualified in their entirety by reference to such exhibits for complete statements of their provisions. The Registration Statement and the exhibits and schedules thereto may be inspected, without charge, at the public reference facilities of the SEC at its principal office at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and its regional offices at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, and at 7 World Trade Center, 13th Floor, New York, New York 10048. Copies of all or any portion of the Registration Statement can be obtained at prescribed rates from the Public Reference Section of the SEC at its principal office at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549. The SEC maintains an Internet web site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. The address of that site is http://www.sec.gov.

                                       70
                         INDEX TO FINANCIAL STATEMENTS


                                        PAGE
                                        ----
Unaudited Pro Forma Combined
  Financial Statements
     Basis of Presentation...........   F-3
     Pro Forma Combined Balance Sheet
      as of June 30, 1996
      (unaudited)....................   F-4
     Pro Forma Combined Statement of
      Operations for the Year Ended
      December 31, 1995
      (unaudited)....................   F-5
     Pro Forma Combined Statement of
      Operations for the Six Months
      Ended June 30, 1995
      (unaudited)....................   F-6
     Pro Forma Combined Statement of
      Operations for the Six Months
      Ended June 30, 1996
      (unaudited)....................   F-7
     Enterprises Holding Company's
      Pro Forma Consolidated
      Statement of Operations for the
      Six Months Ended June 30, 1996
      (unaudited)....................   F-8
     Notes to Unaudited Pro Forma
      Combined Financial
      Statements.....................   F-9

Historical Financial Statements

     American Residential Services,
      Inc.
          Report of Independent
          Public Accountants.........   F-13
          Balance Sheets.............   F-14
          Statements of Operations...   F-15
          Statements of Shareholders'
          Deficit....................   F-16
          Statements of Cash Flows...   F-17
          Notes to Financial
          Statements.................   F-18

     General Heating Engineering
      Company, Inc.
          Report of Independent
          Public Accountants.........   F-22
          Balance Sheets.............   F-23
          Statements of Operations...   F-24
          Statements of Shareholders'
          Equity.....................   F-25
          Statements of Cash Flows...   F-26
          Notes to Financial
          Statements.................   F-27

     Atlas Services, Inc., and
      Subsidary
          Report of Independent
          Public Accountants.........   F-32
          Consolidated Balance
          Sheets.....................   F-33
          Consolidated Statements of
          Operations.................   F-34
          Consolidated Statements of
          Shareholders' Equity.......   F-35
          Consolidated Statements of
          Cash Flows.................   F-36
          Notes to Consolidated
          Financial Statements.......   F-37

     Enterprises Holding Company and
      Subsidiaries
          Consolidated Balance
          Sheet......................   F-44
          Consolidated Statement of
          Operations.................   F-45
          Consolidated Statement of
          Shareholders' Equity.......   F-46
          Consolidated Statement of
          Cash Flows.................   F-47
          Notes to Consolidated
          Financial Statements.......   F-48

                                      F-1



                                        PAGE
                                        ----
     Service Enterprises, Inc., and
      Subsidiaries
          Report of Independent
          Public Accountants.........   F-56
          Consolidated Balance
          Sheets.....................   F-57
          Consolidated Statements of
          Operations.................   F-58
          Consolidated Statements of
          Shareholder's Equity.......   F-59
          Consolidated Statements of
          Cash Flows.................   F-60
          Notes to Consolidated
          Financial Statements.......   F-61

     Florida Heating and Air
      Conditioning, Inc. and Related
      Companies
          Report of Independent
          Public Accountants.........   F-67
          Combined Balance Sheets....   F-68
          Combined Statements of
          Operations.................   F-69
          Combined Statements of
          Shareholders' Equity.......   F-70
          Combined Statements of Cash
          Flows......................   F-71
          Notes to Combined Financial
          Statements.................   F-72

     DIAL ONE Meridian and Hoosier,
      Inc.
          Report of Independent
          Public Accountants.........   F-78
          Balance Sheets.............   F-79
          Statements of Operations...   F-80
          Statements of Shareholder's
          Equity.....................   F-81
          Statements of Cash Flows...   F-82
          Notes to Financial
          Statements.................   F-83

     ADCOT, Inc.
          Report of Independent
          Public Accountants.........   F-90
          Balance Sheets.............   F-91
          Statements of Operations...   F-92
          Statements of Shareholder's
          Deficit....................   F-93
          Statements of Cash Flows...   F-94
          Notes to Financial
          Statements.................   F-95

                                      F-2

          AMERICAN RESIDENTIAL SERVICES, INC., AND FOUNDING COMPANIES
               UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS
                             BASIS OF PRESENTATION
                                  (UNAUDITED)

     The following unaudited pro forma combined financial statements give effect to the acquisitions by American Residential Services, Inc. (ARS), of substantially all of the net assets of (a) General Heating Engineering Company, Inc. (General Heating), (b) Atlas Services, Inc. and subsidiary (Atlas), (c) Service Enterprises, Inc. and subsidiaries (Crown), (d) Florida Heating and Air Conditioning, Inc. and Related Companies (Florida HAC), (e) DIAL ONE Meridian and Hoosier, Inc. (Meridian & Hoosier), (f) ADCOT, Inc. (A-ABC), and (g) Climatic Corporation of Vero Beach (Climatic), (together, the Founding Companies). ARS and the Founding Companies are hereinafter referred to as the Company. In addition, ARS will acquire EHC. These acquisitions (the Acquisitions) will occur simultaneously with the closing of ARS's initial public offering (the Offering) and will be accounted for using the purchase method of accounting. Atlas, one of the Founding Companies, has been identified as the acquiror for financial statement presentation purposes. The unaudited pro forma combined financial statements also give effect to the issuance of Common Stock, which will be issued by ARS to the sellers of the Founding Companies upon the effectiveness of the Offering. These statements are based on the historical financial statements of the Founding Companies included elsewhere in this Prospectus (except Climatic) and the estimates and assumptions set forth below and in the notes to the unaudited pro forma combined financial statements.

     The unaudited pro forma combined balance sheet gives effect to these transactions (the Acquisitions and the Offering) as if they had occurred on June 30, 1996. The unaudited pro forma combined statements of operations give effect to these transactions as if they had occurred at the beginning of each period presented.

     The pro forma adjustments are based on preliminary estimates, available information and certain assumptions that management deems appropriate. The pro forma adjustments do not reflect amounts related to the working capital adjustments, which may affect goodwill and debt. In addition, the pro forma combined statement of operations does not include adjustments for non-recurring, non-cash charges of $2.5 million related to shares of Common Stock to be issued to the shareholders of EHC in connection with the acquisition of EHC by Atlas (including a $0.4 million estimated working capital adjustment) and $0.6 million for the issuance of 40,000 shares of Common Stock to employees, three officers and consultants of ARS and its affiliates which will be recorded subsequent to the completion of the Offering. The unaudited pro forma combined financial data presented herein do not purport to represent what the Company's financial position or results of operations would have actually been had such events occurred at the beginning of the periods presented, as assumed, or to project the Company's financial position or results of operations for any future period or the future results of the Founding Companies. The unaudited pro forma combined financial statements should be read in conjunction with the other financial statements and notes thereto included elsewhere in this Prospectus. Also see "Risk Factors" included elsewhere herein.

                                      F-3

               AMERICAN RESIDENTIAL SERVICES, INC., AND FOUNDING COMPANIES
                            PRO FORMA COMBINED BALANCE SHEET
                                      JUNE 30, 1996
                                       (UNAUDITED)
                                     (IN THOUSANDS)


                                                  GENERAL                          FLORIDA   MERIDIAN                 PRO FORMA
                                          ARS     HEATING       EHC       ATLAS      HAC     & HOOSIER   CLIMATIC    ADJUSTMENTS
                                       ---------  --------   ---------  ---------  -------   ---------   ---------   -----------
               ASSETS
CURRENT ASSETS:
  Cash and cash equivalents..........  $     235  $ 1,183    $     324  $     200  $  261     $   986     $    26     $     217
  Investments........................     --        1,000       --         --        --         --          --           (1,000)
  Accounts receivable --
    Trade, net of allowance..........     --        4,339          501      2,946   1,284       2,135         948        (4,339)
    Shareholder and affiliates.......     --        --          --             15    --            19       --
    Other receivables................     --           66          322     --         311          26       --           --
  Notes receivable --
    Shareholders.....................     --          484       --         --        --         --          --           --
    Other............................     --        --          --         --        --         --          --           --
  Inventories........................     --        2,430        1,473        753     276         448          50        --
  Prepaid expenses and other current
    assets...........................         47      129          264        256     182          59          64           251
  Costs and estimated earnings in
    excess of billings on uncompleted
    contracts........................     --        --          --            309    --            14       --           --
                                       ---------  --------   ---------  ---------  -------   ---------   ---------   -----------
      Total current assets...........        282    9,631        2,884      4,479   2,314       3,687       1,088        (4,871)
                                       ---------  --------   ---------  ---------  -------   ---------   ---------   -----------
PROPERTY AND EQUIPMENT, net..........         45    2,015        5,056      3,557     566       1,589         167           (70)
OTHER NONCURRENT ASSETS..............      3,298      408          322        445      12         115          23          (468)
GOODWILL.............................     --        --          12,636     --        --         --          --           42,285
                                       ---------  --------   ---------  ---------  -------   ---------   ---------   -----------
      Total assets...................  $   3,625  $12,054    $  20,898  $   8,481  $2,892     $ 5,391     $ 1,278     $  36,876
                                       =========  ========   =========  =========  =======   =========   =========   ===========
LIABILITIES AND SHAREHOLDERS' EQUITY
  (DEFICIT):
  Current maturities of long-term
    debt.............................  $  --      $ --       $   1,832  $     746  $  143     $   431     $    45     $  --
  Short-term debt....................      1,200    --          --            300    --         --          --              900
  Accounts payable and accrued
    expenses.........................      3,437    3,088        2,184      3,211   1,412       1,145         584        --
  Unearned revenue on service and
    warranty contracts, current......     --          810          305         62    --           439       --           --
  Billings in excess of cost and
    estimated earnings on uncompleted
    contracts........................     --          145       --            686     219         566          36        --
  Deferred income taxes..............     --        --          --         --         287       --          --           --
  Pro forma cash consideration due to
    Founding Companies...............     --        --          --         --        --         --          --           34,800
                                       ---------  --------   ---------  ---------  -------   ---------   ---------   -----------
      Total current liabilities......      4,637    4,043        4,321      5,005   2,061       2,581         665        35,700
                                       ---------  --------   ---------  ---------  -------   ---------   ---------   -----------
LONG-TERM DEBT, net of current
  maturities.........................     --        --          12,948      1,600      42       1,223          40         5,398
UNEARNED REVENUE ON EXTENDED WARRANTY
  CONTRACTS NONCURRENT...............     --        --             613     --        --         --          --           --
DEFERRED INCOME TAXES................     --        --             114        104      42          32          43        --
NET LIABILITIES OF DISCONTINUED
  OPERATIONS.........................     --        --              92     --        --         --          --           --
PREFERRED STOCK......................     --        --           2,557     --        --         --          --           (2,057)
SHAREHOLDERS' EQUITY (DEFICIT):
  Common stock.......................          1       55            1         24      10           7           4           (98)
  Additional paid-in capital.........          1      667       --            105       4          35          46        19,620
  Retained earnings (deficit)........     (1,014)   8,882          252      1,643     733       1,513         480       (23,280)
  Treasury stock.....................     --       (1,593 )     --         --        --         --          --            1,593
                                       ---------  --------   ---------  ---------  -------   ---------   ---------   -----------
      Total shareholders' equity
        (deficit)....................     (1,012)   8,011          253      1,772     747       1,555         530        (2,165)
                                       ---------  --------   ---------  ---------  -------   ---------   ---------   -----------
      Total liabilities and
        shareholders' equity
        (deficit)....................  $   3,625  $12,054    $  20,898  $   8,481  $2,892     $ 5,391     $ 1,278     $  36,876
                                       =========  ========   =========  =========  =======   =========   =========   ===========

                                                      POST
                                                     MERGER         AS
                                       PRO FORMA   ADJUSTMENTS   ADJUSTED
                                       ---------   -----------   --------
               ASSETS
CURRENT ASSETS:
  Cash and cash equivalents..........   $ 3,432     $  --        $ 3,432
  Investments........................     --           --          --
  Accounts receivable --
    Trade, net of allowance..........     7,814        --          7,814
    Shareholder and affiliates.......        34        --             34
    Other receivables................       725        --            725
  Notes receivable --
    Shareholders.....................       484        --            484
    Other............................     --           --          --
  Inventories........................     5,430        --          5,430
  Prepaid expenses and other current
    assets...........................     1,252        --          1,252
  Costs and estimated earnings in
    excess of billings on uncompleted
    contracts........................       323        --            323
                                       ---------   -----------   --------
      Total current assets...........    19,494        --         19,494
                                       ---------   -----------   --------
PROPERTY AND EQUIPMENT, net..........    12,925        --         12,925
OTHER NONCURRENT ASSETS..............     4,155          (434)     3,721
GOODWILL.............................    54,921        --         54,921
                                       ---------   -----------   --------
      Total assets...................   $91,495     $    (434)   $91,061
                                       =========   ===========   ========
LIABILITIES AND SHAREHOLDERS' EQUITY
  (DEFICIT):
  Current maturities of long-term
    debt.............................   $ 3,197     $  (3,197)   $ --
  Short-term debt....................     2,400        (2,400)     --
  Accounts payable and accrued
    expenses.........................    15,061        --         15,061
  Unearned revenue on service and
    warranty contracts, current......     1,616        --          1,616
  Billings in excess of cost and
    estimated earnings on uncompleted
    contracts........................     1,652        --          1,652
  Deferred income taxes..............       287        --            287
  Pro forma cash consideration due to
    Founding Companies...............    34,800       (34,800)     --
                                       ---------   -----------   --------
      Total current liabilities......    59,013       (40,397)    18,616
                                       ---------   -----------   --------
LONG-TERM DEBT, net of current
  maturities.........................    21,251       (14,252)     6,999
UNEARNED REVENUE ON EXTENDED WARRANTY
  CONTRACTS NONCURRENT...............       613        --            613
DEFERRED INCOME TAXES................       335        --            335
NET LIABILITIES OF DISCONTINUED
  OPERATIONS.........................        92        --             92
PREFERRED STOCK......................       500          (500)     --
SHAREHOLDERS' EQUITY (DEFICIT):
  Common stock.......................         4             4          8
  Additional paid-in capital.........    20,478        55,311     75,789
  Retained earnings (deficit)........   (10,791)         (600)   (11,391 )
  Treasury stock.....................     --           --          --
                                       ---------   -----------   --------
      Total shareholders' equity
        (deficit)....................     9,691        54,715     64,406
                                       ---------   -----------   --------
      Total liabilities and
        shareholders' equity
        (deficit)....................   $91,495     $    (434)   $91,061
                                       =========   ===========   ========


  See accompanying notes to unaudited pro forma combined financial statements.

          AMERICAN RESIDENTIAL SERVICES, INC., AND FOUNDING COMPANIES
                   PRO FORMA COMBINED STATEMENT OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 1995
                                  (UNAUDITED)
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                   GENERAL                          FLORIDA    MERIDIAN
                                          ARS      HEATING     ATLAS      CROWN       HAC      & HOOSIER    A-ABC     CLIMATIC
                                       ---------   -------    -------    -------    -------    ---------    ------    --------
REVENUES.............................  $  --       $35,159    $22,048    $19,124    $14,510     $10,133     $8,707     $4,955
COST OF SERVICES.....................     --       28,866      17,811     11,333     10,541       7,281     5,709       3,679
                                       ---------   -------    -------    -------    -------    ---------    ------    --------
    Gross profit.....................     --        6,293       4,237      7,791      3,969       2,852     2,998       1,276
SELLING, GENERAL AND ADMINISTRATIVE
  EXPENSES...........................        159    5,280       3,022      6,165      3,738       2,350     2,348       1,287
GOODWILL AMORTIZATION................     --         --         --         --         --          --         --         --
                                       ---------   -------    -------    -------    -------    ---------    ------    --------
INCOME (LOSS) FROM OPERATIONS........       (159)   1,013       1,215      1,626        231         502       650         (11)
OTHER INCOME (EXPENSE):
    Interest income..................     --          299          17        119      --             24      --             3
    Interest expense.................     --         --          (134)       (58)       (12)        (86)      (84 )     --
    Other............................     --           58          20        (10)        (8)         10        66          15
                                       ---------   -------    -------    -------    -------    ---------    ------    --------
INCOME (LOSS) FROM CONTINUING
  OPERATIONS BEFORE INCOME TAXES.....       (159)   1,370       1,118      1,677        211         450       632           7
PROVISION FOR INCOME TAXES...........     --         --           434        630         14         179        43       --
                                       ---------   -------    -------    -------    -------    ---------    ------    --------
INCOME (LOSS) FROM CONTINUING
  OPERATIONS.........................  $    (159)  $1,370     $   684    $ 1,047    $   197     $   271     $ 589      $    7
                                       =========   =======    =======    =======    =======    =========    ======    ========
PRO FORMA INCOME PER SHARE FROM
  CONTINUING OPERATIONS..............
SHARES USED IN COMPUTING PRO FORMA
  INCOME PER SHARE FROM CONTINUING
  OPERATIONS.........................

                                        PRO FORMA
                                       ADJUSTMENTS    PRO FORMA
                                       -----------    ---------
REVENUES.............................    $--          $114,636
COST OF SERVICES.....................     --            85,220
                                       -----------    ---------
    Gross profit.....................     --            29,416
SELLING, GENERAL AND ADMINISTRATIVE
  EXPENSES...........................       (204)(l)    21,853
                                          (1,808)(m)
                                            (484)(n)
GOODWILL AMORTIZATION................      1,373(o)      1,373
                                       -----------    ---------
INCOME (LOSS) FROM OPERATIONS........      1,123         6,190
OTHER INCOME (EXPENSE):
    Interest income..................     --               462
    Interest expense.................        (83)(p)      (457 )
    Other............................     --               151
                                       -----------    ---------
INCOME (LOSS) FROM CONTINUING
  OPERATIONS BEFORE INCOME TAXES.....      1,040         6,346
PROVISION FOR INCOME TAXES...........      1,619(q)      2,919
                                       -----------    ---------
INCOME (LOSS) FROM CONTINUING
  OPERATIONS.........................    $  (579)     $  3,427
                                       ===========    =========
PRO FORMA INCOME PER SHARE FROM
  CONTINUING OPERATIONS..............                 $    .41
                                                      =========
SHARES USED IN COMPUTING PRO FORMA
  INCOME PER SHARE FROM CONTINUING
  OPERATIONS.........................                    8,450 (r)
                                                      =========


  See accompanying notes to unaudited pro forma combined financial statements.

          AMERICAN RESIDENTIAL SERVICES, INC., AND FOUNDING COMPANIES
                   PRO FORMA COMBINED STATEMENT OF OPERATIONS
                         SIX MONTHS ENDED JUNE 30, 1995
                                  (UNAUDITED)
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                GENERAL                      FLORIDA   MERIDIAN                         PRO FORMA
                                        ARS     HEATING    ATLAS    CROWN      HAC     & HOOSIER   A-ABC    CLIMATIC   ADJUSTMENTS
                                     ---------  -------   -------   ------   -------   ---------   ------   --------   -----------
REVENUES...........................  $  --      $16,214   $10,354   $8,775   $7,631     $ 4,420    $3,983    $1,208       $--
COST OF SERVICES...................     --      13,331      8,409   5,194     5,697       3,173    2,721        844
                                     ---------  -------   -------   ------   -------   ---------   ------   --------   -----------
    Gross profit...................     --       2,883      1,945   3,581     1,934       1,247    1,262        364
SELLING, GENERAL AND ADMINISTRATIVE
  EXPENSES.........................     --       2,626      1,439   2,941     1,883       1,056    1,108        265        (102)(l)
                                                                                                                           (943)(m)
                                                                                                                           (123)(n)
GOODWILL AMORTIZATION..............     --        --        --       --        --         --        --        --            687(o)
                                     ---------  -------   -------   ------   -------   ---------   ------   --------   -----------
INCOME (LOSS) FROM OPERATIONS......     --         257        506     640        51         191      154         99         481
                                     ---------  -------   -------   ------   -------   ---------   ------   --------   -----------
OTHER INCOME (EXPENSE):
    Interest income................     --         103          6      49      --             5     --            2       --
    Interest expense...............     --        --          (81)    (27 )      (8 )       (43)     (31 )       (2)        (37)(p)
    Other..........................     --          33         38     (10 )    --            13       27          7       --
                                     ---------  -------   -------   ------   -------   ---------   ------   --------   -----------
INCOME (LOSS) FROM CONTINUING
  OPERATIONS BEFORE
  INCOME TAXES.....................     --         393        469     652        43         166      150        106         444
PROVISION FOR INCOME TAXES.........     --        --          189     250         6          65        7      --            598(q)
                                     ---------  -------   -------   ------   -------   ---------   ------   --------   -----------
INCOME (LOSS) FROM
  CONTINUING OPERATIONS............  $  --      $  393    $   280   $ 402    $   37     $   101    $ 143     $  106       $(154)
                                     =========  =======   =======   ======   =======   =========   ======   ========   ===========
PRO FORMA INCOME PER SHARE FROM
  CONTINUING OPERATIONS............
SHARES USED IN COMPUTING PRO FORMA
  INCOME PER
  SHARE FROM CONTINUING OPERATIONS.

                                       PRO FORMA
                                       ---------
REVENUES.............................   $52,585
COST OF SERVICES.....................    39,369
                                       ---------
    Gross profit.....................    13,216
SELLING, GENERAL AND ADMINISTRATIVE
  EXPENSES...........................    10,150

GOODWILL AMORTIZATION................       687
                                       ---------
INCOME (LOSS) FROM OPERATIONS........     2,379
                                       ---------
OTHER INCOME (EXPENSE):
    Interest income..................       165
    Interest expense.................      (229)
    Other............................       108
                                       ---------
INCOME (LOSS) FROM CONTINUING
  OPERATIONS BEFORE
  INCOME TAXES.......................     2,423
PROVISION FOR INCOME TAXES...........     1,115
                                       ---------
INCOME (LOSS) FROM
  CONTINUING OPERATIONS..............   $ 1,308
                                       =========
PRO FORMA INCOME PER SHARE FROM
  CONTINUING OPERATIONS..............   $   .15
                                       =========
SHARES USED IN COMPUTING PRO FORMA
  INCOME PER
  SHARE FROM CONTINUING OPERATIONS...     8,450(r)
                                       =========


  See accompanying notes to unaudited pro forma combined financial statements.

          AMERICAN RESIDENTIAL SERVICES, INC., AND FOUNDING COMPANIES
                   PRO FORMA COMBINED STATEMENT OF OPERATIONS
                         SIX MONTHS ENDED JUNE 30, 1996
                                  (UNAUDITED)
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                  GENERAL   PRO FORMA              FLORIDA   MERIDIAN                PRO FORMA
                                          ARS     HEATING    EHC(1)       ATLAS      HAC     & HOOSIER   CLIMATIC   ADJUSTMENTS
                                       ---------  -------   ---------   ---------  -------   ---------   --------   -----------
REVENUES.............................  $  --      $17,211   $ 14,400    $  14,092   $7,244    $ 6,992     $1,597      $
COST OF SERVICES.....................     --      13,933       8,902       11,357   5,339       4,751      1,212       --
                                       ---------  -------   ---------   ---------  -------   ---------   --------   -----------
    Gross profit.....................     --       3,278       5,498        2,735   1,905       2,241        385       --
SELLING, GENERAL AND ADMINISTRATIVE
  EXPENSES...........................        834   2,816       4,052        2,268   1,816       1,724        287       (1,272)(m)
                                                                                                                         (123)(n)
GOODWILL AMORTIZATION................     --        --            87       --        --         --         --             600(o)
                                       ---------  -------   ---------   ---------  -------   ---------   --------   -----------
INCOME (LOSS) FROM OPERATIONS........       (834)    462       1,359          467      89         517         98          795
                                       ---------  -------   ---------   ---------  -------   ---------   --------   -----------
OTHER INCOME (EXPENSE):
    Interest income..................     --         109          22            4    --            17          4       --
    Interest expense.................        (20)   --          (415 )        (96)    (13)        (72)        (2)         389(p)
    Other............................     --          17           5           45      11          12         (1)      --
                                       ---------  -------   ---------   ---------  -------   ---------   --------   -----------
INCOME (LOSS) FROM CONTINUING
  OPERATIONS BEFORE INCOME TAXES.....       (854)    588         971          420      87         474         99        1,184
PROVISION (BENEFIT) FOR INCOME
  TAXES..............................     --        --           246          150       6         190      --             774(q)
                                       ---------  -------   ---------   ---------  -------   ---------   --------   -----------
INCOME (LOSS) FROM CONTINUING
  OPERATIONS.........................  $    (854) $  588    $    725    $     270   $  81     $   284     $   99      $   410
                                       =========  =======   =========   =========  =======   =========   ========   ===========
PRO FORMA INCOME PER SHARE FROM
  CONTINUING OPERATIONS..............
SHARES USED IN COMPUTING PRO FORMA
  INCOME PER SHARE FROM CONTINUING
  OPERATIONS.........................

                                       PRO FORMA
                                       ---------
REVENUES.............................   $61,536
COST OF SERVICES.....................    45,494
                                       ---------
    Gross profit.....................    16,042
SELLING, GENERAL AND ADMINISTRATIVE
  EXPENSES...........................    12,402

GOODWILL AMORTIZATION................       687
                                       ---------
INCOME (LOSS) FROM OPERATIONS........     2,953
                                       ---------
OTHER INCOME (EXPENSE):
    Interest income..................       156
    Interest expense.................      (229)
    Other............................        89
                                       ---------
INCOME (LOSS) FROM CONTINUING
  OPERATIONS BEFORE INCOME TAXES.....     2,969
PROVISION (BENEFIT) FOR INCOME
  TAXES..............................     1,366
                                       ---------
INCOME (LOSS) FROM CONTINUING
  OPERATIONS.........................   $ 1,603
                                       =========
PRO FORMA INCOME PER SHARE FROM
  CONTINUING OPERATIONS..............   $   .19
                                       =========
SHARES USED IN COMPUTING PRO FORMA
  INCOME PER SHARE FROM CONTINUING
  OPERATIONS.........................     8,450(r)
                                       =========

- ------------

(1) EHC is presented on a pro forma basis to include Crown and A-ABC from January 1, 1996 through their dates of acquisition by EHC as set forth on F-8.

  See accompanying notes to unaudited pro forma combined financial statements.

                      AMERICAN RESIDENTIAL SERVICES, INC.
                    ENTERPRISES HOLDING COMPANY'S PRO FORMA
                      CONSOLIDATED STATEMENT OF OPERATIONS
                         SIX MONTHS ENDED JUNE 30, 1996
                                  (UNAUDITED)
                                 (IN THOUSANDS)

                                                      CROWN              A-ABC
                                                  JANUARY 1, 1996    JANUARY 1, 1996
                                                      THROUGH            THROUGH        PRO FORMA
                                         EHC      MARCH 31, 1996      MAY 31, 1996         EHC
                                        ------    ---------------    ---------------    ---------
REVENUES.............................   $6,803        $ 4,152            $ 3,445         $14,400
COST OF SERVICES.....................    4,112          2,643              2,147           8,902
                                        ------    ---------------    ---------------    ---------
     Gross Profit....................    2,691          1,509              1,298           5,498
SELLING, GENERAL AND ADMINISTRATIVE
  EXPENSES...........................    1,697          1,519                836           4,052
GOODWILL AMORTIZATION................       87        --                 --                   87
                                        ------    ---------------    ---------------    ---------
INCOME (LOSS) FROM OPERATIONS........      907            (10)               462           1,359
OTHER INCOME (EXPENSE):
     Interest income.................        6             16            --                   22
     Interest expense................     (384)           (16)               (15)           (415)
     Other...........................        3             (9)                11               5
                                        ------    ---------------    ---------------    ---------
INCOME (LOSS) FROM CONTINUING
  OPERATIONS BEFORE INCOME TAXES.....      532            (19)               458             971
PROVISION (BENEFIT) FOR INCOME
  TAXES..............................      229             (4)                21             246
                                        ------    ---------------    ---------------    ---------
INCOME (LOSS) FROM CONTINUING
  OPERATIONS.........................   $  303        $   (15)           $   437         $   725
                                        ======    ===============    ===============    =========

                                       F-8

          AMERICAN RESIDENTIAL SERVICES, INC., AND FOUNDING COMPANIES
           NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS
                                  (UNAUDITED)

1.  AMERICAN RESIDENTIAL SERVICES, INC. BACKGROUND:

     American Residential Services, Inc. (ARS) was formed to create a leading national provider of (i) comprehensive maintenance, repair and replacement services for heating, ventilating and air conditioning, plumbing, electrical and other systems in homes and commercial buildings and (ii) new installation services of those systems in homes and commercial facilities under construction. ARS has conducted no operations to date and will acquire the Founding Companies simultaneously with the consummation of the Offering.

2.  HISTORICAL FINANCIAL STATEMENTS:

     The historical financial statements represent the financial position and results of operations of the Founding Companies and were derived from the respective financial statements where indicated. All Founding Companies have a December 31 year-end or they have been converted to a December 31 year-end, except for Climatic which has an April 30 year-end. Quarterly statements of operations for Climatic for the three months ended July 31, 1996 have been included in the pro forma statements of operations for the six months ended June 30, 1995 and 1996. The audited historical financial statements included elsewhere in this Prospectus have been included in accordance with Securities and Exchange Commission (SEC) Staff Accounting Bulletin No. 80.

3.  ACQUISITION OF FOUNDING COMPANIES:

     Concurrent with the closing of the Offering, ARS will acquire substantially all of the net assets of the Founding Companies. The Acquisitions will be accounted for using the purchase method of accounting, with Atlas being treated as the acquirer.

     The following table sets forth for each Founding Company the consideration to be paid its common stockholders (i) in cash and (ii) in shares of Common Stock.


                                                        COMMON STOCK
                                               -------------------------------
                                                                FAIR VALUE OF
                                      CASH        SHARES          SHARES(1)
                                    ---------  ------------     --------------
                                              (DOLLARS IN THOUSANDS)
General Heating...................  $  15,000       666,666        $  6,500
Atlas.............................      5,000     1,066,666          10,400
EHC (including Crown and A-ABC)...     --           378,400           4,422
Florida HAC.......................     11,000       333,333           3,250
Meridian & Hoosier................      3,250       250,000           2,438
Climatic..........................        550       110,000           1,072
                                    ---------  ------------     --------------
     Total........................  $  34,800     2,805,065        $ 28,082
                                    =========  ============     ==============

- ------------

(1) Valued at $9.75 per share, a 35% discount to the assumed initial offering price of $15 per share (the midpoint of the estimated initial public offering price range).

     The estimated purchase price for the Acquisitions is subject to certain purchase price adjustments at and following closing. See "Certain
Transactions -- Organization of the Company."

     The holders of 2.8 million shares of Common Stock issued in partial payment of the Acquisitions have agreed not to offer, sell or otherwise dispose of any of those shares for a period of two years after the Offering (or for such shorter period as the SEC may prescribe as the holding period for registered securities under Rule 144). The fair value of these shares reflects this restriction.

     Of the estimated total purchase price of $47.5 million (based on the fair value of the shares to be issued) of the Acquisitions (excluding Atlas, the accounting acquiror), $43.1 million has been allocated to

                                      F-9

          AMERICAN RESIDENTIAL SERVICES, INC., AND FOUNDING COMPANIES
   NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

the assets acquired and liabilities assumed. The remaining amount of $4.4 million, the value of shares of Common Stock to be issued to acquire the outstanding common stock of Enterprises Holding Company (EHC) represents the purchase price paid to EHC in excess of its cost of Crown and A-ABC. The Company valued EHC on a basis consistent with the other Acquisitions using the same multiple of cash flow, as adjusted for owners' compensation and other nonrecurring items. Of this amount, $2.1 million relates to the portion of the excess purchase price paid to the common shareholders of EHC, which will be recorded as compensation costs. The remaining $2.3 million relates to additional return on the preferred stock held by Equus II, which will be recorded as a dividend. In addition, the stockholders of each Founding Company and EHC will be entitled to receive, or obligated to pay, an amount equal to the increase or decrease in such company's net working capital from the date of a specified recent balance sheet date for such company through the closing of the Acquisitions. Subject to adjustments, the Company estimates, and the pro forma financial statements reflect, a $4.0 million distribution for such Working Capital adjustments. Included in this amount is an estimated $1.2 million payment to the shareholders of EHC, $0.4 million of which will be recorded as compensation costs and $0.8 will be recorded as a preferred stock dividend.
     Based upon management's preliminary analysis, it is anticipated that the historical carrying value of the Founding Companies' assets and liabilities will approximate fair value. The amount allocated to goodwill is $54.9 million. Management of ARS has not identified any other material tangible or identifiable intangible assets of the Founding Companies to which a portion of the purchased price could reasonably be allocated.

4.  UNAUDITED PRO FORMA COMBINED BALANCE SHEET ADJUSTMENTS:

          (a)   Records the additional cash to be borrowed.

          (b) Records distribution of a Founding Company's S Corporation Accumulated Adjustment Account.

          (c) Records the distribution of General's and Atlas' cash surrender value of life insurance policies in the amounts of $387,000 and $124,000, respectively to shareholders and the distribution of certain equipment and the related obligations to certain shareholders of the Founding Companies.

          (d) Records the purchase of ARS by Atlas and records a capital distribution to Atlas shareholders.

          (e) Records the purchase of the Founding Companies (excluding EHC and ARS), including the cash consideration due to the Founding Companies and Common Stock portions and the related deferred income tax assets.

          (f) Records the purchase of EHC by Atlas including the recognition of compensation costs, additional preferred stock dividends and the conversion of $0.5 million of the EHC convertible note held by Equus II into 844,965 shares of ARS Common Stock.

          (g) Records the proceeds from the issuance of 4,200,000 shares of ARS Common Stock, net of estimated offering costs of $8,410,000 (based on an assumed initial public offering price of $15 per share, the midpoint of the estimated price range). Offering costs primarily consist of underwriting discounts and commissions, accounting fees, legal fees and printing expenses.

          (h) Records the repayment of certain debt obligations with proceeds from the Offering.

          (i) Records the cash portion to be paid to the Founding Companies in connection with the Acquisitions.

          (j)   Records the retirement of EHC's preferred stock.

          (k) Records the exercise of a warrant held by a bank lender of EHC and the issuance of shares to employees, three officers and certain consultants of ARS and its affiliates.

                                      F-10

          AMERICAN RESIDENTIAL SERVICES, INC., AND FOUNDING COMPANIES
   NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

     The following tables summarize unaudited pro forma combined balance sheet adjustments:


                                                                                                          PRO FORMA
                                          (A)        (B)        (C)        (D)        (E)        (F)     ADJUSTMENTS
                                       ---------  ---------  ---------  ---------  ---------  ---------  -----------
Cash and cash equivalents............  $   2,854  $  (2,637) $          $          $          $           $     217
Investments..........................                (1,000)                                                 (1,000)
Accounts receivable - trade..........                (4,339)                                                 (4,339)
Prepaid expenses and other current
  assets.............................                                                    251                    251
Property and equipment, net..........                              (70)                                         (70)
Other noncurrent assets..............                             (511)                   43                   (468)
Goodwill.............................                                                 42,285                 42,285
Short-term debt......................     (1,400)                                                   500        (900)
Pro forma cash consideration due to
  Founding Companies.................                                      (5,000)   (29,800)               (34,800)
Long-term debt, net of current
  maturities.........................     (1,454)                   56       (800)    (2,000)    (1,200)     (5,398)
Preferred stock......................                                                             2,057       2,057
Common stock.........................                                          24         76         (2)         98
Additional paid-in capital...........                 7,976        525        (24)   (20,870)    (7,227)    (19,620)
Retained earnings (deficit)..........                                       5,800     11,608      5,872      23,280
Treasury stock.......................                                                 (1,593)                (1,593)
                                       ---------  ---------  ---------  ---------  ---------  ---------  -----------
                                       $       0  $       0  $       0  $       0  $       0  $       0   $       0
                                       =========  =========  =========  =========  =========  =========  ===========
                                                                                                 POST
                                                                                                MERGER
                                          (G)        (H)        (I)        (J)        (K)     ADJUSTMENTS
                                       ---------  ---------  ---------  ---------  ---------  -----------
Cash and cash equivalents............  $  55,149  $ (19,849) $ (34,800) $    (500) $           $       0
Other noncurrent assets..............       (559)                                        125        (434)
Current maturities of long-term
  debt...............................                 3,197                                        3,197
Short-term debt......................                 2,400                                        2,400
Pro forma cash consideration due to
  Founding Companies.................                           34,800                            34,800
Long-term debt, net of current
  maturities.........................                14,252                                       14,252
Preferred stock......................                                         500                    500
Common stock.........................         (4)                                                     (4)
Additional paid-in capital...........    (54,586)                                       (725)    (55,311)
Retained earnings (deficit)..........                                                    600         600
Treasury stock.......................                                                                  0
                                       ---------  ---------  ---------  ---------  ---------  -----------
                                       $       0  $       0  $       0  $       0  $       0   $       0
                                       =========  =========  =========  =========  =========  ===========


5.  UNAUDITED PRO FORMA COMBINED STATEMENTS OF OPERATIONS ADJUSTMENTS:

          (l) Adjusts rent expense incurred due to the purchase of the facility used by Crown, net of pro forma depreciation expense.

          (m) Adjusts compensation to the level the owners of certain of the Founding Companies have agreed to receive subsequent to the Acquisitions.

          (n) Adjusts for the effect of assets distributed to and the costs of certain leases assumed by the owners of certain Founding Companies.

          (o) Records the pro forma goodwill amortization expense using a 40 year estimated life.

          (p) Records change in interest expense for pro forma adjustments to debt.

                                      F-11

          AMERICAN RESIDENTIAL SERVICES, INC., AND FOUNDING COMPANIES
   NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

          (q) Records the incremental provision for federal and state income taxes relating to the compensation differential, S corporation income and other pro forma adjustments.

          (r) The number of shares estimated to be outstanding on completion of the Offering includes the following, but excludes warrants to purchase 108,333 shares immediately after the Offering and an aggregate 1,445,000 shares subject to options granted under the Company's 1996 Incentive Plan as the effect of such options is less than three percent of total shares outstanding.

     Outstanding (to be adjusted for a
      planned stock split)..............      422,483
     Issued in Initial Public
      Offering..........................    4,200,000
     Issued to acquire Founding
      Companies.........................    2,805,065
     Conversion of a portion of the
      Equus Note Payable................      844,965
     Conversion of a portion of the EHC
      Preferred Stock...................      137,139
     Shares awarded under Company's 1996
      Incentive Plan....................       40,000
                                          -----------
     Shares estimated to be
      outstanding.......................    8,449,652
                                          ===========

                                      F-12


                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To American Residential Services, Inc.:

     We have audited the accompanying balance sheets of American Residential Services, Inc. (a Delaware corporation), as of December 31, 1995 and June 30, 1996, and the related statements of operations, shareholders' deficit and cash flows from Inception (October 24, 1995) through December 31, 1995 and for the six months ended June 30, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of American Residential Services, Inc. as of December 31, 1995 and June 30, 1996 and the results of its operations and its cash flows from Inception through December 31, 1995 and for the six months ended June 30, 1996 in conformity with generally accepted accounting principles.

ARTHUR ANDERSEN LLP

Houston, Texas
August 21, 1996 (except with respect
to the matter discussed in Note 7,
as to which the date is September 9, 1996)

                                      F-13

                      AMERICAN RESIDENTIAL SERVICES, INC.
                                 BALANCE SHEETS


                                        DECEMBER 31,     JUNE 30,
                                            1995           1996
                                        ------------   ------------
               ASSETS
CURRENT ASSETS:
     Cash and cash equivalents.......     $  9,784     $    235,088
     Prepaid expenses and other
      current assets.................        3,327           46,957
                                        ------------   ------------
          Total current assets.......       13,111          282,045
PROPERTY AND EQUIPMENT, net..........       --               45,141
OTHER NONCURRENT ASSETS..............       19,325        3,297,698
                                        ------------   ------------
          Total assets...............     $ 32,436     $  3,624,884
                                        ============   ============
LIABILITIES AND SHAREHOLDERS' DEFICIT
CURRENT LIABILITIES:
     Short-term debt.................     $ 50,000     $  1,200,000
     Accounts payable and accrued
      expenses.......................      141,077        3,437,334
                                        ------------   ------------
          Total current
              liabilities............      191,077        4,637,334
COMMITMENTS AND CONTINGENCIES
SHAREHOLDERS' DEFICIT:
     Preferred Stock: $.001 par
      value, 10,000,000 shares
      authorized; none issued or
      outstanding....................       --              --
     Common stock, $.001 par value,
      50,000,000 shares
       authorized, 449,471 shares
      issued and outstanding.........          449              449
     Additional paid-in capital......          551              551
     Deficit.........................     (159,641)      (1,013,450)
                                        ------------   ------------
          Total shareholders'
              deficit................     (158,641)      (1,012,450)
                                        ------------   ------------
          Total liabilities and
              shareholders'
              deficit................     $ 32,436     $  3,624,884
                                        ============   ============

   The accompanying notes are an integral part of these financial statements.

                                      F-14

                      AMERICAN RESIDENTIAL SERVICES, INC.
                            STATEMENTS OF OPERATIONS

                                             INCEPTION            SIX
                                        (OCTOBER 24, 1995)       MONTHS
                                              THROUGH            ENDED
                                           DECEMBER 31,         JUNE 30,
                                               1995               1996
                                        -------------------   ------------
REVENUES.............................        $--              $    --
COST OF SERVICES.....................         --                   --
                                        -------------------   ------------
          Gross profit...............         --                   --
SELLING, GENERAL AND ADMINISTRATIVE
  EXPENSES...........................          159,641             833,997
                                        -------------------   ------------
OPERATING LOSS.......................         (159,641)           (833,997)
INTEREST EXPENSE.....................         --                   (19,812)
                                        -------------------   ------------
NET LOSS.............................        $(159,641)       $   (853,809)
                                        ===================   ============

   The accompanying notes are an integral part of these financial statements.

                                      F-15

                      AMERICAN RESIDENTIAL SERVICES, INC.
                      STATEMENTS OF SHAREHOLDERS' DEFICIT

                                          COMMON STOCK       ADDITIONAL                        TOTAL
                                       ------------------     PAID-IN                      SHAREHOLDERS'
                                        SHARES     AMOUNT     CAPITAL        DEFICIT          DEFICIT
                                       ---------   ------    ----------   --------------   --------------
BALANCE, Inception, October 24,
  1995...............................     --       $  --       $   --     $     --          $    --
     Stock Issuance..................    449,471     449          551           --                  1,000
     Net loss........................     --          --           --           (159,641)        (159,641)
                                       ---------   ------    ----------   --------------   --------------
BALANCE, December 31, 1995...........    449,471     449          551           (159,641)        (158,641)
     Net loss........................     --          --           --           (853,809)        (853,809)
                                       ---------   ------    ----------   --------------   --------------
BALANCE, June 30, 1996...............    449,471   $ 449       $  551     $   (1,013,450)   $  (1,012,450)
                                       =========   ======    ==========   ==============   ==============

   The accompanying notes are an integral part of these financial statements.

                                      F-16

                      AMERICAN RESIDENTIAL SERVICES, INC.
                            STATEMENTS OF CASH FLOWS

                                            INCEPTION
                                        (OCTOBER 24, 1995)    SIX MONTHS
                                             THROUGH            ENDED
                                           DECEMBER 31,        JUNE 30,
                                               1995              1996
                                        ------------------   ------------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss...........................       $ (159,641)      $   (853,809)
  Adjustments to reconcile net loss
     to net cash used in operating
     activities --
     Depreciation and amortization...         --                    2,606
     Changes in operating assets and
       liabilities --
     Increase in --
       Prepaid expenses and other
          current assets.............           (3,327)           (43,630)
       Other noncurrent assets.......          (19,325)        (3,278,373)
     Increase in --
       Accounts payable and accrued
          expenses...................          141,077          3,296,257
                                        ------------------   ------------
     Net cash used in operating
       activities....................          (41,216)          (876,949)
                                        ------------------   ------------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Additions of property and
     equipment.......................         --                  (47,747)
                                        ------------------   ------------
     Net cash used in investing
       activities....................         --                  (47,747)
                                        ------------------   ------------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Borrowings of short-term debt......           50,000          1,150,000
  Proceeds from issuance of common
     stock...........................            1,000            --
                                        ------------------   ------------
     Net cash provided by financing
       activities....................           51,000          1,150,000
                                        ------------------   ------------
NET INCREASE IN CASH AND CASH
  EQUIVALENTS........................            9,784            225,304
CASH AND CASH EQUIVALENTS, beginning
  of period..........................         --                    9,784
                                        ------------------   ------------
CASH AND CASH EQUIVALENTS, end of
  period.............................       $    9,784       $    235,088
                                        ==================   ============

   The accompanying notes are an integral part of these financial statements.

                                      F-17

                      AMERICAN RESIDENTIAL SERVICES, INC.
                         NOTES TO FINANCIAL STATEMENTS

1.  BUSINESS AND ORGANIZATION:

     American Residential Services, Inc. (ARS or the Company), was founded on October 24, 1995 to create a leading national provider of (i) comprehensive maintenance, repair and replacement services for heating, ventilating and air conditioning, plumbing, electrical, and other systems in homes and commercial buildings and (ii) new installation services of those systems in homes and commercial facilities under construction. ARS intends to acquire seven local and regional residential services companies (the Acquisitions), complete an initial public offering (the Offering) of its common stock and, subsequent to the Offering, continue to acquire, through merger or purchase, similar companies to expand its national and regional operations. In June 1996, ARS filed a registration on Form S-1 for the sale of its common stock.

     ARS's primary assets at December 31, 1995, and June 30, 1996 are cash and deferred offering costs. ARS has not conducted any operations, and all activities to date have related to the Acquisitions and the Offering. Cash of $1,000 was generated from the initial capitalization of the Company (see Note
4). There is no assurance that the Acquisitions discussed below will be completed and that ARS will be able to generate future operating revenues. Funding for the deferred offering costs has been provided by Equus II Incorporated (Equus II). ARS is dependent upon the Offering to fund the amounts due to Equus II, the pending acquisitions and future operations.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

  PROPERTY AND EQUIPMENT

     Property and equipment are stated at cost, and depreciation is computed using the straight-line method over the estimated useful lives of the assets.

     Expenditures for repairs and maintenance are charged to expense when incurred. Expenditures for major renewals and betterments, which extend the useful lives of existing equipment, are capitalized and depreciated. Upon retirement or disposition of property and equipment, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is recognized in the statements of operations.

  INCOME TAXES

     The Company follows the liability method of accounting for income taxes in accordance with Statement of Financial Accounting Standards (SFAS) No. 109. Under this method, deferred income taxes are recorded based upon differences between the financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the underlying assets or liabilities are received or settled.

     The Company has recorded a full valuation allowance against all deferred tax assets due to the uncertainty of ultimate realizability. Accordingly, no income tax benefit has been recorded for current year losses.

  USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires the use of estimates and assumptions by management in determining the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  CASH AND CASH EQUIVALENTS

     The Company considers all highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents.

                                      F-18

                      AMERICAN RESIDENTIAL SERVICES, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

  NEW ACCOUNTING PRONOUNCEMENTS

     Effective January 1, 1996, the Company adopted SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of." Accordingly, in the event that facts and circumstances indicate that property and equipment, and intangible or other assets, may be impaired, an evaluation of recoverability would be performed. If an evaluation is required, the estimated future cash flows associated with the asset is compared to the asset's carrying amount to determine if a write-down to market value or discounted cash flow value was necessary. Adoption of this standard did not have a material effect on the financial position or results of operations of the Company.

     As of January 1, 1996, SFAS No. 123, "Accounting for Stock-Based Compensation," will be effective for the Company. SFAS No. 123 permits, but does not require, a fair value-based method of accounting for employee stock option plans which results in compensation expense recognition when stock options are granted. As permitted by SFAS No. 123, the Company will provide pro forma disclosure of net income and earnings per share, as applicable, in the notes to future consolidated financial statements.

3.  DETAIL OF CERTAIN BALANCE SHEET ACCOUNTS:

     Prepaid expenses and other current assets consists of the following:

                                        DECEMBER 31,     JUNE 30,
                                            1995           1996
                                        ------------   ------------
Prepaid insurance....................     $ --         $     39,291
Other................................        3,327            7,666
                                        ------------   ------------
                                          $  3,327     $     46,957
                                        ============   ============

     Other noncurrent assets consists of the following:

                                        DECEMBER 31,     JUNE 30,
                                            1995           1996
                                        ------------   ------------
Deferred offering costs..............     $ 19,325     $  3,225,040
Other................................       --               72,658
                                        ------------   ------------
                                          $ 19,325     $  3,297,698
                                        ============   ============

     Accounts payable and accrued expenses consist of the following:

                                        DECEMBER 31,     JUNE 30,
                                            1995           1996
                                        ------------   ------------
Accrued accounting and legal
  expense............................     $ --         $  3,134,310
Accrued compensation and benefits....       79,167          249,643
Other accrued expenses...............       61,910           53,381
                                        ------------   ------------
                                          $141,077     $  3,437,334
                                        ============   ============

     Short-term debt:

     The Company had borrowings from Equus II under a $2.6 million credit facility totaling $50,000 and $1,200,000 at December 31, 1995 and June 30, 1996, respectively. The borrowings are unsecured, bear interest at prime plus .25 percent (8.5 percent at June 30, 1996) and mature December 31, 1996. A portion of this facility is convertible into 10 percent of the outstanding common stock of ARS upon completion of the Offering.

                                      F-19

                      AMERICAN RESIDENTIAL SERVICES, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

4.  SHAREHOLDERS' DEFICIT:

     In connection with the organization and initial capitalization of ARS, the Company issued 1,000 shares of common stock for $1,000 (see Note 7).

5.  COMMITMENTS AND CONTINGENCIES:

  BONUS AWARDS

     In June 1996, the Board of Directors granted certain key employees incentive cash bonus awards for 1996 which are based, subject to the overall performance of the Company, on the performance of the Common Stock after the Offering as compared to the performance of each of the stocks included in the Standard & Poor's 500 Stock Index (the S&P 500). The amount of each award will be determined by multiplying the officer's annual base salary by a percentage determined by ranking the Common Stock's price performance, including reinvested dividends, if any (Total Stockholder Return), among Total Stockholder Returns of all the stocks in the S&P 500.

6.  RELATED PARTY TRANSACTION:

     The Company has signed a definitive agreement to acquire Enterprises Holding Company (EHC), a related company through common ownership, to be effective with the Offering. EHC will be acquired for a total consideration, subject to a working capital adjustment, consisting of 378,400 shares of Common Stock and the assumption and/or repayment of approximately $17.3 million of indebtedness and other obligations (including $2.6 million of EHC preferred stock being converted into 137,139 shares of Common Stock and $0.5 million cash), approximately $14.3 million of which will be repaid either out of a portion of the net proceeds of the Offering or through bank borrowings.

7.  CAPITAL STOCK, STOCK OPTIONS AND WARRANTS:

     ARS effected a 333-for-one-stock split on February 2, 1996, and an approximately 1.35 for-one-stock split on June 14, 1996 of its common stock for each share of common stock then outstanding. In addition, on February 2, 1996, authorized shares were increased from 1,000 to 50,000,000. The effects of the common stock dividends have been retroactively reflected on the balance sheet and in the accompanying notes.

     The Company has approved the 1996 Incentive Plan (the Plan), which amends and restates the 1996 Stock Option Plan and provides for the granting or awarding of stock options and stock appreciation rights to nonemployee directors, officers and other key employees (including officers of the Founding Companies) and independent contractors. The number of shares authorized and reserved for issuance under the Plan is limited to the greater of 1,550,000 shares or 15 percent of the number of shares of Common Stock outstanding on the last day of the preceding calendar quarter. In general, the terms of the option awards (including vesting schedules) will be established by the Compensation Committee of the Company's Board of Directors. As of September 9, 1996, the Company has granted 10 year options covering an aggregate of 1,445,000 shares of common stock. Management believes the option price of the options granted is equal to or in excess of the market value of the stock at the date of grant.

                                         OPTIONS         OPTION
            DATE OF GRANT                GRANTED         PRICE
- -------------------------------------   ---------        ------
January 31, 1996.....................     495,000        $ 8.00
March 6, 1996........................      75,000          9.60
March 29, 1996.......................      25,000         10.20
April 30, 1996.......................      50,000         10.80
                                                         Offering
June 12, 1996........................     655,000        Price
                                                         Offering
July 15, 1996........................      85,000        Price
                                                         Offering
August 30, 1996......................      15,000        Price
                                                         Offering
September 9, 1996....................      45,000        Price
                                        ---------
                                        1,445,000
                                        =========


                                      F-20

                      AMERICAN RESIDENTIAL SERVICES, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

     ARS and separate wholly owned subsidiaries have signed definitive agreements to acquire by merger seven companies (the Founding Companies) to be effective with the Offering. The Founding Companies are General Heating Engineering Company, Inc.; Atlas Services, Inc., and Subsidiary; Service Enterprises, Inc. and subsidiaries (Crown); Florida Heating and Air Conditioning, Inc., and Related Companies; DIAL ONE Meridian and Hoosier, Inc.; ADCOT, Inc. (A-ABC); and Climatic Corporation of Vero Beach. Crown and A-ABC will be acquired indirectly through the direct acquisition of their parent corporation, EHC. The aggregate consideration that will be paid by ARS to acquire the Founding Companies is, subject to working capital adjustments, approximately $34.8 million in cash and 2,805,065 shares of ARS common stock (based on an assumed initial public offering price of $15 per share, the midpoint of the estimated initial public offering price range).

     On March 19, 1996, the Company issued to Equus II a warrant to purchase 100,000 shares of Common Stock exercisable at the Offering price. The warrants are exercisable at any time after the closing of the Offering of the Company until five years from such date. The number of shares represented by the warrant is subject to adjustment for stock dividends and stock splits.

     Subsequent to December 31, 1995, the Company has incurred additional costs, including professional fees and travel, associated with the acquisition of the Founding Companies and the Offering. Accordingly, accrued liabilities and amounts due to Equus II have increased to approximately $1.2 million as of June 30, 1996. A portion of this note will be converted into 844,965 shares of ARS Common Stock in connection with the Offering.

8.  SUBSEQUENT EVENT (UNAUDITED):

     The Company obtained a commitment letter dated July 17, 1996 from NationsBank of Texas, N.A. to underwrite a new $55 million bank credit facility to be used for acquisitions, working capital and other corporate purposes. This commitment will be unsecured, will bear interest at a variable rate and will be due and payable in August 1999.

                                      F-21

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To General Heating Engineering Company, Inc.:

     We have audited the accompanying balance sheets of General Heating Engineering Company, Inc. (a Delaware corporation), as of December 31, 1994 and 1995, and the related statements of operations, shareholders' equity and cash flows for each of the three years in the period ended December 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of General Heating Engineering Company, Inc., as of December 31, 1994 and 1995, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1995, in conformity with generally accepted accounting principles.

ARTHUR ANDERSEN LLP

Houston, Texas
May 24, 1996

                                      F-22

                   GENERAL HEATING ENGINEERING COMPANY, INC.
                                 BALANCE SHEETS

                                                DECEMBER 31
                                       ------------------------------    JUNE 30,
                                            1994            1995           1996
                                       --------------  --------------   -----------
                                                                        (UNAUDITED)
               ASSETS
CURRENT ASSETS:
     Cash and cash equivalents.......  $    2,258,467  $    3,369,929   $ 1,183,429
     Investments.....................       2,475,000       2,000,000     1,000,000
     Accounts receivable --
          Trade, net of allowance of
             $159,910, $126,650 and
             $138,911................       4,129,536       3,740,406     4,339,344
          Other receivables..........         129,308          47,588        65,602
     Notes receivable --
          Shareholders...............          92,500         308,139       483,742
          Other......................        --                39,870       --
     Inventories.....................       2,375,590       2,215,659     2,429,880
     Prepaid expenses and other
       current assets................          17,331          13,871       129,481
                                       --------------  --------------   -----------
               Total current
                  assets.............      11,477,732      11,735,462     9,631,478
PROPERTY AND EQUIPMENT, net..........       1,941,076       2,100,638     2,015,058
OTHER NONCURRENT ASSETS..............         376,017         483,014       407,625
                                       --------------  --------------   -----------
               Total assets..........  $   13,794,825  $   14,319,114   $12,054,161
                                       ==============  ==============   ===========

LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
     Accounts payable and accrued
       expenses......................  $    2,736,479  $    3,248,968   $ 3,087,815
     Unearned revenue on service and
       warranty contracts............         797,820         894,766       809,599
     Billings in excess of costs and
       estimated earnings on
       uncompleted contracts.........         319,323         139,764       145,088
                                       --------------  --------------   -----------
               Total current
                  liabilities........       3,853,622       4,283,498     4,042,502
COMMITMENTS AND CONTINGENCIES
SHAREHOLDERS' EQUITY:
     Common stock, $20 par value,
       5,000 shares authorized, 2,752
       shares issued, 462 shares
       outstanding...................          55,040          55,040        55,040
     Additional paid-in capital......         666,913         666,913       666,913
     Retained earnings...............      10,811,994      10,906,407     8,882,450
     Treasury stock, 2,290 shares at
       cost..........................      (1,592,744)     (1,592,744)   (1,592,744)
                                       --------------  --------------   -----------
               Total shareholders'
                  equity.............       9,941,203      10,035,616     8,011,659
                                       --------------  --------------   -----------
               Total liabilities and
                  shareholders'
                  equity.............  $   13,794,825  $   14,319,114   $12,054,161
                                       ==============  ==============   ===========

   The accompanying notes are an integral part of these financial statements.

                                      F-23

                   GENERAL HEATING ENGINEERING COMPANY, INC.
                            STATEMENTS OF OPERATIONS

                                                                                                 SIX MONTHS ENDED
                                                    YEAR ENDED DECEMBER 31                           JUNE 30
                                       -------------------------------------------------  ------------------------------
                                            1993             1994             1995             1995            1996
                                       ---------------  ---------------  ---------------  --------------  --------------
                                                                                                   (UNAUDITED)
REVENUES.............................  $    34,642,267  $    36,333,827  $    35,159,389  $   16,213,702  $   17,210,646
COST OF SERVICES.....................       27,393,298       29,927,352       28,866,207      13,330,955      13,932,504
                                       ---------------  ---------------  ---------------  --------------  --------------
     Gross profit....................        7,248,969        6,406,475        6,293,182       2,882,747       3,278,142
SELLING, GENERAL AND ADMINISTRATIVE
  EXPENSES...........................        5,011,270        5,244,776        5,280,402       2,626,353       2,815,572
                                       ---------------  ---------------  ---------------  --------------  --------------
     Income from operations..........        2,237,699        1,161,699        1,012,780         256,394         462,570
OTHER INCOME:
     Interest income.................          189,223          177,149          299,116         102,593         107,742
     Other...........................            7,891           66,724           58,517          33,336          17,731
                                       ---------------  ---------------  ---------------  --------------  --------------
NET INCOME...........................  $     2,434,813  $     1,405,572  $     1,370,413  $      392,323  $      588,043
                                       ===============  ===============  ===============  ==============  ==============

   The accompanying notes are an integral part of these financial statements.

                                      F-24

                   GENERAL HEATING ENGINEERING COMPANY, INC.
                       STATEMENTS OF SHAREHOLDERS' EQUITY

                                         COMMON STOCK       ADDITIONAL                        TREASURY STOCK           TOTAL
                                       -----------------     PAID-IN        RETAINED      -----------------------   SHAREHOLDERS'
                                       SHARES    AMOUNT      CAPITAL        EARNINGS      SHARES       AMOUNT          EQUITY
                                       ------    -------    ----------   --------------   ------   --------------   ------------
BALANCE, December 31, 1992...........   2,752    $55,040     $ 648,912   $    9,811,451   (2,290)  $   (1,592,744)  $  8,922,659
     Dividends.......................    --        --           --           (1,744,798)    --           --           (1,744,798)
     Net income......................    --        --           --            2,434,813     --           --            2,434,813
                                       ------    -------    ----------   --------------   ------   --------------   ------------
BALANCE, December 31, 1993...........   2,752     55,040       648,912       10,501,466   (2,290)      (1,592,744)     9,612,674
     Capital contributions...........    --        --           18,001         --           --           --               18,001
     Dividends.......................    --        --           --           (1,095,044)    --           --           (1,095,044)
     Net income......................    --        --           --            1,405,572     --           --            1,405,572
                                       ------    -------    ----------   --------------   ------   --------------   ------------
BALANCE, December 31, 1994...........   2,752     55,040       666,913       10,811,994   (2,290)      (1,592,744)     9,941,203
     Dividends.......................    --        --           --           (1,276,000)    --           --           (1,276,000)
     Net income......................    --        --           --            1,370,413     --           --            1,370,413
                                       ------    -------    ----------   --------------   ------   --------------   ------------
BALANCE, December 31, 1995...........   2,752     55,040       666,913       10,906,407   (2,290)      (1,592,744)    10,035,616
     Dividends (unaudited)...........    --        --           --           (2,612,000)    --           --           (2,612,000)
     Net income (unaudited)..........    --        --           --              588,043     --           --              588,043
                                       ------    -------    ----------   --------------   ------   --------------   ------------
BALANCE, June 30, 1996 (unaudited)...   2,752    $55,040     $ 666,913   $    8,882,450   (2,290)  $   (1,592,744)  $  8,011,659
                                       ======    =======    ==========   ==============   ======   ==============   ============

   The accompanying notes are an integral part of these financial statements.

                                      F-25

                   GENERAL HEATING ENGINEERING COMPANY, INC.
                            STATEMENTS OF CASH FLOWS

                                                                                      SIX MONTHS ENDED
                                                YEAR ENDED DECEMBER 31                    JUNE 30,
                                       ----------------------------------------  --------------------------
                                           1993          1994          1995          1995          1996
                                       ------------  ------------  ------------  ------------  ------------
                                                                                        (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income.........................  $  2,434,813  $  1,405,572  $  1,370,413  $    392,323  $    588,043
  Adjustments to reconcile net income
    to net cash provided by (used in)
    operating activities --
    Depreciation and amortization....       465,076       495,396       508,497       268,396       263,500
    Loss on sale of investments......       --            --             13,626       --            --
    (Gain) loss on sale of property
      and equipment..................         4,811       (38,978)       56,152       --            (17,731)
    Changes in operating assets and
      liabilities --
      (Increase) decrease in --
         Accounts receivable.........    (1,427,017)      210,329       470,850       755,082      (616,952)
         Inventories.................      (416,216)       49,258       159,931      (535,480)     (214,221)
         Prepaid expenses and other
           current assets............       (37,843)       (1,907)        3,460      (190,525)     (115,610)
         Other noncurrent assets.....       (83,112)      (22,741)     (106,997)        9,865        75,389
      Increase (decrease) in --
         Accounts payable and accrued
           expenses..................       631,061       143,263       512,489       482,472      (161,153)
         Unearned revenue on service
           and warranty contracts....        17,782        31,739        96,946        55,337       (85,167)
         Billings in excess of costs
           and estimated earnings on
           uncompleted contracts.....      (732,654)     (152,605)     (179,559)      --              5,324
                                       ------------  ------------  ------------  ------------  ------------
           Net cash provided by (used
             in) operating
             activities..............       856,701     2,119,326     2,905,808     1,237,470      (278,578)
                                       ------------  ------------  ------------  ------------  ------------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Proceeds from sale of property and
    equipment........................         5,000       112,530        42,533        10,682        20,925
  Additions of property and
    equipment........................      (941,748)     (786,863)     (766,744)     (324,177)     (181,114)
  Purchase of investments............       --         (2,475,000)   (4,193,948)   (1,725,000)   (1,000,000)
  Proceeds from sale of
    investments......................       --            --          4,655,322     3,225,000     2,000,000
                                       ------------  ------------  ------------  ------------  ------------
           Net cash provided by (used
             in) investing
             activities..............      (936,748)   (3,149,333)     (262,837)    1,186,505       839,811
                                       ------------  ------------  ------------  ------------  ------------
CASH FLOWS FROM FINANCING ACTIVITIES:
  (Increase) decrease in notes
  receivable.........................       --            882,500      (255,509)        3,996      (135,733)
  Dividends..........................    (1,744,798)   (1,095,044)   (1,276,000)     (532,000)   (2,612,000)
  Capital contributions..............       --             18,001       --            --            --
                                       ------------  ------------  ------------  ------------  ------------
           Net cash used in financing
             activities..............    (1,744,798)     (194,543)   (1,531,509)     (528,004)   (2,747,733)
                                       ------------  ------------  ------------  ------------  ------------
NET INCREASE (DECREASE) IN CASH AND
  CASH EQUIVALENTS...................    (1,824,845)   (1,224,550)    1,111,462     1,895,971    (2,186,500)
CASH AND CASH EQUIVALENTS, beginning
  of period..........................     5,307,862     3,483,017     2,258,467     2,258,467     3,369,929
                                       ------------  ------------  ------------  ------------  ------------
CASH AND CASH EQUIVALENTS, end of
  period.............................  $  3,483,017  $  2,258,467  $  3,369,929  $  4,154,438  $  1,183,429
                                       ============  ============  ============  ============  ============

   The accompanying notes are an integral part of these financial statements.

                                      F-26

                   GENERAL HEATING ENGINEERING COMPANY, INC.
                         NOTES TO FINANCIAL STATEMENTS

1.  BUSINESS AND ORGANIZATION:

     General Heating Engineering Company, Inc. (a Delaware corporation) (the Company), is primarily engaged in the installation and maintenance, repair and replacement of air conditioning, heating and fireplace systems in new and preexisting residential and commercial buildings in Washington, D.C. and the surrounding area.

     The Company and its shareholders intend to enter into a definitive agreement with American Residential Services, Inc. (ARS), pursuant to which all outstanding shares of the Company's common stock will be exchanged for cash and shares of ARS's common stock concurrent with the consummation of the initial public offering (the Offering) of the common stock of ARS.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

  INTERIM FINANCIAL INFORMATION

     The interim financial statements as of June 30, 1996, and for the six months ended June 30, 1995 and 1996, are unaudited, and certain information and footnote disclosures, normally included in financial statements prepared in accordance with generally accepted accounting principles, have been omitted. In the opinion of management, all adjustments, consisting only of normal recurring adjustments, necessary to fairly present the financial position, results of operations and cash flows with respect to the interim financial statements, have been included. The results of operations for the interim periods are not necessarily indicative of the results for the entire fiscal year.

  INVENTORIES

     Inventories consist of duct materials, air conditioning equipment, refrigeration supplies and accessories held for use in the ordinary course of business and are valued at the lower of cost or market using the average cost method.

  PROPERTY AND EQUIPMENT

     Property and equipment are recorded at cost, and depreciation is computed using the straight-line method over the estimated useful lives of assets. Leasehold improvements are capitalized and amortized over the lesser of the life of the lease or the estimated useful life of the asset.

     Expenditures for repairs and maintenance are charged to expense when incurred. Expenditures for major renewals and betterments, which extend the useful lives of existing equipment, are capitalized and depreciated. Upon retirement or disposition of property and equipment, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is recognized in the statements of operations.

  REVENUE RECOGNITION

     The Company recognizes revenue when the services are performed except when work is being performed under a construction contract. Revenues from the sale of residential and commercial service and maintenance contracts are recognized over the life of the contract on a straight-line basis.

     Revenues from construction contracts are recognized on the percentage-of-completion method measured by the percentage of costs incurred to total estimated costs for each contract. Provisions for the total estimated losses on uncompleted contracts are made in the period in which such losses are determined. Changes in job performance, job conditions, estimated profitability and final contract settlements may result in revisions to costs and income and are recognized in the period in which the revisions are determined.

                                      F-27

                   GENERAL HEATING ENGINEERING COMPANY, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

  WARRANTY COSTS

     The Company warrants labor for the first year after installation on new air conditioning and heating units. A reserve for warranty costs is recorded upon completion of installation or service.

  INCOME TAXES

     The Company has elected S Corporation status as defined by the Internal Revenue Code, whereby the Company is not subject to taxation for federal purposes. Under S Corporation status, each shareholder reports his share of the Company's taxable earnings or losses in his personal federal and state tax returns.

  USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires the use of estimates and assumptions by management in determining the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  CASH AND CASH EQUIVALENTS

     The Company considers all highly liquid debt instruments purchased with original maturities of three months or less to be cash equivalents.

  NEW ACCOUNTING PRONOUNCEMENT

     Effective January 1, 1995, the Company adopted Statement of Financial Accounting Standards (SFAS) No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of." Accordingly, in the event that facts and circumstances indicate that property and equipment, and intangible or other assets, may be impaired, an evaluation of recoverability would be performed. If an evaluation is required, the estimated future undiscounted cash flows associated with the asset is compared to the asset's carrying amount to determine if a write-down to market value or discounted cash flow value was necessary. Adoption of this standard did not have a material effect on the financial position or results of operations of the Company.

3.  PROPERTY AND EQUIPMENT:

     Property and equipment consist of the following:


                                         ESTIMATED          DECEMBER 31
                                        USEFUL LIVES --------------------------
                                          IN YEARS       1994          1995
                                        ------------ ------------  ------------
Transportation equipment.............      7         $  3,258,907  $  3,376,461
Furniture and fixtures...............      7              159,227       169,453
Leasehold improvements...............      20             800,370       879,938
Machinery and equipment..............      10             858,033       919,393
Computer and telephone equipment.....      5              442,853       467,219
                                                     ------------  ------------
                                                        5,519,390     5,812,464
Less -- Accumulated depreciation and
  amortization.......................                   3,578,314     3,711,826
                                                     ------------  ------------
               Property and
                  equipment, net.....                $  1,941,076  $  2,100,638
                                                     ============  ============

                                      F-28

                   GENERAL HEATING ENGINEERING COMPANY, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

4.  DETAIL OF CERTAIN BALANCE SHEET ACCOUNTS:

     Effective January 1, 1994, the Company adopted the provisions of SFAS No. 115, "Accounting for Certain Investments in Debt and Equity Securities." Adoption of this standard did not materially impact the Company's financial statements. The following is a summary of investment securities:


                                              DECEMBER 31
                                       --------------------------
                                           1994          1995
                                       ------------  ------------
Certificates of deposit..............  $    --       $  2,000,000
U.S. Treasury notes..................     2,475,000       --
                                       ------------  ------------
                                       $  2,475,000  $  2,000,000
                                       ============  ============

     Activity in the Company's allowance for doubtful accounts consist of the following:


                                                  DECEMBER 31
                                       ----------------------------------
                                          1993        1994        1995
                                       ----------  ----------  ----------
Balance at beginning of year.........  $  146,848  $  127,443  $  159,910
Additions charged to costs and
expenses.............................      45,996     104,613      71,930
Deductions for uncollectible
  receivables written off............     (67,954)   (103,848)   (127,810)
Bad debt recoveries..................       2,553      31,702      22,620
                                       ----------  ----------  ----------
                                       $  127,443  $  159,910  $  126,650
                                       ==========  ==========  ==========

     Accounts payable and accrued expenses consist of the following:


                                              DECEMBER 31
                                       --------------------------
                                           1994          1995
                                       ------------  ------------
Accounts payable, trade..............  $  1,586,930  $  1,998,941
Accrued compensation and benefits....       823,476       916,013
Warranty accrual.....................       292,895       292,895
Other accrued expenses...............        33,178        41,119
                                       ------------  ------------
                                       $  2,736,479  $  3,248,968
                                       ============  ============

     Installation contracts in progress are as follows:


                                                DECEMBER 31
                                       ------------------------------
                                            1994            1995
                                       --------------  --------------
Costs incurred on contracts in
progress.............................  $   19,975,656  $   18,705,791
Estimated earnings, net of losses....       9,912,429       8,989,404
                                       --------------  --------------
                                           29,888,085      27,695,195
Less -- Billings to date.............      30,207,408      27,834,959
                                       --------------  --------------
Billings in excess of costs and
  estimated earnings on uncompleted
  contracts..........................  $     (319,323) $     (139,764)
                                       ==============  ==============

5.  EMPLOYEE BENEFIT PLANS:

     The Company has adopted a retirement plan which qualifies under Section 401(k) of the Internal Revenue Code. The plan provides for 50 percent matching contributions by the Company, up to a maximum liability of 1 percent of each participating employee's annual compensation. The Company has the right to make additional discretionary contributions. Total contributions by the Company under this plan to provide

                                      F-29

                   GENERAL HEATING ENGINEERING COMPANY, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED) contributions and pay expenses were approximately $42,000, $67,000 and $78,000 during 1993, 1994 and 1995, respectively. Amounts due to this plan were approximately $50,000 and $30,000 for the years ended December 31, 1994 and 1995, respectively.

     The Company has also adopted a cafeteria plan pursuant to Section 125 of the Internal Revenue Code that covers all employees from 90 days after the commencement of employment. Under this plan, the employees may reduce their compensation to fund medical or life insurance, dental and short-term disability benefits. The funds withheld are used to pay actual claims, administrative expenses and stop-loss insurance protection premiums. Such stop-loss insurance covers claims to a maximum aggregate liability of $1,000,000 and $35,000 per participant. For the years ended December 31, 1993, 1994 and 1995, the Company contributed approximately $57,000, $91,000 and $129,000, respectively, to this plan in addition to amounts withheld from employees. Contributions due to this plan were approximately $91,000 and $216,000 for the years ended December 31, 1994 and 1995, respectively.

6.  LEASES:

     The Company conducts a portion of its operations in leased facilities under operating lease agreements with a company primarily owned by the shareholders. Total amounts paid under these related-party leases were approximately $261,000, $387,000 and $384,000 for the years ended December 31, 1993, 1994 and 1995, respectively. In January 1996, the Company extended each of these leases, commencing January 1, 1996, for 10 years. The following schedule shows the future minimum rentals to be made under these leases:

Year ending December 31 --
     1996............................  $    517,281
     1997............................       517,505
     1998............................       531,468
     1999............................       552,728
     2000............................       574,837
     Thereafter......................     3,367,564
                                       ------------
                                       $  6,061,383
                                       ============

7.  RELATED-PARTY TRANSACTIONS:

     The Company has notes receivable from its shareholders in the amounts of $92,500 and $308,139 as of December 31, 1994 and 1995, respectively. These notes are unsecured, bear interest at 7 percent per annum and are due upon demand. Interest income recognized by the Company on these notes during the years ended December 31, 1994 and 1995, was approximately $1,000 and $12,000, respectively.

8.  COMMITMENTS AND CONTINGENCIES:

  LITIGATION

     The Company is involved in various legal actions arising in the ordinary course of business. Management does not believe that the outcome of such legal actions will have a material adverse effect on the Company's financial position or results of operations.

  INSURANCE

     The Company carries a broad range of insurance coverage, including general and business auto liability, commercial property, workers' compensation and a general umbrella policy. The Company has not incurred significant claims or losses on any of its insurance policies.

  LETTER OF CREDIT

     At December 31, 1995, the Company had an outstanding letter of credit of $75,000 to secure the purchase of certain inventories.

                                      F-30

                   GENERAL HEATING ENGINEERING COMPANY, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

9.  SALES TO SIGNIFICANT CUSTOMERS:

     During 1993, 1994 and 1995, one customer accounted for approximately 13 percent, 16 percent and 21 percent, respectively, of the Company's revenue.

10. EVENTS SUBSEQUENT TO DATE OF REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS (UNAUDITED):

     In June 1996, the Company and its shareholders entered into a definitive agreement with ARS, providing for the acquisition of the Company by ARS.

     In connection with the acquisition, the Company will distribute certain assets to the shareholders, consisting of the cash surrender value of life insurance, with a total carrying value of approximately $387,000, as of June 30, 1996. In addition, prior to the closing of the acquisition, the Company will make distributions in respect of the Company's estimated S Corporation accumulated adjustment account at the time of closing. Had these transactions been recorded at June 30, 1996, the effect on the accompanying balance sheet would be a decrease in assets of approximately $6,909,000, an increase in liabilities of $1,454,000 and a decrease in shareholders' equity of $8,363,000.

                                      F-31

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Atlas Services, Inc.:

     We have audited the accompanying consolidated balance sheets of Atlas Services, Inc. (a South Carolina corporation), and subsidiary as of June 30, 1994 and 1995, and December 31, 1995, and the related consolidated statements of operations, shareholders' equity and cash flows for each of the three years in the period ended June 30, 1995, and the year ended December 31, 1995. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Atlas Services, Inc., and subsidiary as of June 30, 1994 and 1995, and December 31, 1995, and the consolidated results of their operations and their cash flows for each of the three years in the period ended June 30, 1995, and the year ended December 31, 1995, in conformity with generally accepted accounting principles.

ARTHUR ANDERSEN LLP

Houston, Texas
May 24, 1996

                                      F-32

                      ATLAS SERVICES, INC., AND SUBSIDIARY
                          CONSOLIDATED BALANCE SHEETS

                                                JUNE 30
                                       --------------------------   DECEMBER 31,      JUNE 30,
                                           1994          1995           1995            1996
                                       ------------  ------------   ------------    ------------
                                                                                    (UNAUDITED)
               ASSETS
CURRENT ASSETS:
  Cash and cash equivalents..........  $    204,883  $    383,190    $  241,263      $   199,515
  Accounts receivable --
     Trade, net of allowance of
       $29,989, $39,866, $39,866 and
       $59,448.......................     1,634,219     2,098,213     2,163,990        2,946,258
     Affiliates......................       188,829       178,554       211,939           15,106
  Inventories........................       478,447       474,093       531,819          753,016
  Prepaid expenses and other current
     assets..........................        20,763       112,207       146,283          255,576
  Costs and estimated earnings in
     excess of billings on
     uncompleted contracts...........       323,901       382,653       254,039          309,319
                                       ------------  ------------   ------------    ------------
          Total current assets.......     2,851,042     3,628,910     3,549,333        4,478,790
PROPERTY AND EQUIPMENT, net..........     3,203,143     3,169,128     3,136,363        3,556,608
OTHER NONCURRENT ASSETS..............       280,321       342,776       406,316          445,042
                                       ------------  ------------   ------------    ------------
          Total assets...............  $  6,334,506  $  7,140,814    $7,092,012      $ 8,480,440
                                       ============  ============   ============    ============
       LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
  Current maturities of long-term
     debt............................  $    577,545  $    619,851    $  596,941      $   746,415
  Short-term debt....................       220,807       207,335       209,948          300,000
  Accounts payable and accrued
     expenses........................     2,328,709     2,859,998     2,391,955        3,209,851
  Unearned revenue on service and
     warranty contracts..............       135,487       150,628       162,755           62,418
  Billings in excess of costs and
     estimated earnings on
     uncompleted contracts...........       192,408       355,186       475,731          685,753
                                       ------------  ------------   ------------    ------------
          Total current
             liabilities.............     3,454,956     4,192,998     3,837,330        5,004,437
LONG-TERM DEBT, net of current
  maturities.........................     2,047,763     1,702,324     1,564,309        1,599,601
DEFERRED INCOME TAXES................       150,506       187,806       187,237          103,936
COMMITMENTS AND CONTINGENCIES
SHAREHOLDERS' EQUITY:
  Common stock, $1 par value; 100,000 shares authorized, 2,254, 2,345, 24,303 and 24,303 shares issued
     and outstanding.................         2,254         2,345        24,303           24,303
  Additional paid-in capital.........        48,011        81,877       105,040          105,040
  Retained earnings..................       631,016       973,464     1,373,793        1,643,123
                                       ------------  ------------   ------------    ------------
          Total shareholders'
             equity..................       681,281     1,057,686     1,503,136        1,772,466
                                       ------------  ------------   ------------    ------------
          Total liabilities and
             shareholders'
             equity..................  $  6,334,506  $  7,140,814    $7,092,012      $ 8,480,440
                                       ============  ============   ============    ============

                 The accompanying notes are an integral part of
                    these consolidated financial statements.

                                      F-33

                      ATLAS SERVICES, INC., AND SUBSIDIARY
                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                                                      SIX MONTHS ENDED
                                                  YEAR ENDED JUNE 30               YEAR ENDED             JUNE 30
                                       ----------------------------------------   DECEMBER 31,   --------------------------
                                           1993          1994          1995           1995           1995          1996
                                       ------------  ------------  ------------   ------------   ------------  ------------
                                                                                                        (UNAUDITED)
REVENUES.............................  $ 10,209,885  $ 15,625,211  $ 21,228,756    $22,048,103   $ 10,354,146  $ 14,092,372
COST OF SERVICES.....................     8,182,867    12,676,789    17,714,515    17,810,928       8,409,272    11,356,977
                                       ------------  ------------  ------------   ------------   ------------  ------------
    Gross profit.....................     2,027,018     2,948,422     3,514,241     4,237,175       1,944,874     2,735,395
SELLING, GENERAL AND ADMINISTRATIVE
  EXPENSES...........................     1,760,805     2,421,016     2,985,258     3,021,692       1,439,226     2,267,973
                                       ------------  ------------  ------------   ------------   ------------  ------------
    Income from operations...........       266,213       527,406       528,983     1,215,483         505,648       467,422
OTHER INCOME (EXPENSE):
    Interest income..................        12,086        12,742        13,004        16,671           6,022         4,318
    Interest expense.................      (189,927)     (129,303)     (143,123)     (134,236)        (80,656)      (96,450)
    Other............................       (27,690)       26,814       165,821        20,327          38,251        44,240
                                       ------------  ------------  ------------   ------------   ------------  ------------
INCOME BEFORE INCOME TAXES...........        60,682       437,659       564,685     1,118,245         469,265       419,530
PROVISION FOR INCOME TAXES...........        24,914       170,478       222,237       434,258         189,222       150,200
                                       ------------  ------------  ------------   ------------   ------------  ------------
NET INCOME...........................  $     35,768  $    267,181  $    342,448    $  683,987    $    280,043  $    269,330
                                       ============  ============  ============   ============   ============  ============

                 The accompanying notes are an integral part of
                    these consolidated financial statements.

                                      F-34

                      ATLAS SERVICES, INC., AND SUBSIDIARY
                CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY

                                          COMMON STOCK       ADDITIONAL                      TOTAL
                                        -----------------     PAID-IN       RETAINED     SHAREHOLDERS'
                                        SHARES    AMOUNT      CAPITAL       EARNINGS         EQUITY
                                        ------    -------    ----------    ----------    --------------
BALANCE, June 30, 1992...............    2,191    $ 2,191     $  32,611    $  328,067      $  362,869
     Stock issuance..................       30         30         6,850        --               6,880
     Net income......................     --        --           --            35,768          35,768
                                        ------    -------    ----------    ----------    --------------
BALANCE, June 30, 1993...............    2,221      2,221        39,461       363,835         405,517
     Stock issuance..................       33         33         8,550        --               8,583
     Net income......................     --        --           --           267,181         267,181
                                        ------    -------    ----------    ----------    --------------
BALANCE, June 30, 1994...............    2,254      2,254        48,011       631,016         681,281
     Stock issuance..................       91         91        33,866        --              33,957
     Net income......................     --        --           --           342,448         342,448
                                        ------    -------    ----------    ----------    --------------
BALANCE, June 30, 1995...............    2,345    $ 2,345     $  81,877    $  973,464      $1,057,686
                                        ======    =======    ==========    ==========    ==============
BALANCE, December 31, 1994...........    2,345    $ 2,345     $  81,877    $  689,806      $  774,028
     Stock split (10 for 1)..........   21,105     21,105       (21,105)       --             --
     Stock issuance..................      853        853        44,268        --              45,121
     Net income......................     --        --           --           683,987         683,987
                                        ------    -------    ----------    ----------    --------------
BALANCE, December 31, 1995...........   24,303     24,303       105,040     1,373,793       1,503,136
     Net income (unaudited)..........     --        --           --           269,330         269,330
                                        ------    -------    ----------    ----------    --------------
BALANCE, June 30, 1996 (unaudited)...   24,303    $24,303     $ 105,040    $1,643,123      $1,772,466
                                        ======    =======    ==========    ==========    ==============

                 The accompanying notes are an integral part of
                    these consolidated financial statements.

                                      F-35

                      ATLAS SERVICES, INC., AND SUBSIDIARY
                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                                              SIX MONTHS ENDED
                                               YEAR ENDED JUNE 30            YEAR ENDED           JUNE 30
                                       ----------------------------------   DECEMBER 31,   ----------------------
                                          1993        1994        1995          1995          1995        1996
                                       ----------  ----------  ----------   ------------   ----------  ----------
                                                                                                (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income.........................  $   35,768  $  267,181  $  342,448    $  683,987    $  280,043  $  269,330
  Adjustments to reconcile net income
   to net cash provided by operating
   activities --
    Depreciation and amortization....     271,683     375,186     501,796       490,554       239,432     352,874
    Deferred income taxes
     (benefit).......................      (1,144)     20,022     (22,265)      (50,894)       52,152      42,345
    Loss on sale of property and
     equipment.......................      54,786      --          --           --             --          --
    Changes in operating assets and
     liabilities --
      (Increase) decrease in --
         Accounts receivable.........     (13,227)   (822,197)   (453,719)     (505,195)     (406,030)   (571,524)
         Inventories.................    (175,733)   (134,837)      4,354      (139,118)      (81,392)   (141,856)
         Prepaid expenses and other
          current assets.............      13,350      (1,800)    (31,878)        7,150       (84,238)   (234,939)
         Costs and estimated earnings
          in excess of billings on
          uncompleted contracts......     (27,506)   (276,261)    (58,752)      539,181       410,567     (55,280)
         Other noncurrent assets.....     (62,020)    (63,362)   (101,110)      (66,703)       16,242      (8,368)
      Increase (decrease) in --
         Accounts payable and accrued
          expenses...................     211,091   1,233,347     531,289      (219,215)      271,815     778,896
         Unearned revenue on service
          and warranty contracts.....      49,963      53,271      15,141       (10,274)      (22,401)   (110,905)
         Billings in excess of costs
          and estimated earnings on
          uncompleted contracts......     (10,909)     51,603     162,778        52,327       (68,218)    183,801
                                       ----------  ----------  ----------   ------------   ----------  ----------
             Net cash provided by
              operating activities...     346,102     702,153     890,082       781,800       607,972     504,374
                                       ----------  ----------  ----------   ------------   ----------  ----------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Proceeds from sale of property and
   equipment.........................     173,037      --          --           --             --          12,567
  Additions to property and
   equipment.........................    (439,920)   (980,761)   (429,127)     (258,257)      (55,693)   (707,442)
  Cash paid for acquisitions, net of cash acquired..     --     --     --       --             --        (126,065)
                                       ----------  ----------  ----------   ------------   ----------  ----------
             Net cash used in
              investing activities...    (266,883)   (980,761)   (429,127)     (258,257)      (55,693)   (820,940)
CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds of long- and short-term
   debt..............................     478,187     887,990     347,001       442,394       118,578     728,010
  Principal payments of long- and
   short-term debt...................    (513,870)   (529,624)   (663,606)     (843,201)     (361,073)   (453,192)
  Proceeds from stock issuance.......       6,880       8,583      33,957        45,121        --          --
                                       ----------  ----------  ----------   ------------   ----------  ----------
             Net cash provided by
              (used in) financing
              activities.............     (28,803)    366,949    (282,648)     (355,686)     (242,495)    274,818
                                       ----------  ----------  ----------   ------------   ----------  ----------
NET INCREASE (DECREASE) IN CASH AND
 CASH EQUIVALENTS....................      50,416      88,341     178,307       167,857       309,784     (41,748)
CASH AND CASH EQUIVALENTS, beginning
 of period...........................      66,126     116,542     204,883        73,406        73,406     241,263
                                       ----------  ----------  ----------   ------------   ----------  ----------
CASH AND CASH EQUIVALENTS, end of
 period..............................  $  116,542  $  204,883  $  383,190    $  241,263    $  383,190  $  199,515
                                       ==========  ==========  ==========   ============   ==========  ==========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW
 INFORMATION:
  Cash paid for --
    Interest.........................  $  286,112  $  210,549  $  225,374    $  177,031    $   81,316  $   96,450
    Income taxes.....................  $   --      $   56,477  $  271,924    $  251,750    $  133,750  $  473,234

                 The accompanying notes are an integral part of
                    these consolidated financial statements.

                                      F-36

                      ATLAS SERVICES, INC., AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.  BUSINESS AND ORGANIZATION:

     Atlas Services, Inc., (a South Carolina corporation) and subsidiary (the Company), are primarily engaged in the installation and maintenance, repair and replacement of plumbing, air conditioning and heating and electrical systems in new and preexisting residential and commercial buildings throughout South Carolina.

     The Company and its shareholders intend to enter into a definitive agreement with American Residential Services, Inc. (ARS), pursuant to which all outstanding shares of the Company's common stock will be exchanged for cash and shares of ARS's common stock concurrent with the consummation of the initial public offering (the Offering) of the common stock of ARS.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

  BASIS OF PRESENTATION

     The consolidated financial statements include the accounts and results of operations of Atlas Services, Inc., and its wholly owned subsidiary. All significant intercompany accounts and transactions have been eliminated in consolidation.

  INTERIM FINANCIAL INFORMATION

     The interim consolidated financial statements as of June 30, 1996, and for the six months ended June 30, 1995 and 1996, are unaudited, and certain information and footnote disclosures, normally included in financial statements prepared in accordance with generally accepted accounting principles, have been omitted. In the opinion of management, all adjustments, consisting only of normal recurring adjustments, necessary to fairly present the financial position, results of operations and cash flows with respect to the consolidated interim financial statements, have been included. The results of operations for the interim periods are not necessarily indicative of the results for the entire fiscal year.

  INVENTORIES

     Inventories consist of parts and supplies held for use in the ordinary course of business and are valued at the lower of cost or market using the weighted-average method.

  PROPERTY AND EQUIPMENT

     Property and equipment are recorded at cost, and depreciation is computed using the straight-line method over the estimated useful lives of the assets. Leasehold improvements are capitalized and amortized over the lesser of the life of the lease or the estimated useful life of the asset.

     Expenditures for repairs and maintenance are charged to expense when incurred. Expenditures for major renewals and betterments, which extend the useful lives of existing equipment, are capitalized and depreciated. Upon retirement or disposition of property or equipment, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is recognized in the statements of operations.

     Included in property and equipment are certain assets subject to capital leases. These assets are amortized using the straight-line method over the lesser of the life of the leases or the estimated useful life of the asset.

  REVENUE RECOGNITION

     The Company recognizes revenue when the services are performed except when work is being performed under a construction contract. Revenues on residential and commercial service and maintenance contracts are recorded and collected monthly. Revenues from sales of extended warranties are recognized over the life of the contract on a straight-line basis.

                                      F-37

                      ATLAS SERVICES, INC., AND SUBSIDIARY
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

     Revenues from construction contracts are recognized on the percentage-of-completion method measured by the percentage of costs incurred to total estimated costs for each contract. Provisions for the total estimated losses on uncompleted contracts are made in the period in which such losses are determined. Changes in job performance, job conditions, estimated profitability and final contract settlements may result in revisions to costs and income and are recognized in the period in which the revisions are determined.

  WARRANTY COSTS

     The Company warrants labor for the first year after installation on new air conditioning and heating units. The Company generally warrants labor for 30 days after servicing of existing air conditioning and heating units. A reserve for warranty costs is recorded upon completion of installation or service.

  INCOME TAXES

     The Company follows the liability method of accounting for income taxes in accordance with Statement of Financial Accounting Standards (SFAS) No. 109. Under this method, deferred income taxes are recorded based upon differences between the financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the underlying assets or liabilities are recovered or settled.

  STOCK-SPLIT

     During 1995, the Company effected a ten-for-one stock split of the Company's Common Stock.

  USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires the use of estimates and assumptions by management in determining the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  CASH AND CASH EQUIVALENTS

     The Company considers all highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents.

  NEW ACCOUNTING PRONOUNCEMENT

     Effective January 1, 1995, the Company adopted SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of." Accordingly, in the event that facts and circumstances indicate that property and equipment, and intangible or other assets, may be impaired, an evaluation of recoverability would be performed. If an evaluation is required, the estimated future undiscounted cash flows associated with the asset is compared to the asset's carrying amount to determine if a write-down to market value or discounted cash flow value was necessary. Adoption of this standard did not have a material effect on the financial position or results of operations of the Company.

                                      F-38

                      ATLAS SERVICES, INC., AND SUBSIDIARY
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

3.  PROPERTY AND EQUIPMENT:

     Property and equipment consist of the following:

                                         ESTIMATED              JUNE 30
                                        USEFUL LIVES   --------------------------   DECEMBER 31,
                                          IN YEARS         1994          1995           1995
                                        ------------   ------------  ------------   ------------
Land and land improvements...........        --        $    508,129  $    508,129    $   508,129
Buildings and leasehold
improvements.........................        40           1,387,578     1,396,235      1,387,599
Transportation equipment.............        5            1,703,373     1,955,070      2,068,795
Machinery and equipment..............      5 - 7            591,299       666,548        738,347
Furniture and fixtures...............      5 - 10           233,373       290,961        313,025
                                                       ------------  ------------   ------------
                                                          4,423,752     4,816,943      5,015,895
Less -- Accumulated depreciation.....                     1,220,609     1,647,815      1,879,532
                                                       ------------  ------------   ------------
          Property and equipment,
             net.....................                  $  3,203,143  $  3,169,128    $ 3,136,363
                                                       ============  ============   ============

4.  DETAIL OF CERTAIN BALANCE SHEET ACCOUNTS:

     Activity in the Company's allowance for doubtful accounts consist of the following:

                                                    JUNE 30
                                       ----------------------------------   DECEMBER 31,
                                          1993        1994        1995          1995
                                       ----------  ----------  ----------   ------------
Balance at beginning of year.........  $        0  $        0  $   29,989     $ 29,989
Additions charged to costs and
  expenses...........................      79,128      84,119      45,952       40,381
Deductions for uncollectible
  receivables
  written off........................     (79,128)    (54,130)    (36,075)     (30,504)
                                       ----------  ----------  ----------   ------------
                                       $        0  $   29,989  $   39,866     $ 39,866
                                       ==========  ==========  ==========   ============

     Accounts payable and accrued expenses consist of the following:


                                              JUNE 30
                                     --------------------------     DECEMBER 31,
                                         1994          1995             1995
                                     ------------  ------------     ------------
Accounts payable, trade............  $  1,707,084  $  2,113,376      $1,600,736
Accrued compensation and benefits..       369,780       236,780         224,767
Accrued insurance..................        98,456       257,741         269,135
Other accrued expenses.............       153,389       252,101         297,317
                                     ------------  ------------     ------------
                                     $  2,328,709  $  2,859,998      $2,391,955
                                     ============  ============     ============

     Installation contracts in progress are as follows:


                                              JUNE 30
                                     --------------------------     DECEMBER 31,
                                         1994          1995             1995
                                     ------------  ------------     ------------
Costs incurred on contracts in
  progress.........................  $  1,293,427  $  2,592,291      $2,411,212
Estimated earnings, net of losses..       586,972       719,579       1,077,841
                                     ------------  ------------     ------------
                                        1,880,399     3,311,870       3,489,053
Less -- Billings to date...........     1,748,906     3,284,403       3,710,745
                                     ------------  ------------     ------------
                                     $    131,493  $     27,467      $ (221,692)
                                     ============  ============     ============

                                      F-39

                      ATLAS SERVICES, INC., AND SUBSIDIARY
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

     The following are included in the accompanying balance sheets under the following captions:


                                               JUNE 30
                                       ------------------------   DECEMBER 31,
                                          1994         1995           1995
                                       -----------  -----------   ------------
Costs and estimated earnings in
  excess of billings on uncompleted
  contracts..........................  $   323,901  $   382,653    $  254,039
Billings in excess of costs and
  estimated earnings on uncompleted
  contracts..........................     (192,408)    (355,186)     (475,731)
                                       -----------  -----------   ------------
                                       $   131,493  $    27,467    $ (221,692)
                                       ===========  ===========   ============

5.  SHORT- AND LONG-TERM DEBT:

     Short-term debt consists of a revolving line of credit payable to a bank, due July 21, 1996, with interest due monthly at 9.375 percent and is secured by accounts receivable and inventory. The amounts outstanding as of June 30, 1994 and 1995, and December 31, 1995, are $220,807, $207,335 and $209,948,
respectively.

     Long-term debt consists of the following:

                                                                                         JUNE 30
                                                                                --------------------------  DECEMBER 31,
                                                                                    1994         1995         1995
                                                                                 ----------   ----------   ----------
Mortgage note payable to a bank, with monthly installments of $8,056 principal plus interest at 7.25%, secured by real estate and life insurance policies, due December
  1998 .......................................................................   $1,401,667   $1,305,000   $1,256,666
Mortgage note payable to a bank, with
  monthly installments of $1,000 principal plus interest at prime plus 1.25%
  (9.75% at December 31, 1995), secured by real estate, due
  May 1997 ...................................................................      103,400       93,400       87,977
Mortgage note payable to a bank, with
  monthly installments of $581,
  bearing interest at 9.5%, secured
  by real estate, due June 2017 ..............................................       56,775       56,173       53,185
Transportation equipment notes payable and capitalized leases, with monthly installments totaling $48,255, due from July 1994 to January 1998, bearing interest from 5.9% to 13.3%, secured by
  transportation equipment ...................................................      816,486      675,929      574,953
Note payable on equipment, with
  monthly installments of $2,083 principal plus interest at prime plus 1.50%
  (10% at December 31, 1995), secured by equipment, due
  June 1998 ..................................................................      100,000       75,000       62,500
Other ........................................................................      146,980      116,673      125,969
                                                                                 ----------   ----------   ----------
                                                                                  2,625,308    2,322,175    2,161,250
Less -- Current maturities ...................................................      577,545      619,851      596,941
                                                                                 ----------   ----------   ----------
                                                                                 $2,047,763   $1,702,324   $1,564,309
                                                                                 ==========   ==========   ==========

                                      F-40

                      ATLAS SERVICES, INC., AND SUBSIDIARY
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

     The aggregate maturities of long-term debt as of December 31, 1995, are as follows:

Year ending December 31 --
     1996............................  $     596,941
     1997............................        334,907
     1998............................        158,688
     1999............................        110,343
     2000............................        109,567
     Thereafter......................        850,804
                                       -------------
                                       $   2,161,250
                                       =============

     Management estimates that the fair value of its debt obligations approximates the historical value of $2,371,198 at December 31, 1995.

6.  RETIREMENT PLANS:

     The Company has a defined contribution profit-sharing plan covering substantially all employees. The Company's contribution for each of the years ended June 30, 1993, 1994 and 1995, and December 31, 1995, amounted to approximately $25,000, $35,000, $30,000 and $21,000, respectively.

7.  LEASES:

     The Company leases four facilities under noncancelable leases, which expire in January 1998, January 2005, May 2005 and February 2006. Rental expense for the years ended June 30, 1993, 1994 and 1995, and December 31, 1995, was approximately $44,000, $72,000, $127,000 and $174,000, respectively. Included in these amounts are rent expenses and commissions paid to related parties of $0, $2,000, $39,000 and $82,000 for the years ended June 30, 1993, 1994 and 1995, and December 31, 1995, respectively. The following represents future minimum rental payments under noncancelable operating leases:

Year ending December 31 --
     1996............................  $     259,577
     1997............................        266,680
     1998............................        230,187
     1999............................        228,600
     2000............................        228,600
     Thereafter......................      1,045,550
                                       -------------
                                       $   2,259,194
                                       =============

     The Company leases certain owned facilities under three noncancelable leases to third parties, which expire in September 1997, October 1998 and November 2000. Rental income received for the years ended June 30, 1993, 1994 and 1995, and December 31, 1995, was approximately $148,000, $135,000, $105,000 and $86,000, respectively. The following represents future minimum rental income under noncancelable leases:

                                      F-41

                      ATLAS SERVICES, INC., AND SUBSIDIARY
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

Year ending December 31 --
     1996............................  $     167,250
     1997............................        148,500
     1998............................         83,875
     1999............................         42,000
     2000............................         38,500
                                       -------------
                                       $     480,125
                                       =============

8.  INCOME TAXES:

     Federal and state income taxes are as follows:

                                               YEAR ENDED JUNE 30              YEAR ENDED
                                       -----------------------------------    DECEMBER 31,
                                         1993        1994         1995            1995
                                       ---------  -----------  -----------    ------------
Federal --
     Current.........................  $  23,106  $   129,390  $   215,040      $419,486
     Deferred........................     (3,107)      18,236      (19,913)      (43,440)
State --
     Current.........................      2,952       21,066       29,462        65,666
     Deferred........................      1,963        1,786       (2,352)       (7,454)
                                       ---------  -----------  -----------    ------------
                                       $  24,914  $   170,478  $   222,237      $434,258
                                       =========  ===========  ===========    ============

     Actual income tax expense differs from income tax expense computed by applying the U.S. federal statutory corporate tax rate of 34 percent to income before income tax as follows:

                                               YEAR ENDED JUNE 30              YEAR ENDED
                                       -----------------------------------    DECEMBER 31,
                                         1993        1994         1995            1995
                                       ---------  -----------  -----------    ------------
Tax provision at the statutory
  rate...............................  $  20,632  $   148,804  $   191,993      $380,203
Increase (decrease) resulting from --
     State income tax, net of benefit
        for federal deduction........      3,244       15,081       17,892        38,420
     Nondeductible expenses..........      5,272       14,264       33,308        29,088
     Other...........................     (4,234)      (7,671)     (20,956)      (13,453)
                                       ---------  -----------  -----------    ------------
                                       $  24,914  $   170,478  $   222,237      $434,258
                                       =========  ===========  ===========    ============

     Deferred income tax provisions result from temporary differences in the recognition of income and expenses for financial reporting purposes and for tax purposes. The tax effects of these temporary differences representing deferred tax assets and liabilities result principally from the following:


                                                JUNE 30
                                       --------------------------   DECEMBER 31,
                                          1994          1995            1995
                                       -----------  -------------   ------------
Accruals and reserves not deductible
  until paid.........................  $   (65,224) $    (127,289)   $ (180,124)
Depreciation and amortization........      157,365        196,365       195,771
Other................................       42,609         43,409        45,944
                                       -----------  -------------   ------------
           Total deferred income tax
             liabilities.............  $   134,750  $     112,485    $   61,591
                                       ===========  =============   ============

                                      F-42

                      ATLAS SERVICES, INC., AND SUBSIDIARY
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

     The net deferred tax assets and liabilities are comprised of the following:


                                                JUNE 30
                                       --------------------------   DECEMBER 31,
                                          1994          1995            1995
                                       -----------  -------------   ------------
Deferred tax assets --
     Current.........................  $   (79,907) $    (163,948)   $ (235,433)
     Long-term.......................       (1,865)        (1,865)       (6,723)
                                       -----------  -------------   ------------
           Total.....................      (81,772)      (165,813)     (242,156)
                                       -----------  -------------   ------------
Deferred tax liabilities --
     Current.........................       64,151         88,627       109,787
     Long-term.......................      152,371        189,671       193,960
                                       -----------  -------------   ------------
           Total.....................      216,522        278,298       303,747
                                       -----------  -------------   ------------
           Net deferred income tax
             liabilities.............  $   134,750  $     112,485    $   61,591
                                       ===========  =============   ============

9.  RELATED-PARTY TRANSACTIONS:

     The Company has a receivable from its majority shareholder in the amount of approximately $172,000, $171,000 and $195,000 as of June 30, 1994 and 1995, and
December 31, 1995, respectively. This receivable accrues interest at 8 percent. Interest income recognized during the years ended June 30, 1993, 1994 and 1995, and December 31, 1995, was approximately $10,000, $13,000, $13,000 and $17,000, respectively.

10.  COMMITMENTS AND CONTINGENCIES:

  LITIGATION

     The Company is involved in legal actions arising in the ordinary course of business. Management does not believe that the outcome of such legal actions will have a material adverse effect on the Company's financial position or consolidated results of operations.

  INSURANCE

     The Company carries a broad range of insurance coverage, including general and business auto liability, commercial property, workers' compensation and a general umbrella policy. The Company has not incurred significant claims or losses on any of its insurance policies.

11.  SALES TO SIGNIFICANT CUSTOMERS:

     During the years ended June 30, 1993 and 1995, one customer accounted for approximately 11 percent, and 11 percent, respectively, of the Company's revenue.

12. EVENTS SUBSEQUENT TO DATE OF REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS (UNAUDITED):

     In June 1996, the Company and its shareholders entered into a definitive agreement with ARS, providing for the acquisition of the Company by ARS.

     In connection with the acquisition, the Company will distribute certain assets to the shareholders, consisting of cash surrender value of life insurance and equipment net of distributed liabilities, with a total net carrying value of approximately $124,000 and $14,000 as of June 30, 1996. Had these transactions been recorded at June 30, 1996, the effect on the accompanying balance sheet would be a decrease in assets of appproximately $194,000, liabilities of $56,000 and shareholders' equity of $138,000.

                                      F-43

                  ENTERPRISES HOLDING COMPANY AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEET

                                    JUNE 30,
                                      1996
                                       --------------
                                   (UNAUDITED)


               ASSETS
CURRENT ASSETS:
     Cash and cash equivalents.......  $      324,283
     Accounts receivable --
          Trade, net of allowance of
           $58,675...................         500,795
          Other receivables..........         322,311
     Inventories.....................       1,472,638
     Prepaid expenses and other
      current assets.................         263,547
                                       --------------
               Total current
                assets...............       2,883,574
PROPERTY AND EQUIPMENT, net..........       5,055,957
GOODWILL, net........................      12,636,127
OTHER NONCURRENT ASSETS..............         322,372
                                       --------------
               Total assets..........  $   20,898,030
                                       ==============

LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
     Current maturities of long-term
      debt...........................       1,832,231
     Accounts payable and accrued
      expenses.......................       2,184,207
     Unearned revenue on extended
      warranty contracts, current....         304,745
                                       --------------
               Total current
                liabilities..........       4,321,183
LONG-TERM DEBT, net of current
  maturities.........................      12,947,631
UNEARNED REVENUE ON EXTENDED WARRANTY
  CONTRACTS, noncurrent..............         612,942
DEFERRED INCOME TAXES................         114,133
NET LIABILITIES OF DISCONTINUED
  OPERATIONS.........................          92,060
COMMITMENTS AND CONTINGENCIES
SERIES A PREFERRED STOCK, $100 par;
  49,810 shares authorized, 25,381
  issued and outstanding.............       2,538,100
SERIES B PREFERRED STOCK, $100 par;
  190 shares authorized, issued and
  outstanding........................          19,000
SHAREHOLDERS' EQUITY:
     Common stock, $.01 par value;
      1,000,000 shares authorized,
      1,000 issued and outstanding...           1,000
     Retained earnings...............         251,981
                                       --------------
               Total shareholders'
                equity...............         252,981
                                       --------------
               Total liabilities and
                shareholders'
                equity...............  $   20,898,030
                                       ==============

                 The accompanying notes are an integral part of
                    these consolidated financial statements.

                                      F-44

                  ENTERPRISES HOLDING COMPANY AND SUBSIDIARIES
                      CONSOLIDATED STATEMENT OF OPERATIONS


                                    INCEPTION
                               (FEBRUARY 16, 1996)
                                     THROUGH
                                  JUNE 30, 1996
                                        -------------------
                                   (UNAUDITED)
REVENUES.............................       $ 6,802,655
COST OF SERVICES.....................         4,111,714
                                        -------------------
     Gross profit....................         2,690,941
SELLING, GENERAL AND ADMINISTRATIVE
  EXPENSES...........................         1,783,798
                                        -------------------
     Income from operations..........           907,143
OTHER INCOME (EXPENSE):
     Interest income.................             6,362
     Interest expense................          (384,224)
     Other...........................             3,472
                                        -------------------
INCOME FROM CONTINUING OPERATIONS
  BEFORE INCOME TAXES................           532,753
PROVISION FOR INCOME TAXES...........           229,335
                                        -------------------
NET INCOME FROM CONTINUING
  OPERATIONS.........................           303,418
INCOME FROM DISCONTINUED OPERATIONS,
  net of tax.........................             5,663
                                        -------------------
NET INCOME...........................       $   309,081
                                        ===================

                 The accompanying notes are an integral part of
                    these consolidated financial statements.

                                      F-45

                  ENTERPRISES HOLDING COMPANY AND SUBSIDIARIES
                 CONSOLIDATED STATEMENT OF SHAREHOLDERS' EQUITY

                                          COMMON STOCK                               TOTAL
                                        ----------------        RETAINED         SHAREHOLDERS'
                                        SHARES    AMOUNT        EARNINGS            EQUITY
                                        ------    ------    -----------------    -------------
Balance, Inception, February 16, 1996
  (unaudited)........................     --      $ --          $--                $ --
     Stock issuance (unaudited)......    1,000     1,000         --                    1,000
     Preferred stock dividends
       (unaudited)...................     --        --            (57,100)           (57,100)
     Net income (unaudited)..........     --        --            309,081            309,081
                                        ------    ------    -----------------    -------------
Balance, June 30, 1996 (unaudited)...    1,000    $1,000        $ 251,981          $ 252,981
                                        ======    ======    =================    =============

                 The accompanying notes are an integral part of
                    these consolidated financial statements.

                                      F-46

                  ENTERPRISES HOLDING COMPANY AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF CASH FLOWS


                                    INCEPTION
                               (FEBRUARY 16, 1996)
                                     THROUGH
                                  JUNE 30, 1996
                                        -------------------
                                   (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income.........................      $     309,081
  Adjustments to reconcile net income
     to net cash provided by
     operating activities --
     Depreciation and amortization...            244,780
     Gain on sale of property and
      equipment......................             (5,172)
     Changes in operating assets and
      liabilities --
       (Increase) decrease in --
          Accounts receivable........           (275,541)
          Inventories................           (169,385)
          Prepaid expenses and other
            current assets...........             35,839
          Other noncurrent assets....            306,569
       Increase (decrease) in --
          Accounts payable and
            accrued expenses.........             38,360
          Unearned revenue on
            extended warranty
            contracts................            (13,137)
                                        -------------------
             Net cash provided by
              operating activities...            471,394
                                        -------------------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Proceeds from sale of property and
     equipment.......................              5,172
  Additions of property and
     equipment.......................            (64,419)
  Cash paid for acquisitions, net of
     cash acquired...................        (17,008,364)
                                        -------------------
             Net cash used in
              investing activities...        (17,067,611)
                                        -------------------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Borrowings of long-term debt.......         16,047,000
  Principal payments of long-term
     debt............................         (1,627,500)
  Proceeds from stock issuance.......          2,501,000
                                        -------------------
             Net cash provided by
              financing activities...         16,920,500
                                        -------------------
NET INCREASE IN CASH AND CASH
  EQUIVALENTS........................            324,283
CASH AND CASH EQUIVALENTS, beginning
  of period..........................          --
                                        -------------------
CASH AND CASH EQUIVALENTS, end of
  period.............................      $     324,283
                                        ===================
SUPPLEMENTAL DISCLOSURE OF CASH FLOW
  INFORMATION:
  Cash paid for --
     Interest........................      $     197,326
     Income taxes....................      $      99,735

                 The accompanying notes are an integral part of
                    these consolidated financial statements.

                                      F-47

                  ENTERPRISES HOLDING COMPANY AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  (UNAUDITED)

1.  BUSINESS AND ORGANIZATION:

     Enterprises Holding Company (EHC or "the Company") (a Texas corporation), and subsidiaries was formed February 16, 1996 solely for the purpose of acquiring the operations of Service Enterprises, Inc. (SEI) and subsidiaries.

     On March 19, 1996, EHC acquired all of the outstanding stock of SEI and certain real estate owned by the former shareholder of SEI for $17,500,000. (See SEI's financial statements elsewhere herein.) SEI is primarily engaged in the maintenance, repair and replacement service-related activities of plumbing, air conditioning, electrical repair and other home improvement services in Houston and the surrounding areas.

     On May 28, 1996, SEI purchased all of the outstanding common stock of ADCOT, Inc. (ADCOT) for $2,000,000. (See ADCOT's financial statements included elsewhere herein.)

     In June 1996, EHC entered into a definitive agreement with American Residential Services, Inc. (ARS), pursuant to which EHC will be acquired by ARS. All outstanding shares of EHC's common stock and preferred stock will be exchanged for cash and shares of ARS's common stock concurrent with the consummation of the initial public offering of the common stock of ARS.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

  BASIS OF PRESENTATION

     The consolidated financial statements include the accounts and results of operations of Enterprises Holding Company and its wholly owned subsidiaries. All significant intercompany accounts and transactions have been eliminated in consolidation.

  INTERIM FINANCIAL INFORMATION

     The interim consolidated financial statements as of June 30, 1996, and for the period from inception, February 16, 1996, through June 30, 1996, are unaudited. In the opinion of management, all adjustments, consisting only of normal recurring adjustments, necessary to fairly present the financial position, results of operations and cash flows with respect to the consolidated interim financial statements, have been included. The results of operations for the interim periods are not necessarily indicative of the results for the entire fiscal year.

  INVENTORIES

     Inventories consist of parts and service related supplies held for use in the ordinary course of business and are valued at the lower of cost or market using the first-in, first-out (FIFO) method.

  PROPERTY AND EQUIPMENT

     Property and equipment are recorded at cost, and depreciation is computed using the straight-line method over the estimated useful lives of the assets. Leasehold improvements are capitalized and amortized over the lesser of the lease life or the estimated useful life of the asset.

     Expenditures for repairs and maintenance are charged to expense when incurred. Expenditures for major renewals and betterments, which extend the useful lives of existing equipment, are capitalized and depreciated. Upon retirement or disposition of property and equipment, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is recognized in the statements of operations.

                                      F-48

                  ENTERPRISES HOLDING COMPANY AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                                  (UNAUDITED)

  EXCESS OF PURCHASE PRICE OVER FAIR VALUE OF NET ASSET ACQUIRED

     The excess of the aggregate purchase price paid by the Company in the acquisition of businesses, accounted for as a purchase, over the fair market value of the net assets acquired is amortized on a straight-line basis over 40 years. As of June 30, 1996, accumulated amortization was approximately $87,000.

  REVENUE RECOGNITION

     The Company recognizes service revenue and parts sales revenue when a product is delivered or the services are performed. Revenues from sales of extended warranties are recognized over the life of the contract on a straight-line basis.

  INCOME TAXES

     The Company follows the liability method of accounting for income taxes in accordance with Statement of Financial Accounting Standards (SFAS) No. 109. Under this method, deferred income taxes are recorded based upon differences between the financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the underlying assets or liabilities are recovered or settled.

  USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires the use of estimates and assumptions by management in determining the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  CASH AND CASH EQUIVALENTS

     The Company considers all highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents.

  NEW ACCOUNTING PRONOUNCEMENT

     Effective January 1, 1995, the Company adopted SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of." Accordingly, in the event that facts and circumstances indicate that property and equipment, and intangible or other assets may be impaired, an evaluation of recoverability would be performed. If an evaluation is required, the estimated future undiscounted cash flows associated with the asset is compared to the asset's carrying amount to determine if a write-down to market value or discounted cash flow value is necessary. Adoption of this standard did not have a material effect on the financial position or consolidated results of operations of the Company.

                                      F-49

                  ENTERPRISES HOLDING COMPANY AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                                  (UNAUDITED)

3.  PROPERTY AND EQUIPMENT:

     Property and equipment consist of the following:


                                    ESTIMATED
                              USEFUL LIVES JUNE 30,
                                          IN YEARS          1996
                                        -------------    ----------
Land.................................        --          $1,433,246
Building and improvements............        20           1,756,260
Leasehold improvements...............      5 - 10           405,580
Equipment............................       3 - 7         3,652,650
Furniture and fixtures...............       3 - 7         1,160,701
                                                         ----------
                                                          8,408,437
Less -- Accumulated depreciation and
  amortization.......................                     3,352,480
                                                         ----------
          Property and equipment,
             net.....................                    $5,055,957
                                                         ==========

4.  DETAIL OF CERTAIN BALANCE SHEET ACCOUNTS:

     Activity in the Company's allowance for doubtful accounts consist of the following:


                                            1996
                                          ---------
Balance at inception, February 16,
  1996..................................  $       0
Balance acquired at acquisition date....     53,495
Additions charged to costs and
  expenses..............................     10,273
Deductions for uncollectible receivables
  written off...........................     (5,093)
                                          ---------
                                          $  58,675
                                          =========

     Prepaid expenses and other current assets consist of the following:


                                    JUNE 30,
                                      1996
                                          ----------
Prepaid insurance.......................  $  174,800
Deferred income taxes...................      39,068
Other prepaid assets....................      49,679
                                          ----------
                                          $  263,547
                                          ==========

     Accounts payable and accrued expenses consist of the following:


                                    JUNE 30,
                                      1996
                                          ------------
Accounts payable, trade.................  $    971,331
Accrued compensation and benefits.......       282,453
Other accrued expenses..................       930,423
                                          ------------
                                          $  2,184,207
                                          ============

                                      F-50

                  ENTERPRISES HOLDING COMPANY AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                                  (UNAUDITED)

5.  DISCONTINUED OPERATIONS:

     Subsequent to the purchase of ADCOT by SEI, the board of directors of EHC approved the disposition of ADCOT's retail appliance sales division. The allocation of purchase price to the fair market value of the net assets of ADCOT acquired by SEI will be based on preliminary estimates of fair value and may be revised when additional information concerning asset and liability valuations is obtained. Accordingly, any gain or loss on the sale of the appliance sales division will be considered an adjustment of purchase price.

6.  INVENTORY FLOOR PLAN LIABILITY:

     The Company maintains certain inventories on a floor plan financing method with General Electric Capital Corporation (GECC) in connection with its discontinued retail appliance sales division. The terms of the floor plan allow an interest-free period of 90 days after purchase followed by interest accruing at a rate of prime plus 2.5 percent on the remaining unpaid balance. Payment is due as the inventory is sold.

7.  LONG-TERM DEBT:

     Long-term debt consists of the following:

Note payable to Equus II Incorporated, with quarterly installments of $187,500 beginning June 19, 1999, bearing interest at 12% payable quarterly, due March 19, 2003, unsecured and subordinated to notes
  payable to a bank.....................  $    4,800,000
Revolving credit facility of $5,000,000,
  bearing interest at prime plus 1% (9.25% at June 30, 1996) due June 15, 1999, secured by equipment, inventory
  and accounts receivable...............       4,372,500
Note payable to a bank, with quarterly
  installments of $34,208 beginning January 15, 1997, bearing interest at 8.34% payable quarterly, due June 15, 1999, secured by real
  estate................................       2,025,500
Notes payable to former shareholder of
  Crown, with quarterly installments of $100,000, bearing interest at prime (8.25% at June 30, 1996), due
  March 19, 1999, unsecured.............       1,000,000
Note payable to a bank with quarterly
  installments of $46,688, beginning January 15, 1997, bearing interest at prime plus 1%, due June 1999, secured by accounts receivable inventory and
  property..............................         747,000
Note payable to a bank, with quarterly
  installments of $17,571 beginning January 15, 1997, bearing interest at prime plus 1% payable quarterly, due June 15, 1999, secured by real
  estate................................         474,500
Note payable to a bank, bearing interest
  at prime plus 1%, due October 15, 1996
  secured by accounts receivable,
  inventory and equipment...............       1,000,000
Various notes payable, bearing interest
  at rates ranging from 8.0% to 9.0%,
  due from February 1998 to August 1999,
  secured by equipment..................         360,362
                                          --------------
          Total.........................      14,779,862
Less -- Current maturities..............      (1,832,231)
                                          --------------
          Long-term debt, net of current
             maturities.................  $   12,947,631
                                          ==============

                                      F-51

                  ENTERPRISES HOLDING COMPANY AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                                  (UNAUDITED)

     The aggregate maturities of long-term debt as of June 30, 1996, are as follows:

December 31,
     1997...............................  $    1,832,231
     1998...............................       1,659,731
     1999...............................       7,050,400
     2000...............................         750,000
     2001...............................         750,000
     Thereafter.........................       2,737,500
                                          --------------
                                          $   14,779,862
                                          ==============

     Management estimates that the fair value of its debt obligations approximates the historical value of $14,779,862 at June 30, 1996.

8.  SHAREHOLDERS' EQUITY

     In connection with the organization and initial capitalization of EHC, the Company issued 1,000 shares of common stock for a total of $1,000 in February 1996.

     As an amendment to the Company's certificate of incorporation, on March 19, 1996, the Company created an additional series of preferred stock designated as Series B Preferred Stock and increased the total number of authorized shares to 1,050,000 shares, consisting of 1,000,000 shares of common stock, par value $.01 per share, and 50,000 shares of preferred stock, par value $100 per share. The first series of preferred stock is the Series A Preferred Stock with authorized shares of 49,810 and the second series of preferred stock is the Series B Preferred Stock with authorized shares of 190.

  SERIES A PREFERRED STOCK

     On March 19, 1996, the Company issued 24,810 shares of voting, Series A Preferred Stock, par value $100 per share, (Series A). The holder of the Series A shares are entitled to receive cumulative, preferential dividends equal to an annual rate of .08 of an additional share of Series A Preferred Stock, provided, however, that upon a redemption of shares of Preferred Stock in the IPO, dividends for the period from the last dividend payment date immediately preceding such redemption date through such redemption date shall accrue and be payable at the annual rate of $8 in cash per share of Preferred Stock. Dividends are payable quarterly in arrears on the last day of each March, June, September and December of each year, commencing June 30, 1996. On June 30, 1996, the Company recorded a dividend of $56,700 payable in 567 shares of Series A Preferred Stock.

     The Company must redeem the Preferred Stock on the IPO date, subject to the closing of the IPO, for the "Aggregate Redemption Price", as defined.

  SERIES B PREFERRED STOCK

     On March 19, 1996, the Company issued 190 shares of voting Series B Preferred Stock, par value $100 per share, (Series B). The holder of the Series B shares are entitled to receive cumulative, preferential dividends equal to an annual rate of .08 of an additional share of Series A Preferred Stock, provided, however, that upon a redemption of shares of Preferred Stock in the IPO, dividends for the period from the last dividend payment date immediately preceding such redemption date through such redemption date shall accrue and be payable at the annual rate of $8 in cash per share of Preferred Stock. Dividends are payable quarterly in arrears on the last day of each March, June, September and December of each year,

                                      F-52

                  ENTERPRISES HOLDING COMPANY AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                                  (UNAUDITED)
commencing June 30, 1996. On June 30, 1996, the Company recorded a dividend of $400 payable in 4 shares of Series A Preferred Stock.

     The holder of Series B shares has the right and option to convert all of the then outstanding shares of Series B Preferred Stock into an aggregate number of shares of common stock equal to 95% of the number of shares of common stock outstanding at the conversion date if the IPO date does not occur before March 1, 1997 or a default occurs before March 1, 1997.

     The Company must redeem the Preferred Stock on the IPO date, subject to the closing of the IPO, for the "Aggregate Redemption Price", as defined.

9.  LEASES:

     The Company has entered into two operating sublease agreements with a company at its facilities, and these agreements expire in June 1997 and November 1998, respectively. Rental income recognized in the period from inception (February 16, 1996) through June 30, 1996 was approximately $10,350.

     Future minimum rental income under the sublease agreements is as follows:

Year ending December 31 --
     Six months ended 1996..............  $  20,700
     1997...............................     35,700
     1998...............................     25,000
                                          ---------
                                          $  81,400
                                          =========

10.  INCOME TAXES:

     Federal and state income taxes are as follows:


                                     FOR THE
                                             SIX MONTHS
                                           ENDED JUNE 30,
                                                1995
                                           --------------
Federal --
     Current............................      $210,740
     Deferred...........................       --
State --
     Current............................        18,595
     Deferred...........................       --
                                           --------------
                                              $229,335
                                           ==============

                                      F-53

                  ENTERPRISES HOLDING COMPANY AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                                  (UNAUDITED)

     Actual income tax expense differs from income tax expense computed by applying the U.S. federal statutory corporate tax rate of 34 percent to income before income taxes as follows:


                                                INCEPTION
                                           (FEBRUARY 16, 1996)
                                                 THROUGH
                                              JUNE 30, 1996
                                           -------------------
Provision (benefit) at the statutory
  rate..................................        $ 181,136
Increase (decrease) resulting from --
     State income tax, net of benefit
      for federal deduction.............           15,983
     Nondeductible expenses.............           32,216
Other...................................
                                           -------------------
                                                $ 229,335
                                           ===================

     Deferred income tax provision results from temporary differences in the recognition of income and expenses for financial reporting purposes and for tax purposes. The tax effects of these temporary differences representing deferred tax assets and liabilities result principally from the following:


                                    JUNE 30,
                                      1996
                                           --------
Depreciation and amortization...........   $ 36,213
Net operating loss carryforward.........    (33,098)
Accruals and reserves not deductible
  until paid............................    (40,685)
Other...................................    112,635
                                           --------
               Net deferred income tax
                 liabilities............   $ 75,065
                                           ========

     The net deferred tax assets and liabilities are comprised of the following:


                                    JUNE 30,
                                      1996
                                           --------
Deferred tax assets --
     Current............................   $ 39,068
     Long-term..........................    100,640
                                           --------
               Total....................    139,708
Deferred tax liabilities, long-term.....    214,773
                                           --------
               Net deferred income tax
                 liabilities............   $ 75,065
                                           ========

11.  COMMITMENTS AND CONTINGENCIES:

  LITIGATION

     The Company is involved in legal actions arising in the ordinary course of business. Management does not believe that the outcome of such legal action will have a material adverse effect on the Company's financial position or results of operations.

  INSURANCE

     The Company carries a broad range of insurance coverage, including general and business auto liability, commercial property, workers' compensation and a general umbrella policy. The Company has not incurred significant claims or losses on any of its insurance policies.

                                      F-54

                  ENTERPRISES HOLDING COMPANY AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                                  (UNAUDITED)

  GUARANTEES

     SEI's former shareholder is required to make seven annual payments of $75,000 each under a lawsuit settlement. SEI's former shareholder is also required under this settlement to make four annual payments of $20,000 each, beginning in 2003. The Company has guaranteed these settlement payments.

                                      F-55


                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Service Enterprises, Inc.:

     We have audited the accompanying consolidated balance sheets of Service Enterprises, Inc. (a Texas corporation), and subsidiaries as of December 31, 1994 and 1995, and the related consolidated statements of operations, shareholder's equity and cash flows for each of the three years in the period ended December 31, 1995. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Service Enterprises, Inc., and subsidiaries as of December 31, 1994 and 1995, and the consolidated results of their operations and their cash flows for each of the three years in the period ended December 31, 1995, in conformity with generally accepted accounting principles.

ARTHUR ANDERSEN LLP

Houston, Texas
May 24, 1996

                                      F-56

                  SERVICE ENTERPRISES, INC., AND SUBSIDIARIES
                          CONSOLIDATED BALANCE SHEETS

                                              DECEMBER 31
                                       --------------------------
                                           1994          1995
                                       ------------  ------------
               ASSETS
CURRENT ASSETS:
     Cash and cash equivalents.......  $  1,093,394  $  2,100,996
     Certificates of deposit.........     1,100,000     1,100,000
     Accounts receivable --
          Trade, net of allowance of
             $53,257 and $58,575.....       340,961       411,139
          Shareholder and
             affiliates..............       278,187        10,308
          Other receivables..........        53,780        59,737
     Inventories.....................       632,614       737,495
     Prepaid expenses and other
      current assets.................       194,038       251,941
                                       ------------  ------------
               Total current
                   assets............     3,692,974     4,671,616
PROPERTY AND EQUIPMENT, net..........       988,147     1,277,677
OTHER NONCURRENT ASSETS..............       185,333       193,333
                                       ------------  ------------
               Total assets..........  $  4,866,454  $  6,142,626
                                       ============  ============


LIABILITIES AND SHAREHOLDER'S EQUITY
CURRENT LIABILITIES:
     Current maturities of long-term
      debt...........................  $    --       $    129,000
     Short-term debt.................       620,312       251,562
     Accounts payable and accrued
      expenses.......................       672,082       890,945
                                       ------------  ------------
               Total current
                   liabilities.......     1,292,394     1,271,507
LONG-TERM DEBT, net of current
  maturities.........................       --            366,451
DEFERRED INCOME TAXES................       130,367       114,133
COMMITMENTS AND CONTINGENCIES
SHAREHOLDER'S EQUITY:
     Preferred stock, $.01 par;
      1,000,000 shares authorized,
      none issued....................       --            --
     Common stock, $.01 stated value;
      2,000,000 and 50,000,000 shares
      authorized, 2,000,000 and
      14,000,000 issued and
      outstanding....................        20,000       140,000
     Additional paid-in capital......     1,205,760     1,085,760
     Retained earnings...............     2,217,933     3,164,775
                                       ------------  ------------
               Total shareholder's
                   equity............     3,443,693     4,390,535
                                       ------------  ------------
               Total liabilities and
                   shareholder's
                   equity............  $  4,866,454  $  6,142,626
                                       ============  ============

                 The accompanying notes are an integral part of
                    these consolidated financial statements.

                                      F-57

                  SERVICE ENTERPRISES, INC., AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF OPERATIONS


                                                                                             THREE MONTHS
                                                   YEAR ENDED DECEMBER 31                   ENDED MARCH 31,
                                       ----------------------------------------------  --------------------------
                                            1993            1994            1995           1995          1996
                                       --------------  --------------  --------------  ------------  ------------
                                                                                              (UNAUDITED)
REVENUES.............................  $   16,268,452  $   16,843,520  $   19,123,858  $  3,555,446  $  4,152,017
COST OF SERVICES.....................      10,331,520      10,314,231      11,333,228     2,155,171     2,643,026
                                       --------------  --------------  --------------  ------------  ------------
     Gross profit....................       5,936,932       6,529,289       7,790,630     1,400,275     1,508,991
SELLING, GENERAL AND ADMINISTRATIVE
  EXPENSES...........................       5,698,182       5,836,643       6,164,598     1,347,708     1,519,226
                                       --------------  --------------  --------------  ------------  ------------
     Income from operations..........         238,750         692,646       1,626,032        52,567       (10,235)
OTHER INCOME (EXPENSE):
     Interest income.................         149,124          93,370         119,074        23,506        15,957
     Interest expense................        (158,943)        (76,544)        (58,065)      (14,401)      (16,248)
     Equity in losses of
       unconsolidated affiliate......        (130,022)        (61,751)       --             --            --
     Other...........................        (661,414)        156,796         (10,546)       (1,490)       (9,220)
                                       --------------  --------------  --------------  ------------  ------------
INCOME (LOSS) BEFORE INCOME TAXES....        (562,505)        804,517       1,676,495        60,182       (19,746)
PROVISION (BENEFIT) FOR INCOME
  TAXES..............................        (215,106)        589,241         629,653        23,298        (4,170)
                                       --------------  --------------  --------------  ------------  ------------
NET INCOME (LOSS)....................  $     (347,399) $      215,276  $    1,046,842  $     36,884  $    (15,576)
                                       ==============  ==============  ==============  ============  ============

                 The accompanying notes are an integral part of
                    these consolidated financial statements.

                                      F-58

                  SERVICE ENTERPRISES, INC., AND SUBSIDIARIES
                CONSOLIDATED STATEMENTS OF SHAREHOLDER'S EQUITY

                                             COMMON STOCK         ADDITIONAL                      TOTAL
                                        ----------------------     PAID-IN       RETAINED     SHAREHOLDER'S
                                          SHARES       AMOUNT      CAPITAL       EARNINGS         EQUITY
                                        ----------    --------    ----------    ----------    --------------
BALANCE, December 31, 1992...........   2,000,000     $ 20,000    $  982,010    $2,650,056      $3,652,066
     Net loss........................       --           --           --          (347,399)       (347,399)
                                        ----------    --------    ----------    ----------    --------------
BALANCE, December 31, 1993...........    2,000,000      20,000       982,010     2,302,657       3,304,667
     Capital contribution............       --           --          223,750        --             223,750
     Dividend........................       --           --           --          (300,000)       (300,000)
     Net income......................       --           --           --           215,276         215,276
                                        ----------    --------    ----------    ----------    --------------
BALANCE, December 31, 1994...........    2,000,000      20,000     1,205,760     2,217,933       3,443,693
     Dividend........................       --           --           --          (100,000)       (100,000)
     Stock split (7 for 1)...........   12,000,000     120,000      (120,000)       --             --
     Net income......................       --           --           --         1,046,842       1,046,842
                                        ----------    --------    ----------    ----------    --------------
BALANCE, December 31, 1995...........   14,000,000     140,000     1,085,760     3,164,775       4,390,535
                                        ==========    ========    ==========    ==========    ==============

                 The accompanying notes are an integral part of
                    these consolidated financial statements.

                                      F-59

                  SERVICE ENTERPRISES, INC., AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                                      THREE MONTHS
                                               YEAR ENDED DECEMBER 31                ENDED MARCH 31,
                                       ---------------------------------------  -------------------------
                                           1993          1994         1995         1995          1996
                                       ------------  ------------  -----------  -----------  ------------
                                                                                       (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income (loss)..................  $   (347,399) $    215,276  $ 1,046,842  $    36,884  $    (15,576)
  Adjustments to reconcile net income
    (loss) to net cash provided by
    operating activities --
    Depreciation and amortization....       328,882       364,708      371,402       82,558        93,532
    Deferred income taxes
      (benefit)......................      (233,911)       55,319        7,309      --            --
    Equity in losses of
      unconsolidated affiliate.......       130,022        61,751      --           --            --
    Loss on sale of real estate......       475,159        18,114      --           --            --
    Gain on sale of property and
      equipment......................       (99,629)      (21,069)     (13,699)     --            --
    Gain on sale of investment.......       --           (219,125)     --           --            --
    Changes in operating assets and
      liabilities --
      (Increase) decrease in --
         Accounts receivable.........        59,245       (51,248)     (76,135)      98,071        34,162
         Inventories.................         3,113       158,356     (104,881)    (153,073)      (94,646)
         Prepaid expenses and other
           current assets............        50,525        72,648      (89,446)    (240,528)          499
      Increase (decrease) in --
         Accounts payable and accrued
           expenses..................        85,821        11,014      218,863      469,611        13,498
                                       ------------  ------------  -----------  -----------  ------------
           Net cash provided by
             operating activities....       451,828       665,744    1,360,255      293,523        31,469
                                       ------------  ------------  -----------  -----------  ------------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Proceeds from sale of real
    estate...........................       --            978,727      --           --            --
  Proceeds from sale of property and
    equipment........................       115,906        38,628       24,793      --            --
  Additions of property and
    equipment........................      (861,640)     (233,903)    (672,026)     --            --
  (Purchase) sale of certificates of
    deposit..........................       --         (1,100,000)     --           --          1,100,000
  Proceeds from sale of investment...       --            450,961      --           --
  Purchase of marketable
    securities.......................       --           (110,188)     --           --            --
  Proceeds from note receivable......       --            100,000      --           --            --
                                       ------------  ------------  -----------  -----------  ------------
           Net cash provided by (used
             in) investing
             activities..............      (745,734)      124,225     (647,233)     --          1,100,000
                                       ------------  ------------  -----------  -----------  ------------
CASH FLOWS FROM FINANCING ACTIVITIES:
  (Advances) payments of receivable
    from shareholder and
    affiliates.......................      (558,319)    1,636,469      267,879     (184,852)   (2,113,308)
  Borrowings of long- and short-term
    debt.............................     1,804,649       137,500      495,451      --            --
  Principal payments of long- and
    short-term debt..................    (1,006,266)   (1,495,266)    (368,750)     (97,187)     (747,013)
  Dividends..........................       --           (300,000)    (100,000)     --            --
  Capital contribution...............       --            223,750      --           --            --
                                       ------------  ------------  -----------  -----------  ------------
           Net cash provided by (used
             in) financing
             activities..............       240,064       202,453      294,580     (282,039)   (2,860,321)
                                       ------------  ------------  -----------  -----------  ------------
NET INCREASE (DECREASE) IN CASH AND
  CASH EQUIVALENTS...................       (53,842)      992,422    1,007,602       11,484    (1,728,852)
CASH AND CASH EQUIVALENTS, beginning
  of period..........................       154,814       100,972    1,093,394    1,093,394     2,100,996
                                       ------------  ------------  -----------  -----------  ------------
CASH AND CASH EQUIVALENTS, end of
  period.............................  $    100,972  $  1,093,394  $ 2,100,996  $ 1,104,878  $    372,144
                                       ============  ============  ===========  ===========  ============
SUPPLEMENTAL DISCLOSURE OF CASH FLOW
  INFORMATION:
  Cash paid for --
    Interest.........................  $     98,522  $     78,294  $    61,230  $    14,401  $     23,399
    Income taxes.....................  $    135,000  $    220,951  $   540,000  $   --       $     10,000

                 The accompanying notes are an integral part of
                    these consolidated financial statements.

                                      F-60

                  SERVICE ENTERPRISES, INC., AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.  BUSINESS AND ORGANIZATION:

     Service Enterprises, Inc. (SEI) (a Texas corporation), and subsidiaries (the Company) are primarily engaged in the maintenance, repair and replacement service-related activities of plumbing, air conditioning, electrical repair and other home improvement services in Houston and the surrounding areas.

     On March 19, 1996, all of the outstanding stock of SEI and certain real estate owned by the former shareholder of SEI was acquired by Enterprises Holding Company (EHC) for $17,500,000. EHC was formed solely for the purpose of acquiring the Company and has no other operations. The accompanying unaudited financial statements of the Company for the quarter ended March 31, 1996, do not reflect the effect of the purchase of the Company by EHC.

     In April 1996, the Company entered into a stock purchase agreement with ADCOT, Inc. (ADCOT), to purchase all of the outstanding common stock of ADCOT for $2,000,000. (See ADCOT's financial statements included elsewhere herein.) EHC intends to enter into a definitive agreement with American Residential Services, Inc. (ARS), pursuant to which EHC will be acquired by ARS. All outstanding shares of EHC's common stock and a portion of EHC's preferred stock will be exchanged for cash and shares of ARS's common stock concurrent with the consummation of the initial public offering of the common stock of ARS.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

  BASIS OF PRESENTATION

     The consolidated financial statements include the accounts and results of operations of Service Enterprises, Inc., and its wholly owned subsidiaries. All significant intercompany accounts and transactions have been eliminated in consolidation.

  INTERIM FINANCIAL INFORMATION

     The interim consolidated financial statements for the three months ended March 31, 1995 and March 31, 1996, are unaudited, and certain information and footnote disclosures, normally included in financial statements prepared in accordance with generally accepted accounting principles, have been omitted. In the opinion of management, all adjustments, consisting only of normal recurring adjustments, necessary to fairly present the results of operations and cash flows with respect to the consolidated interim financial statements, have been included. The results of operations for the interim periods are not necessarily indicative of the results for the entire fiscal year.

  INVENTORIES

     Inventories consist of parts and supplies held for use in the ordinary course of business and are valued at the lower of cost or market using the first-in, first-out (FIFO) method.

  PROPERTY AND EQUIPMENT

     Property and equipment are recorded at cost, and depreciation is computed using the straight-line method over the estimated useful lives of the assets. Leasehold improvements are capitalized and amortized over the lesser of the lease life or the estimated useful life of the asset.

     Expenditures for repairs and maintenance are charged to expense when incurred. Expenditures for major renewals and betterments, which extend the useful lives of existing equipment, are capitalized and depreciated. Upon retirement or disposition of property and equipment, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is recognized in the statements of operations.

                                      F-61

                  SERVICE ENTERPRISES, INC., AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

  REVENUE RECOGNITION

     The Company recognizes revenues when services are performed.

  INCOME TAXES

     The Company follows the liability method of accounting for income taxes in accordance with Statement of Financial Accounting Standards (SFAS) No. 109. Under this method, deferred income taxes are recorded based upon differences between the financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the underlying assets or liabilities are recovered or settled.

  STOCK SPLIT

     During 1994, the Company effected a seven-for-one stock split of Company Common Stock.

  USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires the use of estimates and assumptions by management in determining the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  CASH AND CASH EQUIVALENTS

     The Company considers all highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents.

  NEW ACCOUNTING PRONOUNCEMENT

     Effective January 1, 1995, the Company adopted SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of." Accordingly, in the event that facts and circumstances indicate that property and equipment, and intangible or other assets may be impaired, an evaluation of recoverability would be performed. If an evaluation is required, the estimated future undiscounted cash flows associated with the asset is compared to the asset's carrying amount to determine if a write-down to market value or discounted cash flow value is necessary. Adoption of this standard did not have a material effect on the financial position or consolidated results of operations of the Company.

3.  PROPERTY AND EQUIPMENT:

     Property and equipment consist of the following:


                                      ESTIMATED            DECEMBER 31
                                    USEFUL LIVES    --------------------------
                                      IN YEARS          1994          1995
                                    -------------   ------------  ------------
Leasehold improvements..............   5 - 10       $    140,983  $    140,333
Transportation equipment............      5            1,357,588     1,930,724
Tools and equipment.................    3 - 7            182,797       181,893
Telephone equipment.................    5 - 7            230,582       181,886
Furniture and fixtures..............    3 - 7            509,423       453,034
                                                    ------------  ------------
                                                       2,421,373     2,887,870
Less -- Accumulated depreciation and
amortization........................                   1,433,226     1,610,193
                                                    ------------  ------------
          Property and equipment,
             net....................                $    988,147  $  1,277,677
                                                    ============  ============

4.  INVESTMENT IN AFFILIATED COMPANY:

     During July 1994, the Company sold a portion of its investment in American Natural Gas Power, Inc. (ANGP), for $225,000 and an unsecured noninterest-bearing note receivable for $35,000 due on demand or, if no demand is made, due in June 1996. After the sale, the Company's interest in ANGP decreased from approximately 33 percent at December 31, 1993, to approximately 8 percent at December 31, 1994, and

                                      F-62

                  SERVICE ENTERPRISES, INC., AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

accordingly is no longer accounted for under the equity method. Included in other income is a net realized gain on sale of $228,353 for the year ended December 31, 1994.

5.  NOTE RECEIVABLE:

     In January 1994, the Company sold an investment in real estate to an individual. The consideration included a note receivable for $300,000, collateralized by a second lien on the real estate, which bears interest at 4 percent, payable monthly, with principal due January 1999.

     In the event that the aggregate of all principal payments made on or before the third anniversary of this note, January 25, 1997, equals $200,000, this note shall be discounted such that the note is fully discharged by the prepayment of such $200,000 within the initial three-year period. This note has been recorded at its prepayment value of $200,000, discounted to a market rate of interest, and is included in other noncurrent assets on the accompanying consolidated balance sheet.

     Management estimates that the fair value of its note receivable approximates its discounted historical carrying value of $193,000 at December 31, 1995.

6.  DETAIL OF CERTAIN BALANCE SHEET ACCOUNTS:

     Activity in the Company's allowance for doubtful accounts consist of the following:


                                               DECEMBER 31
                                       -------------------------------
                                         1993       1994       1995
                                       ---------  ---------  ---------
Balance at beginning of year.........     22,000  $  38,080  $  53,257
Additions charged to costs and
  expenses...........................     36,429     55,407     46,996
Deductions for uncollectible
  receivables written off............    (24,118)   (54,212)   (53,495)
Bad debt recoveries..................      3,769     13,982     11,817
                                       ---------  ---------  ---------
                                       $  38,080  $  53,257  $  58,575
                                       =========  =========  =========

     Accounts payable and accrued expenses consist of the following:


                                            DECEMBER 31
                                       ----------------------
                                          1994        1995
                                       ----------  ----------
Accounts payable, trade..............  $  303,280  $  507,810
Accrued compensation and benefits....     120,501     143,708
Accrued income taxes.................      29,809      71,781
Accrued taxes other than income
taxes................................     146,389     131,388
Other accrued expenses...............      72,103      36,258
                                       ----------  ----------
                                       $  672,082  $  890,945
                                       ==========  ==========

7.  SHORT- AND LONG-TERM DEBT:

     Short-term debt consists of the following:


                                                               DECEMBER 31
                                                          ----------------------
                                                            1994          1995
                                                          --------      --------
$850,000 demand line of credit with bank;
  collateralized by transportation
  equipment, accounts receivable and
  inventory, interest at prime plus 1%
 (9.5% at December 31, 1995), payable
  monthly, principal due June 1996 .................      $200,000      $200,000
Demand note payable to bank;
  cross-collateralized with the line
  of credit, bearing interest at prime
  plus 1%, principal of $25,000 plus
  interest, payable in monthly installments
  through January 1996 .............................       300,000          --
Demand note payable to bank;
  cross-collateralized with the line
  of credit, interest at prime plus
  1%, payable monthly, principal due
  September 1996 ...................................       120,312        51,562
                                                          --------      --------
                                                          $620,312      $251,562
                                                          ========      ========

                                      F-63

                  SERVICE ENTERPRISES, INC., AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

     Long-term debt consists of the following:


                                                               DECEMBER 31
                                                          ----------------------
                                                            1994         1995
                                                          --------      --------
Note payable to bank; cross-collateralized
  with the line of credit, interest at
  prime plus 1%, interest only through
  June 1996, payable monthly, then
  principal of $21,500, plus interest,
  payable in monthly installments
  through June 1998 ................................      $   --        $495,451
     Less -- Current portion .......................          --         129,000
                                                          --------      --------
                                                          $   --        $366,451
                                                          ========      ========

     The aggregate maturities of long-term debt are as follows:

Year ending December 31 --
     1996............................  $  129,000
     1997............................     258,000
     1998............................     108,451
                                       ----------
                                       $  495,451
                                       ==========

     In connection with the bank indebtedness, the Company has entered into an agreement which provides for certain affirmative covenants and restrictions, including certain required financial ratios and restrictions on retained earnings. As of December 31, 1995, the Company was in compliance with these covenants.

     The notes payable have been personally guaranteed by the Company's shareholder.

     Management estimates that the fair value of its debt obligations approximates the historical value of $747,013 at December 31, 1995.

8.  LEASES:

     The Company operates in leased facilities under an agreement with its shareholder and affiliates. The amount paid under these leases was $291,600, $291,600 and $301,600 in 1993, 1994 and 1995, respectively. These leases were canceled concurrent with the purchase of the Company and the leased facilities by EHC.

     During 1994, the Company renewed a parking lot lease agreement with an affiliated company, which expired September 30, 1995. The Company continued its lease on a month-to-month basis. Amounts paid under this lease in 1993, 1994 and 1995 totaled $22,500, $30,000 and $25,000, respectively.

     The Company has entered into two operating sublease agreements with a company at its facilities, and these agreements expire in June 1997 and November 1998, respectively. Rental income recognized during 1993, 1994 and 1995 was approximately $13,650, $11,400 and $16,400, respectively.

     Future minimum rental income under the sublease agreements is as follows:

Year ending December 31 --
     1996............................  $   41,400
     1997............................      35,700
     1998............................      25,000
                                       ----------
                                       $  102,100
                                       ==========

                                      F-64

                  SERVICE ENTERPRISES, INC., AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

9.  INCOME TAXES:

     Federal and state income taxes are as follows:


                             YEAR ENDED DECEMBER 31
                                       ------------------------------------
                                           1993         1994        1995
                                       ------------  ----------  ----------
Federal --
     Current.........................  $     18,602  $  466,159  $  553,973
     Deferred........................      (205,440)     48,585       6,419
State --
     Current.........................           203      67,764      68,371
     Deferred........................       (28,471)      6,733         890
                                       ------------  ----------  ----------
                                       $   (215,106) $  589,241  $  629,653
                                       ============  ==========  ==========

     Actual income tax expense differs from income tax expense computed by applying the U.S. federal statutory corporate tax rate of 34 percent to income before income taxes as follows:


                             YEAR ENDED DECEMBER 31
                                       ------------------------------------
                                           1993         1994        1995
                                       ------------  ----------  ----------
Provision (benefit) at the statutory
  rate...............................  $   (191,252) $  273,536  $  570,008
Increase (decrease) resulting from --
     State income tax, net of benefit
       for federal deduction.........       (18,657)     49,169      45,713
     Nondeductible expenses..........         6,553     184,418      18,743
     Related-party gain on sale......       --           76,075      --
Other................................       (11,750)      6,043      (4,811)
                                       ------------  ----------  ----------
                                       $   (215,106) $  589,241  $  629,653
                                       ============  ==========  ==========

     Deferred income tax provision results from temporary differences in the recognition of income and expenses for financial reporting purposes and for tax purposes. The tax effects of these temporary differences representing deferred tax assets and liabilities result principally from the following:


                                            DECEMBER 31
                                       ----------------------
                                          1994        1995
                                       ----------  ----------
Depreciation and amortization........  $   56,200  $   36,213
Net operating loss carryforward......     (33,098)    (33,098)
Accruals and reserves not deductible
  until paid.........................     (65,203)    (40,685)
Other................................     109,857     112,635
                                       ----------  ----------
               Net deferred income
                  tax liabilities....  $   67,756  $   75,065
                                       ==========  ==========

     The net deferred tax assets and liabilities are comprised of the following:


                                            DECEMBER 31
                                       ----------------------
                                          1994        1995
                                       ----------  ----------
Deferred tax assets --
     Current.........................  $   62,611  $   39,068
     Long-term.......................     103,598     100,640
                                       ----------  ----------
               Total.................     166,209     139,708
Deferred tax liabilities,
  long-term..........................     233,965     214,773
                                       ----------  ----------
               Net deferred income
                  tax liabilities....  $   67,756  $   75,065
                                       ==========  ==========

                                      F-65

                  SERVICE ENTERPRISES, INC., AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

10.  RELATED-PARTY TRANSACTIONS:

     The Company has receivables from its shareholder and from certain affiliated entities related through common ownership and control in the amount of $278,187 and $10,308 at December 31, 1994 and 1995, respectively. Receivables from shareholder accrue interest at 5.5 percent. Interest income recognized during 1993, 1994 and 1995 was approximately $147,800, $54,000 and $27,000, respectively.

     The Company acquired an investment in real estate held for sale from its shareholder for $1,750,000 in January 1993. In January 1994, the investment was sold for approximately $1,275,000, net of closing costs. At December 31, 1993, the investment was written down to its net realizable value resulting in an unrealized loss of approximately $475,000 included in other income (expense) on the consolidated statement of operations.

     In 1991, the Company received 250,000 shares of registered Exploration Company of Louisiana (Exploration) common stock valued at $125,000 from its shareholder in exchange for shares of stock in ANGP. During March 1994, the Company sold the 250,000 shares of common stock of Exploration to its shareholder for $348,750 resulting in a gain of $223,750 which has been accounted for as additional paid-in capital.

11.  COMMITMENTS AND CONTINGENCIES:

  LITIGATION

     The Company is involved in legal actions arising in the ordinary course of business. Management does not believe that the outcome of such legal action will have a material adverse effect on the Company's financial position or results of operations.

  INSURANCE

     The Company carries a broad range of insurance coverage, including general and business auto liability, commercial property, workers' compensation and a general umbrella policy. The Company has not incurred significant claims or losses on any of its insurance policies.

  GUARANTEES

     The Company's former shareholder is required to make seven annual payments of $75,000 each under a lawsuit settlement. The Company's former shareholder is also required under this settlement to make four annual payments of $20,000 each, beginning in 2003. The Company has guaranteed these settlement payments.

12. EVENTS SUBSEQUENT TO DATE OF REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS (UNAUDITED):

     In June 1996, the Company's shareholder entered into a definitive agreement with ARS, providing for the acquisition of the Company by ARS. Additionally, on May 28, 1996, the Company completed its acquisition of ADCOT.

                                      F-66

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Florida Heating and Air Conditioning, Inc.:

     We have audited the accompanying combined balance sheets of Florida Heating and Air Conditioning, Inc. (a Florida corporation), and related companies as of December 31, 1994 and 1995, and the related combined statements of operations, shareholders' equity and cash flows for the years then ended. These combined financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these combined financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the combined financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the combined financial statements referred to above present fairly, in all material respects, the combined financial position of Florida Heating and Air Conditioning, Inc., and related companies as of December 31, 1994 and 1995, and the combined results of their operations and their cash flows for the years then ended in conformity with generally accepted accounting principles.

ARTHUR ANDERSEN LLP

Houston, Texas
May 24, 1996

                                      F-67

                  FLORIDA HEATING AND AIR CONDITIONING, INC.,
                             AND RELATED COMPANIES
                            COMBINED BALANCE SHEETS

                                   DECEMBER 31
                                       --------------------------    JUNE 30,
                                           1994          1995          1996
                                       ------------  ------------   -----------
                                                                    (UNAUDITED)
               ASSETS
CURRENT ASSETS:
     Cash and cash equivalents.......  $    735,749  $  1,022,154   $   261,340
     Accounts receivable --
          Trade, net of allowance of
             $41,305, $41,305 and
             $41,305.................     1,418,022     1,394,895     1,283,541
          Other receivables..........       376,211       444,680       311,402
     Inventories.....................       269,295       306,523       275,717
     Prepaid expenses and other
       current assets................        61,056        52,992       182,421
                                       ------------  ------------   -----------
               Total current
                  assets.............     2,860,333     3,221,244     2,314,421
PROPERTY AND EQUIPMENT, net..........       458,964       495,110       566,009
OTHER NONCURRENT ASSETS..............        27,896        38,509        11,485
                                       ------------  ------------   -----------
               Total assets..........  $  3,347,193  $  3,754,863   $ 2,891,915
                                       ============  ============   ===========


LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
     Current maturities of long-term
       debt..........................  $     52,477  $    100,166   $   142,894
     Accounts payable and accrued
       expenses......................     1,296,472     1,626,569     1,411,771
     Payable to shareholder..........       640,447       641,804       --
     Billings in excess of costs and
       estimated earnings on
       uncompleted contracts.........       508,209       367,519       218,784
     Deferred income taxes...........       256,022       287,454       287,454
                                       ------------  ------------   -----------
               Total current
                  liabilities........     2,753,627     3,023,512     2,060,903
LONG-TERM DEBT, net of current
  maturities.........................        45,689        18,017        42,097
DEFERRED INCOME TAXES................        68,015        42,339        42,339
COMMITMENTS AND CONTINGENCIES
SHAREHOLDERS' EQUITY:
     Common stock....................         9,800         9,800         9,800
     Additional paid-in capital......         4,000         4,000         4,000
     Retained earnings...............       466,062       657,195       732,776
                                       ------------  ------------   -----------
               Total shareholders'
                  equity.............       479,862       670,995       746,576
                                       ------------  ------------   -----------
               Total liabilities and
                  shareholders'
                  equity.............  $  3,347,193  $  3,754,863   $ 2,891,915
                                       ============  ============   ===========

                 The accompanying notes are an integral part of
                      these combined financial statements.

                                      F-68

                  FLORIDA HEATING AND AIR CONDITIONING, INC.,
                             AND RELATED COMPANIES
                       COMBINED STATEMENTS OF OPERATIONS

                                                 YEAR ENDED                 SIX MONTHS ENDED
                                                DECEMBER 31                     JUNE 30
                                       ------------------------------  --------------------------
                                            1994            1995           1995          1996
                                       --------------  --------------  ------------  ------------
                                                                              (UNAUDITED)

REVENUES.............................  $   15,845,183  $   14,510,455  $  7,630,963  $  7,244,160
COST OF SERVICES.....................      12,079,290      10,541,122     5,696,572     5,339,002
                                       --------------  --------------  ------------  ------------
     Gross profit....................       3,765,893       3,969,333     1,934,391     1,905,158
SELLING, GENERAL AND ADMINISTRATIVE
  EXPENSES...........................       3,321,394       3,738,253     1,883,296     1,815,927
                                       --------------  --------------  ------------  ------------
     Income from operations..........         444,499         231,080        51,095        89,231
OTHER INCOME (EXPENSE):
     Interest expense................         (23,338)        (11,743)       (8,863)      (13,331)
     Other...........................          12,833          (8,238)          258        11,446
                                       --------------  --------------  ------------  ------------
INCOME BEFORE INCOME TAXES...........         433,994         211,099        42,490        87,346
PROVISION FOR INCOME TAXES...........           3,832          13,966         6,139         5,765
                                       --------------  --------------  ------------  ------------
NET INCOME...........................  $      430,162  $      197,133  $     36,351  $     81,581
                                       ==============  ==============  ============  ============

                 The accompanying notes are an integral part of
                      these combined financial statements.

                                      F-69

                  FLORIDA HEATING AND AIR CONDITIONING, INC.,
                             AND RELATED COMPANIES
                  COMBINED STATEMENTS OF SHAREHOLDERS' EQUITY


                                          COMMON STOCK      ADDITIONAL                     TOTAL
                                        ----------------     PAID-IN      RETAINED     SHAREHOLDERS'
                                        SHARES    AMOUNT     CAPITAL      EARNINGS         EQUITY
                                        ------    ------    ----------    ---------    --------------
BALANCE, December 31, 1993...........    2,600    $9,800      $4,000      $  90,960       $104,760
     Dividend........................     --        --         --           (55,060)       (55,060)
     Net income......................     --        --         --           430,162        430,162
                                        ------    ------    ----------    ---------    --------------
BALANCE, December 31, 1994...........    2,600     9,800       4,000        466,062        479,862
     Dividend........................     --        --         --            (6,000)        (6,000)
     Net income......................     --        --         --           197,133        197,133
                                        ------    ------    ----------    ---------    --------------
BALANCE, December 31, 1995...........    2,600     9,800       4,000        657,195        670,995
     Dividend (unaudited)............     --        --         --            (6,000)        (6,000)
     Net income (unaudited)..........     --        --         --            81,581         81,581
                                        ------    ------    ----------    ---------    --------------
BALANCE, June 30, 1996 (unaudited)...    2,600    $9,800      $4,000      $ 732,776       $746,576
                                        ======    ======    ==========    =========    ==============

                 The accompanying notes are an integral part of
                      these combined financial statements.

                                      F-70

                  FLORIDA HEATING AND AIR CONDITIONING, INC.,
                             AND RELATED COMPANIES
                       COMBINED STATEMENTS OF CASH FLOWS

                                               YEAR ENDED               SIX MONTHS ENDED
                                              DECEMBER 31                   JUNE 30,
                                       --------------------------  --------------------------
                                           1994          1995          1995          1996
                                       ------------  ------------  ------------  ------------
                                                                          (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income.........................  $    430,162  $    197,133  $     36,351  $     81,581
  Adjustments to reconcile net income
     to net cash provided by (used
     in) operating activities --
     Depreciation and amortization...       183,860       195,662        93,908        79,772
     Deferred income taxes...........         1,274         5,756          (383)      --
     Gain on sale of property and
       equipment.....................        25,241       (12,303)      (12,303)      --
     Changes in operating assets and
       liabilities --
     (Increase) decrease in --
       Accounts receivable...........      (331,298)      (45,342)      146,003       274,021
       Inventories...................       (33,374)      (37,228)     (138,143)       30,806
       Prepaid expenses and other
          current assets.............       112,642         8,064       (24,859)     (129,429)
       Other noncurrent assets.......        (4,915)      (10,613)       (1,661)       27,024
     Increase (decrease) in --
       Accounts payable and accrued
          expenses...................       (15,654)      330,097       (28,484)     (214,798)
       Billings in excess of costs
          and estimated earnings on
          uncompleted contracts......       269,917      (140,690)       76,837      (148,735)
                                       ------------  ------------  ------------  ------------
     Net cash provided by operating
       activities....................       637,855       490,536       147,266           242
                                       ------------  ------------  ------------  ------------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Proceeds from sale of property and
     equipment.......................        38,190        16,704        16,704       --
  Additions of property and
     equipment.......................      (199,281)     (236,209)     (211,907)     (150,671)
                                       ------------  ------------  ------------  ------------
     Net cash used in investing
       activities....................      (161,091)     (219,505)     (195,203)     (150,671)
                                       ------------  ------------  ------------  ------------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Increase (decrease) in payable to
     shareholders....................       --              1,357      (539,643)     (671,193)
  Borrowings of long-term debt.......       276,291       185,511       185,511       161,352
  Principal payments of long-term
     debt............................      (346,573)     (165,494)      (97,355)      (94,544)
  Dividends..........................       (55,060)       (6,000)       (6,000)       (6,000)
                                       ------------  ------------  ------------  ------------
     Net cash provided by (used in)
       financing activities..........      (125,342)       15,374      (457,487)     (610,385)
                                       ------------  ------------  ------------  ------------
NET INCREASE (DECREASE) IN CASH AND
  CASH EQUIVALENTS...................       351,422       286,405      (505,424)     (760,814)
CASH AND CASH EQUIVALENTS, beginning
  of period..........................       384,327       735,749       735,749     1,022,154
                                       ------------  ------------  ------------  ------------
CASH AND CASH EQUIVALENTS, end of
  period.............................  $    735,749  $  1,022,154  $    230,325  $    261,340
                                       ============  ============  ============  ============
SUPPLEMENTAL DISCLOSURE OF CASH FLOW
  INFORMATION:
  Cash paid for --
     Interest........................  $     25,931  $     11,743  $      6,185  $     13,331

                 The accompanying notes are an integral part of
                      these combined financial statements.

                                      F-71

                  FLORIDA HEATING AND AIR CONDITIONING, INC.,
                             AND RELATED COMPANIES
                     NOTES TO COMBINED FINANCIAL STATEMENTS

1.  BUSINESS AND ORGANIZATION:

     Florida Heating and Air Conditioning, Inc. (a Florida corporation) and its three affiliated companies (collectively, the Company), are primarily engaged in the installation and maintenance, repair and replacement of air conditioning and heating systems in new and preexisting residential and commercial buildings in Southeast Florida.

     The Company and its shareholders intend to enter into a definitive agreement with American Residential Services, Inc. (ARS), pursuant to which all outstanding shares of the Company's common stock will be exchanged for cash and shares of ARS's common stock concurrent with the consummation of the initial public offering (the Offering) of the common stock of ARS.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

  BASIS OF PRESENTATION

     The combined financial statements include the accounts and results of operations of Florida Heating and Air Conditioning, Inc., and its affiliated companies (see Note 11) which are under common control and management of two individuals. All significant intercompany transactions and balances have been eliminated in combination.

  INTERIM FINANCIAL INFORMATION

     The interim combined financial statements as of June 30, 1996, and for the six months ended June 30, 1995 and 1996, are unaudited, and certain information and footnote disclosures, normally included in financial statements prepared in accordance with generally accepted accounting principles, have been omitted. In the opinion of management, all adjustments, consisting only of normal recurring adjustments, necessary to fairly present the financial position, results of operations and cash flows with respect to the interim combined financial statements, have been included. The results of operations for the interim periods are not necessarily indicative of the results for the entire fiscal year.

  INVENTORIES

     Inventories consist of duct materials, air conditioning equipment, refrigeration supplies and accessories held for use in the ordinary course of business and are stated at the lower of cost or market using the first-in, first-out (FIFO) method.

  PROPERTY AND EQUIPMENT

     Property and equipment are stated at cost, and depreciation is computed using the straight-line method over the estimated useful lives of the assets. Leasehold improvements are capitalized and amortized over the lesser of the life of the lease or the estimated useful life of the asset.

     Expenditures for repairs and maintenance are charged to expense when incurred. Expenditures for major renewals and betterments, which extend the useful lives of existing equipment, are capitalized and depreciated. Upon retirement or disposition of property and equipment, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is recognized in the statements of operations.

  REVENUE RECOGNITION

     The Company recognizes revenue when the services are performed except when work is being performed under a construction contract. Revenues on residential and commercial service and maintenance contracts are recorded and collected monthly.

                                      F-72

       FLORIDA HEATING AND AIR CONDITIONING, INC., AND RELATED COMPANIES
             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

     Revenues from construction contracts are recognized on the percentage-of-completion method measured by the percentage of costs incurred to total estimated costs for each contract. Provisions for the total estimated losses on uncompleted contracts are made in the period in which such losses are determined. Changes in job performance, job conditions, estimated profitability and final contract settlements may result in revisions to costs and income and are recognized in the period in which the revisions are determined.

  WARRANTY COSTS

     The Company warrants labor for the first year after installation on new air conditioning and heating units. The Company generally warrants labor for 30 days after servicing of existing air conditioning and heating units. A reserve for warranty costs is recorded upon completion of installation or service.

  INCOME TAXES

     The Company follows the liability method of accounting for income taxes in accordance with Statement of Financial Accounting Standards (SFAS) No. 109. Under this method, deferred income taxes are recorded based upon differences between the financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the underlying assets or liabilities are recovered or settled.

     Certain of the companies in the affiliated group have elected S Corporation status as defined by the Internal Revenue Code, whereby the Company is not subject to taxation for federal purposes. Under S Corporation status, the shareholders report their share of the Company's taxable earnings or losses in their personal tax returns.

  USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires the use of estimates and assumptions by management in determining the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  CASH AND CASH EQUIVALENTS

     The Company considers all highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents.

  NEW ACCOUNTING PRONOUNCEMENT

     Effective January 1, 1996, the Company adopted SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of." Accordingly, in the event that facts and circumstances indicate that property and equipment, and intangible or other assets, may be impaired, an evaluation of recoverability would be performed. If an evaluation is required, the estimated future undiscounted cash flows associated with the asset is compared to the asset's carrying amount to determine if a write-down to market value or discounted cash flow value was necessary. Adoption of this standard did not have a material effect on the financial position or results of operations of the Company.

                                      F-73

       FLORIDA HEATING AND AIR CONDITIONING, INC., AND RELATED COMPANIES
             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

3.  PROPERTY AND EQUIPMENT:

     Property and equipment consist of the following:


                                       ESTIMATED            DECEMBER 31
                                      USEFUL LIVES   --------------------------
                                        IN YEARS         1994          1995
                                      ------------   ------------  ------------
Transportation equipment.............     5          $    869,115  $  1,051,880
Machinery and equipment..............     7               115,186       115,774
Computer and telephone equipment.....   5 - 7             343,166       354,674
Leasehold improvements...............     7                57,151        57,151
Furniture and fixtures...............     7                39,308        39,308
                                                     ------------  ------------
                                                        1,423,926     1,618,787
Less -- Accumulated depreciation and
  amortization.......................                     964,962     1,123,677
                                                     ------------  ------------
               Property and
                  equipment, net.....                $    458,964  $    495,110
                                                     ============  ============

4.  DETAIL OF CERTAIN BALANCE SHEET ACCOUNTS:

     Activity in the Company's allowance for doubtful accounts consist of the following:


                                   DECEMBER 31
                                       ----------------------
                                          1994        1995
                                       ----------  ----------
Balance at beginning of year.........  $   41,305  $   41,305
Additions to costs and expenses......      53,132      25,038
Deductions for uncollectible
  receivables written off............     (53,132)    (25,038)
                                       ----------  ----------
                                       $   41,305  $   41,305
                                       ==========  ==========

     Accounts payable and accrued expenses consist of the following:


                                   DECEMBER 31
                                       --------------------------
                                           1994          1995
                                       ------------  ------------
Accounts payable, trade..............  $  1,002,209  $  1,283,034
Accrued compensation and benefits....       150,638       198,175
Other accrued expenses...............       143,625       145,360
                                       ------------  ------------
                                       $  1,296,472  $  1,626,569
                                       ============  ============

     Installation contracts in progress are as follows:


                                   DECEMBER 31
                                       --------------------------
                                           1994          1995
                                       ------------  ------------
Costs incurred on contracts in
  progress...........................  $  1,680,864  $    985,003
Estimated earnings, net of losses....       575,928       351,711
                                       ------------  ------------
                                          2,256,792     1,336,714
Less -- Billings to date.............     2,765,002     1,704,233
                                       ------------  ------------
Billings in excess of costs and
  estimated earnings on uncompleted
  contracts..........................  $   (508,210) $   (367,519)
                                       ============  ============

                                      F-74

       FLORIDA HEATING AND AIR CONDITIONING, INC., AND RELATED COMPANIES
             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

5.  LONG-TERM DEBT:

     Long-term debt consists of installment notes payable for transportation equipment. The debt is secured by the related transportation equipment. The terms of the notes range from 24 months to 36 months with monthly payments of principal and interest of approximately $10,500. The notes bear interest at rates ranging from 7 percent to 9 percent.

     The aggregate maturities of long-term debt as of December 31, 1995, are as follows:

Year ending December 31 --
     1996............................  $  100,166
     1997............................      18,017
                                       ----------
                                       $  118,183
                                       ==========

     Management estimates that the fair value of its debt obligations approximates the historical value of $118,183 at December 31, 1995.

     The Company has a $200,000 line of credit with a financial services company. The line of credit expires August 31, 1996, and bears interest at prime plus 1 percent per annum. The line of credit is secured by a lien on accounts receivable and inventory and is guaranteed by the shareholders. There was no balance outstanding under this line of credit at December 31, 1995.

6.  LEASES:

     The Company leases facilities from a company which is owned by the shareholders. The lease expires in 2000 and provides for rents increasing at 5 percent per year. Total amounts paid under this related-party lease were approximately $198,000 and $198,000 for the years ended December 31, 1994 and 1995, respectively. The Company also leases a facility from a third party, which expires in 1997. The rent paid under this lease was approximately $15,000 per year for the year ended December 31, 1994 and 1995. The leases provide for the Company to pay taxes, maintenance, insurance and certain other operating costs of the leased property. The leases contain renewal provisions.

     The Company leases vehicles for a shareholder and affiliates. The lease payments under these vehicle leases were approximately $31,000 and $45,000 for the years ended December 31, 1994 and 1995, respectively.

     Future minimum lease payments for operating leases are as follows:

Year ending December 31 --
     1996............................  $   234,897
     1997............................      204,438
     1998............................      184,252
     1999............................      193,465
     2000............................       82,242
                                       -----------
                                       $   899,294
                                       ===========

                                      F-75

       FLORIDA HEATING AND AIR CONDITIONING, INC., AND RELATED COMPANIES
             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

7.  INCOME TAXES:

     The S Corporation in the affiliated group will terminate its S Corporation status concurrent with the effective date of the Offering. The Company is subject to taxation in certain states based upon the jurisdiction in which revenues are earned.

     Federal and state income taxes are as follows:


                                   YEAR ENDED
                                  DECEMBER 31,
                                       --------------------
                                         1994       1995
                                       ---------  ---------
Federal --
     Current.........................  $   2,098  $   6,733
     Deferred........................      1,088      4,915
State --
     Current.........................        460      1,477
     Deferred........................        186        841
                                       ---------  ---------
                                       $   3,832  $  13,966
                                       =========  =========

     Actual income tax expense differs from income tax expense computed by applying the U.S. federal statutory corporate tax rate of 34 percent to income before income taxes as follows:


                             YEAR ENDED DECEMBER 31,
                                       ------------------------
                                           1994         1995
                                       ------------  ----------
Provision at the statutory rate......  $    147,558  $   71,774
Increase (decrease) resulting from --
     Income of S Corporation.........      (143,878)    (59,557)
     State income tax, net of benefit
       for federal deduction.........           370       1,398
     Other...........................          (218)        351
                                       ------------  ----------
                                       $      3,832  $   13,966
                                       ============  ==========

     Deferred income tax provisions result from temporary differences in the recognition of income and expenses for financial reporting purposes and for tax purposes. The tax effects of these temporary differences representing deferred tax assets and liabilities result principally from the following:


                                   DECEMBER 31
                                       ----------------------
                                          1994        1995
                                       ----------  ----------
Loss from limited partnership
  investment.........................  $  192,585  $  230,844
Cash to accrual adjustment...........     189,614     136,674
Other................................     (58,162)    (37,725)
                                       ----------  ----------
Net deferred income tax
liabilities..........................  $  324,037  $  329,793
                                       ==========  ==========

                                      F-76

       FLORIDA HEATING AND AIR CONDITIONING, INC., AND RELATED COMPANIES
             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

     The net deferred tax assets and liabilities are comprised of the following:


                                   DECEMBER 31
                                       ----------------------
                                          1994        1995
                                       ----------  ----------
Deferred tax assets --
     Current.........................  $   16,275  $   11,972
     Long-term.......................      27,975      25,998
                                       ----------  ----------
          Total......................      44,250      37,970
Deferred tax liabilities --
     Current.........................     272,297     299,426
     Long-term.......................      95,990      68,337
                                       ----------  ----------
          Total......................     368,287     367,763
                                       ----------  ----------
          Net deferred income tax
             liabilities.............  $  324,037  $  329,793
                                       ==========  ==========

8.  RELATED-PARTY TRANSACTIONS:

     One of the shareholders loans the Company funds as needed. The loans are payable on demand and, under certain conditions, bear interest at prime plus 1 percent. The amount payable to the shareholder is $640,447 and $641,804 at December 31, 1994 and 1995, respectively. No interest was incurred or paid during the years ended December 31, 1994 and 1995, related to these loans.

9.  COMMITMENTS AND CONTINGENCIES:

  LITIGATION

     The Company is involved in legal actions arising in the ordinary course of business. Management does not believe the outcome of such legal action will have a material adverse effect on the Company's financial position or combined results of operations.

  INSURANCE

     The Company carries a broad range of insurance coverage, including general and business auto liability, commercial property, workers' compensation and a general umbrella policy. The Company has not incurred significant claims or losses on any of its insurance policies.

10.  SALES TO SIGNIFICANT CUSTOMER:

     During 1994 two customers accounted for approximately 22% of the Company's sales. During 1995, one customer accounted for approximately 14 percent of the Company's sales.

11.  SHAREHOLDERS' EQUITY:

     The common stock ownership of the corporate entities is as follows:


                                          AS OF DECEMBER 31, 1995 AND 1994
                                        ------------------------------------
                                          SHARES         SHARES        PAR
                                        AUTHORIZED     OUTSTANDING    VALUE
                                        -----------    -----------    ------
Florida Heating and Air Conditioning,
  Inc. ..............................       1,000           800       $10.00
Florida Heating and Air Conditioning
  Service, Inc. .....................         600           600         1.00
Florida Heating and Air Duct, Inc....      10,000           600         1.00
Bullseye Air Conditioning, Inc. .....         600           600         1.00

12.  EVENTS SUBSEQUENT TO DATE OF AUDITORS' REPORT OF
     INDEPENDENT PUBLIC ACCOUNTANTS (UNAUDITED):

     In June 1996, the Company and its shareholders entered into a definitive agreement with ARS, providing for the acquisition of the Company by ARS.

     Concurrent with the acquisition, the Company will enter into agreements with the shareholders to lease land and buildings used in the Company's operations for a negotiated amount and term.

                                      F-77

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To DIAL ONE Meridian and Hoosier, Inc.:

     We have audited the accompanying balance sheets of DIAL ONE Meridian and Hoosier, Inc. (an Indiana corporation), as of December 31, 1994 and 1995, and the related statements of operations, shareholder's equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of DIAL ONE Meridian and Hoosier, Inc., as of December 31, 1994 and 1995, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

ARTHUR ANDERSEN LLP

Houston, Texas
May 24, 1996

                                      F-78

                      DIAL ONE MERIDIAN AND HOOSIER, INC.
                                 BALANCE SHEETS


                                              DECEMBER 31
                                       --------------------------    JUNE 30,
                                           1994          1995          1996
                                       ------------  ------------   -----------
                                                                    (UNAUDITED)
               ASSETS
CURRENT ASSETS:
  Cash and cash equivalents..........  $    427,005  $    856,754   $   986,399
  Investments........................       150,000       --            --
  Accounts receivable --
     Trade, net of allowance of
       $41,595, $54,050 and
       $66,183.......................       869,316       989,963     2,134,683
     Shareholder and affiliates......         6,316        14,261        19,023
     Other receivables...............        19,098        26,459        26,029
  Inventories........................       345,934       249,773       448,158
  Prepaid expenses and other current
     assets..........................        72,239        96,545        58,692
  Costs and estimated earnings in
     excess of billings on
     uncompleted contracts...........        42,717        16,825        14,239
                                       ------------  ------------   -----------
          Total current assets.......     1,932,625     2,250,580     3,687,223
PROPERTY AND EQUIPMENT, net..........       829,316       919,238     1,589,431
OTHER NONCURRENT ASSETS..............        28,567        18,819       115,215
                                       ------------  ------------   -----------
          Total assets...............  $  2,790,508  $  3,188,637   $ 5,391,869
                                       ============  ============   ===========
       LIABILITIES AND SHAREHOLDER'S EQUITY
CURRENT LIABILITIES:
  Current maturities of long-term
     debt............................  $    262,046  $    266,830   $   430,631
  Accounts payable and accrued
     expenses........................       488,197       638,224     1,146,247
  Unearned revenue on service
     contracts.......................       353,045       423,259       439,750
  Billings in excess of costs and
     estimated earnings on
     uncompleted contracts...........        78,049        32,131       565,508
                                       ------------  ------------   -----------
          Total current
             liabilities.............     1,181,337     1,360,444     2,582,136
LONG-TERM DEBT, net of current
  maturities.........................       610,180       544,483     1,222,838
DEFERRED INCOME TAXES................       --             13,309        31,826
OTHER NONCURRENT LIABILITIES.........       --            --            --
COMMITMENTS AND CONTINGENCIES
SHAREHOLDER'S EQUITY:
  Common stock, no par value; 1,000
     shares authorized,
     598 shares issued and 588
     outstanding.....................         7,201         7,201         7,201
  Additional paid-in capital.........        35,000        35,000        35,000
  Retained earnings..................       956,890     1,228,300     1,512,968
  Treasury stock, 10 shares at
     cost............................          (100)         (100)         (100)
                                       ------------  ------------   -----------
          Total shareholder's
             equity..................       998,991     1,270,401     1,555,069
                                       ------------  ------------   -----------
          Total liabilities and
             shareholder's equity....  $  2,790,508  $  3,188,637   $ 5,391,869
                                       ============  ============   ===========

   The accompanying notes are an integral part of these financial statements.

                                      F-79

                      DIAL ONE MERIDIAN AND HOOSIER, INC.
                            STATEMENTS OF OPERATIONS

                                                YEAR ENDED                   SIX MONTHS
                                               DECEMBER 31                 ENDED JUNE 30
                                       ----------------------------  --------------------------
                                           1994           1995           1995          1996
                                       ------------  --------------  ------------  ------------
                                                                            (UNAUDITED)
REVENUES.............................  $  8,066,155  $   10,132,706  $  4,419,534  $  6,992,286
COST OF SERVICES.....................     5,797,066       7,280,888     3,172,601     4,750,533
                                       ------------  --------------  ------------  ------------
          Gross profit...............     2,269,089       2,851,818     1,246,933     2,241,753
SELLING, GENERAL AND ADMINISTRATIVE
  EXPENSES...........................     1,988,791       2,349,482     1,056,317     1,724,128
                                       ------------  --------------  ------------  ------------
          Income from operations.....       280,298         502,336       190,616       517,625
OTHER INCOME (EXPENSE):
     Interest income.................         8,517          23,399         4,699        16,894
     Interest expense................       (56,585)        (86,097)      (43,373)      (71,651)
     Other...........................        36,817          10,259        13,246        12,000
                                       ------------  --------------  ------------  ------------
INCOME BEFORE INCOME TAXES...........       269,047         449,897       165,188       474,868
PROVISION FOR INCOME TAXES...........       110,365         178,487        65,090       190,200
                                       ------------  --------------  ------------  ------------
NET INCOME...........................  $    158,682  $      271,410  $    100,098  $    284,668
                                       ============  ==============  ============  ============

   The accompanying notes are an integral part of these financial statements.

                                      F-80

                      DIAL ONE MERIDIAN AND HOOSIER, INC.
                       STATEMENTS OF SHAREHOLDER'S EQUITY

                                          COMMON STOCK      ADDITIONAL                                  TOTAL
                                        ----------------     PAID-IN       RETAINED     TREASURY    SHAREHOLDER'S
                                        SHARES    AMOUNT     CAPITAL       EARNINGS      STOCK          EQUITY
                                        ------    ------    ----------    ----------    --------    --------------
BALANCE, December 31, 1993...........     588     $7,201     $ 35,000     $  798,208     $ (100)      $  840,309
     Net income......................    --         --         --            158,682      --             158,682
                                        ------    ------    ----------    ----------    --------    --------------
BALANCE, December 31, 1994...........     588      7,201       35,000        956,890       (100)         998,991
     Net income......................    --         --         --            271,410      --             271,410
                                        ------    ------    ----------    ----------    --------    --------------
BALANCE, December 31, 1995...........     588      7,201       35,000      1,228,300       (100)       1,270,401
     Net income (unaudited)..........    --         --         --            284,668      --             284,668
                                        ------    ------    ----------    ----------    --------    --------------
BALANCE, June 30, 1996 (unaudited)...     588     $7,201     $ 35,000     $1,512,968     $ (100)      $1,555,069
                                        ======    ======    ==========    ==========    ========    ==============

   The accompanying notes are an integral part of these financial statements.

                                      F-81

                      DIAL ONE MERIDIAN AND HOOSIER, INC.
                            STATEMENTS OF CASH FLOWS

                                               YEAR ENDED                  SIX MONTHS
                                              DECEMBER 31                ENDED JUNE 30
                                       --------------------------  --------------------------
                                           1994          1995          1995          1996
                                       ------------  ------------  ------------  ------------
                                                                          (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income.........................  $    158,682  $    271,410  $    100,098  $    284,668
  Adjustments to reconcile net income
     to net cash provided by
     operating activities --
     Depreciation and amortization...       205,310       245,028       124,264       153,189
     Deferred income taxes...........       108,303        45,302         6,654       --
     Changes in operating assets and
       liabilities --
       (Increase) decrease in --
          Accounts receivables.......      (183,259)     (128,008)     (328,519)     (993,806)
          Inventories................      (129,922)       96,161        35,406       (91,097)
          Prepaid expenses and other
             current assets..........       (14,768)      (29,873)      (16,636)       40,562
          Costs and estimated
             earnings in excess of
             billings on uncompleted
             contracts...............        29,530        25,892        31,743        22,260
          Other noncurrent assets....         2,606       (16,678)       (2,832)      (44,912)
       Increase (decrease) in --
          Accounts payable and
             accrued expenses........        86,294       150,027       164,902       369,448
          Unearned revenue on service
             contracts...............        60,469        70,214        11,777         7,884
          Billings in excess of costs
             and estimated earnings
             on uncompleted
             contracts...............        27,852       (45,918)      101,085       471,109
          Other noncurrent
             liabilities.............       --            --            --            --
                                       ------------  ------------  ------------  ------------
       Net cash provided by operating
          activities.................       351,097       683,557       227,942       219,305
                                       ------------  ------------  ------------  ------------
CASH FLOWS FROM INVESTING ACTIVITIES:
     Additions of property and
       equipment.....................      (318,444)     (334,950)     (114,386)     (642,885)
     Purchase of investment..........      (150,000)      --            --            --
     Proceeds from sale of
       investment....................       --            150,000       150,000       --
     Cash paid for acquisition, net
       of cash acquired..............       --            --            --           (259,533)
                                       ------------  ------------  ------------  ------------
       Net cash used in investing
          activities.................      (468,444)     (184,950)       35,614      (902,418)
                                       ------------  ------------  ------------  ------------
CASH FLOWS FROM FINANCING ACTIVITIES:
     Borrowings of long-term debt....       451,815       200,639        51,813     1,027,570
     Principal payments of long-term
       debt..........................      (183,134)     (261,552)     (130,822)     (210,050)
     (Advances) payments of
       receivable from shareholder
       and affiliates................        17,940        (7,945)      (32,225)       (4,762)
                                       ------------  ------------  ------------  ------------
       Net cash provided by (used in)
          financing activities.......       286,621       (68,858)     (111,234)      812,758
                                       ------------  ------------  ------------  ------------
NET INCREASE IN CASH AND CASH
  EQUIVALENTS........................       169,274       429,749       152,322       129,645
CASH AND CASH EQUIVALENTS, beginning
  of period..........................       257,731       427,005       427,005       856,754
                                       ------------  ------------  ------------  ------------
CASH AND CASH EQUIVALENTS, end of
  period.............................  $    427,005  $    856,754  $    579,327  $    986,399
                                       ============  ============  ============  ============
SUPPLEMENTAL DISCLOSURE OF CASH FLOW
  INFORMATION:
     Cash paid for --
          Interest...................  $     56,585  $     86,097  $     22,484  $     71,651
          Income taxes...............  $     20,000  $    126,137  $      2,490  $     57,232

   The accompanying notes are an integral part of these financial statements.

                                      F-82

                      DIAL ONE MERIDIAN AND HOOSIER, INC.
                         NOTES TO FINANCIAL STATEMENTS

1.  BUSINESS AND ORGANIZATION:

     DIAL ONE Meridian and Hoosier, Inc., (an Indiana corporation) (the Company), is primarily engaged in the installation and maintenance, repair and replacement of residential and commercial air conditioning and heating systems in Indianapolis and the surrounding areas.

     The Company and its shareholder intend to enter into a definitive agreement with American Residential Services, Inc. (ARS), pursuant to which all outstanding shares of the Company's common stock will be exchanged for cash and shares of ARS's common stock concurrent with the consummation of the initial public offering (the Offering) of the common stock of ARS.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

  INTERIM FINANCIAL INFORMATION

     The interim financial statements as of June 30, 1996, and for the six months ended June 30, 1995 and 1996, are unaudited, and certain information and footnote disclosures, normally included in financial statements prepared in accordance with generally accepted accounting principles, have been omitted. In the opinion of management, all adjustments, consisting only of normal recurring adjustments, necessary to fairly present the financial position, results of operations and cash flows with respect to the interim financial statements, have been included. The results of operations for the interim periods are not necessarily indicative of the results for the entire fiscal year.

  INVENTORIES

     Inventories consist of parts and supplies for use in the ordinary course of business and are valued at the lower of cost or market using the first-in, first-out (FIFO) method.

  PROPERTY AND EQUIPMENT

     Property and equipment are stated at cost, and depreciation is computed using the straight-line method over the estimated useful lives of the assets. Leasehold improvements are capitalized and amortized over the lesser of the life of the lease or the estimated useful life of the asset.

     Expenditures for repairs and maintenance are charged to expense when incurred. Expenditures for major renewals and betterments, which extend the useful lives of existing equipment, are capitalized and depreciated. Upon retirement or disposition of property and equipment, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is recognized in the statements of operations.

     Included in property and equipment are certain assets subject to capital leases. These assets are amortized using the straight-line method over the lesser of the life of the leases or the estimated useful life of the asset.

  REVENUE RECOGNITION

     The Company recognizes revenue when the services are performed except when work is being performed under a construction contract. Revenues on residential and commercial service and maintenance contracts are recorded and collected monthly.

     Revenues from construction contracts are recognized on the percentage-of-completion method measured by the percentage of costs incurred to total estimated costs for each contract. Provisions for the total estimated losses on uncompleted contracts are made in the period in which such losses are determined. Changes in job performance, job conditions, estimated profitability and final contract settlements may result in revisions to costs and income and are recognized in the period in which the revisions are determined.

                                      F-83

                      DIAL ONE MERIDIAN AND HOOSIER, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

  WARRANTY COSTS

     The Company warrants labor for one or five years after installation on new air conditioning and heating units. The Company generally warrants labor for 30 days after servicing of existing air conditioning and heating units. A reserve for warranty costs is recorded upon completion of installation or service.

  INCOME TAXES

     The Company follows the liability method of accounting for income taxes in accordance with Statement of Financial Accounting Standards (SFAS) No. 109. Under this method, deferred income taxes are recorded based upon differences between the financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the underlying assets or liabilities are received or settled.

  USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires the use of estimates and assumptions by management in determining the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  CASH AND CASH EQUIVALENTS

     The Company considers all highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents.

  NEW ACCOUNTING PRONOUNCEMENT

     Effective January 1, 1996, the Company adopted SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of." Accordingly, in the event that facts and circumstances indicate that property and equipment, and intangible or other assets, may be impaired, an evaluation of recoverability would be performed. If an evaluation is required, the estimated future undiscounted cash flows associated with the asset is compared to the asset's carrying amount to determine if a write-down to market value or discounted cash flow value was necessary. Adoption of this standard did not have a material effect on the financial position or results of operations of the Company.

3.  PROPERTY AND EQUIPMENT:

     Property and equipment consist of the following:


                                        ESTIMATED            DECEMBER 31
                                       USEFUL LIVES   --------------------------
                                         IN YEARS         1994          1995
                                       ------------   ------------  ------------
Land and building....................       30        $    145,920  $    183,320
Leasehold improvements...............       10             191,823       212,461
Transportation equipment.............     3 - 4            827,628       950,262
Machinery and equipment..............       7              162,243       165,367
Furniture and fixtures...............       5              280,527       369,956
Telephone equipment..................     7 - 10            47,291       109,016
                                                      ------------  ------------
                                                         1,655,432     1,990,382
Less -- Accumulated depreciation and
amortization.........................                      826,116     1,071,144
                                                      ------------  ------------
          Property and equipment,
             net.....................                 $    829,316  $    919,238
                                                      ============  ============

                                      F-84

                      DIAL ONE MERIDIAN AND HOOSIER, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

4.  DETAIL OF CERTAIN BALANCE SHEET ACCOUNTS:

     Activity in the Company's allowance for doubtful accounts consist of the following:


                                            DECEMBER 31
                                       ----------------------
                                          1994        1995
                                       ----------  ----------
Balance at beginning of year.........  $   13,609  $   41,595
Additions charged to costs and
  expenses...........................      43,451      32,071
Deductions for uncollectible
  receivables written off............     (15,465)    (19,616)
                                       ----------  ----------
                                       $   41,595  $   54,050
                                       ==========  ==========

     Accounts payable and accrued expenses consist of the following:


                                            DECEMBER 31
                                       ----------------------
                                          1994        1995
                                       ----------  ----------
Accounts payable, trade..............  $  128,155  $  185,409
Accrued compensation and benefits....     228,886     254,393
Warranty accrual.....................      60,754      79,102
Other accrued expenses...............      70,402     119,320
                                       ----------  ----------
                                       $  488,197  $  638,224
                                       ==========  ==========

     Installation contracts in progress are as follows:


                                            DECEMBER 31
                                       ----------------------
                                          1994        1995
                                       ----------  ----------
Costs incurred on contracts in
progress.............................  $  195,350  $  243,727
Estimated earnings, net of losses....      93,439      96,263
                                       ----------  ----------
                                          288,789     339,990
Less -- Billings to date.............     324,121     355,296
                                       ----------  ----------
                                       $  (35,332) $  (15,306)
                                       ==========  ==========

     The following are included in the accompanying balance sheets under the following captions:


                                            DECEMBER 31
                                       ----------------------
                                          1994        1995
                                       ----------  ----------
Costs and estimated earnings in
  excess of billings on uncompleted
  contracts..........................  $   42,717  $   16,825
Billings in excess of costs and
  estimated earnings on uncompleted
  contracts..........................     (78,049)    (32,131)
                                       ----------  ----------
                                       $  (35,332) $  (15,306)
                                       ==========  ==========

                                      F-85

                      DIAL ONE MERIDIAN AND HOOSIER, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

5.  LONG-TERM DEBT AND CAPITAL LEASES:

Long-term debt and capital leases consists of the following:


                                                               DECEMBER 31
                                                          ----------------------
                                                            1994          1995
                                                          --------      --------
Note payable, due in monthly installments
 of $4,167 plus interest at prime plus
  1.25% (9.75% at December 31, 1995) and
  secured by accounts receivable,
  inventory and equipment, matures
  November 30, 1999 ................................      $245,837      $195,833
Land contract, maturing in November 2003,
 due in monthly installments of $1,456
  including interest at 8%, collateralized
  with the related property deed held in
  escrow ...........................................       111,123       102,238
Note payable, due in monthly
  installments of $2,500 plus
  interest at prime plus 1.25% and
  secured by accounts receivable,
  inventory and equipment, matures
  July 31, 1998 ....................................       107,500        77,500
Capital leases, maturing from 1996 to
  2000, interest ranging from 8.94%
  to 10%, secured by transportation
  equipment ........................................       403,057       420,536
Other ..............................................         4,709        15,206
                                                          --------      --------
                                                           872,226       811,313
Less -- Current maturities .........................       262,046       266,830
                                                          --------      --------
                                                          $610,180      $544,483
                                                          ========      ========

     The Company has a $250,000 bank line of credit expiring July 31, 1996, with interest payable monthly at prime plus .75 percent. As of December 31, 1995, there were no borrowings on this agreement. In addition, the Company has a $100,000 bank lease line of credit expiring January 2, 2000, with interest at
8.94 percent payable monthly. As of December 31, 1995, borrowings on the lease line were $23,214 and are included in capital leases.

     The notes payable contain covenants which require the Company to maintain specified financial covenants. As of December 31, 1995, the Company was in compliance with these covenants.

     The aggregate maturities of long-term debt as of December 31, 1995, are as follows:

Year ending December 31 --
     1996............................  $   93,071
     1997............................      94,220
     1998............................      83,015
     1999............................      61,867
     2000............................      13,263
     Thereafter......................      45,341
                                       ----------
                                       $  390,777
                                       ==========

                                      F-86

                      DIAL ONE MERIDIAN AND HOOSIER, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

     The future minimum lease payments under capital leases are as follows:

Year ending December 31 --
     1996............................  $  219,291
     1997............................     159,026
     1998............................      95,352
     1999............................      23,855
     2000............................      --
                                       ----------
          Total minimum lease
             payments................     497,524
Less -- Amounts representing
interest.............................     (76,988)
                                       ----------
          Net minimum lease
             payments................     420,536
Less -- Current portion of
  obligations under capital leases...     173,759
                                       ----------
          Long-term portion of
             obligations under
             capital leases..........  $  246,777
                                       ==========

     Management estimates that the fair value of its debt obligations approximates the historical value of $811,313 at December 31, 1995.

6.  LEASES:

     The Company leases a facility from its shareholder. The lease was renewed on January 1, 1995, and expires on December 31, 1999. The lease requires monthly payments of $7,500. The amount paid under this lease in 1994 and 1995 was approximately $76,000 and $90,000, respectively.

7.  INCOME TAX:

     Federal and state income taxes are as follows:


                                             YEAR ENDED
                                            DECEMBER 31
                                       ----------------------
                                          1994        1995
                                       ----------  ----------
Federal --
     Current.........................  $   --      $   97,907
     Deferred........................      85,943      39,549
State --
     Current.........................       2,062      35,278
     Deferred........................      22,360       5,753
                                       ----------  ----------
                                       $  110,365  $  178,487
                                       ==========  ==========

     Actual income tax expense differs from income tax expense computed by applying the U.S. federal statutory corporate tax rate of 34 percent to income before income tax as follows:

Tax provision at the statutory
rate.................................  $   91,476  $  152,965
Increase (decrease) resulting from --
     State income taxes, net of
       related tax effect............      16,118      27,080
     Nondeductible expenses..........       3,080         321
     Other...........................        (309)     (1,879)
                                       ----------  ----------
                                       $  110,365  $  178,487
                                       ==========  ==========

                                      F-87

                      DIAL ONE MERIDIAN AND HOOSIER, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

     Deferred income tax provisions result from temporary differences in the recognition of income and expenses for financial reporting purposes and for tax purposes. The tax effects of these temporary differences representing deferred tax assets and liabilities result principally from the following:


                                            DECEMBER 31
                                       ----------------------
                                          1994        1995
                                       ----------  ----------
Depreciation and amortization........  $    4,675  $   13,859
Accruals and reserves not deductible
  until paid.........................     (50,724)    (43,433)
Other................................     (27,652)      1,175
                                       ----------  ----------
          Total deferred income tax
             assets..................  $  (73,701) $  (28,399)
                                       ==========  ==========

The net deferred tax assets and liabilities are comprised of the following:


                                            DECEMBER 31
                                       ----------------------
                                          1994        1995
                                       ----------  ----------
Deferred tax assets --
     Current.........................  $  (47,275) $  (41,708)
     Long-term.......................     (26,426)     --
                                       ----------  ----------
          Total......................     (73,701)    (41,708)
Deferred tax liabilities,
  long-term..........................      --          13,309
                                       ----------  ----------
          Net deferred income tax
             assets..................  $  (73,701) $  (28,399)
                                       ==========  ==========

8.  FRANCHISE AGREEMENTS:

     In October 1993, the Company renewed a four-year franchise agreement with DIAL ONE of Central Indiana, Inc. (DIAL ONE), a company wholly owned by the shareholder of the Company. The Company pays $15,000 annually plus a royalty fee of 3 percent of gross sales in excess of a predefined base. Total amounts incurred in 1994 and 1995 under this agreement were approximately $92,000 and $56,000, respectively.

     The Company pays the LINC Corporation for consulting services under a franchise agreement through its commercial division. Fees are based on a royalty fee on gross revenues with a minimum payment of $15,000 a year. In 1994 and 1995, the Company incurred approximately $58,000 and $61,000, respectively, under the terms of the agreement.

9.  EMPLOYEE BENEFIT PLANS:

     The Company has adopted a retirement plan which qualifies under Section 401(k) of the Internal Revenue Code. The plan provides for 50 percent matching contributions by the Company for the first $200 of each participant's contribution. The Company has the right to make additional discretionary contributions. Total contributions by the Company under this plan were approximately $64,000 and $86,000 for 1994 and 1995, respectively.

10.  RELATED-PARTY TRANSACTIONS:

     The Company is a DIAL ONE franchisee (see Note 8) under an agreement with DIAL ONE. The Company also shares certain costs with DIAL ONE for personnel and overhead, which are billed monthly to DIAL ONE, based on that company's pro rata share of those expenses. In 1995, the Company received $24,000 in rental income from DIAL ONE for space occupied in the building that the Company owns. At December 31, 1994 and 1995, the Company had a balance due from DIAL ONE of approximately $6,000 and $14,000, respectively.

                                      F-88

                      DIAL ONE MERIDIAN AND HOOSIER, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

11.  COMMITMENTS AND CONTINGENCIES:

  LITIGATION

     The Company is involved in legal actions arising in the ordinary course of business. Management does not believe that the outcome of such legal actions will have a material adverse effect on the Company's financial position or results of operations.

  INSURANCE

     The Company carries a broad range of insurance coverage, including general and business auto liability, commercial property, workers' compensation and a general umbrella policy. The Company has not incurred significant claims or losses on any of its insurance policies.

12.  SUBSEQUENT EVENT:

     Effective January 1, 1996, the Company acquired 100 percent of the outstanding shares of stock in Sagamore Heating & Cooling, Inc. (Sagamore) for $281,000. Consideration paid by the Company included $100,000 in cash and a $181,000 note payable to the former owner. The Company consolidated Sagamore effective as of the date of acquisition.

13. EVENTS SUBSEQUENT TO DATE OF REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS (UNAUDITED):

     In June 1996, the Company and its shareholder entered into a definitive agreement with ARS, providing for the acquisition of the Company by ARS.

     Concurrent with the acquisition, the Company will enter into agreements with the shareholder to lease land and buildings used in the Company's operations for a negotiated amount and term.

                                      F-89

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To ADCOT, Inc.:

     We have audited the accompanying balance sheets of ADCOT, Inc. (a Texas corporation), as of December 31, 1994 and 1995, and the related statements of operations, shareholder's deficit and cash flows for each of the three years in the period ended December 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of ADCOT, Inc., as of December 31, 1994 and 1995, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1995 in conformity with generally accepted accounting principles.

ARTHUR ANDERSEN LLP

Houston, Texas
May 24, 1996 (except with respect to the matter discussed in Note 4, as to which the date is June 5, 1996)

                                      F-90

                                  ADCOT, INC.
                                 BALANCE SHEETS


                                                  DECEMBER 31
                                       ----------------------------
                                            1994           1995
                                       --------------  ------------
               ASSETS
CURRENT ASSETS:
     Cash and cash equivalents.......  $      122,966  $    256,104
     Accounts receivable --
          Trade......................           3,132       --
          Shareholder and
             affiliates..............          10,476        11,968
          Other receivables..........        --             --
     Inventories.....................         416,332       411,892
     Prepaid expenses and other
       current assets................        --              23,607
                                       --------------  ------------
               Total current
                  assets.............         552,906       703,571
PROPERTY AND EQUIPMENT, net..........         294,820       299,757
OTHER NONCURRENT ASSETS..............        --                 999
NET ASSETS OF DISCONTINUED
  OPERATIONS.........................          34,065       123,494
                                       --------------  ------------
               Total assets..........  $      881,791  $  1,127,821
                                       ==============  ============
LIABILITIES AND SHAREHOLDER'S DEFICIT
CURRENT LIABILITIES:
     Current maturities of long-term
       debt..........................  $       15,692  $     77,263
     Accounts payable and accrued
       expenses......................         770,780       754,768
     Payable to shareholders and
       affiliates....................         266,297       241,008
     Unearned revenue on extended
       warranty contracts, current...         375,668       351,514
                                       --------------  ------------
               Total current
                  liabilities........       1,428,437     1,424,553
LONG-TERM DEBT, net of current
  maturities.........................        --              96,277
UNEARNED REVENUE ON EXTENDED WARRANTY
  CONTRACTS, noncurrent..............         637,614       579,307
OTHER LONG-TERM LIABILITIES..........          39,014       --
COMMITMENTS AND CONTINGENCIES
SHAREHOLDER'S DEFICIT:
     Common stock, $1 par value;
       100,000 shares authorized,
       10,000 issued and
       outstanding...................          10,000        10,000
     Deficit.........................      (1,233,274)     (982,316)
                                       --------------  ------------
               Total shareholder's
                  deficit............      (1,223,274)     (972,316)
                                       --------------  ------------
               Total liabilities and
                  shareholder's
                  deficit............  $      881,791  $  1,127,821
                                       ==============  ============

   The accompanying notes are an integral part of these financial statements.

                                      F-91

                                  ADCOT, INC.
                            STATEMENTS OF OPERATIONS

                                                                                    SIX MONTHS   FIVE MONTHS
                                                 YEAR ENDED DECEMBER 31               ENDED         ENDED
                                       ------------------------------------------    JUNE 30,      MAY 31,
                                            1993           1994          1995          1995          1996
                                       --------------  ------------  ------------  ------------  ------------
                                                                                          (UNAUDITED)
REVENUES.............................  $   10,899,840  $  8,675,616  $  8,707,403  $  3,982,983  $  3,445,084
COST OF SERVICES.....................       6,921,371     5,574,296     5,709,114     2,721,218     2,147,264
                                       --------------  ------------  ------------  ------------  ------------
     Gross profit....................       3,978,469     3,101,320     2,998,289     1,261,765     1,297,820
SELLING, GENERAL AND ADMINISTRATIVE
  EXPENSES...........................       2,830,130     2,443,678     2,347,954     1,107,956       835,868
                                       --------------  ------------  ------------  ------------  ------------
     Income from operations..........       1,148,339       657,642       650,335       153,809       461,952
OTHER INCOME (EXPENSE):
     Interest expense................         (81,798)      (36,224)      (83,754)      (30,942)      (15,370)
     Other...........................           3,503        24,430        65,530        27,421        11,163
                                       --------------  ------------  ------------  ------------  ------------
INCOME FROM CONTINUING OPERATIONS
  BEFORE STATE INCOME TAXES..........       1,070,044       645,848       632,111       150,288       457,745
PROVISION FOR STATE INCOME TAXES.....        --             --             43,165         6,824        20,598
                                       --------------  ------------  ------------  ------------  ------------
NET INCOME FROM CONTINUING
  OPERATIONS.........................       1,070,044       645,848       588,946       143,464       437,147
LOSS FROM DISCONTINUED OPERATIONS,
  net of applicable state income
  taxes..............................      (1,452,024)     (141,923)     (114,900)      (91,999)     (245,187)
                                       --------------  ------------  ------------  ------------  ------------
NET INCOME (LOSS)....................  $     (381,980) $    503,925  $    474,046  $     51,465  $    191,960
                                       ==============  ============  ============  ============  ============

   The accompanying notes are an integral part of these financial statements.

                                      F-92

                                  ADCOT, INC.
                      STATEMENTS OF SHAREHOLDER'S DEFICIT

                                           COMMON STOCK                             TOTAL
                                       --------------------                     SHAREHOLDER'S
                                        SHARES      AMOUNT       DEFICIT           DEFICIT
                                       ---------    -------   --------------    -------------
BALANCE, December 31, 1992...........     10,000    $10,000   $   (1,355,219)    $ (1,345,219)
     Net loss........................     --          --            (381,980)        (381,980)
BALANCE, December 31, 1993...........     10,000     10,000       (1,737,199)      (1,727,199)
     Net income......................     --          --             503,925          503,925
                                       ---------    -------   --------------    -------------
BALANCE, December 31, 1994...........     10,000     10,000       (1,233,274)      (1,223,274)
     Dividends.......................     --          --            (223,088)        (223,088)
     Net income......................     --          --             474,046          474,046
                                       ---------    -------   --------------    -------------
BALANCE, December 31, 1995...........     10,000     10,000         (982,316)        (972,316)
                                       =========    =======   ==============    =============

   The accompanying notes are an integral part of these financial statements.

                                      F-93

                                  ADCOT, INC.
                            STATEMENTS OF CASH FLOWS


                                                                               SIX MONTHS     FIVE MONTHS
                                              YEAR ENDED DECEMBER 31             ENDED           ENDED
                                       ------------------------------------     JUNE 30,        MAY 31,
                                           1993         1994        1995          1995            1996
                                       ------------  ----------  ----------   ------------    ------------
                                                                                      (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income (loss)..................  $   (381,980) $  503,925  $  474,046    $   51,465      $  191,960
  Adjustments to reconcile net income
    (loss) to net cash provided by
    (used in) operating activities --
    Depreciation and amortization....       307,552     271,420     261,704       123,587         184,644
    Gain on sale of property and
      equipment......................       --          (18,251)    (19,519)      (19,518)        --
    Write-off of property and
      equipment......................       --           --          26,118       --              --
    Changes in operating assets and
      liabilities -- (Increase)
      decrease in --
      Accounts receivable............       104,276      (6,318)      1,640         2,459        (110,851)
      Inventories....................       154,349     225,814       4,440      (109,517)        (59,220)
      Prepaid expenses and other
         current assets..............      (114,200)    127,891     (23,607)      (23,185)        (26,337)
      Other noncurrent assets........        (9,068)     10,369        (999)      --                  999
    Increase (decrease) in --
      Accounts payable and accrued
         expenses....................       691,700    (786,089)    (16,012)       76,767         570,418
      Unearned revenue on extended
         warranty contracts..........         3,661      (8,288)    (82,461)      (41,229)              3
                                       ------------  ----------  ----------   ------------    ------------
         Net cash provided by
           operating activities......       756,290     320,473     625,350        60,829         751,616
                                       ------------  ----------  ----------   ------------    ------------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Proceeds from sale of property and
    equipment........................       --           19,503      21,188        21,188         --
  Additions to property and
    equipment........................       (16,478)    (49,403)   (294,428)     (185,554)       (349,988)
  Cash provided by (used in)
    discontinued operations..........    (1,116,116)    188,714     (89,429)      252,196        (218,054)
                                       ------------  ----------  ----------   ------------    ------------
         Net cash provided by (used
           in) investing
           activities................    (1,132,594)    158,814    (362,669)       87,830        (568,042)
                                       ------------  ----------  ----------   ------------    ------------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Increase (decrease) in payable to
    shareholder and affiliates.......       580,431    (314,134)    (25,289)     (155,000)       (229,040)
  Borrowings of long-term debt.......        63,750      --         214,553       143,618         249,110
  Principal payments of long-term
    debt.............................       (93,260)   (106,035)    (56,705)      (30,208)        (62,288)
  Increase (decrease) in other
    long-term liabilities............      (173,024)     39,014     (39,014)      (29,625)        --
  Dividends..........................       --           --        (223,088)     (178,088)       (303,001)
                                       ------------  ----------  ----------   ------------    ------------
         Net cash provided by (used
           in) financing
           activities................       377,897    (381,155)   (129,543)     (249,303)       (345,219)
                                       ------------  ----------  ----------   ------------    ------------
NET INCREASE (DECREASE) IN CASH AND
  CASH EQUIVALENTS...................         1,593      98,132     133,138      (100,644)       (161,645)
CASH AND CASH EQUIVALENTS, beginning
  of period..........................        23,241      24,834     122,966       122,966         256,104
                                       ------------  ----------  ----------   ------------    ------------
CASH AND CASH EQUIVALENTS, end of
  period.............................  $     24,834  $  122,966  $  256,104    $   22,322      $   94,459
                                       ============  ==========  ==========   ============    ============
SUPPLEMENTAL DISCLOSURE OF CASH FLOW
  INFORMATION:
  Cash paid for --
    Interest.........................  $    109,064  $   79,658  $  111,536    $   32,468      $   15,370

   The accompanying notes are an integral part of these financial statements.

                                      F-94

                                  ADCOT, INC.
                         NOTES TO FINANCIAL STATEMENTS

1.  BUSINESS AND ORGANIZATION:

     ADCOT, Inc. (a Texas corporation) (the Company) (d.b.a. A-ABC Appliance), is primarily engaged in the sales of consumer appliances and the service-related activities of plumbing, air conditioning, appliance and electrical repair and other home improvement services in Houston and the surrounding areas.

     In April 1996, the Company and its shareholder entered into a stock purchase agreement with Service Enterprises, Inc. (SEI) to sell all of its outstanding common stock for $2,000,000 to SEI.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

  INTERIM FINANCIAL INFORMATION

     The interim financial statements for the six months ended June 30, 1995 and the five months ended May 31, 1996, are unaudited, and certain information and footnote disclosures, normally included in financial statements prepared in accordance with generally accepted accounting principles, have been omitted. In the opinion of management, all adjustments, consisting only of normal recurring adjustments, necessary to fairly present the financial position, results of operations and cash flows with respect to the interim financial statements, have been included. The results of operations for the interim periods are not necessarily indicative of the results for the entire fiscal year.

  INVENTORIES

     Inventories consist of appliances and service-related parts and supplies held for use in the ordinary course of business and are valued at the lower of cost or market using the weighted-average cost method.

  PROPERTY AND EQUIPMENT

     Property and equipment are recorded at cost, and depreciation is computed using the straight-line method over the estimated useful lives of the assets. Leasehold improvements are capitalized and amortized over the lesser of the life of the lease or the estimated useful life of the asset.

     Expenditures for repairs and maintenance are charged to expense when incurred. Expenditures for major renewals and betterments, which extend the useful lives of existing equipment, are capitalized and depreciated. Upon retirement or disposition of property or equipment, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is recognized in the statements of operations.

  INCOME TAXES

     The Company has elected S Corporation status as defined by the Internal Revenue Code, whereby the Company is not subject to taxation for federal purposes. Under S Corporation status, the shareholder reports his share of the Company's taxable earnings or losses in his personal tax return.

     The Company is subject to Texas franchise tax which is an income-based tax. Accordingly, the Company has recorded a provision for this tax in the accompanying statement of operations for 1995. No provision for franchise taxes was recorded in the 1993 or 1994 statement of operations as the Company's franchise tax was offset by a business loss carryover.

  REVENUE RECOGNITION

     The Company recognizes service revenue and parts sales revenue when a product is delivered or the services are performed. Revenues from sales of extended warranties are recognized over the life of the contract on a straight-line basis.

                                      F-95

                                  ADCOT, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

  USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires the use of estimates and assumptions by management in determining the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  CASH AND CASH EQUIVALENTS

     The Company considers all highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents.

  NEW ACCOUNTING PRONOUNCEMENTS

     Effective January 1, 1995, the Company adopted Statement of Financial Accounting Standards (SFAS) No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of." Accordingly, in the event that facts and circumstances indicate that property and equipment, and intangible or other assets, may be impaired, an evaluation of recoverability would be performed. If an evaluation is required, the estimated future undiscounted cash flows associated with the asset is compared to the asset's carrying amount to determine if a write-down to market value or discounted cash flow value was necessary. Adoption of this standard did not have a material effect on the financial position or results of operations of the Company.

3.  PROPERTY AND EQUIPMENT:

     Property and equipment consist of the following:


                                                             DECEMBER 31
                                       USEFUL LIVES   --------------------------
                                         IN YEARS         1994          1995
                                       ------------   ------------  ------------
Leasehold improvements...............     5 - 15      $    221,120  $    256,245
Transportation equipment.............       5              815,190       849,183
Computer and telephone equipment.....     5 - 7            351,383       --
Furniture and fixtures...............     5 - 7          1,053,293     1,109,215
                                                      ------------  ------------
                                                         2,440,986     2,214,643
Less -- Accumulated depreciation and
  amortization.......................                    2,146,166     1,914,886
                                                      ------------  ------------
          Property and equipment,
             net.....................                 $    294,820  $    299,757
                                                      ============  ============

4.  DISCONTINUED OPERATIONS:

     Subsequent to the purchase of the Company by SEI, the board of directors of SEI's parent company (Enterprises Holding Company) approved the disposition of the Company's retail appliance sales division. The allocation of purchase price to the fair market value of the net assets of the Company acquired by SEI will be based on preliminary estimates of fair value and may be revised when additional information concerning asset and liability valuations is obtained. Accordingly, any gain or loss on the sale of the appliance sales division will be considered an adjustment of purchase price.

     The net losses of these operations prior to April 1, 1996, are included in the statements of operations under discontinued operations. Revenues, cost of sales, selling, general and administrative expenses, other income and expense, and income taxes for fiscal years 1993, 1994 and 1995 exclude amounts associated with the discontinued division. Revenues from such operations were approximately $12,185,000, $12,101,000 and $11,915,000 for the years ended December 31, 1993,
1994 and 1995, respectively. Certain

                                      F-96

                                  ADCOT, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

expenses have been allocated to discontinued operations, which were allocated based upon estimated divisional usage. All assets of the operations are expected to be sold in 1996.

     The components of net assets of discontinued operations included in the balance sheets are as follows:


                                            DECEMBER 31
                                       ----------------------
                                          1994        1995
                                       ----------  ----------
Net working capital (deficit)........  $  (64,208) $   55,667
Property and equipment, net..........      98,273      99,919
Other liabilities....................      --         (32,092)
                                       ----------  ----------
                                       $   34,065  $  123,494
                                       ==========  ==========

5.  DETAIL OF CERTAIN BALANCE SHEET ACCOUNTS:

     Accounts payable and accrued expenses consist of the following:


                                            DECEMBER 31
                                       ----------------------
                                          1994        1995
                                       ----------  ----------
Accounts payable, trade..............  $  488,819  $  495,031
Accrued compensation and benefits....      93,193      87,725
Accrued taxes, other than income.....     147,066     101,383
Other accrued expenses...............      41,702      70,629
                                       ----------  ----------
                                       $  770,780  $  754,768
                                       ==========  ==========

6.  INVENTORY FLOOR PLAN LIABILITY:

     The Company maintains certain inventories on a floor plan financing method with General Electric Capital Corporation (GECC) in connection with its discontinued retail appliance sales division. The terms of the floor plan allow an interest-free period of 90 days after purchase followed by interest accruing at a rate of prime plus 2.5 percent on the remaining unpaid balance. Payment is due as the inventory is sold.

     The Company also has floor plan financing available from three other companies with similar terms. However, the Company does not utilize these, and had no balances outstanding at December 31, 1994 and 1995.

     The inventory floor plan facilities are personally guaranteed by the sole shareholder and/or an officer of the Company.

7.  LONG-TERM DEBT:

     Long-term debt consists of the installment notes payable for transportation equipment. The debt is secured by the related transportation equipment. The terms of the notes are 36 months with monthly payments of principal and interest of approximately $9,000. The notes bear interest at rates ranging from 8.25 percent to 11 percent.

     The aggregate maturities of long-term debt as of December 31, 1995, are as follows:

Year ending December 31 --
     1996............................  $   77,263
     1997............................      67,241
     1998............................      29,036
                                       ----------
                                       $  173,540
                                       ==========

                                      F-97

                                  ADCOT, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

     Management estimates that the fair value of its debt obligations approximates the historical value of $173,540 at December 31, 1995.

8.  LEASES:

  OPERATING LEASES

     The Company leases certain facilities from its sole shareholder and his affiliates. The leases expire from 1997 through 2010. The rent paid under these related-party leases was approximately $316,000, $305,000 and $370,000 in 1993, 1994 and 1995, respectively.

     Other nonrelated-party leases for retail facilities expire in 1997. The rent paid under nonrelated-party leases was approximately $198,000, $183,000 and $162,000 in 1993, 1994 and 1995, respectively.

     The lease terms generally range from five to 15 years. The leases generally provide for the Company to pay taxes, maintenance, insurance and certain other operating costs of the leased property. The leases on most of the properties contain renewal provisions.

     Future minimum lease payments for operating leases are as follows:

Year ending December 31 --
     1996............................  $    558,140
     1997............................       430,034
     1998............................       330,288
     1999............................       292,848
     2000............................       240,432
     Thereafter......................       725,820
                                       ------------
                                       $  2,577,562
                                       ============

9.  RELATED-PARTY TRANSACTIONS:

     The Company has payables to its sole shareholder and certain other related parties in the amounts of $266,297 and $241,008 at December 31, 1994 and 1995, respectively. Interest accrues on these payables at 8 percent per annum.

10.  COMMITMENTS AND CONTINGENCIES:

  LITIGATION

     The Company is involved in legal actions arising in the ordinary course of business. Management does not believe that the outcome of such legal actions will have a material adverse effect on the Company's financial position or results of operations.

  INSURANCE

     The Company carries a broad range of insurance coverage, including general and business auto liability, commercial property, workers' compensation and a general umbrella policy. The Company has not incurred significant claims or losses on any of its insurance policies.

11. EVENT SUBSEQUENT TO DATE OF REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS (UNAUDITED):

     In June 1996, the Company's shareholder entered into a definitive agreement with ARS, providing for the acquisition of the Company by ARS.

                                      F-98

                        [INSIDE BACK COVER OF PROSPECTUS]

                   [GRAPHICS -- SHOWING EMPLOYEES PERFORMING
                     SERVICE, DISPATCH AND TRAINING TASKS]

            TRAINING EMPLOYEES AND FOCUSING ON CUSTOMER SATISFACTION


  NO DEALER, SALESPERSON OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFER CONTAINED HEREIN, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR BY ANY OF THE UNDERWRITERS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITIES OTHER THAN THOSE TO WHICH IT RELATES OR AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, IN ANY STATE TO ANY PERSON TO WHOM IT IS NOT LAWFUL TO MAKE SUCH OFFER IN SUCH STATE. THE DELIVERY OF THIS PROSPECTUS AT ANY TIME DOES NOT IMPLY THAT THE INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

                               ------------------

                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
Prospectus Summary ........................................................    3
Risk Factors ..............................................................    9
The Company ...............................................................   13
Use of Proceeds ...........................................................   16
Dividend Policy ...........................................................   17
Capitalization ............................................................   17
Dilution ..................................................................   18
Selected Financial Data ...................................................   19
Management's Discussion and Analysis of Financial
  Condition and Results of Operations .....................................   21
Business ..................................................................   36
Management ................................................................   47
Certain Transactions ......................................................   56
Security Ownership of Certain Beneficial Owners and Management ............   61
Shares Eligible for Future Sale ...........................................   62
Description of Capital Stock ..............................................   63
Underwriting ..............................................................   69
Legal Matters .............................................................   70
Experts ...................................................................   70
Additional Information ....................................................   70
Index to Financial Statements ............................................   F-1

Until , 1996 (25 days after the date of this Prospectus), all dealers effecting transactions in the Common Stock, whether or not participating in this distribution, may be required to deliver a Prospectus. This is in addition to the obligation of dealers to deliver a Prospectus when acting as Underwriters and with respect to their unsold allotments or subscriptions.

                                4,200,000 SHARES

                                      LOGO

                                  COMMON STOCK

                                  ------------
                                   PROSPECTUS
                               SEPTEMBER   , 1996
                                  ------------

                                SMITH BARNEY INC.

                              MONTGOMERY SECURITIES



                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following table sets forth the expenses (other than underwriting discounts and commissions) in connection with the offering described in this Registration Statement, all of which shall be paid by American Residential Services, Inc. (the "Company"). All of such amounts (except the SEC Registration Fee, the NASD Filing Fee and the New York Stock Exchange Listing
Fee) are estimated.

SEC Registration Fee.................  $     21,652
NASD Filing Fee......................         6,779
NYSE Filing Fee......................       100,790
Blue Sky Fees and Expenses...........        15,000
Printing and Engraving Costs.........       150,000
Legal Fees and Expenses..............     1,090,000
Accounting Fees and Expenses.........     2,500,000
Transfer Agent and Registrar Fees and
  Expenses...........................         4,500
Miscellaneous........................       111,279
                                       ------------
          Total......................  $  4,000,000
                                       ============

ITEM 14.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

  DELAWARE GENERAL CORPORATION LAW

     Section 145(a) of the General Corporation Law of the State of Delaware (the "DGCL") provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgements, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of NOLO CONTENDERE or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

     Section 145(b) of the DGCL states that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the

                                      II-1

adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

     Section 145(c) of the DGCL provides that to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

     Section 145(d) of the DGCL states that any indemnification under subsections (a) and (b) of Section 145 (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (a) and (b). Such determination shall be made (1) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders.

     Section 145(e) of the DGCL provides that expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in Section 145. Such expenses (including attorneys' fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the board of directors deems appropriate.

     Section 145(f) of the DGCL states that the indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of
Section 145 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

     Section 145(g) of the DGCL provides that a corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of Section 145.

     Section 145(j) of the DGCL states that the indemnification and advancement of expenses provided by, or granted pursuant to, Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent, and shall inure to the benefit of the heirs, executors and administrators of such a person.

  CERTIFICATE OF INCORPORATION

     The Restated Certificate of Incorporation of the Company provides that a director of the Company shall not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the DGCL or (iv) for any transaction from which the director derived an improper personal benefit. If the DGCL is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the Company, in addition to the limitation on personal liability described above, shall be limited to the fullest extent permitted by the amended DGCL. Further, any repeal or modification of such provision of the Restated Certificate of Incorporation by the stockholders of the Company shall be prospective only, and shall not

                                      II-2

adversely affect any limitation on the personal liability of a director of the Company existing at the time of such repeal or modification.

  BYLAWS

     The Bylaws of the Company provide that the Company will indemnify and hold harmless any director or officer of the Company to the fullest extent permitted by applicable law, as in effect as of the date of the adoption of the Bylaws or to such greater extent as applicable law may thereafter permit, from and against all losses, liabilities, claims, damages, judgments, penalties, fines, amounts paid in settlement and expenses (including attorneys' fees) whatsoever arising out of any event or occurrence related to the fact that such person is or was a director or officer of the Company and further provide that the Company may, but is not required to, indemnify and hold harmless any employee or agent of the Company or a director, officer, employee or agent of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise who is or was serving in such capacity at the written request of the Company; provided, however, that the Company is only required to indemnify persons serving as directors, officers, employees or agents of the Company for the expenses incurred in a proceeding if such person is a party to and is successful, on the merits or otherwise, in such proceeding, or if unsuccessful in the proceeding, but successful as to a matter in such proceeding, the expenses attributable to such matter and provided further that the Company may, but is not required to, indemnify such persons who are serving as a director, officer, employee or agent of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise at the written request of the Company for the expenses incurred in a proceeding if such person is a party to and is successful, on the merits or otherwise, in such proceeding. The Bylaws further provide that, in the event of any threatened, or pending action, suit or proceeding in which any of the persons referred to above is a party or is involved and that may give rise to a right of indemnification under the Bylaws, following written request by such person, the Company will promptly pay to such person amounts to cover expenses reasonably incurred by such person in such proceeding in advance of its final disposition upon the receipt by the Company of (i) a written undertaking executed by or on behalf of such person providing that such person will repay the advance if it is ultimately determined that such person is not entitled to be indemnified by the Company as provided in the Bylaws and (ii) satisfactory evidence as to the amount of such expenses.

  INDEMNIFICATION AGREEMENTS

     The Company has entered into Indemnification Agreements with each of its directors and executive officers. The Indemnification Agreements generally are to the same effect as the Bylaw provisions described above.

  UNDERWRITING AGREEMENT

     The Underwriting Agreement provides for the indemnification of the directors and officers of the Company in certain circumstances.

  INSURANCE

     The Company intends to maintain liability insurance for the benefit of its directors and officers.

ITEM 15.  RECENT SALES OF UNREGISTERED SECURITIES.

     The following information relates to securities of the Company issued or sold within the past three years which were not registered under the Securities
Act:

     On November 8, 1995, the Company issued 375, 375 and 250 shares of Common Stock to C. Clifford Wright, William P. McCaughey and Howard S. Hoover, Jr., respectively, the founders of the Company, for $1.00 per share. Such issuances were exempt from the registration requirements of the Securities Act by virtue of Section 4(2) thereof as transactions not involving any public offering. As a result of subsequent stock splits, the 1,000 shares originally issued will total 422,483 shares as of the closing of this Offering. These splits were exempt from the registration requirements of the Securities Act because they did not involve a "sale," as defined in Section 2(3) of the Securities Act.

                                      II-3

     On March 19, 1996, the Company issued to Equus II Incorporated ("Equus
II") a convertible note, a portion of which will convert into 844,965 shares of Common Stock on the closing of the Offering being made by this Registration Statement (this "Offering") and a warrant to purchase 100,000 shares of Common Stock at the initial public offering price in this Offering. The issuance of the note was exempt from the registration requirements of the Securities Act under
Section 4(2) thereof as not involving a public offering and the conversion thereof will be exempt from those requirements pursuant to Section 3(a)(9) thereof. The issuance of the warrant was exempt from the registration requirements of the Securities Act under Section 4(2) thereof as not involving a public offering.

     On July 22, 1996, the Company issued a $1.0 million principal amount promissory note to Equus II to evidence additional borrowings by the Company from Equus II of up to that amount prior to the closing of the Offering. The issuance of the note was exempt from the registration requirements of the Securities Act under Section 4(2) thereof as not involving a public offering.

     In connection with the acquisition of Enterprises Holding Company
("EHC"), the Company will issue to NationsBank of Texas, N.A.
("NationsBank") a warrant to purchase shares of Common Stock having a value of $125,000 on the closing date of this Offering at a purchase price of $.01 per share. This warrant will be issued in exchange for a warrant issued on March 19, 1996 by EHC, and its issuance will be exempt from the registration requirements of the Securities Act under Section 4(2) thereof as not involving a public offering.

     Simultaneously with the completion of this Offering, the Company will issue 2,982,204 shares of Common Stock in connection with the acquisition of the Founding Companies (based on an assumed initial public offering price of $15 per share, the midpoint of the estimated public offering price range). Such issuances will be exempt from the registration requirements of the Securities Act by virtue of Section 4(2) thereof as transactions not involving any public offering.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

     (a)  Exhibits.


        EXHIBIT
         NUMBER                      DESCRIPTION
          *1.1       -- Form of Underwriting Agreement.
          *2.1       -- Agreement and Plan of Reorganization
                        dated as of June 13, 1996 by and
                        among the Company, ARS Climatic Inc.,
                        Climatic Corporation of Vero Beach
                        and the stockholders named therein.
          *2.2       -- Agreement and Plan of Reorganization
                        dated as of June 13, 1996 by and
                        among the Company, ARS FHAC Inc.,
                        Florida Heating and Air Conditioning,
                        Inc. and the stockholders named
                        therein.
          *2.3       -- Agreement and Plan of Reorganization
                        dated as of June 13, 1996 by and
                        among the Company, ARS Atlas Inc.,
                        Atlas Services, Inc. and the
                        stockholders named therein.
          *2.4       -- Agreement and Plan of Reorganization
                        dated as of June 13, 1996 by and
                        among the Company, ARS DIAL Inc.,
                        DIAL ONE Meridian and Hoosier, Inc.
                        and the stockholders named therein.
          *2.5       -- Agreement and Plan of Reorganization
                        dated as of June 13, 1996 by and
                        among the Company, ARS Bullseye Inc.,
                        Bullseye Air Conditioning, Inc. and
                        the stockholders named therein.
          *2.6       -- Agreement and Plan of Reorganization
                        dated as of June 13, 1996 by and
                        among the Company, ARS Duct Inc.,
                        Florida Heating and Air Conditioning
                        Duct, Inc. and the stockholders named
                        therein.
          *2.7       -- Agreement and Plan of Reorganization
                        dated as of June 13, 1996 by and
                        among the Company, ARS Services Inc.,
                        Florida Heating and Air Conditioning
                        Service, Inc. and the stockholders
                        named therein.

                                      II-4

          *2.8       -- Agreement and Plan of Reorganization
                        dated as of June 13, 1996 by and
                        among the Company, ARS General Inc.,
                        General Heating Engineering Company,
                        Inc. and the stockholders named
                        therein.
          *2.9       -- Agreement and Plan of Reorganization
                        dated as of June 13, 1996 by and
                        among the Company, ARS Acquisition
                        Inc., Enterprises Holding Company and
                        the stockholders named therein.
          *2.10      -- Form of Uniform Provisions for the
                        Acquisition of Founding Companies.
          *3.1       -- Restated Certificate of Incorporation
                        of the Company.
          *3.2       -- Bylaws of the Company.
          *3.3       -- Certificate of Designations of Series
                        A Junior Participating Preferred
                        Stock.
          *4.1       -- Form of Certificate representing
                        Common Stock.
          *4.2       -- Form of Rights Agreement of the
                        Company, including form of Rights
                        Certificate as Exhibit B thereto.
          *4.3       -- Form of Registration Rights Agreement
                        among the Company and the
                        stockholders listed on the signature
                        pages thereto.
          *4.4       -- Stock Registration Agreement dated as
                        of March 6, 1996 between American
                        Residential Services, Inc. and Equus
                        II Incorporated.
          *4.5       -- Stock Piggyback Registration
                        Agreement dated as of March 19, 1996
                        between Enterprises Holding Company
                        and NationsBank of Texas, N.A.
          `4.6       -- Revolving Loan Agreement dated
                        September 17, 1996 among the Company
                        and NationsBank of Texas, N.A. and
                        the other parties designated therein.
          `4.7-- Convertible Promissory Note dated as of March 6, 1996 issued by the Company to Equus II Incorporated.
          `4.8-- Promissory Note dated as of July 22, 1996 issued by the Company to Equus II Incorporated.
                        The Company and certain of its
                        subsidiaries are parties to certain
                        debt instruments under which the
                        total amount of securities authorized
                        does not exceed 10% of the total
                        assets of the Company and its
                        subsidiaries on a consolidated basis.
                        Pursuant to paragraph 4(iii)(A) of
                        Item 601(b) of Regulation S-K, the
                        Company agrees to furnish a copy of
                        such instruments to the Commission
                        upon request.
          *5.1       -- Opinion of Baker & Botts, L.L.P.
         *10.1       -- American Residential Services, Inc.
                        1996 Incentive Plan.
         *10.2       -- Employment Agreement dated as of
                        November 1, 1995 between the Company
                        and Howard S. Hoover, Jr., as
                        amended.
         *10.3       -- Employment Agreement dated as of
                        November 1, 1995 between the Company
                        and C. Clifford Wright, Jr., as
                        amended.
         *10.4       -- Employment Agreement dated as of
                        November 1, 1995 between the Company
                        and William P. McCaughey, as amended.
         *10.5       -- Employment Agreement dated as of
                        March 6, 1996 between the Company and
                        John D. Held, as amended.
         *10.6       -- Employment Agreement dated as of
                        March 6, 1996 between the Company and
                        A. Jefferson Walker, III.
         *10.7       -- Employment Agreement dated as of
                        April 15, 1996 between the Company
                        and Michael Mamaux.
         *10.8       -- Employment Agreement dated as of June
                        13, 1996 between the Company and
                        Elliot Sokolow.
         *10.9       -- Employment Agreement dated as of June
                        13, 1996 between the Company and
                        Howard W. Hauser.
         *10.10      -- Employment Agreement dated as of June
                        13, 1996 between the Company and
                        Gorden H. Timmons.

                                      II-5

         *10.11      -- Employment Agreement dated as of June
                        13, 1996 between the Company and Gary
                        Daymon.
         *10.12      -- Employment Agreement dated as of June
                        13, 1996 between the Company and
                        Frank N. Menditch.
         *10.13      -- Employment Agreement dated as of June
                        13, 1996 between the Company and
                        Howard C. Menditch.
         *10.14      -- Employment Agreement dated as of June
                        13, 1996 between the Company and
                        Bruce L. Menditch.
         *10.15      -- Form of Indemnification Agreement
                        between the Company and each of its
                        directors and officers.
         *10.16      -- Executive Supplemental Disability
                        Plan of American Residential
                        Services, Inc.
         *10.17      -- Executive Supplemental Life Insurance
                        Plan of American Residential
                        Services, Inc.
         *10.18      -- American Residential Services, Inc.
                        Deferred Compensation Plan.
         `23.1       -- Consent of Arthur Andersen LLP.
         *23.2       -- Consent of Baker & Botts, L.L.P.
                        (contained in Exhibit 5.1)
         *23.3       -- Consent of Gorden H. Timmons, as a
                        nominee for directorship.
         *23.4       -- Consent of Elliot Sokolow, as a
                        nominee for directorship.
         *23.5       -- Consent of Nolan Lehmann, as a
                        nominee for directorship.
         *23.6       -- Consent of Randall B. Hale, as a
                        nominee for directorship.
         *23.7       -- Consent of Robert J. Cruikshank, as a
                        nominee for directorship.
         *23.8       -- Consent of Don D. Sykora, as a
                        nominee for directorship.
         *23.9       -- Consent of Frank N. Menditch, as a
                        nominee for directorship.
         *23.10      -- Consent of Thomas Amonett, as a
                        nominee for directorship.
         *24.1       -- Power of Attorney.
         *27.1       -- Financial Data Schedule.

- ------------

 * Previously filed.

 ` Filed herewith.

     (b)  Financial Statement Schedules.

     All schedules are omitted because they are not applicable or because the required information is contained in the Financial Statements or Notes thereto.

ITEM 17.  UNDERTAKINGS.

     The undersigned registrant hereby undertakes to provide to the Underwriters, at the closing specified in the Purchase Agreement, certificates representing the shares of Common Stock offered hereby in such denominations and registered in such names as required by the Underwriters to permit prompt delivery to each purchaser.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                      II-6

     The undersigned registrant hereby undertakes that:

          (1) For the purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as a part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

          (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                      II-7

                                   SIGNATURES

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT HAS DULY CAUSED THIS AMENDMENT TO THE REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF HOUSTON, STATE OF TEXAS, ON SEPTEMBER 18, 1996.

                                           AMERICAN RESIDENTIAL SERVICES, INC.
                                             By: /s/ C. CLIFFORD WRIGHT, JR.
                                                     C. CLIFFORD WRIGHT, JR.
                                                PRESIDENT AND CHIEF EXECUTIVE
                                                         OFFICER

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS AMENDMENT TO THE REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.


                                                                 CAPACITY IN
                    SIGNATURES                                   WHICH SIGNED                     DATE
- ---------------------------------------------------  ------------------------------------  -------------------
     /s/C. CLIFFORD WRIGHT, JR.               President, Chief Executive             September 18, 1996
       C. CLIFFORD WRIGHT, JR.                Officer, and Director
                                              (Principal Executive Officer and
                                              Principal Financial Officer)
      /s/HOWARD S. HOOVER, JR.                Chairman of the Board                  September 18, 1996
        HOWARD S. HOOVER, JR.
          /s/MICHAEL MAMAUX                   Controller                             September 18, 1996
           MICHAEL MAMAUX                     (Principal Accounting Officer)
       /s/WILLIAM P. MCCAUGHEY                Executive Vice President               September 18, 1996
        WILLIAM P. MCCAUGHEY                  and Director

                                      II-8